SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 4)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                           GREG MANNING AUCTIONS, INC.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required
|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      Common Stock of Greg Manning Auctions, Inc.

(2)   Aggregate number of securities to which transaction applies:

      13,000,000

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      The amount on which the filing fee is calculated is based on a price per share of $2.03, the average of the high and low prices of Greg Manning Auctions, Inc. common stock reported on the NASDAQ National Market on February 10, 2003.

(4)   Proposed maximum aggregate value of transaction:

      $26,390,000

(5)   Total fee paid:

      $5,278 (one-50th of one percent of $26,390,000).

|X|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid: __________________________________________________

(2)   Form, Schedule or Registration Statement No.:_____________________________

(3)   Filing Party:_____________________________________________________________

(4)   Date Filed:_______________________________________________________________

                                  [insert logo]

                           GREG MANNING AUCTIONS, INC.

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                               Phone 973-882-0004
                                Fax 973-882-3499
                               www.gregmanning.com

July __, 2003

To Our Stockholders:

      You are cordially invited to attend a special meeting of stockholders of Greg Manning Auctions, Inc., which will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on __________, __________, 2003,
at 10:00 AM Eastern Standard Time.

      The notice of special meeting and proxy statement covering the formal business to be conducted at the special meeting follow this letter.

      We hope that you will attend the special meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

                                           Sincerely,


                                           [insert signature]
                                           MARTHA HUSICK
                                           Secretary

                           GREG MANNING AUCTIONS, INC.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                               Phone 973-882-0004
                                Fax 973-882-3499
                               www.gregmanning.com

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To Be Held On __________, 2003

================================================================================

TO THE STOCKHOLDERS OF
GREG MANNING AUCTIONS, INC.:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Greg Manning Auctions, Inc., a Delaware corporation ("GMAI"), will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on __________, __________, 2003, at 10:00 A.M. Eastern Standard Time, to vote on the following proposals recommended by the board of directors of GMAI:

      (1) To approve the issuance of 3,729,226 shares of GMAI common stock to Auctentia, S.L., a Spanish limited liability company ("Auctentia"), to complete the acquisition of all of Auctentia's equity interests in seven of its European-based operating subsidiaries which are engaged in the business of providing intermediation for high-level collectors, with auctions and sales in primarily philatelic assets, pursuant to the share purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (2) To approve the issuance of 6,444,318 shares of GMAI common stock to Auctentia to complete the acquisition of a subsidiary of Auctentia whose sole assets consist of an inventory of certain philatelic and art assets pursuant to the inventory purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (3) To approve the issuance of 2,826,456 shares of GMAI common stock, to Auctentia for a purchase price of $5,000,000 pursuant to the subscription agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (4) To approve an amendment to GMAI's 1997 Stock Incentive Plan (the "1997 plan") to increase from 3,500,000 to 5,000,000 the total number of shares that GMAI may issue under the 1997 plan; and

      (5) To transact such other business as may be properly brought before the special meeting and at any adjournment or postponement thereof.

      The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement, $18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of GMAI shares to be issued under each of the transactions is fixed, the actual value of the GMAI shares to be issued will not be known until the closing date.

      Auctentia and its affiliates currently beneficially own approximately 43% of GMAI's outstanding common stock. If all of the share issuance proposals are approved by GMAI's stockholders and all of the transactions are consummated, Auctentia will directly or indirectly beneficially own approximately 72% of the outstanding shares of GMAI common stock. Messrs. de Figueiredo and Perez, directors of GMAI, are affiliates of Auctentia. Mr. de

Figueiredo is a principal shareholder of Auctentia's parent company, Afinsa Bienes Tangibles, S.A., a director of Auctentia and a director of GMAI. Mr. Perez is the chairman of the board of Auctentia and GMAI.

      In addition to the accompanying proxy statement and proxy card for the special meeting, a copy of GMAI's Annual Report on Form 10-K for its fiscal year ended June 30, 2002 has been included with the proxy materials. GMAI's Quarterly Report on Form 10-Q for the period ended March 31, 2003 has also been included with the proxy materials as Appendix J.

      Only stockholders of record at the close of business on July __, 2003, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the reply envelope provided, which requires no postage if mailed in the United States. Stockholders attending the special meeting may vote in person even if they have returned a proxy card. By promptly returning your proxy card, you will greatly assist us in preparing for the special meeting.

                                         By order of the Board of Directors


                                         [insert signature]
                                         MARTHA HUSICK
                                         Secretary

West Caldwell, New Jersey
July __, 2003

See "RISK FACTORS" beginning on page 9 of the proxy statement for a discussion of certain matters which should be considered by GMAI's stockholders with respect to the proposals to be considered at the special meeting.

The board of directors of GMAI unanimously recommends that you vote "FOR" each of the proposals. Your support is appreciated.

                           GREG MANNING AUCTIONS, INC.
                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                         To be held on __________, 2003

      Commencing on or about July __, 2003, this proxy statement, including appendices A through J, the enclosed form of proxy card and a copy of GMAI's Annual Report on Form 10-K for its fiscal year ended June 30, 2002, are being mailed to stockholders of Greg Manning Auctions, Inc., a Delaware corporation ("GMAI" or the "Company"), in connection with the GMAI board of directors' solicitation of proxies for use at the special meeting of GMAI stockholders and at any adjournment or postponement thereof. The special meeting is being held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004 on __________, __________, 2003, at 10:00 A.M. Eastern Standard Time, for the
purposes described in this proxy statement.

      During the ten days prior to the special meeting, a list of stockholders entitled to vote at the special meeting will be available for examination by stockholders at GMAI's principal executive offices located at 775 Passaic Avenue, West Caldwell, New Jersey 07006, during ordinary business hours. A stockholder list will also be available for examination at the special meeting.

      If you are unable to attend the special meeting, you may vote by proxy on any matter to come before the meeting. The board of directors is soliciting your proxy in this proxy statement. Any proxy given pursuant to this solicitation and received in time for the special meeting will be voted as specified on the proxy card. If no instructions are given, proxies will be voted:

      (1) To approve the issuance of 3,729,226 shares of GMAI common stock to Auctentia, S.L., a Spanish limited liability company ("Auctentia"), to complete the acquisition of all of Auctentia's equity interests in seven of its European-based operating subsidiaries which are engaged in the business of providing intermediation for high-level collectors, with auctions and sales in primarily philatelic assets, pursuant to the share purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (2) To approve the issuance of 6,444,318 shares of GMAI common stock to Auctentia to complete the acquisition of a subsidiary of Auctentia whose sole assets consist of an inventory of certain philatelic and art assets pursuant to the inventory purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (3) To approve the issuance of 2,826,456 shares of GMAI common stock to Auctentia for a purchase price of $5,000,000 pursuant to the subscription agreement dated January 23, 2003 by and between GMAI and Auctentia;

      (4) To approve an amendment to GMAI's 1997 Stock Incentive Plan (the "1997 plan") to increase from 3,500,000 to 5,000,000 the total number of shares that GMAI may issue under the 1997 plan; and

      (5) In the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the special meeting and at any adjournment or postponement thereof.

      The share purchase agreement, the inventory purchase agreement and the subscription agreement are sometimes referred to collectively as the transaction agreements. The transactions contemplated by each of the transaction agreements are sometimes referred to collectively as the transactions.

      The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement,

$18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of GMAI shares to be issued under each of the transactions is fixed, the actual value of the GMAI shares to be issued will not be known until the closing date.

      Auctentia and its affiliates currently beneficially own approximately 43% of GMAI's outstanding common stock. If all of the share issuance proposals are approved by GMAI's stockholders and all of the transactions are consummated, Auctentia will directly or indirectly beneficially own approximately 72% of the outstanding shares of GMAI common stock. Messrs. de Figueiredo and Perez, directors of GMAI, are affiliates of Auctentia. Mr. de Figueiredo is the president, chairman of the board and a principal shareholder of Auctentia's parent company, Afinsa Bienes Tangibles, S.A. ("Afinsa"), a director of Auctentia and a director of GMAI. Mr. Perez is the chairman of the board of Auctentia and GMAI.

      Stockholders will not be voting to approve or adopt the share purchase agreement, the inventory purchase agreement or the subscription agreement. Rather, stockholders will be voting to approve the issuances of shares of GMAI common stock which are necessary to complete the transactions under each of these agreements. None of these transactions can be consummated without the requisite stockholder approval, but the closing of each transaction is not conditioned on the closing of any of the other transactions. The transaction agreements provide for the issuance of 13,000,000 shares of GMAI common stock in the aggregate.

      The holders of a majority of the outstanding shares of GMAI common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the special meeting but which have not been voted for a specific proposal) are included in determining the presence or absence of a quorum.

      With respect to each proposal, the affirmative vote of the holders of a majority of the shares of common stock voting on such proposal is required to pass each of the proposals. In all cases, abstentions and broker non-votes will be included in determining the number of votes cast and will have the effect of a negative vote.

      Attendance in person at the special meeting will not by itself revoke a proxy, but any stockholder who does attend the special meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to GMAI's corporate secretary at GMAI's principal executive offices.

      Only stockholders of record at the close of business on July __, 2003 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on July ___, 2003, there were [12,948,522] shares of GMAI common stock outstanding. Each share of common stock entitles the record holder to one vote on all matters properly brought before the special meeting and any adjournment or postponement thereof, with no cumulative voting.

      On May 21, 2003, executive officers and directors of GMAI and their affiliates beneficially owned, in the aggregate, approximately 60% of the outstanding common stock of GMAI, including the approximately 43% of the outstanding common stock of GMAI beneficially owned by Auctentia and its affiliates. Messrs. de Figueiredo and Perez, directors of GMAI, are affiliates of Auctentia. Mr. de Figueiredo is a principal shareholder of Afinsa, a director of Auctentia and a director of GMAI, and Mr. Perez is the chairman of the board of directors of Auctentia and GMAI. Pursuant to each of the share purchase agreement, inventory purchase agreement and subscription agreement, Auctentia has agreed to vote its shares in favor of the issuance of shares contemplated by the transaction agreements. In addition, certain executive officers and directors of GMAI have agreed to vote in the manner recommended by the board of directors with respect to the share issuances. The holders of approximately 60% of the outstanding common stock of GMAI have agreed to vote in favor of the proposed transactions and, therefore, approval by the stockholders of the share issuances is assured.

      This proxy statement is dated July ___, 2003 and is being first mailed to GMAI's stockholders on or about July ___, 2003.

                               TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING................................1

SUMMARY TERM SHEET.............................................................4

     The Companies Involved in the Transactions................................4
     The Special Meeting ......................................................4
     The Share Purchase Agreement .............................................5
     The Fairness Opinion .....................................................5
     The Inventory Purchase Agreement .........................................6
     The Subscription Agreement ...............................................6
     Registration Rights Agreement ............................................6
     The Voting Agreement .....................................................6
     Appraisal Rights..........................................................7
     Regulatory Approval.......................................................7
     Interest of Certain Directors in the Transactions ........................7
     Amendment to the 1997 Plan ...............................................7
     Required Vote for Approval ...............................................7
     Recommendation of the GMAI Board of Directors ............................8

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT.............................9

RISK FACTORS..................................................................10

     Risks Relating to the Transactions.......................................10
     Risks relating to GMAI...................................................12
     Risks Relating to the Auctentia Subsidiaries.............................15

INFORMATION CONCERNING THE SPECIAL MEETING....................................16

     Date, Time and Place of the Special Meeting..............................16
     Purposes of the Special Meeting..........................................16
     Voting Rights of Stockholders............................................16
     Required Vote for Approval...............................................17
     Quorum, Abstentions, Broker "Non-Votes"..................................17
     Revocability of Proxies..................................................17
     Solicitation of Proxies..................................................17

THE PROPOSED TRANSACTIONS.....................................................18

     Background of the Transactions...........................................18
     Recommendation of the GMAI Board of Directors............................24
     Financial Advisor's Opinion..............................................27
     Interest of Certain Directors in the Transactions........................31

Material United States Federal Income Tax Consequences of the
     Transactions to GMAI and its Stockholders................................31

THE SHARE PURCHASE AGREEMENT..................................................32

     General..................................................................32
     Fairness Opinion.........................................................32
     The Auctentia Subsidiaries...............................................33
     Representations and Warranties...........................................36
     Covenants................................................................37
     Indemnification..........................................................37

     Vote Required for Approval of Share Issuance.............................38
     Closing of the Transactions Contemplated by the
        Share Purchase Agreement..............................................38

THE INVENTORY PURCHASE AGREEMENT..............................................38

     General..................................................................38
     Representations and Warranties...........................................39
     Covenants................................................................40
     Indemnification..........................................................40
     Vote Required for Approval of Share Issuance.............................41
     Appraisal................................................................41
     Closing of the Transactions Contemplated by the Inventory
        Purchase Agreement....................................................41

THE SUBSCRIPTION AGREEMENT....................................................41

     General..................................................................41
     Representations and Warranties...........................................42
     Covenants................................................................42
     Indemnification..........................................................42
     Vote Required for Approval of Share Issuance.............................43
     Closing of the Transactions Contemplated by the
        Subscription Agreement................................................43
     Use of Proceeds..........................................................43

THE VOTING AGREEMENT..........................................................43

THE REGISTRATION RIGHTS AGREEMENT.............................................43

SELECTED PRO FORMA FINANCIAL DATA OF GMAI AND THE
     AUCTENTIA SUBSIDIARIES...................................................45

SELECTED HISTORICAL FINANCIAL INFORMATION OF GMAI.............................51

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS OF GMAI............................................53

     Overview.................................................................53
     General..................................................................53
     Results of Operations....................................................54
     Nine months ended March 31, 2003 compared to nine months
        ended March 31, 2002..................................................55
     Fiscal year ended June 30, 2002 compared to fiscal year
        ended June 30, 2001...................................................56
     Fiscal year ended June 30, 2001 compared to fiscal year
        ended June 30, 2000...................................................57
     European Monetary Union..................................................58
     Liquidity and Capital Resources..........................................59
     Inflation................................................................62
     Critical Accounting Policies.............................................62

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS OF AUCTENTIA SUBSIDIARIES..........................66

     Overview.................................................................66
     General..................................................................66
     Results of Operations....................................................69
     Three months ended March 31, 2003 and 2002...............................69
     Nine months ended March 31, 2003 compared to nine months
        ended March 31, 2002..................................................71
     Twelve Months ended June 30, 2002 (Dollars in thousands
        except as noted)......................................................72
     Liquidity and Capital Resources..........................................72
     Inflation................................................................73
     Critical Accounting Policies.............................................73

AMENDMENT TO THE 1997 PLAN....................................................75

     General..................................................................75
     Amendment to Increase the Number of Shares Available for Issuance
        by 1,500,000 to an Aggregate of 5,000,000.............................75
     Grant Information........................................................76
     Vote Required for Amendment to the 1997 Plan.............................76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................77

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................78

     Security Ownership of Certain Beneficial Owners..........................79
     Security Ownership of Certain Beneficial Owners and Management...........79

EXECUTIVE COMPENSATION........................................................81

     Summary Compensation Table...............................................81
     Option Grants Table for Fiscal 2002......................................82
     Aggregated Option Exercise in Last Fiscal Year and Fiscal
        Year-End Option Values................................................83
     Equity Compensation Plan Information.....................................84
     Compensation of Directors................................................84
     Employment Agreements and Insurance......................................84

STOCKHOLDER PROPOSALS.........................................................85

WHERE YOU CAN FIND MORE INFORMATION...........................................85

OTHER BUSINESS................................................................85

INDEX TO FINANCIAL STATEMENTS................................................F-1

APPENDICES (included with proxy statement)

Appendix A--Share Purchase Agreement

Appendix B--Inventory Purchase Agreement

Appendix C--Subscription Agreement

Appendix D--Voting Agreement

Appendix E--Registration Rights Agreement

Appendix F--Purchasing Agent Agreement

Appendix G--Wharton Valuation Associates Fairness Opinion

Appendix H--Appraisal of Stamp Inventory by Scrivener's

Appendix I--Appraisal of Art Inventory by Scrivener's

Appendix J--GMAI Form 10-Q for the Period Ended March 31, 2003

                   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                           GREG MANNING AUCTIONS, INC.
                           TO BE HELD __________, 2003

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q: Why is GMAI proposing to issue shares of its common stock to Auctentia pursuant to the share purchase agreement and the inventory purchase agreement?

A: We have agreed to issue to Auctentia shares of our common stock pursuant to the share purchase agreement and the inventory purchase agreement in exchange for our acquisition of Auctentia's interest in a group of European-based auction companies and Auctentia's interest in one of its subsidiaries whose sole assets consist of an inventory of philatelic and art assets. The purpose of both of these acquisitions is to allow us to establish an international and global presence in the philatelic auction market. In addition, the Company believes that, through the acquisition of the Auctentia subsidiaries and the resulting entry into and presence in Europe, the Company's overall purchasing power will increase.

Q: Why is GMAI proposing to issue shares of its common stock to Auctentia pursuant to the subscription agreement?

A: We have agreed to issue to Auctentia shares of our common stock pursuant to the subscription agreement for a purchase price of $5,000,000. The proceeds received by GMAI pursuant to the subscription agreement will be used to purchase inventory, to fund auction advances and for other working capital purposes.

Q: What will happen if each of these transactions is approved?

A: If each of these transactions is approved, we will issue to Auctentia an aggregate of 13,000,000 shares of our common stock. Auctentia and its affiliates currently beneficially own approximately 43% of GMAI's outstanding common stock. Upon the closing of these transactions, Auctentia, its subsidiaries and affiliates, will hold an aggregate of 18,679,099 shares of our common stock which will represent approximately 72% of the issued and outstanding shares of our common stock after the closing. As a result of its 72% ownership position, Auctentia and its affiliates will be able to control the board of directors and the affairs of GMAI following the closing of these transactions.

Q: What is the consideration for the transactions?

A: In structuring the transactions, GMAI has agreed to issue an aggregate of 13,000,000 shares to Auctentia if all of the transactions are completed -- 3,729,226 shares in the stock purchase transaction, 6,444,318 shares in the inventory purchase transaction and 2,826,456 shares in the subscription transaction. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement, $18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of shares to be issued is fixed, you will not know the value of the GMAI shares to be issued at the time of the closing of the transactions when you return your proxy or otherwise vote on the proposals. Assuming approval of the transactions at the special meeting, GMAI intends to close the transactions as promptly as practicable after the meeting. The price of our common stock at the time of the closing of the transactions may vary from its price at the date of this proxy statement and at the date of the special meeting. Therefore, in the transactions, the shares that we issue may have a greater value than the value of the same number of shares on the date of this proxy statement or the date of the special meeting. Variations in the price of our common stock before the completion of the transactions may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the time thereof, general market and economic conditions and other factors. In addition, the stock market generally has experienced significant price and volume fluctuations. These markets fluctuations could have a material effect on the market price of our common stock before the transactions are contemplated, and therefore could materially increase the value that we will transfer to Auctentia in the transactions.

Q: Does the fairness opinion obtained by GMAI from its financial advisor reflect changes in circumstances that occur after the date the opinion was delivered?

A: In connection with GMAI's evaluation of the transactions contemplated by the share purchase agreement, Wharton Valuation Associates, GMAI's financial advisor, delivered an opinion to GMAI on January 2, 2003 that as of that date the transactions contemplated by the share purchase agreement were fair to GMAI stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view. The fairness opinion relates only to the fairness of the transactions contemplated by the share purchase agreement as of January 2, 2003 and does not take into account recent increases in the market price of GMAI common stock. On January 2, 2003, the closing trading price of GMAI's common stock on the NASDAQ National Market was $1.47 per share. On August 1, 2003, the most recent trading day prior to the date of this proxy statement, the closing trading price of GMAI's common stock on the NASDAQ National Market was $2.89 per share. Based on this price, the value of the GMAI common stock that Auctentia would receive under the share purchase agreement would be $10,777,463.14. In addition, changes in the operations and prospects of GMAI or the Auctentia subsidiaries, general market and economic conditions and other factors which are beyond the control of GMAI, Auctentia, the Auctentia subsidiaries or Wharton and on which the opinion of Wharton is based may alter the value of GMAI or the Auctentia subsidiaries or the trading price of GMAI's common stock at the time the share purchase transaction is completed. As a result of the foregoing, GMAI stockholders should be aware that the opinion of Wharton does not address the fairness of the share purchase consideration at the time the share purchase transaction is completed. The GMAI board of directors met and determined not to request an updated fairness opinion.

Q: Why is GMAI proposing to increase the options available for issuance under its 1997 plan?

A. We believe that in light of GMAI's continuing expansion, including with respect to the transactions described in this proxy statement, and its need to continue to attract and retain talented employees, GMAI, will in the next few years, need to grant options to purchase a greater number of shares than the 615,000 shares currently available for future grants under the 1997 plan.

Q: What should I do now?

A: After carefully reading and considering the information contained in this proxy statement, including the appendices and any other enclosed documents, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposals presented at the meeting.

Q: What does the GMAI board of directors recommend?

A: The members of the GMAI board of directors (other than Messrs. de Figueiredo and Perez who abstained) have unanimously approved each of the proposed issuances of shares of our common stock to Auctentia. The GMAI board of directors has unanimously approved the amendment to the 1997 plan. The board of directors unanimously recommends that you vote "FOR" each of the proposals contained in this proxy statement.

Q: What stockholder approval is required? Must all the proposals be approved for the transactions to be consummated?

A: The affirmative vote of holders of a majority of the shares voting on a particular proposal is required to approve that proposal. Executive officers and directors of GMAI and their affiliates, beneficially owning in the aggregate approximately 60% of the outstanding common stock of GMAI (including the shares of GMAI common stock beneficially owned by Auctentia and its affiliates), have agreed to vote in favor of each of the first three proposals, relating to the issuance of stock to Auctentia, and have indicated that they intend to vote in favor of the fourth proposal, relating to the amendment to the 1997 plan. None of the transactions nor any of the share issuance proposals related to the transactions is cross-conditioned, which means that the closing of each transaction is not conditioned on the closing of any of the other transactions.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker, your shares will not be voted.

Q: Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares in your own name, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of GMAI at 775 Passaic Avenue, West Caldwell, New Jersey 07006 prior to the special meeting. Third, you can attend the special meeting and vote in person. If you hold your shares in "street name," you should follow the directions provided by your broker regarding how to change your vote.

Q: When do you expect each transaction to be completed?

A: We expect each transaction to be completed on or before July __, 2003.

Q: Who can help answer my questions?

A: If you have any questions about any of the transactions or if you need additional copies of this proxy statement or the enclosed proxy card, you should write or call our Investor Relations Office at 775 Passaic Avenue, West Caldwell, New Jersey 07006, (973)-882-0004, attention: Mr. Larry Crawford.

                               SUMMARY TERM SHEET

      This summary term sheet, together with the previous question and answer section, highlights selected information from this proxy statement. To better understand the transactions and for a more complete description of the legal terms of the transactions, you should read carefully this entire proxy statement and the documents attached to or enclosed with this proxy statement. See "Where You Can Find More Information." We have included page references directing you to a more complete description of each item presented in this summary.

                   The Companies Involved in the Transactions

      The name, address and phone number of the principal executive offices of the parties to each of the share purchase agreement, the inventory purchase agreement and the subscription agreement, as well as a description of each party's business, is as follows:

Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, New Jersey 07006
U.S.A.
973-882-0004

      Greg Manning Auctions, Inc. ("GMAI"), formed in and operating since 1981, is a multi-category business-to-business and business-to-consumer collectibles auctioneer and merchant. GMAI combines traditional and electronic (internet, interactive telephone, and live with simulcast internet) capabilities to sell coins, stamps, sports trading cards and memorabilia, and affordable fine art. GMAI's offerings and distribution channels span the entire price range from low-end to ultra-high end. GMAI's businesses include wholesale and retail sales, and it possesses a branded presence in all major sales channels both in the traditional and the electronic commerce worlds. On the Internet, GMAI offers products through two owned web sites, www.teletrade.com and www.gregmanning.com, and on branded pages on other persons' web sites. In addition, GMAI and its subsidiaries own and use the following additional material domain names in their business: ivymader.com, sportscard.com, coins.com and spectrumnumismatics.com. GMAI generates income through the resale of goods purchased directly by GMAI and from sellers and buyers through auctions of consigned goods.

Auctentia, S.L.
Joaquin Maria Lopez
8 bis 28015
Madrid
Spain
011-34-91-535-76-80

      Auctentia, S.L. ("Auctentia") is a wholly-owned subsidiary of Afinsa Bienes Tangibles, S.A., a holding company specializing in the management of businesses that are experts in the tangible goods market. Afinsa's non-investment collectibles businesses are primarily operated through Auctentia. Auctentia provides, through itself and its subsidiaries, intermediation for high-level collectors, with auctions and sales in primarily philatelic assets.

      Auctentia and its affiliates currently beneficially own approximately 43% of GMAI's outstanding common stock. If all of the proposals are approved by GMAI's stockholders and all of the transactions are consummated, Auctentia will directly or indirectly own approximately 72% of the outstanding shares of GMAI common stock.

                        The Special Meeting (see page 15)

      The special meeting will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on __________, _________, 2003, at 10:00
AM Eastern Standard Time.

      At the special meeting, you will be asked to:

o approve the issuance of 3,729,226 shares of our common stock to Auctentia to complete the acquisition of certain operating subsidiaries of Auctentia pursuant to the share purchase agreement;

o approve the issuance of 6,444,318 shares of our common stock to Auctentia to complete the acquisition of one of its subsidiaries whose sole assets consist of an inventory of certain philatelic and art assets pursuant to the inventory purchase agreement;

o approve the issuance of 2,826,456 shares of our common stock to Auctentia for a purchase price of $5,000,000 pursuant to the subscription agreement; and

o approve an amendment to the 1997 plan, as amended, to increase from 3,500,000 to 5,000,000 the total number of shares that GMAI may issue under the 1997 plan.

      The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement, $18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of GMAI shares to be issued under each of the transactions is fixed, the actual value of the GMAI shares to be issued will not be known until the closing date.

                   The Share Purchase Agreement (see page 31)

      Pursuant to the share purchase agreement, we will issue to Auctentia 3,729,226 shares of our common stock in exchange for all of Auctentia's equity interests in seven of its European-based operating subsidiaries. These entities are engaged in the business of providing intermediation for high-level collectors, with auctions and sales in primarily philatelic assets.

                      The Fairness Opinion (see Appendix G)

      Wharton Valuation Associates has acted as financial advisor to GMAI in connection with the evaluation of the transactions contemplated by the share purchase agreement. Wharton has met with our board of directors and delivered a written opinion, dated January 2, 2003 to our board of directors that as of that date and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the transaction contemplated by the share purchase agreement is fair to our stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view. The fairness opinion relates only to the fairness of the share purchase transaction as of January 2, 2003 and does not take into account recent increases in the trading price of GMAI common stock. GMAI stockholders should be aware that the opinion does not address the fairness of the share purchase consideration at the time the share purchase transaction is completed. The GMAI board of directors met and determined not to request an updated fairness opinion.

      A copy of the written opinion of Wharton, which sets forth the assumptions made, matters considered and limitations on the reviews undertaken, is included with this proxy statement as Appendix G and should be read carefully in its entirety.

                 The Inventory Purchase Agreement (see page 37)

      Pursuant to the inventory purchase agreement, we will issue to Auctentia 6,444,318 shares of our common stock in exchange for Auctentia's 100% equity interest in a newly formed subsidiary, GMAI Auctentia Central de Compras, S.L. ("CdC"), whose sole assets consist of an inventory of certain philatelic and art assets.

      GMAI has obtained an appraisal from Scrivener's as to the fair market value of the stamp portion of the inventory. According to the appraisal, the fair market value of the stamp portion of the inventory at December 16, 2002 was $10,320,000. Initially, the Company valued the art portion of the inventory at approximately $1,250,000. Subsequently, GMAI obtained an appraisal from Scrivener's estimating the fair market value of the art inventory at $1,300,000. A copy of the written appraisals of Scrivener's with respect to the stamp inventory and the art inventory, each of which sets forth the assumptions made, matters considered and limitations on the reviews undertaken, are included with this proxy statement as Appendix H and Appendix I, respectively, and should be read carefully in their entirety.

      In connection with the execution of the inventory purchase agreement, Afinsa and CdC will enter into a purchase agent agreement which provides, among other things, that for a term of at least one year and a maximum of five years, CdC will be the sole supplier of collectibles to Afinsa.

                    The Subscription Agreement (see page 40)

      Pursuant to the subscription agreement, we will issue to Auctentia 2,826,456 shares of our common stock for a purchase price equal to the Euro equivalent of $5,000,000, based on the Euro/US dollar exchange rate as of the close of business on the business day immediately preceding the closing date. The proceeds received by GMAI pursuant to the subscription agreement will be used to purchase inventory, fund auction advances and for other working capital purposes of CdC.

                   Registration Rights Agreement (see page 42)

      In connection with the execution of any or all the transaction agreements, Auctentia and GMAI will enter into a registration rights agreement which gives Auctentia the right, subject to certain conditions, to demand registration of all of its GMAI shares. Following a demand registration under the registration rights agreement, Auctentia would be able to sell freely all of its shares of GMAI common stock. However, Auctentia has agreed not to sell or otherwise transfer the 3,729,226 shares it will receive under the share purchase agreement for a period of 18 months following the closing of the share purchase transaction.

                       The Voting Agreement (see page 41)

      In connection with the execution of each of the transaction agreements, Auctentia entered into a voting agreement with the following directors and officers who are also stockholders of GMAI and who beneficially own in the aggregate approximately 17% of the capital stock of GMAI as of May 21, 2003:
Greg Manning, the president, chief executive officer and a director of GMAI; Gregory N. Roberts, a GMAI director and the president of Spectrum Numismatics, Inc., a subsidiary of GMAI; and James Reiman, an executive vice president of GMAI. Each signing stockholder has agreed to vote in favor of the approval of the issuance and delivery of the shares of our common stock to Auctentia pursuant to the transaction agreements.

      The effect of the voting agreement, together with the fact that Auctentia and its affiliates hold approximately 43% of the issued and outstanding capital stock of GMAI as of May 21, 2003, is to assure GMAI stockholder approval of each of the share issuances.

                                Appraisal Rights

      GMAI stockholders are not entitled to appraisal rights in connection with any of the proposed transactions.

                               Regulatory Approval

      Subject to applicable federal and state securities laws, there is no federal or state regulatory consent or approval required in connection with the proposed transactions. We are not required to furnish information or materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission in connection with the transactions.

         Interest of Certain Directors in the Transactions (see page 30)

      On May 21, 2003, executive officers and directors of GMAI and their affiliates beneficially owned, in the aggregate, approximately 60% of the outstanding common stock of GMAI, including approximately 43% of the outstanding common stock beneficially owned by Auctentia and its affiliates. Messrs. de Figueiredo and Perez, directors of GMAI, are affiliates of Auctentia. Mr. de Figueiredo is a principal shareholder of Afinsa, a director of Auctentia and a director of GMAI. Mr. Perez is the chairman of the board of Auctentia and GMAI. Auctentia and certain executive officers and directors of GMAI have agreed, subject to certain conditions, to vote in the manner recommended by the board of directors with respect to the share issuances, and, accordingly, approval by the stockholders of the share issuances is therefore assured.

                    Amendment to the 1997 Plan (see page 74)

      Under GMAI's 1997 plan, GMAI's board of directors has made grants of options as a means of providing incentives to officers, employees and consultants. We believe that in light of GMAI's continuing expansion and its need to continue to attract and retain talented employees, GMAI will in the next few years need to grant options to purchase a greater number of shares than the 3,500,000 currently authorized under the 1997 plan. The proposed amendment to the 1997 plan would increase the number of shares available for issuance under the 1997 plan by 1,500,000, to an aggregate of 5,000,000.

                    Required Vote for Approval (see page 23)

      Under applicable NASDAQ rules, our stockholders must approve the issuance of common stock necessary to consummate the transactions contemplated by each of the transaction agreements because consummation of the transactions requires the issuance of more than 20% of GMAI's currently outstanding stock and may be for less than the greater of book or market value of the stock. In addition, our stockholders must approve the amendment to the 1997 plan. Each of the proposals requires the affirmative vote of the holders of a majority of the shares of our common stock voting on each such proposal.

           Recommendation of the GMAI Board of Directors (see page 22)

      The members of our board of directors (other than Messrs. de Figueiredo and Perez who abstained) have unanimously approved each of the proposed issuances of shares of our common stock to Auctentia to consummate each of the transactions. Our board of directors has also unanimously approved the proposed amendment to our 1997 plan. Our board believes that the terms of each of the share purchase agreement, the inventory purchase agreement and the subscription agreement, and the amendment to the 1997 plan, are fair to, and in the best interests of, GMAI and its stockholders, and unanimously recommends that holders of shares of GMAI common stock vote in favor of and adopt and approve each of the proposals.

               FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT

      This proxy statement contains forward-looking statements with respect to our financial condition, results of operations and business and on the expected impact of the transactions on our financial performance and future prospects. When used in this proxy statement, the words "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the transactions, you should carefully consider the discussion of risks and uncertainties in the section entitled "RISK FACTORS" on page of this proxy statement. Other factors that might affect such forward-looking statements include, among other things:

      o the ability to achieve anticipated synergies in connection with our acquisition of the Auctentia subsidiaries and other acquisitions;

      o     the impact of fluctuations in the share price of our common stock;

      o     overall economic and business conditions;

      o the demand for our and the Auctentia subsidiaries' goods and services;

      o competitive factors in the industries in which we and the Auctentia subsidiaries compete;

      o     changes in U.S. and non-U.S. government regulations;

      o changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

      o     results of litigation;

      o interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations;

      o economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders; and

      o the timing, impact and other uncertainties of future acquisitions by GMAI.

                                  RISK FACTORS

      In addition to the other information included in this proxy statement, you should carefully consider the following risk factors in determining how to vote on the proposals. These matters should be considered in conjunction with the other information included in this proxy statement and the additional information in GMAI's other reports on file with the SEC. For more information, see "Where You Can Find More Information" on page 84.

Risks Relating to the Transactions

Based on current trading prices, the aggregate value of the GMAI shares to be issued under the transactions is substantially higher than the aggregate value of the shares on the date the transaction agreements were entered into.

      The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement, $18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of GMAI shares to be issued under each of the transactions is fixed, the actual value of the GMAI shares to be issued will not be known until the closing date.

      The trading price of GMAI's common stock fluctuates, and the trading price at the time the transaction agreements were entered into may be greater or less than the price at the time the transactions close. As a result, it is possible that GMAI may issue a large number of shares to Auctentia at a price that is below the trading price at the time of the closing. Regardless of the trading price on the closing date, the issuance of 13,000,000 shares to Auctentia will dilute the interests of existing stockholders and could cause the trading price of GMAI shares to decline.

Stockholders will not know the amount of total consideration that will be paid in the proposed transactions when they vote on the transactions.

      The number of shares proposed to be issued in the proposed transactions is fixed. The transaction agreements contemplate the issuance, in the aggregate, of 13,000,000 shares of GMAI common stock, comprised of 3,729,226 shares under the share purchase agreement, 6,444,318 shares under the inventory purchase agreement and 2,826,456 shares under the subscription agreement. The trading price of GMAI's common stock could increase or decrease in the period between the vote to approve the issuances and when the transactions actually close. Because the number of shares to be issued is fixed, stockholders will not know the value of the GMAI shares to be issued at the time of the closing of the transactions when they submit their proxies or vote on the issuances. Stockholders have until the date of the special meeting to return their proxy cards and the closing of the transactions will occur as soon as practicable after the meeting.

      The price of our common stock at the time of the closing of the transactions may vary from its price at the date of this proxy statement and at the date of the special meeting. Therefore, in the transactions, the shares that we issue may have a greater value than the value of the same number of shares on the date of this proxy statement or the date of the special meeting. Variations in the price of our common stock before the completion of the transactions may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the time thereof, general market and economic conditions and other factors. In addition, the stock market generally has experienced significant price and volume fluctuations. These markets fluctuations could have a material effect on the market price of our common stock before the transactions are contemplated, and therefore could materially increase the value that we will transfer to Auctentia in the transactions.

The purchase price that we will pay for the Auctentia subsidiaries is higher than the purchase prices that Auctentia paid when it purchased those subsidiaries.

      The aggregate purchase price that Auctentia paid for the Auctentia subsidiaries when they were acquired in 2001 and 2002 was approximately $4.3 million. Pursuant to the share purchase agreement, GMAI will issue 3,729,336 shares of common stock to Auctentia for the Auctentia subsidiaries. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement. This is approximately $4.3 million more than what Auctentia recently paid in the aggregate for the Auctentia subsidiaries.

We may not be able to successfully integrate the Auctentia subsidiaries into our business and achieve the benefits expected to result from the share purchase agreement.

      The transactions contemplated by the share purchase agreement will present challenges to management, including the integration of the operations, product lines, technologies and personnel of GMAI and the Auctentia subsidiaries, and special risks, including possible unanticipated liabilities, unanticipated costs and diversion of management attention.

      We cannot assure you that we will successfully integrate or profitably manage the Auctentia subsidiaries' business. In addition, we cannot assure you that, following the transaction, the combined businesses will achieve increased sales levels, profitability, efficiencies or synergies or that the transactions contemplated by the share purchase agreement will result in increased earnings for the combined companies in any future period. The difficulties of combining the operations of GMAI and the Auctentia subsidiaries are complicated by the necessity of coordinating geographically separated organizations. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our businesses, including the businesses acquired in the transactions. Additionally, the combined companies may experience slower rates of growth as compared to historical rates of growth of GMAI and the Auctentia subsidiaries independently.

Under the transaction agreements, we may only seek indemnity from Auctentia for damages that exceed in the aggregate $2.5 million, and thus we may suffer damages for which we will have no recourse to Auctentia.

      GMAI can only seek indemnity from Auctentia for damages under the transaction agreements if such damages, together with any damages under any other agreements between GMAI and Auctentia, exceed in the aggregate $2.5 million. As a result, GMAI could suffer significant damages in connection with the proposed transactions, such as damages arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of Auctentia contained in any transaction agreement, but GMAI would have no recourse to indemnification for any such damages up to $2.5 million. Any losses of less than $2.5 million in the aggregate would be borne entirely by GMAI and could negatively impact the financial health of GMAI.

Auctentia will significantly increase its voting power in GMAI and will therefore be able to control the board of directors and the affairs of GMAI.

      Auctentia and its affiliates currently beneficially own approximately 43% of the issued and outstanding shares of common stock of GMAI. If the transactions contemplated by each of the transaction agreements are consummated, we will issue to Auctentia an aggregate of 13,000,000 shares of our common stock. If all of these transactions are consummated, Auctentia and its affiliates will beneficially own, directly or indirectly, approximately 72% of the issued and outstanding shares of our common stock. Consummation of only the share purchase agreement will increase its ownership in GMAI by 13%; of only the transactions contemplated by the inventory purchase agreement, by 19%; and of only the transactions contemplated by the subscription agreement, by 10%. This represents a substantial dilution in the current voting power of non-Auctentia related stockholders of GMAI. As a result, Auctentia and its affiliates will be able to elect the entire board of directors of GMAI. Auctentia and its affiliates also may be able to approve other actions as a stockholder without obtaining the votes of other stockholders of GMAI or impede transactions that may be desirable for other stockholders. In addition, this concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for GMAI's common stock.

The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Auctentia and its affiliates.

      The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Auctentia and its affiliates. As of May 21, 2003, Auctentia and its affiliates beneficially owned 5,679,099 shares of our common stock, representing approximately 43% of GMAI's outstanding common stock. GMAI has already registered for resale 2,927,457 shares of GMAI common stock owned by Auctentia. If all of the share issuance proposals are approved by GMAI's stockholders and all of the transactions consummated, we will issue to Auctentia an aggregate of 13,000,000 shares of our common stock. Together with the 5,679,099 shares that Auctentia and its affiliates already beneficially own, Auctentia and its affiliates would beneficially own 18,679,099 shares of GMAI common stock if the transactions close. At the closing of the transactions, GMAI and Auctentia will sign a registration rights agreement pursuant to which Auctentia may request that 18,562,719 shares of GMAI common stock beneficially owned by it (including 126,833 warrants to purchase GMAI common stock) following the transactions be registered by GMAI at GMAI's expense. Auctentia has agreed that the 3,729,226 shares of GMAI stock it receives pursuant to the share purchase agreement will not be sold or otherwise transferred for a period of 18 months following the closing. All other registrable GMAI common stock owned by Auctentia -- which, if the transactions are consummated, would total [14,833,493] shares or approximately [57]% of the outstanding shares of GMAI common stock following consummation of the transactions -- will be freely tradable immediately after any registration. Absent the registration of the shares pursuant to the registration rights agreement, Auctentia's ability to sell its shares is subject to the requirements of Rule 144 under the Securities Act. With respect to Auctentia, Rule 144 would only permit limited public resales and only after one year after the issue date of the shares.

      The opinion obtained by GMAI from its financial advisor was based upon, among other things, a trading price of $1.47 per share, the trading price of GMAI's common stock on January 2, 2003, the date the opinion was issued, and does not reflect the closing trading price of GMAI's common stock of $2.89 per share on August 1, 2003, the most recent trading day prior to the date of this proxy statement or any other changes in circumstances that have occurred after the date the opinion was delivered.

      The fairness opinion delivered to GMAI was based upon, among other things, the trading price of GMAI's common stock on January 2, 2003, the date the opinion was issued. The closing trading price of GMAI's common stock on the NASDAQ National Market on January 2, 2003 was $1.47 per share. On August 1, 2003, the closing trading price of GMAI's common stock on the NASDAQ National Market was $2.89 per share. In addition, changes in the operations and prospects of GMAI or the Auctentia subsidiaries, general market and economic conditions and other factors which are beyond the control of GMAI, Auctentia, the Auctentia subsidiaries or Wharton, GMAI's financial advisor, and on which the opinion of Wharton is based, may alter the value of GMAI or the Auctentia subsidiaries or the trading price of GMAI's common stock at the time the share purchase transaction is completed. As a result of the foregoing, GMAI stockholders should be aware that the opinion of Wharton does not address the fairness of the share purchase consideration at the time the share purchase transaction is completed. The GMAI board of directors has not considered obtaining an updated fairness opinion.

Risks relating to GMAI

The loss of any of our executive officers or key personnel would likely have an adverse effect on our business.

      Our future success depends to a significant extent on our retaining services of our senior management and other key personnel, particularly our President and Chief Executive Officer, Greg Manning. Our business would be adversely affected if for any reason we failed to retain the services of Mr. Manning and failed to engage a suitable replacement.

We face substantial competition.

      The business of selling stamps, coins and other collectibles at auction is highly competitive. We compete with a number of auction houses throughout the United States and overseas. While we believe that there is no dominant company in the stamp or coin auction or collectibles businesses in which we operate, we can give no assurances that other companies with greater financial and other resources and greater name recognition will not enter the market. Among our primary competitors in the domestic and worldwide philatelic auction business are

Matthew Bennett, Inc., Charles Shreve Galleries, Inc., H.R. Harmer, Robert A. Siegel, Philatelists on Line and eBay. With respect to our sports trading card and sports memorabilia auction business, our primary competitors are Lelands, Mastro Auctions, Sotheby's, Collector's Universe and eBay. With respect to our coin operations, our primary competitors are Heritage, Stacks, Collector's Universe, Bower's and Merena, and Superior.

      With respect to our internet operations, the market for internet products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our internet competitors have more experience than we have maintaining internet operations and have greater brand recognition.

The supply of collectibles available for sale and the popularity of collectibles are uncertain.

      At times there may be a limited supply of collectibles available for sale by us, and such supply varies from time to time. While we generally have not experienced a lack of collectibles that has prevented us from conducting appropriately-sized auctions on an acceptable schedule, no assurance can be given that we will be able to obtain consignments of suitable quantities of collectibles in order to conduct auctions of the size, and at the times, we may desire in the future. Our inability to do so would have a material adverse effect on GMAI.

      Furthermore, the popularity of collectibles could decline. This could affect the market value of inventory that we currently hold, as well as the inventory of the Auctentia subsidiaries that we will acquire under the inventory purchase agreement or inventory that we may hold in the future.

Our business will suffer if we are unable to expand and promote our brand name.

      We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our business. We also believe that brand recognition will become more important if, as we expect, the number of internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name, our financial performance will suffer.

Government regulation and taxation of the Internet is uncertain.

      Our operations may be adversely affected by governmental regulation and taxation of the Internet, which is subject to change. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in enactment of laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities and jurisdictional issues. These laws could harm our business by increasing our cost of doing business or discouraging use of the Internet.

      Our business will be adversely affected if use of the Internet by consumers, particularly purchasers of collectibles, does not continue to grow. A number of factors may inhibit consumers from using the Internet. These include inadequate network infrastructure, security concerns, inconsistent quality of service and a lack of cost-effective high-speed service. Even if Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, many web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of our web sites, could grow more slowly or decline.

      In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress has passed the U.S. Internet Tax Information Act, placing a moratorium on new state and local taxes on Internet commerce through November 1, 2003. There may, however, be enacted in the future laws that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

      Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the U.S. Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

      We hold rights to various web domain names. Governmental agencies typically regulate domain names. These regulations are subject to change. We may not be able to acquire or maintain appropriate domain names in all countries in which we or our affiliates do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights.

Our operating results are subject to significant fluctuations.

      We cannot accurately forecast revenues of our business particularly with respect to our stamp auction operations. Due to difficulty anticipating levels or values of consignments at any given time, our stamp auction business is susceptible to significant fluctuations in operating results and revenue shortfalls which could adversely affect our business. In addition, our operating results in the coin business are dependent upon product availability over the short and long term which we cannot predict with any certainty. Future fluctuations in operating results or revenue shortfalls could adversely affect our success. If our revenue fails to offset operating expenses in the future, we may be required to fund future operations through the sale of additional common stock, which could cause the market price of our stock to decline, as well as have a dilutive effect on the value of our common stock currently outstanding.

GMAI has incurred losses historically.

      GMAI has incurred net losses of $13,177,000, $16,323,000, and $3,668,000 for the fiscal years ended June 30, 2002, 2001 and 2000, respectively. GMAI is seeking to reduce operating expenses, optimize profitability and align resources with long-term business growth strategies, including the transactions, as well as to explore new sources of collectibles in an effort to increase margins and revenues from commissions. There can be no assurance, however, that these steps (or any others) will result in a significant improvement in GMAI's financial condition, on either a short or long-term basis particularly in light of generally unfavorable economic conditions and changes in the collectibles marketplace.

The price of GMAI common stock is uncertain.

      The market price of GMAI common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond GMAI's control, including:

      o sales of GMAI common stock by stockholders; see " -- The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Auctentia and its affiliates;"

      o     actual or anticipated fluctuations in GMAI's operating results;

      o the operating and stock price performance of other comparable companies;

      o     developments and publicity regarding GMAI's industry; and

      o     general economic conditions.

      In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of GMAI common stock, regardless of GMAI's actual performance, and could enhance the effect of any fluctuations that do relate to its operating results.

Risks Relating to the Auctentia Subsidiaries

The supply of collectibles available for sale and the popularity of collectibles are uncertain.

      At times there may be a limited supply of collectibles available for sale by the Auctentia subsidiaries, and such supply varies from time to time. While the Auctentia subsidiaries generally have not experienced a lack of collectibles that has prevented them from conducting appropriately sized auctions on an acceptable schedule, no assurance can be given that the Auctentia subsidiaries will be able to obtain consignments of suitable quantities of collectibles in order to conduct auctions of the size, and at the times, the Auctentia subsidiaries may desire in the future. The Auctentia subsidiaries' inability to do so could have a material adverse effect on the Auctentia subsidiaries. Furthermore, the popularity of collectibles could decline. This could affect the market value of inventory the Auctentia subsidiaries currently hold or may hold in the future.

The business of selling stamps, coins, and other collectibles at auction and in retail sales is highly competitive.

      The Auctentia subsidiaries compete with a number of auction houses and collectibles companies throughout the United States and the world. While the Company believes that there is no dominant company in the stamp auction or collectibles business in which the Auctentia subsidiaries operate, there can be no assurances that other companies with greater financial and other resources and name recognition will not enter the market.

The Auctentia subsidiaries cannot accurately forecast their revenues.

      The Auctentia subsidiaries may experience significant fluctuations in quarterly operating results. Future fluctuations in operating results or revenue shortfalls could adversely affect the success of the Auctentia subsidiaries.

                   INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

      This proxy statement is furnished in connection with the solicitation by the board of directors of GMAI of proxies to be voted at the special meeting of stockholders to be held on __________, 2003, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record on July __, 2003, will be entitled to vote at the special meeting. The special meeting will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on ___________, __________, 2003, at 10:00 A.M. Eastern Standard Time.

      This proxy statement and the enclosed proxy card were first mailed to stockholders on July __, 2003.

Purposes of the Special Meeting

      At the special meeting, stockholders will consider and vote upon proposals:

o To approve the issuance of 3,729,226 shares of GMAI common stock to Auctentia, pursuant to the share purchase agreement dated January 23, 2003 by and between GMAI and Auctentia, to complete the acquisition of all of Auctentia's equity interests in seven of its Europe-based operating subsidiaries (the subsidiaries to be acquired are engaged in the business of providing intermediation for high-level collectors, with auctions and sales in primarily philatelic assets);

o To approve the issuance of 6,444,318 shares of GMAI common stock to Auctentia to complete the acquisition of a subsidiary of Auctentia whose sole assets consist of an inventory of certain philatelic and art assets pursuant to the inventory purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

o To approve the issuance of 2,826,456 shares of GMAI common stock to Auctentia for a purchase price of $5,000,000 pursuant to the subscription agreement dated January 23, 2003 by and between GMAI and Auctentia;

o To approve an amendment to GMAI's 1997 plan to increase from 3,500,000 to 5,000,000 the total number of shares that GMAI may issue under the 1997 plan; and

o To transact such other business as may be properly brought before the special meeting and at any adjournment or postponement thereof.

      The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Each of these agreements fixed the number of shares to be issued by GMAI without providing for any adjustment in the number of shares to be issued based upon the trading price of GMAI's common stock at the time of the closing of the transactions under these agreements. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 pursuant to the share purchase agreement, $18,624,079.02 pursuant to the inventory purchase agreement and $8,168,457.84 pursuant to the subscription agreement. Because the number of GMAI shares to be issued under each of the transactions is fixed, the actual value of the GMAI shares to be issued will not be known until the closing date.

Voting Rights of Stockholders

      Our board of directors has fixed the close of business on July __, 2003 as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the special meeting and at any adjournments thereof. As of the close of business on the record date, [12,948,522] shares of our common stock, held by [2,150] stockholders of record, were issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting of the holders of a majority of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. An automated system administered by our transfer agent will tabulate stockholder votes. On all matters, each share of common stock has one vote.

Required Vote for Approval

      Neither Delaware law nor GMAI's charter documents require approval of any of the proposals. However, because GMAI's common stock is listed on the NASDAQ National Market, GMAI is subject to NASDAQ's corporate governance rules, including Rule 4350(i)(1)(C)(ii)(b) which provides that an issuer must obtain shareholder approval in connection with the acquisition of stock or assets of another company where the amount of common stock to be issued in such acquisition is greater than 20% of the common stock or voting power of the company outstanding prior to the issuance and Rule 4350(i)(1)(D)(ii) which provides that an issuer must obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by such issuer of common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. The proposed issuance of up to 13,000,000 shares of GMAI common stock pursuant to the transactions will represent greater than 20% of GMAI's outstanding common stock at the time of the issuance and may be for less than the greater of book or market value of the stock, therefore our stockholders must approve the issuance of common stock necessary to consummate the transactions contemplated by each of the transaction agreements. In addition, the amendment to the 1997 plan must be approved by our stockholders pursuant to NASDAQ Rule 4350(i)(1)(A). Each of the proposals requires the affirmative vote of the holders of a majority of the shares of our common stock voting on each such proposal.

Quorum, Abstentions, Broker "Non-Votes"

      Votes cast by proxy or in person at the special meeting will be tabulated and will determine whether or not a quorum is present. Abstentions and broker non-votes are included in determining the presence or absence of a quorum. With respect to each proposal, the affirmative vote of the holders of a majority of the shares of common stock voting on such proposal is required to pass each of the proposals. Abstentions and broker non-votes will be included in determining the number of votes cast and will have the effect of a negative vote.

Revocability of Proxies

      You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares in your own name, you can do this in one of three ways. First, you can deliver a written notice to GMAI stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of GMAI at 775 Passaic Avenue, West Caldwell, New Jersey 07006 prior to the special meeting. Third, you can attend the special meeting and vote in person. If you hold your shares in "street name," you should follow the directions provided by your broker regarding how to change your vote.

Solicitation of Proxies

      GMAI will bear the cost of soliciting proxies. In addition, GMAI may solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of GMAI registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. GMAI may use the services of its officers, directors and others to solicit proxies, personally or by e-mail, facsimile, telephone or other forms of communication, without additional compensation.

                            THE PROPOSED TRANSACTIONS

      This section of the proxy statement describes aspects of the proposed transactions. All stockholders are urged to read each of the share purchase agreement, the inventory purchase agreement and the subscription agreement, which are attached as Appendices A, B and C to this proxy statement and are incorporated herein by reference, since these are the legal documents that govern the transactions.

Background of the Transactions

      The following discussion presents background information concerning the share purchase transaction, the inventory purchase transaction and the subscription transaction.

      Afinsa made its initial equity investment in GMAI in 1996. By the middle of 1999, Afinsa had acquired in excess of 5% of GMAI's common stock in open market transactions. Thereafter, Afinsa continued to make acquisitions in open market transactions and reported these transactions in filings with the Securities and Exchange Commission. In addition, beginning in October 1998, Afinsa entered into a series of agreements with GMAI pursuant to which Afinsa or Auctentia acquired an additional 2,800,624 shares of GMAI common stock for an aggregate purchase price of $9,750,000 as follows:

      Date of Acquisition         Number of Shares Purchased     Purchase Price
      -------------------         --------------------------     --------------
      October 29, 1998                     200,000                 $  500,000
      February 10, 1999                    475,624                 $5,000,000
      May 18, 2001                       1,000,000                 $2,000,000
      June 15, 2001                        150,000                 $  300,000
      July 15, 2001                        200,000                 $  400,000
      August 15, 2001                      250,000                 $  500,000
      September 15, 2001                   250,000                 $  500,000
      October 15, 2001                     150,000                 $  300,000
      November 28, 2001                    125,000                 $  250,000

      In October 2001, Afinsa made a $2 million loan, bearing interest at the rate of 8%, to GMAI. This loan was repaid in March 2003.

      Since the time of Afinsa's original investment, Afinsa and GMAI have collaborated in a number of areas. The parties have collaborated in certain auctions over several years and have jointly invested in certain operations in Asia. In addition, GMAI has acted as a buying agent for Afinsa for the purchase of certain collectibles. In addition, in 1997, shortly after Afinsa's initial investment in GMAI, GMAI began selling Afinsa inventory in GMAI auctions.

      Prior to commencing the negotiations concerning the current transactions with Afinsa, Greg Manning, the president and chief executive officer of GMAI, had become familiar with and, since 1997, had viewed Afinsa's stamp inventory during multiple visits to Afinsa's offices in Madrid, Spain. In addition, prior to commencing negotiation of the stock purchase transaction, Mr. Manning had become very familiar with the businesses of the various Auctentia subsidiaries, including Corinphila. With respect to Corinphila, Mr. Manning was familiar with Corinphila's reputation in the marketplace, its experts and its annual sales for the past 25 years.

      In early April 2002, Greg Manning initiated a telephone conversation with Esteban Perez, the Chairman of the Board of Auctentia, and Ramon Egurbide, a managing director of Afinsa, to discuss possible business combinations that would strengthen GMAI financially and provide GMAI the opportunity to expand its operations into Europe and acquire additional inventory. During these conversations, Messrs. Perez and Egurbide said they would consider transferring certain of Afinsa's auction-related businesses and assets, including its auction business, cash, all of Afinsa's existing inventory and various stamp auction related companies to GMAI in return for GMAI common stock. These discussions were conducted in the context of Afinsa, a major GMAI shareholder, and Mr. Manning seeking a transaction that would help to ensure GMAI's future viability.

      Management of Afinsa, including Messrs. Perez and Egurbide and Juan Antonio Cano (a 50% owner of Afinsa and a director of Auctentia) and Mr. Manning of GMAI, met in Madrid, Spain on April 16 and 17, 2002 to further discuss expanding the GMAI/Afinsa business relationship and effectively combining certain of their operations. During these meetings, the participants discussed the possibility of a GMAI acquisition of Auctentia and certain of its auction-related businesses and assets. The parties discussed the specific subsidiaries to be sold to GMAI, including Corinphila and Kohler. At this time Auctentia had entered into a letter of intent, and was negotiating a definitive agreement, to purchase a controlling interest in Corinphila. Kohler, recently acquired by Auctentia, and Corinphila were non-core assets to Afinsa. GMAI believed that the acquisition of these two long-standing auction houses would enhance GMAI's international reputation and prestige. GMAI had knowledge that collections sold by Kohler and Corinphila in the past have been recipients of the prestigious "Grand Prix" and "Gold Medal" awards conferred by international stamp organizations at world-wide competitions. In addition, from 1985 through 2000, Kohler sold a collection called the "Boker collection" for in excess of $25,000,000. GMAI believes this is the highest price ever received for a stamp collection. Although the sale of this collection occurred prior to Auctentia's acquisition of Kohler, GMAI believes that sales such as the Boker sale enhance the prestige of the auction house. The parties also discussed the types and amounts of inventory for a potential sale to GMAI and proposed that Afinsa sell all of its inventory, excluding any investment portfolios, to GMAI. The meeting participants agreed to meet again in May 2002 to further discuss the potential transactions.

      Thereafter, management of both parties engaged in lengthy internal discussions regarding various alternative transactions, analyzing the potential effects of each on the business and operations of the companies involved. On May 30, 2002 and June 1, 2002, Greg Manning and Greg Roberts, President of Spectrum Numismatics, Inc., a subsidiary of GMAI, and Messrs. Egurbide, Perez, Cano and Emilio Ballester of Afinsa, engaged in two full days of extensive discussions and negotiations regarding potential transactions, focusing on creating a worldwide auction network through the businesses of Auctentia and GMAI at Afinsa's offices in Madrid. At that time, the parties exchanged more detailed information about their respective businesses and discussed potential synergies that could result from combining certain of their businesses and assets. Afinsa also provided GMAI with various strategic business plans that assumed an acquisition by GMAI of all of Auctentia's equity interests in its European-based auction subsidiaries, including the interests in Corinphila that Auctentia was then negotiating to acquire. At this time, Afinsa proposed that several additional subsidiaries be sold to GMAI.

      At that meeting, the parties also discussed entering into other transactions in addition to the business acquisitions: specifically, the possible acquisition by GMAI of all of the philatelic inventory owned by Afinsa and its affiliates, such inventory being distinct from the portfolio of philatelic assets held solely for investment purposes by Afinsa and its affiliates, and an equity investment in GMAI by Auctentia. The meeting participants also discussed potential alternatives to a GMAI/Afinsa transaction, including seeking bank financing, private placement transactions, a secondary public offering of GMAI common stock or a possible merger.

      During the May 30/June 1, 2002 meeting, the parties also addressed the respective value of the proposed transactions and the consideration to be paid. Mr. Manning proposed three separate transactions in which GMAI would issue an aggregate of 13,000,000 shares of GMAI common stock in exchange for the Auctentia subsidiaries, inventory and cash, subject to GMAI's completion to its satisfaction of a due diligence investigation, that, among other things would confirm a minimum aggregate value of the Auctentia subsidiaries and inventory of $22,750,000. In the event that the post diligence valuation was less than $22,750,000 Auctentia would pay GMAI, in additional cash, the difference between $22,750,000 and the actual value of the Auctentia subsidiaries and the inventory. Initially, and pending the completion of legal and business diligence with respect to the assets, Mr. Manning determined the value of the inventory and the businesses being offered by Afinsa based upon his knowledge of the industry and the value he believed those assets would bring to GMAI. Later, the value of the inventory was determined by Scriveners in its appraisals of December 16, 2002 and March 24, 2003.

      Auctentia also expressed its willingness to enter into a purchasing agent agreement whereby GMAI would be the sole collectibles supplier to Afinsa as part of the transaction. The Auctentia representatives also expressed the desire that GMAI's management team work with Auctentia's European counterparts because they believed that Auctentia would benefit from the experience of GMAI's management. Auctentia and GMAI believed that the sale of assets to GMAI and the substantial increase in GMAI's equity would make GMAI a financially stronger company that, in the future, would be able to look to the capital markets in both the United States and Europe for future financing and additional capital. Both Auctentia and GMAI believed that if GMAI had a European presence, GMAI would be more likely to be able to list shares on European exchanges. The representatives of GMAI and Afinsa focused much of their discussions on entering into a transaction that would instantly grow GMAI's auction business and create a global company.

      After the second set of face-to-face meetings, management of GMAI provided its board of directors with a package of information obtained from the meetings, and engaged in lengthy discussion with board members, including the independent directors, regarding the strategic benefits that could result from the proposed transactions, as well as the possible risks associated therewith. Management also consulted with GMAI's counsel and accountants regarding the legal and financial implications of the proposed transactions. The GMAI board of directors also discussed alternatives to the Afinsa transaction, such as obtaining financing from banks, private placements, a public secondary offering of GMAI common stock or a possible merger. The board of directors reviewed GMAI's previous attempts to obtain other financing. Commencing in October 2000, GMAI management, after consultation with its board of directors, had retained several financial consultants to seek out potential bank and other financing, and the Company's chief financial officer had approached banks in an effort to obtain financing. In all, more than 20 financial institutions had been solicited, but, due to the Company's history of financial losses and current market conditions, none had been prepared to provide financing to GMAI. Based on the results of management's previous attempts to obtain bank financing and due to the Company's history of financial losses and current market conditions, the board of directors believed that the capital markets were closed to GMAI as well. No suitable merger or acquisition candidates interested in a transaction with GMAI were identified.

      Management then decided that it would be appropriate to enter into a letter of intent with Afinsa, to set forth the parties' understanding at that point. Management believed that once such a letter of intent was signed, they could then proceed to complete business and legal due diligence, as well as engage a financial advisor to opine as to the fairness of the share purchase transaction from the standpoint of GMAI's stockholders.

      The parties then negotiated a letter of intent, which provided for the acquisition by GMAI of various assets, including substantially all of Afinsa's non-collectibles business, which were then being operated primarily through Auctentia. After negotiation between the parties and consideration of the then current market value of GMAI shares, the parties agreed, and the letter of intent thereafter provided, that GMAI would issue 13 million shares of its stock in return for assets valued at not less than $22,750,000. The letter of intent provided that the aggregate number of shares to be issued in the transactions would not be adjusted in the event of upward or downward movement in the stock price. The parties agreed that in the event that the value of the assets was less than $22,750,000, Auctentia would be obligated to make up any shortfall by payment of additional cash in an amount equal to the difference between $22,750,000 and the value of the assets. Although the letter of intent did not specify the assets that GMAI would acquire, GMAI and Afinsa expected that the assets would be certain businesses with assets having a value of between $5 and $7 million, certain inventory with a value of between $10 and 12 million, and approximately $5 to $6 million in cash for working capital purposes for the businesses. At this time, GMAI calculated the $5 to $7 million estimated dollar value of the businesses based on the aggregate purchase price of approximately $4,252,856 paid by Auctentia during 2001 and 2002 for the subsidiaries plus a premium for acquiring one developed business rather than spreading out many small acquisitions over time and based on GMAI's view of the value to GMAI of the Auctentia subsidiaries based on expected synergies and cost savings. Of the $5 to $7 million estimated dollar value of the businesses, the premium of approximately $0.7 million to $2.7 million would constitute goodwill. This goodwill calculation was based on GMAI's initial attempt at valuation of the subsidiaries. The actual amount of goodwill that GMAI will record in the transactions will be calculated in accordance with generally accepted accounting principles, and this calculation will result in a different amount. Please see "Selected Pro Forma Financial Data of GMAI and the Auctentia Subsidiaries."

      At a GMAI board meeting held on June 17, 2002, Mr. Manning, as a representative of GMAI, and Mr. Perez, as a representative of Auctentia, gave a presentation regarding the proposed transactions and delivered to the board of directors an analysis prepared by Auctentia of the Auctentia subsidiaries' historical financial results, summary projections, strategic plans and other business and financial information. The board engaged in extensive discussion and analysis of all aspects of the proposed transactions, including legal issues, the structure of the transactions, operational and technological issues, accounting issues, currency issues and management issues, among others. The board discussed the proposed terms of the transactions and agreed that the Company should receive assets valued at an aggregate of a maximum of $26,000,000 and a minimum of $22,750,000 in exchange for an aggregate of 13,000,000 shares of GMAI common stock. The value of the assets to be received by GMAI would be determined by expert valuations. The board of directors considered the fact that in setting the aggregate number of shares to be issued in the transactions at 13,000,000, there would be no adjustment for upward or downward fluctuation in the price of GMAI shares. In determining the number of shares to be issued in the transactions, the board of directors considered the fact that issuing 13 million shares of common stock in exchange for assets valued at not less than $22,750,000 approximated a per share value of at least $1.75 per share. Since the average closing trading price per share of GMAI common stock of $1.56 during the preceding 30 days was significantly less than $1.75, the board concluded that 13,000,000 shares was a reasonable number for the transactions. The board of directors carefully considered and discussed the dilutive effect of the proposed transactions on the holdings of all GMAI shareholders. Greg Manning and Gregory Roberts, the second and fourth largest GMAI shareholders, stated that based on Afinsa's six-year history of solid support of, investment in and financing of GMAI, and the fact that in six years, Afinsa had not sold any of its GMAI holdings, thus demonstrating their long term commitment to GMAI, they believed the best interests of GMAI would be served by completing the proposed transactions. Members of the board, including two independent members, Mr. Mark Segall and Mr. James Davin, raised numerous questions regarding the calculation of the proposed purchase price and the basis therefor, including the value of the assets to be acquired. The board discussed the need for a fairness opinion from an independent third party with respect to the acquisition of the Auctentia subsidiaries. The board members then reviewed the proposed letter of intent with counsel, and concluded that it accurately reflected the understanding of the board. The board discussed a timetable for the transaction that contemplated executing a letter of intent by the end of June 2002, completing diligence, drafting, negotiating and executing the various transaction documents by the middle of August 2002, filing a proxy statement by early September 2002 and holding the shareholders' meeting and closing by the middle of December 2002. The board then approved the letter of intent and authorized management to enter into the letter of intent, to proceed with diligence, and to commence drafting the appropriate documentation. The GMAI board of directors, including the independent directors, did not appoint a special committee of independent directors to evaluate and negotiate the transactions with Auctentia, a long-time GMAI investor. At each of the June 17, 2002, December 12, 2002 and January 7, 2003 meetings, the independent directors were present, provided input into the structuring of the transactions, actively participated in the board's deliberations and voted in favor of executing the letter of intent for the transactions and the transactions themselves.

      On June 17 and June 18, 2002, Messrs. Cano, Egurbide, de Figueiredo and Manning met at the offices of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"), counsel to GMAI, to further and finally discuss the three transactions and execute the letter of intent.

      On June 17, 2002, the letter of intent was executed by both parties following the board meeting, and GMAI issued a press release announcing the proposed transaction. On June 17, 2002, the closing market price of GMAI's common stock was $1.75 per share.

      From the date the letter of intent was executed until the definitive agreements were signed, GMAI conducted and completed its business and legal due diligence, retained a valuation firm and received a fairness opinion of that firm as to the consideration to be given under the share purchase transaction, retained an independent accounting firm to prepare audited financial statements on the Auctentia subsidiaries and negotiated and finalized definitive documentation.

      During the summer of 2002, management of GMAI conducted a significant amount of business diligence, making several extended trips to Madrid. At this time GMAI retained local counsel in Spain, Germany and Switzerland to assist it in conducting the legal due diligence of the Auctentia subsidiaries. Thereafter, local counsel for GMAI in Europe began the legal diligence process, and the parties continued to negotiate the terms of the proposed transaction. GMAI also retained accountants in Spain to examine the financial condition of the subsidiaries to be acquired.

      The most significant business issue discussed by the participants at this time was the question of which of Auctentia's subsidiaries GMAI would acquire. The letter of intent did not specify the particular subsidiaries to be acquired. Rather, the parties agreed that the aggregate value of the assets acquired in the transactions would be at least $22,750,000. Certain subsidiaries, in addition to the Auctentia subsidiaries, were offered to GMAI. However, GMAI declined to acquire these subsidiaries because GMAI management believed it needed further financial and business information, that would not be timely available, in order to determine the advisability of such acquisitions.

      After considering proposals from several potential financial advisors, on August 1, 2002, GMAI retained Wharton Valuation Associates to undertake a fair value analysis of the Auctentia subsidiaries' equity, present its findings to the board of directors and render a written fairness opinion as to the consideration to be given in the share purchase transaction. Wharton commenced its review in the fall of 2002.

      On September 16, 17 and 18, 2002, Mr. Manning and George Eveleth, the chief executive officer of Ivy & Mader Philatelic Auctions, Inc., a subsidiary of GMAI, traveled to Madrid, Spain to view and evaluate the inventory and, in the case of Mr. Manning, to meet with representatives of Afinsa and Auctentia.

      GMAI also retained Scrivener's to provide an appraisal of the stamp inventory. Representatives of that firm conducted an appraisal in Spain in December 2002, and concluded that the estimated fair market value of the stamp inventory proposed to be acquired pursuant to the inventory purchase agreement was $10,320,000.

      Based on preliminary reports from Wharton as to the value of the Auctentia subsidiaries, the Scrivener's appraisal and management's estimate of the value of the other inventory to be acquired from Auctentia, the parties then negotiated an allocation of the 13,000,000 shares of GMAI stock to be issued. Specifically, the parties agreed that, subject to completion of its due diligence, GMAI would issue 6,444,318 shares of stock in exchange for the inventory to be acquired; 3,729,226 shares for the Auctentia subsidiaries; and 2,826,456 shares for $5 million.

      On October 14 through October 16, 2002, Larry Crawford, the chief financial officer of GMAI, and a representative of Amper Politziner & Mattia, P.C., the Company's auditors, met with Messrs. Egurbide, Perez and Guitian and Ms. Aurora Martinez of Afinsa and Auctentia regarding the coordination of the audited financial statements of the Auctentia subsidiaries.

      At a regularly scheduled meeting of the board of directors on December 12, 2002, following the annual meeting of stockholders, representatives of Wharton made a presentation regarding its proposed fairness opinion and the results of its analyses and review. Members of the board, including Messrs. Segall and Davin, the independent directors, questioned the Wharton representatives at length concerning the assumptions and bases for its opinion, and ultimately requested that Wharton provide additional information to the board for its review. The board of directors requested that Wharton provide information regarding a "guideline company analysis," a method frequently used in valuations but not utilized by Wharton in its initial analysis. Subsequently, Wharton performed this analysis and included it in the fairness opinion dated January 2, 2003. The Board also reaffirmed the 13,000,000 aggregate number of shares to be issued in the transactions, given the continued volatility and fluctuation in the market price of GMAI shares and the fact that this valuation represented a premium over the average price per share of $1.55 over the preceding 30 days.

      At that meeting, counsel for GMAI informed the board as to the status of the diligence process and the drafting of the definitive agreements.

      On December 12 through December 14, 2002, Mr. Manning and Norman Scrivener, GMAI's outside appraiser, met in Madrid to meet with Auctentia's stamp experts and view the inventories. On the first day, Mr. Manning introduced Mr. Scrivener to Auctentia's stamp experts and on December 13 and 14, while Mr. Scrivener was viewing the inventory, Mr. Manning met with Messrs. Perez, Egurbide and Ballester.

      On December 16 and 17, 2002, Emilio Ballester and Joaquin Abajo of Afinsa and Javier Villasante, a representative of counsel for Afinsa, and Messrs. Manning and Crawford and Carol Meltzer, the general counsel of GMAI met at the offices of Kramer Levin to discuss the results of due diligence reviews and appraisals.

      On December 18, 2002, Kramer Levin delivered an initial draft of the share purchase agreement to be entered into by Auctentia and GMAI, to Auctentia and Auctentia's counsel, Curtis, Mallet-Prevost, Colt & Mosle LLP ("Curtis Mallet") and Cuatrecasas, LLP ("Cuatrecasas").

      On December 24, 2002, Kramer Levin delivered initial drafts of the inventory purchase agreement and subscription agreement to be entered into by Auctentia and GMAI to Curtis Mallet and Cuatrecasas.

      Thereafter, management of GMAI circulated to the board complete audited financial statements of the Auctentia subsidiaries, a revised proposed fairness opinion from Wharton, and proposed drafts of the definitive agreements. At the same time, the parties were finalizing their negotiations regarding certain provisions of the share purchase agreement, the inventory purchase agreement and the subscription agreement.

      The board of GMAI held another meeting on Tuesday, January 7, 2003 to consider approval of each of the proposed transactions. At that time, a Wharton representative presented its opinion to the board that, as of the date of the opinion, the share purchase transaction was fair to GMAI's stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view. After Wharton's presentation, the Board considered requiring Wharton to update its opinion as a condition to closing the transactions. Instead of conditioning the transactions on an update of the fairness opinion, the board decided that if, at a later date, it determined that the proper exercise of its fiduciary duties required that it obtain an update to the fairness opinion in order to recommend the proposals to the shareholders, it would request such an update. The board also reaffirmed the 13,000,000 aggregate number of shares to be issued in the transactions, given the continued volatility and fluctuation in the market price of GMAI shares and the fact that this valuation continued to represent a premium over the average price per share over the preceding 30 days (which was $1.67), as well as the average price per share of $1.52 since the date the letter of intent was executed. The board also analyzed and discussed the audited financial statements of the Auctentia subsidiaries. In addition, attorneys for GMAI made a presentation to the board of directors concerning the transaction agreements highlighting material provisions and, thereafter, responded to questions from the board of directors. The board also deliberated over the proposed acquisition of inventory from Afinsa and sale of stock for cash to Auctentia and discussed the implications of certain of the business terms (such as the use of proceeds from the sale of stock under the subscription agreement) and raised questions regarding the legal implications of certain other terms (including the survival period of representation and warranties).

      At this meeting, Mr. Manning made a presentation regarding all of the proposed transactions, and the board deliberated over the financial and strategic business implications of each of these transactions, as well as the attendant risks and benefits of each of these transactions. Following discussion, the board of directors of GMAI, other than Messrs. de Figueiredo and Perez who abstained, voted in favor of the proposed resolution for each transaction, unanimously approving each of the share purchase agreement, the inventory purchase agreement and the subscription agreement, substantially in the forms presented to it.

      On January 15 and January 16, 2003, Messrs. Manning, Egurbide, Perez, Cano and Ballester met again at Afinsa's offices in Madrid Spain and discussed budgets, final appraisal results and other management issues.

      After finalization of the various agreements, the parties exchanged signature pages on January 23, 2003, and GMAI issued a press release announcing the execution of the agreements. The closing trading price of GMAI's common stock on the NASDAQ National Market on January 23, 2003, the date on which GMAI and Auctentia executed and entered into the transaction agreements, was $1.57 per share. Between January 2, 2003, the date of Wharton's fairness opinion, and January 23, 2003, Wharton has confirmed that no changes were made to the share purchase agreement that would have affected its opinion.

      From January 30 through February 1, 2003, Mr. Manning met at Auctentia's offices in Madrid, Spain with Messrs. Cano, de Figueiredo, Ballester, Perez and Egurbide to discuss integration of the companies, second quarter operating results, the CdC purchasing agent agreement and other management issues.

      On March 10, 11, 12 and 13, Messrs. Manning, Crawford and Roberts of GMAI met with Messrs. Cano, de Figueiredo, Ballester, Perez and Egurbide at Afinsa's offices in Madrid, Spain to discuss current business updates on all of the companies and the timeframe for the closing of the proposed transactions.

      On April 16, 2003, Messrs. Manning and Ballester had a dinner meeting to discuss the status of the transactions, the timing of the closing of the transactions, immediate plans for the companies following the closing and the schedule of any further meetings.

      On April 17, 2003, GMAI entered into a new revolving credit facility with Banco Santander Central Hispano, S.A. Afinsa guaranteed GMAI's obligations under the facility. In addition, the facility requires that Auctentia maintain ownership of at least 43% of the outstanding shares of GMAI voting stock.

      In view of the time that had lapsed since the January 7, 2003 board meeting and the increase in the trading price of GMAI's common stock since the proposed transactions were announced, the board of GMAI met on August 4, 2003 to review its prior decision to recommend the transactions to GMAI's stockholders and to consider, among other things, whether it should retain Wharton to provide a "bring-down" fairness opinion, which would address the fairness of the consideration to be delivered under the share purchase agreement taking into account more recent information regarding GMAI's stock price, general market conditions, and financial information regarding the Auctentia subsidiaries.

      At this meeting, management of GMAI reported on the market price of GMAI's common stock, both since the date of the fairness opinion and within various periods preceding the date of the meeting, and discussion was held as to how these prices compared with the figures contained in the fairness opinion. Greg Manning expressed his continued belief that the financial condition, results of operations and businesses of the Auctentia subsidiaries will have favorable effects on the financial condition, results of operations and business of GMAI, enabling it to expand its business offerings. He also reported that since the date the agreements were entered into, he has received no inquires, formal or informal, as to alternative business strategies for the company, and that he believes that no such alternatives exist. Members of the board also discussed the fact that the increase in the market price of GMAI's stock since the transactions were announced was likely a result of a positive market reaction to the transactions, and noted that the fairness opinion was just one of many factors that the board considered when it voted to approve the transactions in January 2003. After further discussion and deliberation, the board (including Messrs. Davin and Segall, independent members of the board) determined by unanimous vote that the consideration to be paid under the share purchase agreement, as well as the subscription agreement and the inventory purchase agreement, was fair to GMAI's stockholders, and resolved that the company should recommend that GMAI's stockholders vote in favor of the proposals without obtaining another fairness opinion and that the company should proceed to consummate the transactions contemplated by the transaction agreements.

Recommendation of the GMAI Board of Directors

      The members of the board of directors (other than Messrs. de Figueiredo and Perez who abstained) have unanimously approved each of the proposed issuances of shares of GMAI common stock to Auctentia to consummate each of the transactions. The board believes that the terms of the transaction agreements are fair to, and in the best interests of, GMAI and its stockholders, and unanimously recommends that holders of shares of GMAI common stock vote "FOR" approval of the proposed issuances of GMAI common stock.

      In making its decision, the board of directors consulted with its legal and financial advisors and considered a number of factors, as described below. The GMAI board of directors' decision to approve the transaction agreements and the transactions was based in significant part upon its evaluation of Afinsa, Auctentia and the Auctentia subsidiaries, its assessment of the strategic benefits of the transactions and its assessment that the consideration to be received by GMAI in the transactions was fair to GMAI stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view based on the fairness opinion from Wharton and the Scrivener's appraisal. Strategic benefits of the transactions that the GMAI board of directors believed will contribute to the success of the combined entity include:

o the long standing positions of Corinphila Auktionen (since 1921) and the Kohler entities (since 1913) in philatelic and numismatic collectibles, positions that are complementary to GMAI's own philatelic and numismatic collectibles business and that will assist GMAI in fulfilling its strategy of expanding its business offerings;

o the synergies from the acquisitions that may be achieved by using GMAI's and the Auctentia subsidiaries' brand names and sales and distribution channels to aggressively promote the Auctentia subsidiaries' services around the world;

o the strong management teams at the Auctentia subsidiaries, including three principal executives of Corinphila and Auktionshaus who together have more than 80 years combined operating experience in the philately community;

o the ability to reduce costs, share future technology-related expenses, and eliminate or vastly reduce GMAI's need to hire outside experts on European collectibles;

o the anticipation that GMAI and the Auctentia subsidiaries will be able to maximize revenues by offering American products in Europe in situations where market conditions are more favorable in Europe.

      The board of directors evaluated other methods of acquiring the strategic benefits, further inventory and additional capital that the Auctentia transaction afforded, such as the possibility of obtaining financing or other capital infusions; however, the board concluded that no such options were realistically available and to the extent they were available, they would not be available on more favorable terms or be in the best interest of GMAI's shareholders.

      In the course of its deliberations, the GMAI board of directors reviewed with GMAI's management a number of other factors important to the transactions, including:

o the opinion of Wharton Valuation Associates' that, as of January 2, 2003 and subject to the assumptions, qualifications and limitations set forth in its written opinion, the consideration proposed to be paid by GMAI for the Auctentia subsidiaries under the share purchase agreement was fair, from a financial point of view, to the holders of GMAI common stock (other than Auctentia and its affiliates, as to which no opinion was expressed);

o financial analysis and other information with respect to the Auctentia subsidiaries presented by Wharton Valuation Associates in a presentation to the GMAI board of directors that formed the basis for Wharton's opinion;

o discussions with management and financial and legal advisors as to the results of the due diligence investigation of the Auctentia subsidiaries' businesses, including the results of due diligence investigations by local counsel retained by GMAI in Spain, Germany and Switzerland to conduct due diligence investigations of all material aspects the Auctentia subsidiaries, presentations by the general counsel of GMAI with respect to oral and written reports with respect to such diligence investigations, the results of the audit performed by Fabregas, Mercade & Co. of the Auctentia subsidiaries and the determination of the board, after receipt of the due diligence report and results of the audit, that the reports and audit contained no material information that indicated that the transactions should not be consummated on the terms set forth in the transaction agreements or that the transactions would not be in the best interest of GMAI and its shareholders;

o the likelihood that GMAI would not be able to realize equal or superior benefits through alternative business strategies in light of GMAI's history of financial losses and current market conditions;

o historical information concerning the Auctentia subsidiaries' business, prospects, financial performance and condition, operations, technology, management and competitive position;

o GMAI management's view that the financial condition, results of operations and businesses of the Auctentia subsidiaries before and after giving effect to the transactions would have favorable effects on the financial condition, results of operations and businesses of GMAI;

o GMAI management's view that the inventory to be acquired pursuant to the inventory purchase agreement could likely be sold at retail by GMAI at a price above appraised value, and would therefore provide a source of funds for future inventory acquisitions, funding of auction advances and other working capital purposes. The appraisal of the inventory was based on wholesale prices, discounted retail listings and eBay and auction price realizations. The appraisal did not value the inventory at the price at which the inventory can be sold to the public. Retail market prices traditionally exceed wholesale prices, discounted retail listings and eBay and auction prices because retailers often acquire their inventory from wholesalers, auction houses and eBay and then sell such inventory to the public at higher prices than the acquisition price. Because following completion of the transactions GMAI expects to sell the inventory in the retail market throughout the world, GMAI management believes that the inventory will be resold at a price above the appraised value;

o current financial market conditions and historical market prices, volatility and trading information with respect to GMAI's common stock;

o the belief of GMAI management that the terms of the transaction agreements, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

o the fact that, under the terms of the voting agreement and the transaction agreements, holders of approximately 60% of GMAI's outstanding common stock (including Auctentia and its affiliates) would commit to vote in favor of the issuances with the result that there was a substantially reduced risk that the transactions would not proceed and that transaction-related expenses would not yield value to GMAI;

o the fact that Auctentia and its affiliates already beneficially owned approximately 43% of GMAI's common stock and thus, in view of the fact that GMAI is a public company, Auctentia already had the power to effectively control GMAI; and

o the fact that Auctentia informed GMAI management and the board of directions that it had no present intention of voting to change GMAI's board of directors or management, the fact that Auctentia has only two seats on the GMAI board of directors and the fact that in June and October 2002, the board of directors (including the Auctentia directors) approved long-term employment agreements for existing management, including Mr. Manning, Larry Crawford, and Greg Roberts.

      GMAI's board of directors believed that these factors, including the board's review of the terms of the transaction agreements and the potential benefits of the transactions, supported the board's recommendation of the transaction when compared to the potential disadvantages listed below.

      The GMAI board of directors also considered the following potential disadvantages and risks of the transactions, including:

o the fact that approximately 72% of GMAI common stock would be held by a single stockholder and its affiliates;

o the fact that the number of shares to be issued in the transaction was a fixed number with no adjustment, so that if the price of GMAI common stock increased, the consideration that GMAI would be paying would increase but the value of the assets that GMAI would receive would remain the same;

o the fact that, based on the closing trading price of GMAI common stock on January 2, 2003, the last trading day immediately prior to the date of the board meeting to approve the transactions, of $1.47 per share, GMAI would pay approximately $5.5 million for the Auctentia subsidiaries, approximately $1.2 million more than the $4.3 million that Auctentia paid in the aggregate for the Auctentia subsidiaries;

o the fact that, following the transactions, the total number of issued and outstanding shares of GMAI common stock would be more than doubled, which would substantially dilute all non-Auctentia related stockholders;

o the fact that Auctentia would be granted registration rights for all of its GMAI common stock, so that, except as restricted by the share purchase agreement, once the stock was registered, Auctentia would be able to sell 14,833,493 shares freely and without restrictions;

o the risk that GMAI's stock price might decline substantially prior or subsequent to closing;

o the risk associated with attempting to integrate the Auctentia subsidiaries' operations, products and services with GMAI's operations, products and services, including the risk that the benefits sought to be achieved by the integration of the businesses will not be achieved;

o the risks associated with a $2,500,000 damage threshold as a prerequisite for an indemnity claim; and

o the risks associated with a substantial increase in Auctentia's ownership of GMAI stock and a potential sale by Auctentia of its holdings, including the potential adverse effect on the market price of our common stock from future sales of substantial amounts of common stock by Auctentia.

      In the view of the GMAI board of directors, these disadvantages and risks were not sufficient, either individually or in the aggregate, to outweigh the advantages and other factors described above of the proposed transactions in the manner in which they were proposed.

      The foregoing discussion of the information and factors considered by the GMAI board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the GMAI board of directors. In view of the wide variety of factors, both positive and negative, considered by the GMAI board of directors, the GMAI board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered or necessarily reach a conclusion as to these factors. Based on the totality of the information and factors considered, the GMAI board of directors believed and continues to believe that the transactions are in the best interests of GMAI and its stockholders and continues to recommend approval and adoption of the proposals.

Financial Advisor's Opinion

      Wharton Valuation Associates, Inc. has acted as financial advisor to GMAI in connection with the evaluation of the transactions contemplated by the share purchase agreement. Wharton is a consulting firm that has substantial experience evaluating transactions similar to the share purchase transaction. Wharton has met with the board of directors and delivered a written opinion, dated January 2, 2003 to the GMAI board of directors that as of that date and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the transactions contemplated by the share purchase agreement are fair to GMAI's stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view. The GMAI board of directors has not requested that Wharton update its fairness opinion.

      A copy of the written opinion of Wharton, which sets forth the assumptions made, matters considered and limitations on the reviews undertaken, is included as Appendix G to this proxy statement and should be read carefully in its entirety.

      The opinion from Wharton was prepared for the benefit and use of the board of directors in its consideration of the share purchase transaction and expressly states that it does not constitute a recommendation to stockholders of GMAI as to how they should vote at the special meeting of stockholders in connection with that transaction and that stockholders cannot rely upon the opinion to support any claims they might have against Wharton arising under applicable state law. Courts in several states, including Delaware, have held that those who prepare fairness opinions have no fiduciary duty toward company shareholders. In addition, as there is no privity of contract between Wharton and the stockholders of GMAI, and the stockholders are not named third-party beneficiaries of the opinion, it is unlikely that a stockholder could successfully assert under state law that the stockholder relied on the Wharton fairness opinion. In the absence of applicable state law authority in the context of a stockholder suit against Wharton, the question of the availability of these defenses to Wharton would be resolved by a court of competent jurisdiction. The resolution of the question of the availability of such defenses to Wharton in the event of a claim against it by a stockholder will have no effect on the rights and responsibilities of the board of directors under applicable state law. Further, the availability of such state law defenses to Wharton would have no affect on the rights and responsibilities of either Wharton or the board of directors under the federal securities laws.

      The opinion does not address the relative merits of the share purchase transaction or any other transactions or business strategies discussed by the board of directors as alternatives to the share purchase transaction or, except with respect to the consideration to be paid by GMAI in connection with the share purchase transaction, the underlying business decision of the board of directors to proceed with or effect the share purchase transaction. The board of directors did not retain Wharton to provide an opinion with respect to, and Wharton did not address, the fairness of the inventory purchase transaction or the subscription transaction.

      The summary of the opinion from Wharton set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

      In arriving at its opinion, among other things, Wharton:

o Reviewed drafts of the share purchase agreement by and between Auctentia and GMAI, which drafts were substantially similar to the executed agreement in all respects deemed by Wharton to be material to its opinion;

o Performed business and financial due diligence with the senior management of each of GMAI and Auctentia, concerning topics such as the financial condition, historical operating performance, current operating performance and the prospects of the Auctentia subsidiaries;

o Reviewed certain business and financial information relating to the Auctentia subsidiaries deemed to be relevant, including historical financial results of the Auctentia subsidiaries;

o Reviewed the audited combined financial statements of the Auctentia subsidiaries for the fiscal year ended June 30, 2002;

o Reviewed the audited combined financial statements of the Auctentia subsidiaries for the three months ended September 30, 2002;

o Reviewed the financial forecasts for the Auctentia subsidiaries furnished by Auctentia;

o Compared certain financial data of the Auctentia subsidiaries with certain financial and securities data of companies deemed similar to the Auctentia subsidiaries;

o Performed discounted cash flow analyses on the financial forecasts prepared by Auctentia and supplemented by Wharton;

o Reviewed the historical prices and trading activity for GMAI's common stock;

o Reviewed premiums paid relative to recent public market pre-announcement trading prices on transactions involving the sale of minority interests in publicly-traded companies, whereby the purchaser acquired voting control; and

o Reviewed such other financial studies and analyses and took into account such other matters deemed necessary, including Wharton's assessment of general economic conditions.

      In rendering its opinion, Wharton relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by GMAI and Auctentia, or otherwise reviewed by Wharton, and Wharton has not assumed any responsibility or liability therefor. Wharton did not conduct any valuations or appraisals of any assets or liabilities, nor were any such valuations or appraisals provided to them. In relying on financial analyses and forecasts provided to Wharton, Wharton assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Auctentia subsidiaries to which such analyses and forecast relate. The opinion was based on economic, monetary and market conditions existing on, and the information made available to Wharton as of, the date of the opinion.

      The following is a summary explanation of the various sources of information and valuation methodologies employed by Wharton in conjunction with rendering its opinion to the GMAI board of directors.

Premium Paid Analysis And Adjustment For Restrictions On The Marketability Of The GMAI Shares:

      In Wharton's opinion, as of the date of its opinion, the current trading price of GMAI's common stock reflected some level of control premium. This control premium arises from the market's recognition that after the share purchase transaction, Auctentia will own greater than 50% of GMAI's common stock. Given the numerous factors that affect the price of a company's stock, Wharton concluded that it is not possible to determine the precise level of the control premium factored into the then current trading price of GMAI's stock. In forming its opinion, Wharton considered the trading range of GMAI's common stock from June 17, 2002, the date of the announcement of the transaction, to January 2, 2003, the date of Wharton's opinion. Specifically, in the last 90 days of 2002, the GMAI common stock traded as low as $1.25 per share and as high as $2.00 per share, indicating a swing of 60%. Wharton also noted that the average closing price of GMAI's common stock on the NASDAQ National Market for the 30, 60, and 90 days prior to the issuance of its opinion was $1.60, $1.51 and $1.54 per share, respectively. Based upon its analysis of GMAI's trading history, Wharton concluded: (i) that the share price of GMAI is volatile and (ii) the closing trading price of GMAI common stock on January 2, 2003 was within the 30, 60 and 90 day average closing prices cited above.

      Wharton undertook an analysis of the premiums paid in recent acquisitions of minority interests in publicly held companies, whereby the acquirer owned greater than a 50% interest in the target after the completion of the transaction. This analysis examined the median premiums offered during the calendar years 1999 through the present time for transactions where the market value of the block of stock acquired was $100 million or less. This analysis determined that the median control premium above the trading price five days prior to the announcement of the offer was 45% and that the median control premium above the trading price thirty days prior to the announcement of the offer was 35%.

      As indicated above, Wharton is of the opinion that the then current trading price of GMAI's common stock has a control premium factored into it. However, given the numerous factors that affect a company's stock price, it is not possible to determine the precise level of the control premium currently factored into GMAI's stock. Wharton believes that it is appropriate for purposes of evaluating the fairness of the share purchase transaction to explicitly factor a control premium into the price of GMAI's common stock. Based on the above analysis of the median control premiums attached to the acquisition of minority interests in publicly traded companies, in conjunction with Wharton's assessment of GMAI's relative investment attractiveness, vis-a-vis the public companies in the Mergerstat database, Wharton is of the opinion it would be appropriate to apply an explicit control premium in the range of 25 percent to 30 percent to the current trading price of GMAI's common stock.

      Wharton also considered that, in accordance with the terms and conditions of the draft share purchase agreement, Auctentia is prohibited from selling the GMAI shares issued to Auctentia pursuant to the share purchase agreement for a period of eighteen months from the date of the share purchase transaction. Wharton has undertaken an analysis of studies involving the sale of restricted securities under Rule 144, prior to April of 1997. Wharton used pre-1997 sales of restricted securities under Rule 144 as the basis for this analysis, because prior to April of 1997 Rule 144 required a 24-month holding period as opposed to the current 12-month holding period. Wharton believes that the data derived from transactions prior to April 29, 1997 are the best available for measuring the negative investment appeal associated with lock-up periods greater than 12 months. These studies all analyzed the prices at which restricted, or letter stock was sold (principally to institutional investors) in relation to the contemporaneous freely traded (unrestricted) counterparts. Based on this analysis, Wharton concluded that it is appropriate to apply a discount in the range of 20 percent to 25 percent to the freely traded market price of GMAI's common stock, to reflect the negative investment appeal associated with the eighteen month prohibition of sale of the shares to be issued to Auctentia under the share purchase agreement.

      In weighing all of these factors, Wharton concluded that the premium for control attached to the shares to be issued to Auctentia under the share purchase agreement is offset by the eighteen month prohibition on the resale of the shares. In Wharton's opinion, therefore, the $1.46 per share price assigned by the market to GMAI's common stock (as of the date of the opinion) reflects both the transfer of control and the illiquidity inherent in the shares. Thus, the total value of the share purchase transaction is $5,445,000 (3,729,226 shares x $1.46).

Discounted Cash Flow Analysis:

      In order to determine whether the total value of the shares to be issued by Auctentia under the share purchase agreement bears a reasonable relationship to the value of the Auctentia subsidiaries on a consolidated basis, Wharton first performed a discounted cash flow analysis on the prospective operating results of Corinphila, Auktionshaus, Subastas and Berliner. The Wharton analysis is based on a currency conversion ratio of euros to dollars of 1.0 : 1.0. The conversion ratio as of May 20, 2003 was (euro)1.00: $1.1736. The result of this analysis was a range of equity valuations for such Auctentia subsidiaries based on the present value of future cash flows of such Auctentia subsidiaries. Wharton used the five-year financial forecasts prepared by Auctentia for such Auctentia subsidiaries. Based on information provided by Auctentia, Wharton further incorporated the forecasted level of corporate overhead expense required to administer the Auctentia subsidiaries that was not incorporated in the financial forecasts prepared by Auctentia. Wharton prepared various alternative cash flow forecasts for these four Auctentia subsidiaries based upon alternative assumptions regarding long term growth rates. Specifically, Wharton sensitized the cash flow forecasts to long-term growth rates ranging from 1% to 2%. Wharton simultaneously sensitized the cash flow projections for alternative required rates of return on investment. In its determination of the appropriate required rates of return on investment, Wharton assumed a prudent capital structure for the four Auctentia subsidiaries comprised of debt (10% of total capital) and equity (90% of total capital). Wharton further assumed a cost of debt of approximately 10%. Based on its assessment of the relative risk of an investment in the equity of such Auctentia subsidiaries, Wharton assumed required rates of return on equity ranging between 18% and 22%. Based on the aforementioned capital structure, cost of debt, and required rates of return on equity, Wharton calculated weighted average costs of capital ranging from 16.9% to 20.5%. Wharton discounted the projected free cash flows of such Auctentia subsidiaries over the forecast period at the estimated range of the weighted cost of capital ("WACC").

      In Wharton's opinion, the valuation range of these four Auctentia subsidiaries' equity capital, on a consolidated basis, based solely on the discounted cash flow approach is $6,250,000 to $6,950,000. The valuation range indicated by the discounted cash flow method implies a value per share for the shares to be issued to Auctentia under the share purchase agreement in the range of $1.68 to $1.86 (based upon a total of 3,729,226 shares). This range of values exceeded the market price of GMAI's common stock as of the date of Wharton's opinion.

Premium Paid Analysis (on Controlling Interests)

      Wharton reviewed the purchase price per share premiums paid in all publicly disclosed mergers and acquisitions (domestic and international) in non-financial industries announced and completed since December 31, 2001 with market value of total enterprise below $25.0 million. This analysis indicated median premiums to the target's closing price five days prior to the announcement as set forth in the following table:

       =================================================================

       All Transactions                                            33.3%

       Domestic (U.S. Targets Only) Transactions                   33.3%

       International (International Targets Only) Transactions     32.3%
       =================================================================

      Wharton reduced the control premium applicable to the Auctentia subsidiaries from the median of approximately 33% to 25% to reflect the fact that the Auctentia subsidiaries are not publicly held and suffer from a level of illiquidity that the target companies that were the source of the control premium analysis do not suffer. The application of a control premium of 25% to the implied range of values derived from the guideline company analysis resulted in an implied valuation range of $0.79 to $5.81 per share, based on 3,729,226 shares to be issued. The guideline company analysis constitutes a fundamental comparative security analysis between a group of objectively selected publicly traded guideline companies and the operating Auctentia subsidiaries. The range of values was derived from the application of valuation multiples (market value to latest twelve months revenue, market value to latest twelve months EBITDA, market value of equity to latest twelve months adjusted net income and market value of equity to 2003 estimated earnings per share) to the operating results of the operating Auctentia subsidiaries. This range of values serves to further confirm the reasonableness of the share purchase transaction value.

      Wharton is to receive a fee of $35,000 for the fairness opinion rendered to the board of directors. In its engagement letter dated August 1, 2002, GMAI also agreed to reimburse Wharton for its out of pocket expenses and to indemnify and hold harmless Wharton and stockholders, directors, employees or contractors acting on behalf of Wharton for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Wharton as financial advisor to GMAI. The terms of the fee arrangement with Wharton, which GMAI and Wharton believe are customary in transactions of this nature, were negotiated at arm's length between GMAI and Wharton, and the GMAI board of directors was aware of such fee arrangements. The payment of such fee was not contingent on any particular outcome.

Interest of Certain Directors in the Transactions

      On May 21, 2003, executive officers and directors of GMAI and their affiliates beneficially owned, in the aggregate, approximately 60% of the outstanding common stock of GMAI, including 43% of the outstanding common stock beneficially owned by Auctentia and its affiliates. Messrs. de Figueiredo and Perez, directors of GMAI, are affiliates of Auctentia. Mr. de Figueiredo is a principal shareholder of Auctentia's parent company, Afinsa, a director of Auctentia and a director of GMAI. Mr. Perez is the chairman of the board of Auctentia and GMAI. Auctentia and certain of the executive officers and directors of GMAI have agreed, subject to certain conditions, to vote in the manner recommended by the board of directors with respect to the share issuances, and, accordingly, approval by the stockholders of the share issuances is assured.

Material United States Federal Income Tax Consequences of the Transactions

      GMAI should not recognize gain or loss for United States federal income tax purposes on the issuance of GMAI shares and the acquisition of the Auctentia subsidiaries pursuant to the transactions.

      This conclusion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, existing rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

      The United States federal income tax consequences set forth above are included for general information only and do not cover the effects of any state, local or non-U.S. tax laws. No ruling or opinion of counsel has been sought with respect to these conclusions.

                          THE SHARE PURCHASE AGREEMENT

      This section describes the material provisions of the share purchase agreement. This description is not complete and may not contain all the information that may be important to you. You should carefully read the full text of the share purchase agreement which, with the exception of exhibits, is included as Appendix A to this proxy statement before you decide how to vote.

General

      On January 23, 2003, we entered into a share purchase agreement with Auctentia. Pursuant to the share purchase agreement, we agreed to acquire all of Auctentia's equity interests in the following European-based operating subsidiaries of Auctentia:

            o     Heinrich Kohler Berliner Briefmarken-Auktionen GmbH;

            o     Heinrich Kohler Auktionshaus GmbH & Co. KG;

            o     Heinrich Kohler Briefmarkenhandel GmbH & Co. KG;

            o     Heinrich Kohler Verwaltungs GmbH;

            o     Auctentia Deutschland GmbH;

            o     Auctentia Subastas S.L.; and

            o     Corinphila Auktionen AG.

      These companies are variously engaged in the businesses of providing intermediation for high level collectors through auctions (both live and via the internet), sales, trading and investing in primarily philatelic and numismatic assets.

      Auctentia currently holds 100% of the issued and outstanding equity interests of each of Heinrich Kohler Auktionshaus, Heinrich Kohler Briefmarkenhandel, Heinrich Kohler Verwaltungs, Auctentia Deutschland and Auctentia Subastas; 66.67% of the issued and outstanding equity interests of Heinrich Kohler Berliner Briefmarken-Auktionen; and 65% of the issued and outstanding equity interests of Corinphila Auktionen. Upon the closing of the transactions contemplated by the share purchase agreement, we will acquire all of Auctentia's right, title and interest to all of the equity interests currently held by Auctentia in each of these companies. Accordingly, following the closing, five of these companies will become wholly-owned subsidiaries of us.

      At the closing, we will issue to Auctentia 3,729,226 shares of our common stock. If the share purchase transaction is completed, Auctentia and its affiliates will beneficially own 9,408,325 shares of GMAI, which would represent approximately 56% of the issued and outstanding shares of GMAI after completion of this transaction. The closing trading price of GMAI common stock on August 1, 2003, the most recent trading day prior to the date of this proxy statement, was $2.89 per share. Based on this price, the total purchase price that GMAI would pay to Auctentia in the share purchase transaction would be $10,777,463.14.

Fairness Opinion

      In connection with GMAI's evaluation of the transactions contemplated by the share purchase agreement, Wharton Valuation Associates, GMAI's financial advisor, delivered an opinion to GMAI on January 2, 2003 that as of that date the transactions contemplated by the share purchase agreement were fair to GMAI stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view. For further information please reference the Wharton Valuation Associates Fairness Opinion included with the proxy statement as Appendix G. The fairness opinion relates only to the fairness of the transactions contemplated by the share purchase agreement as of January 2, 2003 and does not take into account recent increases in the market price of GMAI common stock. On January 2, 2003, the closing trading price of GMAI's common stock on the NASDAQ National Market was $1.47 per share. On August 1, 2003, the most recent trading day prior to the date of this proxy statement, the closing trading price of GMAI's common stock on the NASDAQ National Market was $2.89 per share. Based on this price, the value of the GMAI common stock that Auctentia would receive under the share purchase agreement would be $10,777,463.14. In addition, changes in the operations and prospects of GMAI or the Auctentia subsidiaries, general market and economic conditions and other factors which are beyond the control of

GMAI, Auctentia, the Auctentia subsidiaries or Wharton and on which the opinion of Wharton is based may alter the value of GMAI or the Auctentia subsidiaries or the trading price of GMAI's common stock at the time the share purchase transaction is completed. As a result of the foregoing, GMAI stockholders should be aware that the opinion of Wharton does not address the fairness of the share purchase consideration at the time the share purchase transaction is completed.

The Auctentia Subsidiaries

Corinphila Auktionen AG

      Corinphila Auktionen AG ("Corinphila"), founded as an auction house in 1921, is incorporated under the laws of Switzerland. Corinphila is a long standing auction house specializing in rarities, specialized collections and other high-end philatelics. It generally conducts two auctions per year. Corinphila has approximately $363,000 in net tangible assets.

      Auctentia acquired 65% of the outstanding stock of Corinphila pursuant to a stock purchase agreement between Auctentia and two unaffiliated selling shareholders, effective July 1, 2002. The remaining 35% of the stock is held by the selling shareholders. The purchase price for the 65% interest was CHF 1,950,000 (US$1,324,050, based upon the average currency conversion rate of Swiss francs to U.S. dollars in July 2002 of CHF 1 to US$0.6790). At the closing of the transaction, CHF 700,000 (US$475,300) was deposited into escrow, and the balance was paid to the selling shareholders. Pursuant to the escrow agreement, CHF 200,000 (US$135,800) is to be held in escrow to pay any claims of Auctentia for breach of sellers' representations and warranties under the stock purchase agreement. These funds are to be released to the selling shareholders in September 2003, unless a claim has made been prior thereto. The remaining CHF 500,000 (US$339,500) in the escrow account is to be released to the selling shareholders in three yearly installments commencing September 2003, subject to the compliance by certain employee shareholders of Corinphila with their employment agreements described below.

      The stock purchase agreement between the selling shareholders and Auctentia contains a put and a call option, pursuant to which Auctentia has the right to acquire, and may have the obligation to acquire, the remaining 35% of the outstanding stock. The rights and obligations associated with this put and call option, which are exercisable during a six-month period ending December 31, 2005, are not being transferred to GMAI in this transaction. In the event that the selling shareholders exercise the put option during this six-month period, Auctentia will be obligated to purchase the selling shareholders' remaining equity interest in Corinphila.

      In connection with our execution and delivery of the share purchase agreement, we agreed to become a party to the shareholders' agreement of Corinphila Auktionen, dated as of September 19, 2002, by and among Auctentia, and certain shareholders of Corinphila, as if we, and not Auctentia, were originally a party thereto. The parties to the Corinphila shareholders' agreement have agreed that certain board and stockholder actions of Corinphila may be taken only by unanimous vote of Corinphila's directors and stockholders, respectively. The Corinphila shareholders have also agreed that the Corinphila board of directors will be composed of at least five directors, three of whom will be appointed by Auctentia and, after the closing of the share purchase transaction, by GMAI, as assignee of Auctentia. At least a majority of the Corinphila board of directors must be Swiss citizens who maintain residency in Switzerland. Prior to transferring any shares of Corinphila, each shareholder must give the other shareholders the right to purchase his or its shares at the lesser of the consideration offered by the third party to the selling shareholder and the book value of the shares. The general effect of the Corinphila shareholders' agreement is to limit our ability to transfer our shares in Corinphila and to control the board and shareholder votes, notwithstanding that we will hold, after the closing, a majority of the issued and outstanding capital stock of Corinphila and elect a majority of the board of directors.

      Corinphila is a party to employment agreements with its managing directors through June 2005. In these agreements, each managing director agreed not to engage in any business that is competitive with the company for a period of two years following the termination date of its employment. Each managing director also agreed not to solicit employees of Corinphila during that period. Corinphila has employment agreements with approximately six other employees.

Auctentia Subastas, S.L.

      Auctentia Subastas, S.L. ("Subastas") is a newly organized Spanish limited liability company. Subastas was formed by Auctentia to segregate Auctentia's auction business from Auctentia's other operations and to conduct the numismatic and philatelic business previously carried out by the "Auctentia Subastas Division" of Auctentia. From January 2001 until December 2002, Auctentia developed, and, in a joint venture with Soler y Llach, conducted stamp and coin auctions under the trademark "Afinsa-Auctions" and poster auctions under the trademark "Auctentia." From January 2003 through the present these auctions have been run by Subastas. The formation of Subastas was part of an overall corporate reorganization by Auctentia in which all of Auctentia's separate businesses were contributed to newly formed subsidiaries leaving Auctentia as a holding company without independent business operations.

      Auctentia has transferred, or by the closing will transfer, to Subastas all of the assets necessary for the operation of this business substantially in the manner in which it has been conducted by the division. The assets that have been or, prior to closing, will be transferred to Subastas to enable Subastas to operate its business include cash contributions to date to Subastas' working capital of EUR 103,006 (US$120,896, based upon currency conversion rate of Euros to U.S. dollars of 1.00 to 1.1736 on May 20, 2003) and other assets consisting primarily of computer hardware and software, including the right to use certain auction management software and the domain name "Afinsa-Auctions.com," valued, in the aggregate, at EUR 352,896 (US$374,303). Subastas has approximately US$441,000 in net tangible assets. Following the closing, Subastas will conduct its operations under the name "Afinsa-Auctions" pursuant to an assignment from Afinsa of the rights to use the name "Afinsa-Auctions", and will hold auctions in Madrid, Barcelona, Porto and Lisbon (Portugal). It is expected that Subastas will continue to focus on high level philately, as the division currently does, but also will expand its operations to the middle and lower market segments, including dealers and collectors, and seek to develop a stronger Internet presence.

      Subastas currently has no employees, but by the closing it is expected that the company will have in place direct contractual arrangements with employees or will have entered into an agreement with Auctentia pursuant to which Auctentia will make certain of its own employees available for the operation of the business.

Heinrich Kohler Auktionshaus GmbH & Co. KG
Heinrich Kohler Briefmarkenhandel GmbH & Co. KG
Heinrich Kohler Verwaltungs GmbH

      Heinrich Kohler Auktionshaus GmbH & Co. KG ("Auktionshaus"), a commercial limited partnership, is the largest philatelic auction house in Germany. It was formed in December 2000 (after having conducted business as sole proprietorship, since 1913) and holds three auctions per year. The company is based in Wiesbaden. Auktionshaus has approximately US$470,000 in net tangible assets.

      Heinrich Kohler Briefmarkenhandel GmbH & Co.KG ("Briefmarkenhandel"), a commercial limited partnership, was founded in 1969. This Company sells stamps and products related to stamps, but has had no significant operations. Briefmarkenhandel has approximately US$80,000 in net tangible assets.

      Heinrich Kohler Verwaltungs GmbH ("Verwaltungs"), a German private limited company, serves solely as the general partner of Auktionshaus and Briefmarkenhandel, with unlimited liability. Verwaltungs is not an operating company and conducts no business activities. Verwaltungs has approximately US$31,000 in net tangible assets.

      In April 2001, Auctentia entered into a purchase and transfer agreement with the other limited liability partner in Briefmarkenhandel and Auktionshaus pursuant to which Auctentia purchased the limited partner's interest in such partnership, as well as its shares in Verwaltungs which was 100% owned by it. The purchase price for all of the interests was DM 5,395,583.00 (US$2,464,163.00 based upon the average currency conversion rate of Deutschemarks to U.S. dollars in April 2001 was DM 1 to US$0.4567), allocated as follows:

      DM 48,895.75 (US$22,330.70) for the shares of Verwaltungs

      DM 48,895.75 (US$22,330.70) for the partnership interest in Briefmarkenhandel

      DM 5,297,791.50 (US$2,419,501.60) for the partnership interest in Auktionshaus

      In connection with the agreement, the seller covenanted that it would not compete with the three companies for a period of three years from the closing of that transaction, through April 2004.

      Auktionshaus currently has contracts with approximately 10 employees. The other two companies have no employees.

Heinrich Kohler Berliner Briefmarken-Auktionen GmbH

      Heinrich Kohler Berliner Briefmarken GmbH ("Berliner") is a German private limited liability company, founded in 1991 by three individuals. In April 2001, Auctentia acquired the shares held by one of the individuals, representing 66.67% of the outstanding stock. The remaining equity is held by the other two individuals. Berliner has approximately US$317,000 in net tangible assets.

      The purchase price for the acquisition was DM 200,000 (US$91,340 based upon the average currency conversion rate of Deutschemarks to U.S. dollars in April 2001 of DM 1 to US$0.4567), all of which has been paid.

      Berliner typically holds two auctions per year, in Berlin. The company specializes in post-1945 German and old Communist Eastern Block countries' philately.

Auctentia Deutschland GmbH

      Auctentia Deutschland GmbH, a German private limited liability company ("Deutschland"), was formed by Auctentia in April 2001. At that time, Deutschland entered into a consulting contract with Auktionshaus pursuant to which Deutschland agreed to provide certain management and auction services to Auktionshaus. In general, Deutschland provides reporting system, account and tax support and advice to Auktionshaus. At present, Auktionshaus is Deutschland's sole customer. Deutschland has approximately $96,000 in net tangible assets.

Comparison of Aggregate Purchase Prices Paid for the Auctentia Subsidiaries

      The aggregate purchase price paid by Auctentia during 2001 and 2002 for the Auctentia subsidiaries was approximately $4,252,856 based on:

      o the acquisition of its 65% interest in Corinphila for US$1,324,050 (CHF 1,950,000, based upon the average currency conversion rate of Swiss francs to U.S. dollars in July 2002 of CHF 1 to US$0.6790);

      o     the aggregate value of the contributions to Subastas of US$373,303;
            and

      o its acquisition of the Kohler subsidiaries in April 2001 for an aggregate purchase price of US$2,464,163 (DM 5,395,583.00, based upon the average currency conversion rate of Deutschemarks to U.S. dollars in April 2001 of DM 1 to US$0.4567).

      Based upon the $1.57 closing trading price of GMAI common stock on January 23, 2003, the date on which GMAI and Auctentia entered into the transaction agreements the 3,729,226 shares of GMAI common stock proposed to be issued by GMAI to Auctentia for the Auctentia subsidiaries pursuant to the share purchase agreement had a value of approximately $5,854,884. Based upon the closing trading price of GMAI common stock on August 1, 2003 of $2.89 per share, GMAI would pay $10,777,463.14 for the Auctentia subsidiaries pursuant to the share purchase agreement. The fair value of the aggregate net tangible assets of the Auctentia subsidiaries is $1,798,000 and the aggregate goodwill allocated to the Auctentia subsidiaries is $5,206,000. The higher purchase price proposed to be paid by GMAI for the Auctentia subsidiaries as compared to the purchase price paid by Auctentia reflects GMAI's view of the value to GMAI of the Auctentia subsidiaries. GMAI believes that synergies will be realized from the acquisitions, including the promotion of GMAI's brand name in Europe and the opening of additional sales and distribution channels in Europe to aggressively promote the Auctentia subsidiaries' services around the world. The acquisition of the Auctentia subsidiaries will allow GMAI to establish an international and global presence in the philatelic auction market. In addition, the acquisition of the companies will present the ability to reduce costs, share future technology-related expenses, and eliminate or vastly reduce GMAI's need to hire outside experts on European collectibles. GMAI believes that through the acquisition of the Auctentia subsidiaries and the resulting entry into and presence in Europe, GMAI's overall purchasing power will increase. In addition, GMAI is acquiring all of the subsidiaries and their business in one transaction as compared to Auctentia's purchasing each interest separately over a two-year period. The higher purchase price to be paid by GMAI reflects a premium for acquiring one developed business rather than spreading out many small acquisitions over time.

Representations and Warranties

      Pursuant to the share purchase agreement, GMAI has made various representations and warranties customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o the absence of certain specified changes or events since the date of the most recent audited financial statements filed with the SEC;

      o the consummation of these transactions not violating its constituent documents or any laws;

      o the absence of consents or approvals needed to consummate the transactions;

      o     the absence of litigation proceedings pending against it;

      o     the accuracy of information contained in this proxy statement;

      o the filing and accuracy of all forms, reports and documents required to be filed by it with the SEC since January 1, 2000; and

      o the receipt of an opinion of its financial advisor, Wharton, to the effect that the transactions contemplated by the share purchase agreement are fair to GMAI's stockholders (other than Auctentia and its affiliates, as to which it expressed no opinion) from a financial point of view.

      Auctentia has also made various representations and warranties with respect to the Auctentia subsidiaries that are customary in transactions of this nature, certain of which are material, including those relating to:

      o the due organization, valid existence, good standing, qualification to do business and other corporate matters of the Auctentia subsidiaries;

      o the existing capital structures, including the number of issued and outstanding shares, the existence of options, warrants and purchase agreements of the Auctentia subsidiaries;

      o the preparation of the financial statements of the Auctentia subsidiaries in accordance with United States generally accepted accounting principles, which fully reflect all liabilities required to be reflected therein and fairly represent the financial position of the Auctentia subsidiaries;

      o the absence of specified changes or events since September 30, 2002 during which the Auctentia subsidiaries have carried on their business in the ordinary course consistent with past practices;

      o the absence of litigation proceedings pending against any of the Auctentia subsidiaries;

      o the good title to or valid leasehold or other interest in all of the Auctentia subsidiaries' real and personal properties;

      o the completion and accuracy of the tax filings and payment of taxes of the Auctentia subsidiaries;

      o     the content, quality and value of the subsidiaries' inventory;

      o     the origination and validity of the receivables and payables;

      o     the accuracy of information contained in this proxy statement; and

      o Auctentia Subastas S.L.'s ownership and right to use all the assets necessary to enable it to conduct the same business that was carried on by the "Auctentia Subastas" division of Auctentia prior to the contribution of such assets by Auctentia to Auctentia Subastas S.L.

      Auctentia has also made various representations and warranties with respect to itself that are customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o its authority to enter into and legal enforceability of the agreements;

      o its ownership of the Auctentia subsidiaries such that it has the right to transfer its interests therein, free of encumbrances; and

      o     the absence of litigation proceedings pending against it.

      The preceding representations and warranties may be material to a shareholder's decision whether to vote for or against the proposed share purchase transaction.

      Auctentia has not made any representations or warranties with respect to any projections concerning the Auctentia subsidiaries or their operations.

Covenants

      Pursuant to the share purchase agreement, GMAI and Auctentia have made various covenants customary in transactions of this nature, including agreements to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals and authorizations and to make all necessary filings to ensure the transactions contemplated by the agreement will be carried out. Auctentia has made similar covenants regarding the Auctentia subsidiaries.

      Furthermore, Auctentia has agreed not to transfer, sell or grant any option to purchase the GMAI common stock it obtains pursuant to the share purchase agreement, or enter into any similar agreement until eighteen months from the date of closing of the share purchase transaction.

      In addition, Auctentia has agreed to vote all shares of GMAI common stock held by it or its affiliates in favor of the issuance of shares necessary to complete the transactions contemplated by the share purchase agreement.

Indemnification

      Pursuant to the share purchase agreement, Auctentia will indemnify GMAI and its affiliates and hold them harmless from any and all claims or damages arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of Auctentia contained in the share purchase agreement. This notwithstanding, Auctentia is not obligated to indemnify GMAI to the extent GMAI suffers damages under the share purchase agreement, and all other agreements between Auctentia and GMAI that are in effect as of the date of the share purchase agreement until such damages are in excess of U.S. $2.5 million. Auctentia's obligation to indemnify shall only apply to damages in excess of such U.S. $2.5 million. GMAI's right to indemnification is its exclusive remedy with respect to any claim whatsoever which it may have against Auctentia arising out of or relating to the share purchase agreement.

      GMAI is required to indemnify Auctentia and its affiliates and hold them harmless from any and all damages incurred or suffered arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of GMAI contained in the share purchase agreement.

Vote Required for Approval of Share Issuance

      The approval of the issuance to Auctentia of the 3,729,226 shares of our common stock will require the affirmative vote of the holders of a majority of the shares of our common stock voting at the special meeting.

      Executive officers and directors of GMAI and their affiliates (including Auctentia and its affiliates) beneficially owning in the aggregate approximately 60% of the outstanding common stock have agreed, subject to certain conditions, to vote in favor of this share issuance and, accordingly, approval by the stockholders is assured.

Closing of the Transactions Contemplated by the Share Purchase Agreement

      Unless the parties agree otherwise, the closing of the transactions contemplated by the share purchase agreement will take place on the day the GMAI stockholders approve, at the special meeting, the issuance to Auctentia of the 3,729,226 shares of our common stock.

                        THE INVENTORY PURCHASE AGREEMENT

      This section describes the material provisions of the inventory purchase agreement. This description is not complete and may not contain all the information that may be important to you. You should carefully read the full text of the inventory purchase agreement which, with the exception of exhibits, is attached as Appendix B to this proxy statement before you decide how to vote.

General

      On January 23, 2003, we entered into an inventory purchase agreement with Auctentia. Pursuant to the inventory purchase agreement, we agreed to acquire from Auctentia all of its right, title and interest to all of the outstanding membership interests of GMAI Auctentia Central de Compras, S.L. ("CdC"), a Spanish limited liability company and subsidiary of Auctentia whose principal assets consist of an inventory of certain stamps, art and other collectibles assets contributed by Afinsa. CdC was formed, in December 2002 solely as a holding company to hold the assets being sold to GMAI. CdC's sole asset is the inventory contributed by Afinsa. CdC does not currently have any business operations, and, historically, has had no operations. CdC's operations will not commence until the inventory purchase transaction closes.

      Auctentia currently holds 100% of the issued and outstanding equity interests of CdC. Upon the closing of the transactions contemplated by the inventory purchase agreement, we will acquire all of Auctentia's right, title and interest to all of the outstanding equity interests currently held by Auctentia in CdC which will then become a wholly-owned subsidiary of us.

      After the closing, it is expected that CdC will be engaged in the sale, marketing, brokering, distribution, promotion and production of owned and third-party collectibles, with an emphasis on specialized philatelic material. It is intended that CdC will use the inventory owned by it immediately following the consummation of the inventory purchase agreement to sell at various auctions run by other subsidiaries of GMAI. Other than immaterial sales, such inventory will not be resold to Auctentia or its affiliates.

      As a condition to closing, CdC will become a party to a purchasing agent agreement with Afinsa. Afinsa is engaged, among other things, in commercial and trading activities involving collectibles throughout Europe, and has business relationships with a substantial number of long-term clients, the ultimate purchasers of the goods to be provided by CdC. Pursuant to the purchasing agent agreement, CdC will act as the exclusive supplier of collectibles for Afinsa on a world-wide basis. The purchasing agent agreement has a five-year term, terminable by either party upon six months' notice after the expiration of the first year of the agreement.

      CdC will manage the inventory acquired pursuant to the inventory purchase agreement and, pursuant to the purchasing agent agreement, manage the supply of collectibles to Afinsa, including verifying and authenticating collectibles it delivers to Afinsa and supplying Afinsa with images and descriptions of the collectibles. Afinsa will have a right of first refusal on all goods sold by CdC. CdC can supply collectibles to third parties provided they have first been offered to and passed on by Afinsa. CdC and Afinsa will agree on the purchase price for each order, and Afinsa will make payment within 30 days after the order is placed. In addition, Afinsa has agreed, subject to certain conditions, to pay to CdC at the end of each year during the term of the agreement an additional amount equal to 5% of the aggregate purchase price of all goods supplied by CdC to Afinsa during the year. A "monitoring committee" will be established comprised of representatives of both CdC and Afinsa for the purposes of ensuring the fulfillment of purchasing agent agreement terms and conditions.

      The relationship between CdC and GMAI is that CdC will become a wholly-owned subsidiary of GMAI if the transaction closes. CdC will have its own employees and manage its own inventory and business. Auctentia will not perform any work or receive any fees from GMAI, or maintain any ownership of CdC.

      At the closing, we will issue to Auctentia 6,444,318 shares of our common stock. If the inventory purchase transaction is completed, Auctentia and its affiliates will beneficially own 12,123,417 shares of GMAI, which would represent approximately 62% of the issued and outstanding shares of GMAI after completion of this transaction. The closing trading price of GMAI's common stock on August 1, 2003, the most recent trading day prior to the date of this proxy statement, was $2.89 per share. Based on this price, the total purchase price that GMAI would pay to Auctentia in the inventory purchase transaction would be $18,624,079.02.

Representations and Warranties

      Pursuant to the inventory purchase agreement, GMAI has made various representations and warranties customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o the absence of certain specified changes or events since the date of the most recent audited financial statements filed with the SEC;

      o the consummation of these transactions not violating its constituent documents or any laws;

      o the absence of consents or approvals needed to consummate the transactions;

      o     the absence of litigation proceedings pending against it;

      o the filing and accuracy of all forms, reports and documents required to be filed by it with the SEC since January 1, 2000; and

      o     the accuracy of information contained in this proxy statement.

      Auctentia has also made various representations and warranties with respect to CdC that are customary in transactions of this nature, certain of which are material, including those relating to:

      o the due organization, valid existence, good standing, qualification to do business and other corporate matters of CdC;

      o the existing capital structure, including the number of issued and outstanding membership or other interests of CdC;

      o the lack of assets of CdC other than those being sold pursuant to the inventory purchase agreement, to which CdC has good title, free and clear of all encumbrances;

      o     the absence of litigation proceedings pending against CdC;

      o the completion and accuracy of the tax filings and payment of taxes of CdC; and

      o     the accuracy of information contained in this proxy statement.

      Auctentia has also made various representations and warranties with respect to itself that are customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o the authority to enter into and legal enforceability of the agreements;

      o ownership of CdC such that Auctentia has the right to transfer its interest therein, free of encumbrances; and

      o     the absence of litigation proceedings pending against it.

      The preceding representations and warranties may be material to a shareholder's decision whether to vote for or against the inventory purchase transaction.

      Auctentia has not made any representations or warranties with respect to any projections regarding CdC.

Covenants

      Pursuant to the inventory purchase agreement, GMAI and Auctentia have made various covenants customary in agreements of this nature, including agreements to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals and authorizations and to make all necessary filings to ensure the transactions contemplated by the agreement will be consummated. In addition, Auctentia has agreed to vote all shares of GMAI common stock held by it or its affiliates in favor of the issuance of shares necessary to complete the transactions contemplated by the inventory purchase agreement at the special meeting.

Indemnification

      Auctentia is required to indemnify GMAI and its affiliates and hold them harmless from any and all claims arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of Auctentia contained in the inventory purchase agreement to the extent that GMAI actually suffers such damages under the inventory purchase agreement, and, damages under it and all other agreements between Auctentia and GMAI that are in effect as of the date of the inventory purchase agreement are in excess of U.S. $2.5 million. Auctentia's obligation to indemnify only arises with respect to damages in excess of U.S. $2.5 million. GMAI's right to indemnification is its exclusive remedy with respect to any claim whatsoever which it may have against Auctentia arising out of or relating to the inventory purchase agreement.

      GMAI is required to indemnify Auctentia and its affiliates and hold them harmless from any and all damages incurred or suffered arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of GMAI contained in the inventory purchase agreement.

Vote Required for Approval of Share Issuance

      The approval of the issuance to Auctentia of the 6,444,318 shares of our common stock will require the affirmative vote of the holders of a majority of the shares of our common stock voting at the special meeting.

      Executive officers and directors of GMAI and their affiliates (including Auctentia and its affiliates) beneficially owning in the aggregate approximately 60% of the outstanding common stock have agreed, subject to certain conditions, to vote in favor of issuance of this share issuance and, accordingly, approval by the stockholders is therefore assured.

Appraisal

      GMAI has obtained an appraisal, dated December 16, 2002, of CdC's stamp inventory, conducted by Scrivener's. In appraising the stamp inventory, Scrivener's divided the inventory into groups and appraised individual random selections within each group. Scrivener's appraised the stamp inventory based upon auction realizations, current price realizations on eBay, wholesale transactions and discounted retail listings. According to this appraisal, the fair market value of the stamp inventory at that date is $10,320,000. GMAI believes that the fair market value of the art inventory is approximately $1,250,000. Initially, prior to entering into the inventory purchase agreement, GMAI valued the art portion of the inventory at $1,250,000. Subsequently, on March 24, 2003, the Company obtained an appraisal from Scrivener's as to the fair market value of the art portion of the inventory. According to the appraisal, the fair market value of the art inventory is $1,300,000. A copy of the written appraisals of Scrivener's with respect to the stamp inventory and the art inventory, and the assumptions made matters considered and limitations on the reviews undertaken, are included as Appendix H and Appendix I, respectively, with this proxy statement and should be read carefully in their entirety. Scrivener's has consented to the use of its appraisal in this proxy statement.

Closing of the Transactions Contemplated by the Inventory Purchase Agreement

      Unless the parties agree otherwise, the closing of the transactions contemplated by the inventory purchase agreement will take place on the day the GMAI stockholders approve, at the special meeting, the issuance to Auctentia of the 6,444,318 shares of our common stock.

                           THE SUBSCRIPTION AGREEMENT

      This section describes the material provisions of the subscription agreement. This description is not complete and may not contain all the information that may be important to you. You should carefully read the full text of the subscription agreement which, with the exception of exhibits, is included as Appendix C to this proxy statement before you decide how to vote.

General

      On January 23, 2003, we entered into a subscription agreement with Auctentia. Pursuant to the subscription agreement, Auctentia agreed to purchase, and we agreed to sell to Auctentia, 2,826,456 shares of our common stock, for a purchase price of the Euro equivalent of US $5.0 million, or $1.769 per share. If the subscription transaction is completed, Auctentia and its affiliates will beneficially own 8,505,555 shares of GMAI, which would represent approximately 53% of the issued and outstanding shares of GMAI after completion of this transaction. The closing trading price of GMAI's common stock on August 1, 2003, the most recent trading day prior to the date of this proxy statement, was $2.89 per share. Based on this price, the value of the shares of common stock that GMAI would issue to Auctentia in the subscription transaction would be $8,168,457.84. If we complete the acquisition of CdC on or before the closing date pursuant to the inventory purchase agreement, we have agreed that Auctentia will pay the $5,000,000 cash consideration directly to CdC for its use as working capital.

Representations and Warranties

      Pursuant to the subscription agreement, GMAI has made various representations and warranties that are customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o the absence of certain specified changes or events since the date of the most recent audited financial statements filed with the SEC;

      o the consummation of these transactions not violating its constituent documents or any laws;

      o the absence of consents or approvals needed to consummate the transactions;

      o     the absence of litigation proceedings pending against it;

      o the filing of forms, reports and documents required to be filed by it with the SEC since January 1, 2000; and

      o     the accuracy of information contained in this proxy statement.

      Auctentia has also made various representations and warranties with respect to itself that are customary in transactions of this nature, certain of which are material, including those relating to:

      o its due organization, valid existence, good standing, qualification to do business and other corporate matters;

      o its authority to enter into and legal enforceability of the agreements; and

      o the absence of consents or approvals needed to consummate the transaction.

      The preceding representations and warranties may be material to a shareholder's decision whether to vote for or against each of the proposed transactions.

Covenants

      Pursuant to the subscription agreement, GMAI and Auctentia have made various covenants, including, agreements to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals and authorizations and to make all necessary filings to ensure the transactions contemplated by the agreement will be carried out. In addition, Auctentia has agreed to vote all shares of GMAI common stock held by it or its affiliates in favor of the issuance of shares necessary to complete the transactions contemplated by the subscription agreement at the special meeting.

Indemnification

      Under the subscription agreement, GMAI is required to indemnify Auctentia and its affiliates from any and all claims and damages they incur arising out of or relating to any breach or inaccuracy of any representation, warranty or covenant of GMAI contained in the subscription agreement or any instruments delivered by GMAI pursuant thereto.

Vote Required for Approval of Share Issuance

      The approval of the issuance to Auctentia of the 2,826,456 shares of our common stock will require the affirmative vote of the holders of a majority of the shares of our common stock voting at the special meeting.

      Executive officers and directors of GMAI and their affiliates (including Auctentia and its affiliates) owning in the aggregate approximately 60% of the outstanding common stock have agreed, subject to certain conditions, to vote in favor of issuance of this share issuance and, accordingly, approval by the stockholders is therefore assured.

Closing of the Transactions Contemplated by the Subscription Agreement

      Unless the parties agree otherwise, the closing of the transactions contemplated by the subscription agreement will take place on the day the GMAI stockholders approve, at the special meeting, the issuance to Auctentia of the 2,826,456 shares of our common stock.

Use of Proceeds

      The proceeds received by GMAI pursuant to the subscription agreement will be used to purchase inventory, fund auction advances and for other working capital purposes of CdC.

                              THE VOTING AGREEMENT

      This section describes the material provisions of the voting agreement. This description is not complete and may not contain all the information that may be important to you. You should carefully read the full text of the voting agreement which is included as Appendix D to this proxy statement before you decide how to vote.

      In connection with the execution of the share purchase agreement, the inventory purchase agreement and the subscription agreement, Auctentia entered into a voting agreement with Greg Manning, the president, chief executive officer and a director of GMAI, Gregory N. Roberts, a director of GMAI and the president of Spectrum Numismatics, Inc., a subsidiary of GMAI, and James Reiman, an executive vice president of GMAI, who are also stockholders of GMAI. These stockholders beneficially own in the aggregate 2,141,026 shares of our common stock representing approximately 17% of the outstanding common stock of GMAI as of May 21, 2003. Each signing stockholder has agreed to vote all shares of our common stock held by him in favor of the approval of the issuance and delivery of the shares of our common stock to Auctentia pursuant to the share purchase agreement, the inventory purchase agreement and the subscription agreement. The signing stockholders have also agreed not to transfer, pledge or assign any of their shares to a transferee, unless the transferee agrees to be bound by the terms of the voting agreement, or to grant any proxy or authorization to any person with respect to the voting of the stockholder's shares.

      The general effect of the voting agreement, together with the fact that Auctentia and its affiliates beneficially own approximately 43% of the issued and outstanding common stock of GMAI as of May 21, 2003 and that Auctentia has also agreed to vote all of its shares of stock in favor of each of the share issuances, is to assure that GMAI stockholder approval for each of the share issuances will be obtained. The voting agreement will terminate upon the earlier to occur of the closing of all the transactions contemplated by the share purchase agreement, the inventory purchase agreement and the subscription agreement, or the date of termination of any of these agreements according to their respective terms.

                        THE REGISTRATION RIGHTS AGREEMENT

      This section describes the material provisions of the form of registration rights agreement. This description is not complete and may not contain all the information that may be important to you. You should carefully read the full text of the form of registration rights agreement which is included as Appendix E to this proxy statement before you decide how to vote.

      In connection with the execution of the share purchase agreement, the inventory purchase agreement and the subscription agreement, we agreed to enter into a registration rights agreement with Auctentia. The number of shares of GMAI common stock subject to the registration rights agreement is 18,562,719 shares, which includes 126,833 warrants to acquire shares of GMAI common stock. This represents approximately 72% of the 25,948,522 shares of GMAI common stock that will be issued and outstanding after the transactions close.

      Upon demand by Auctentia, we will be required to effect up to six registrations which may be a shelf registration or an underwritten public offerings of shares of our common stock. We will not be required to effect any demand registration made within 120 days after the effective date of a registration statement effected pursuant to a previous demand registration. The right of a holder to an underwritten registration is conditioned upon the holder's participation in the underwriting and the inclusion of the holder's registrable securities in the underwriting and upon the completion by the holder of all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of the underwriting arrangements.

      If we propose to register any of our securities under the Securities Act of 1933 for the account of GMAI, for sale in an offering to be made either on a continuous basis pursuant to Rule 415 or in an underwritten public offering, we will be required to give Auctentia notice of the registration. We will be required to give Auctentia the opportunity to include the registrable securities in our registration statement. This right of participation is subject to customary cutbacks if the managing underwriters for the offering advise us that the size of the proposed offering is sufficiently large to adversely affect the proposed offering.

      We will be permitted to suspend the use of any registration statement for a period not to exceed 60 consecutive days or an aggregate of 90 days in any 12-month period if at any time (and for so long as) the continued use of the registration statement would require GMAI to disclose a material financing, acquisition, or other transaction or any other material non-public information, the disclosure of which the board of directors of GMAI determines in good faith is not in the best interests of GMAI or our stockholders. During any suspension, GMAI is not contractually required to maintain the effectiveness of any registration statement.

      We will pay all registration fees and expenses, whether or not any registration statement is filed or becomes effective.

    SELECTED PRO FORMA FINANCIAL DATA OF GMAI AND THE AUCTENTIA SUBSIDIARIES

      The unaudited pro forma condensed combined financial statements assume a business combination between GMAI and the following wholly or majority owned subsidiaries of Auctentia, S.L., a wholly owned subsidiary of Afinsa which are proposed to be sold to GMAI pursuant to the share purchase agreement: H. Kohler Berliner Briefmarken Auktionen GmbH, Kohler Auktionshaus GmbH, H Kohler Verwaltungs Gmbh, H. Kohler Briefmarkenhandel GmbH, Corinphila Auktionen AG, Auctentia Subastas S.L. and Auctentia Deutschland GmbH (the "Auctentia subsidiaries").

      The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of GMAI and the Auctentia subsidiaries, giving effect to the share purchase transaction as if it had occurred on July 1, 2001 and reflects the pro forma adjustments to give effect to the share purchase transaction. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of GMAI and the historical consolidated balance sheet of the Auctentia subsidiaries, giving effect to the share purchase transaction as if it had been consummated on March 31, 2003 and reflects the pro forma adjustments to give effect to the share purchase transaction and the other transactions. You should read this information in conjunction with:

o the accompanying notes to the unaudited pro forma condensed combined financial statements;

o the separate historical unaudited financial statements of GMAI as of and for the nine months ended March 31, 2003 included in GMAI's Quarterly Report on Form 10-Q for the period ended March 31, 2003, which is included with this proxy statement as Appendix J.

o the separate historical audited financial statements of GMAI as of and for the year ended June 30, 2002, included in GMAI's Annual Report on Form 10-K for the year ended June 30, 2002, which has been included with the proxy materials.

o the separate historical audited financial statements of the Auctentia subsidiaries as of and for the nine-month period ended March 31, 2003 and unaudited financial statements for the nine month period ended March 31, 2002, which have been included with the proxy materials.

o the separate historical audited financial statements of the Auctentia subsidiaries as of and for the year ended June 30, 2002, which are included in this proxy statement.

      We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what GMAI's financial position or results of operations actually would have been had it completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

                    PRO FORMA FINANCIAL INFORMATION FOR GMAI

                     Unaudited Pro Forma Condensed Combined
                             Statement of Operations
                  (amounts in thousands except per share data)
                        For the year ended June 30, 2002

                                   Historical

                                                                          Corinphila
                                          Greg Manning     Auctentia      Auktionen      Pro Forma     Pro Forma
                                            Auctions      Subsidiaries      AG***       Adjustments    Combined
Operating Revenue
  Sales of Merchandise                      $ 76,616        $   270        $    --                     $ 76,886
  Commissions earned                           4,161          3,308          2,261                        7,469
  Revenues-related parties                        --            496                                       2,756
                                            --------        -------        -------        ------       --------
              Total Revenue                   80,777          4,073          2,261            --         87,111
Cost of merchandise sold                      71,966            236             --                       72,202
                                            --------        -------        -------        ------       --------
Gross Profit                                   8,811          3,837          2,261            --         14,908
                                            --------        -------        -------        ------       --------
Operating expense
      General and administrative               5,511          2,369            971                        8,851
      Depreciation and amortization            1,416             61            115            --          1,593
      Intangible impairment                    4,741             --             --                        4,741
      Salaries and Wages                       4,530          1,119            944                        6,593
      Marketing                                1,578             --             --                        1,578
      Other expenses                               6             --             --            --              6
                                            --------        -------        -------        ------       --------
 Total operating expenses                     17,782          3,549          2,030            --         23,361
                                            --------        -------        -------        ------       --------

Operating (Loss) Income                       (8,971)           288            230            --         (8,453)

Other Income (Expenses)
      Interest Income                            124             55             53                          232
      Interest expense                          (837)           (23)           (10)           --           (869)
      Loss from operations of equity
      method Investee                           (250)            --             --                         (250)
                                            ---------       -------        -------        ------       ---------
(Loss) Income before income taxes             (9,934)           320            274            --         (9,341)
Provision for (Benefit from) Income
taxes                                          3,243            131             71                        3,444
                                            --------        -------        -------        ------       --------
Net Loss                                     (13,177)           189            203            --        (12,785)
                                            ========        =======        =======        ======       ========
Basic and Diluted Earnings (loss) per
share:
  Weighted average shares
  outstanding                                 12,469                                      13,000(5)      25,469(5)
  Earnings (loss) per share                 $  (1.06)                                                     (0.50)(6)

*** During the quarter ended September 30, 2002, Auctentia acquired 65% of Corinphila Auktionen AG, Zurich ("Corinphila"). The Unaudited Pro Forma statement of operations of Corinphila for the year-ending June 30, 2002 have been separately stated. The Unaudited Pro Forma statement of operations for Corinphila for the nine months ending March 31, 2003 have been included in the operations of the Auctentia Subsidiaries.

      See Notes to the Accompanying Pro Forma Condensed Combined Financial Statements

                     Unaudited Pro Forma Condensed Combined
                             Statement of Operations
                  (amounts in thousands except per share data)
                    For the nine months ended March 31, 2003

                                   Historical

                                                         Greg Manning       Auctentia        Pro Forma      Pro Forma
                                                        Auctions, Inc.     Subsidiaries     Adjustments      Combined
Operating Revenue
          Sales of  merchandise                            $ 68,446          $ 1,350                         $ 69,796
          Commissions earned                                  2,918            1,187                            4,105
          Revenues-related party                                 --            1,385                            1,385
                                                           --------          -------          ------         --------
                     Total Revenue                           71,364            3,922              --           75,286

Cost of merchandise sold                                     63,255            1,152                           64,407
Cost of merchandise sold-related parties                         --               28                               28
                                                           --------          -------          ------         --------
                                                             63,255            1,180                           64,435

Gross Profit                                                  8,109            2,742              --           10,851

Operating expense
          General and administrative                          3,773            1,507                            5,280
          Depreciation and amortization                         365              184                              549
          Intangible impairment                                  --               --                               --
          Salaries and Wages                                  3,547            1,479                            5,026
          Marketing                                           1,146              455                            1,601
          Other expenses                                                          (4)                              (4)
                                                           --------          -------          ------         --------
Total operating expenses                                      8,831            3,620              --           12,451

Operating income (loss)                                        (722)            (878)             --           (1,600)

Other Income (expense)
          Interest Income                                       115               45                              160
          Interest expense                                     (664)             (35)                            (699)

          Gain on sale of investee - related party            2,035               --                            2,035
                                                           --------          -------          ------         --------

Income (loss) before income taxes                               764             (868)             --             (104)

Provision for (Benefit from) Income taxes                        --              118              --              118
                                                           --------          -------          ------         --------
Net Income (loss)                                               764             (986)             --             (222)
                                                           ========          =======          ======         ========
Basic and Diluted Earnings (loss) per share:
          Weighted average shares outstanding -
          Basic                                              12,704                           13,000           25,704
          Earnings (loss) per share - Basic                $   0.06                                          $  (0.09)
          Weighted average shares outstanding -
          Diluted                                            12,758                           13,000           25,704
          Earnings (loss) per share - Diluted              $   0.06                                          $  (0.09)

      See Notes to the Accompanying Pro forma Condensed Combined Financial Statements

                     Unaudited Pro Forma Condensed Combined
                                  Balance Sheet
                  (amounts in thousands except per share data)
                                 March 31, 2003

                                   Historical

                                                       Greg Manning        Auctentia           Pro Forma        Pro Forma
                                                       Auctions, Inc.     Subsidiaries        Adjustments       Combined
                     Assets

Current Assets

Cash and Cash Equivalents                                  $  1,148          $ 1,255                            $ 2,403
Accounts Receivable, net                                                          --                                 --
  Auctions and Trade Receivables                              7,992            1,945                              9,937
  Advances to Consignors                                        950               --                                950
  Related parties                                                88              386                                474
Inventory                                                    12,583              786(5)          10,118          23,487
Investments                                                                       17                                 17
Prepaid Expenses                                                886              135                              1,021
                                                           --------          -------            -------         -------
  Total Current Assets                                       23,647            4,525             10,118          38,289

Property and Equipment, Net                                     776              958                              1,734
Goodwill and other purchased intangibles, Net                 2,535               --(1)           5,206           7,741

Marketable Securities                                            52               --                                 52
Other Non-Current Assets                                                          --                                 --
  Loans Receivable - Related Party                              600               --                                600
  Inventory                                                   1,400               --                              1,400
  Other                                                         209               --                                209
                                                           --------          -------            -------         -------
                        Total Assets                       $ 29,219          $ 5,482            $15,324         $50,025
                                                           ========          =======            =======         =======

      Liabilities and Stockholders' Equity

Current Liabilities

Demand Notes Payable                                       $    140          $    --                            $   140
Notes Payable and Capital Leases                              5,266              792                              6,058
Payable to Third Party Consignors                             3,328               --                              3,328
Accounts Payable                                              6,521              623                              7,144
Accrued Expenses                                                513            2,119                              2,632
Due to related parties                                          986              150                              1,136
                                                           --------          -------            -------         -------
  Total Current Liabilities                                  16,754            3,684                 --          20,438
Notes Payable - Long Term                                        65               --                                 65
Due to related parties                                           --               --                                 --
                                                           --------          -------            -------         -------
  Total Liabilities                                          16,819            3,684                 --          20,503

Stockholders' Equity                                         12,400            1,798(a)          (1,798)         12,400
                                                                                    (1)           7,004           7,004
                                                                                    (5)          10,118          10,118
                                                                                                                     --
                                                                                                                     --

  Total Liabilities and Stockholders' Equity               $ 29,219          $ 5,482            $15,324         $50,025
                                                           ========          =======            =======         =======

      See Notes to the Accompanying Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Dollar amounts in thousands, except for per share or as noted)

1. Basis of Presentation

      The acquisition will be accounted for as a purchase by GMAI under accounting principles generally accepted in the United States of America. We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with GMAI treated as the acquirer. Accordingly, GMAI's cost to acquire the Auctentia subsidiaries will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The final allocation is dependent upon completion of certain valuations. For purpose of this pro forma analysis the purchase price has been allocated based upon preliminary estimates. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

2. Purchase Price

      The following is a preliminary estimate of the purchase price for the Auctentia subsidiaries:

Number of shares issued in exchange for
equity interest of seven of Auctentia's
operating subsidiaries ..........................................      3,729,226

Share price (1) .................................................     $     1.61
                                                                      ----------

Purchase price ..................................................     $    6,004

Estimated transaction costs .....................................          1,000
                                                                      ----------

Estimated purchase price ........................................     $    7,004
                                                                      ==========

Estimated Purchase Price:
Fair value of net assets acquired ...............................     $    1,798

Goodwill ........................................................          5,206
                                                                      ----------

Estimated Purchase Price ........................................     $    7,004
                                                                      ==========

(1) The price per share of $1.61 is based on the average market price per share from January 21, 2003 through January 27, 2003, two days before and after January 23, 2003, the date the transaction agreements were entered into. The closing trading price of GMAI's common stock on August 1, 2003 was $2.89 per share.

3. Accounting Policies and Financial Statement Classifications

      Upon completion of the acquisition, GMAI and the Auctentia subsidiaries will review their accounting policies and financial statement classifications. As a result of that review, it may become necessary to make certain reclassifications to the combined company's financial statements to conform to those accounting policies and classifications that are determined to be more appropriate.

4. Pro Forma Adjustments

      Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a) Record excess purchase price paid over the fair market value of the assets acquired and to eliminate the historical equity values of Auctentia subsidiaries upon consolidation. (See Note 2 for calculation of goodwill).

(b) Concurrent with the share purchase agreement the Company entered into an inventory purchase agreement in which the Company agreed to purchase inventory valued, by appraisals, at $11,400 through the acquisition of the outstanding interests of GMAI Auctentia Central de Compras, S.L. ("CdC"). During December 2002, CdC was formed for the sole purpose of being a holding company, which was used to facilitate this transaction. CdC's sole asset is inventory. The operations of CdC will commence upon the closing of this transaction following approval of this transaction by the shareholders. There are no historical business operations of CdC. The fair value of the philatelic inventory was based upon a third party appraisal and the fair value of the art inventory was based on management's appraisal. On the date the transaction agreements were entered into, the closing trading price of the company's common stock on the NASDAQ National Market was $1.57; as such, the inventory, for pro forma purposes, is $10,118 (based upon 6,444,318 shares at $1.57 per share).

5. Subscription Agreement

      The Company entered into a subscription agreement for the sale of 2,826,456 shares of stock for $5,000 concurrently with the share purchase agreement and inventory purchase agreement. The proceeds from the subscription agreement will be used by the Company to purchase inventory, fund auction advances, and for other working capital purposes of CdC. This agreement is not reflected in the pro forma financial statements.

6. Basic and Diluted Earnings (Loss) per share

      The pro forma combined basic and diluted earnings (loss) per share assumes the issuance of 13,000,000 shares related to all of the three proposed transaction agreements above as if the transactions had occurred on July 1, 2001.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF GMAI

      The selected historical financial information for GMAI for the five fiscal years ended June 30, 2002 was derived from GMAI's audited consolidated financial statements. The selected historical financial information for GMAI for the nine months ended March 31, 2003 and 2002 was derived from GMAI's unaudited consolidated financial statements. This information should be read in conjunction with the historical financial statements and related notes included in or accompanying this proxy statement and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by GMAI with the SEC. See "Where You Can Find More Information."

                           Greg Manning Auctions, Inc.

                    Selected Historical Financial Information
                  (Amounts in thousands, except per share data)

                                 For the Nine Months                          For the Years Ended
                                    Ended March                                     June 30,
                                ---------------------     ---------------------------------------------------------------

Consolidated Statement of
Operations Data:                  2003         2002         2002         2001         2000        1999(1)          1998
                                ---------------------     ---------------------------------------------------------------
Net Revenues                    $ 71,364     $ 58,169     $ 80,777     $ 67,396     $ 62,379     $ 77,484        $  8,690

Cost of merchandise sold          63,255       50,934       71,966       62,354       50,559       65,741           4,569
                                --------     --------     --------     --------     --------     --------        --------

Gross Profit                       8,109        7,235        8,811        5,042       11,820       11,743           4,121

Operating expenses                 8,831        8,928       17,782       16,682       15,223       11,908           4,847
                                --------     --------     --------     --------     --------     --------        --------

Loss from operations                (722)      (1,693)      (8,971)     (11,640)      (3,403)        (165)           (726)

Other (expenses) income            1,486         (723)        (963)      (6,097)      (1,927)       1,449             439
                                --------     --------     --------     --------     --------     --------        --------

(Loss) income before taxes           764       (2,416)      (9,934)     (17,727)      (5,330)       1,284            (287)

(Provision for) benefit from
income taxes                          --         (200)      (3,243)       1,404        1,661         (461)             55
                                --------     --------     --------     --------     --------     --------        --------

Net (Loss) income               $    764     $ (2,616)    $(13,177)    $(16,323)    $ (3,669)    $    823        $   (232)
                                ========     ========     ========     ========     ========     ========        ========

Basic and Diluted (Loss)
Earnings per share              $   0.06     $  (0.21)    $  (1.06)    $  (1.58)    $  (0.38)    $   0.11        $  (0.05)
                                ========     ========     ========     ========     ========     ========        ========

                                    Amounts as of
                                      March 31,                                      Amounts as of June 30,
                                ---------------------                  --------------------------------------------------

Consolidated Balance
Sheet Data:                       2003         2002         2002         2001         2000        1999(1)          1998
Current Assets                  $ 23,647     $ 22,117     $ 22,117     $ 25,971     $ 33,265     $ 33,967        $ 12,465

Total Assets                    $ 29,219     $ 27,348     $ 27,348     $ 40,452     $ 55,443     $ 46,772        $ 18,663

Current Liabilities             $ 16,754     $ 15,576     $ 15,576     $ 16,885     $ 17,365     $ 22,840        $ 11,010

Total Liabilities               $ 16,819     $ 15,692     $ 15,692     $ 17,053     $ 17,476     $ 26,445        $ 11,128

Stockholders' Equity            $ 12,400     $ 11,656     $ 11,656     $ 23,399     $ 37,967     $ 20,327        $  7,536

(1) All 1999 amounts reflect the acquisition of Spectrum Numismatics International, Inc., which was accounted for using the pooling of interest method of accounting as if it had been acquired July 1, 1998, and also include the operations of Teletrade, Inc. (which was accounted for using the purchase method of accounting) from November 1, 1998.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS OF GMAI

Overview

      The following discussion and analysis should be read with the consolidated financial statements and Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 included with this proxy statement and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 attached to this proxy statement as Appendix J. (Dollars are stated in thousands except as noted or per share information.)

General

      The Company operates in one segment consisting of various collectibles,which are summarized in the accompanying table:

                                          (Amounts in thousands except as noted
                                                 or per share information)
                                                 For the Nine Months Ended
                                         ---------------------------------------
                                              March 31,            Percentages
                                         ------------------       --------------
                                          2002        2003        2002      2003
                                         ------      ------       ----      ----
Aggregate Sales                          71,467      84,005       100%      100%
                                         ======      ======       ===       ===

By Source:
      A. Auction                         16,137      15,559        23%       19%
      B. Sales of Inventory              55,330      68,446        77%       81%
                                         ------      ------       ---       ---

                                         71,467      84,005       100       100%
                                         ======      ======       ===       ===

By Market:
      Philatelics                         7,674      10,929        11%       13%
      Numismatics                        55,791      70,602        78%       84%
      Sports Collectibles                 2,743       2,338         4%        3%
      Art                                    36          42         0%        0%
      Other Collectibles                  5,223          94         7%        0%
                                         ------      ------       ---       ---

                                         71,467      84,005       100%      100%
                                         ======      ======       ===       ===

      Aggregate sales consist of the aggregate proceeds realized from the sale of property, which include the Company's commissions when applicable. Property sold by the Company is either consigned to it by the owner of the property, or is owned by the Company directly. Aggregate sales of the Company's inventory are classified as such without regard as to whether the inventory was sold at auction or directly to a customer. Aggregate sales by auction and by private treaty represent the sale of property consigned by third parties.

      The Company's revenues are represented by the sum of (a) the proceeds from the sale of the Company's inventory, and (b) the portion of sale proceeds from auction or private treaty that the Company is entitled to retain after remitting the sellers' share, consisting primarily of commissions paid by sellers and buyers. Generally, the Company earns a commission from the seller of 5% to 15% (although the commission may be slightly lower on high value properties) and a commission of 10% to 15% from the buyers.

      The Company's operating expenses consist of the cost of sales of the Company's inventory and general and administrative expenses and marketing expenses. General and administrative expenses are incurred to pay employees and to provide support and services to those employees, including the physical facilities and data processing. Marketing expenses are incurred to promote the services of the Company to sellers and buyers of collectibles through advertising and public relations, producing and distributing its auction catalogs and conducting auctions.

Results of Operations (Dollar amounts in thousands except as noted or per share information)

Revenues:

Three months ended March 31, 2003 compared with the three months ended March 31, 2002

      The Company recorded an increase in net revenues of approximately $4,542 (20%) from approximately $22,053 for the three months ended March 31, 2002 to approximately $26,595 for the three months ended March 31, 2003.

      Sales of owned inventory increased during the current period by approximately $4,655 (22%) and commissions earned decreased $113 (10%). The majority of the increase in sales of owned inventory was the result of increased coin sales of $4,169, which included approximately $3,677 of sales to its major customer with the remaining increase reflecting a general increase in the market for collectible coins. This increase was augmented by an increase of sales of stamps of approximately $718 in the quarter ended March 31, 2003. There was a minor decrease in the sale of sports for the quarter ended March 31, 2003 as compared to the quarter ended March 31, 2002.

      Gross profit increased approximately $559 (21%) from approximately $2,650 for the three months ended March 31, 2002 to approximately $3,209 for the three months ended March 31, 2003. Gross profit margins were 12% for the three months ended March 31, 2002 and 2003, respectively.

Operating Expenses:

      The Company's operating expenses increased approximately $54 (2%) during the three months ended March 31, 2003 as compared to the same period in the prior year. Marketing expenses increased approximately $33 (8%), depreciation and amortization decreased approximately $222 (65%), salaries and wages increased approximately $139 (13%) and general and administrative expenses increased approximately $104 (9%). The increase in costs particularly salaries were due to the Company looking to expand the coin and stamp sales into new areas and the increase in overall revenue was reflective of that investment.

      These increased costs, although relatively minor, in combination with the large revenue increase, had the effect of decreasing operating costs as a percentage of operating revenue from 12% during the three months ended March 31, 2002 to 10% for the same period ended March 31, 2003. As compared to aggregate sales, these costs decreased slightly from 11% in March 2002 to 10% in 2003.

Interest Expense:

      Interest expense (net of interest income) for the three months ended March 31, 2003 increased approximately $5 from approximately $160 to approximately $165.

Provision for Income Taxes:

      The Company's effective tax rates for the three month periods ended March 31, 2002 and 2003 were approximately 0%, respectively. The rate is based on a full valuation allowance provided for all deferred tax attributes. This rate may change during the remainder of 2003 if operating results or acquisition related costs differ significantly from current projections.

Net Income (Loss):

      The Company's increase in operating profit of approximately $505 in addition to the gain of $2,035 for the sale of its investment in GMAI-Asia to Afinsa (related party) and offset by an increase in interest expense net of interest income of approximately $5 resulted in a net gain before income taxes of approximately $2,535 for the current three month period as compared to the three months ended March 31, 2002, from a loss of approximately $464 to a profit of approximately $2,071 for the three months ended March 31, 2002 and 2003, respectively.

Nine months ended March 31, 2003 compared to nine months ended March 31, 2002

Revenues:

      The Company recorded an increase in net revenues of approximately $13,195 (23%) from approximately $58,169 for the nine months ended March 31, 2002 to approximately $71,364 for the nine months ended March 31, 2003.

      Sales of owned inventory increased during the nine months ended March 31, 2003 by approximately $13,116 (24%) and commissions earned increased $79 (3%). The increase in sales of owned inventory was the result of increased coin sales of $14,811, which included approximately $10,345 of sales to its major customer with the remaining increase reflecting a general increase in the market for collectible coins. There was also an increase of approximately $3,255 in sales of stamps due in large part to stronger stamp sales particularly in the nine months ended March 31, 2003. There was a reduction in other collectibles of approximately $5,129 from the nine months ended March 31, 2002 compared to the nine months ended March 31, 2003 due to the sale of the comic division in the fiscal quarter ended December 31, 2002. There was also a small decrease in the sale of sports memorabilia, which was reflective of the general slow down in that market.

      Gross profit increased approximately $874 (12%) from approximately $7,235 for the nine months ended March 31, 2002 to approximately $8,109 for the nine months ended March 31, 2003. Gross profit margins decreased from 12% to 11% for the nine months ended March 31, 2002 and 2003, respectively.

Operating Expenses:

      The Company's operating expenses decreased approximately $97 (1%) during the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002. Marketing expenses increased approximately $64 (6%), depreciation and amortization decreased approximately $681 (65%), salaries and wages increased approximately $240 (7%) and general and administrative expenses increased approximately $280 (8%). The increase in marketing expenses and salaries and wages was due to the Company looking to expand the coin and stamp sales into new areas.

      These decreased operating expenses, in combination with revenue increases, had the effect of decreasing operating expenses as a percentage of operating revenue from 15% during the nine months ended March 31, 2002 to 12% for the same period ended March 31, 2003. As compared to aggregate sales, operating expenses decreased from 12% for the nine months ended March 31, 2002 to 11% for the nine months ended March 31, 2003.

Interest Income and Expense:

      Interest expense (net of interest income) for the nine months ended March 31, 2003 increased approximately $76 from approximately $473 to approximately $549.

Provision for Income Taxes:

      The Company's effective tax rates for the nine month period ended March 31, 2002 and 2003 were approximately 0%, respectively. The rate is based on a full valuation allowance provided for all deferred tax attributes. This rate may change during the remainder of 2003 if operating results or acquisition related costs differ significantly from current projections.

Net Income (Loss):

      The Company's decrease in operating losses of approximately $971, offset by an increase in interest expense (net of interest income) of approximately $76, and with an increase of $2,035 for the sale of its investment in GMAI-Asia to Afinsa (a related party) in the nine months ended March 31, 2003 as opposed to a $250 expense for GMAI-Asia in the nine months ended March 31,2002, resulted in an increase in profitability before income taxes of approximately $3,180, from a loss of approximately $2,416 to income of approximately $764 for the nine months ended March 31, 2002 and 2003, respectively.

Fiscal year ended June 30, 2002 compared to fiscal year ended June 30, 2001

Revenues:

      For the year ended June 30, 2002, operating revenues increased approximately $13,381 (20%) to approximately $80,777 compared with approximately $67,396 for the year ended June 30, 2001. This increase is largely attributable to an increase in sales of owned inventory of approximately $14,283 (23%). This increase was entirely the result of higher sales of coins of approximately $22,500. The increase in coin revenue was partially offset by a decrease in commission revenue of approximately $900, a decrease of $4,700 due to the sale of the comic and movie poster division in September 2001 and a decrease of $1,700 due to a softening of the sports market.

      The variation in any year in the composition of total revenues (as between revenues resulting from inventory sales and commissions resulting from consignment sales) is largely a function of availability, market demand and conditions rather than any deliberate attempt by the Company to emphasize one area over the other. Sellers/consignors of property to the Company generally make their own determinations as to whether the property should be sold to the Company for the specified price offered by the Company or offered for sale at auction at a price that cannot be predicted in advance. Such determination is based on the potential risks and rewards involved, and includes an evaluation of the marketability of the property and the potential pool of buyers. The Company engages in a similar analysis in determining whether to acquire inventory for its own account and the price it is willing to pay for such inventory.

      Gross profit increased from approximately $5,042 for the year ended June 30, 2001 to approximately $8,811 for the year ended June 30, 2002. This represents an increase of approximately $3,769 (75%). Included in Cost of Merchandise Sold are reserves recorded to reflect management's estimate of net realizable value of inventories relating to price variability of approximately $1,400, $2,400 and $500 for the years ended June 30, 2002, 2001 and 2000, respectively. The increased gross profit also reflects a stronger realization of inventory value resulting from management's aggressive program to lower inventory balances of poorly performing inventory by selling such inventory to generate cash and meet working capital needs, which was initiated in fiscal 2001. The Company's program consisted of selling inventory in order to generate cash. Inventory turnover in this industry is relatively low because goods are sold depending on market conditions as to not flood the market and are held in inventory until their peak values. The aggressive program also refers to the Company selling inventory to meet working capital needs instead of waiting for peak market conditions. In general, in the collectibles industry, inventory turnover is relatively low, as goods are sold depending on market conditions to avoid flooding the market and with an eye toward holding inventory until it reaches its peak value. Beginning in fiscal year 2001, to generate cash and to meet working capital needs, the Company sold inventory based upon need rather than waiting for values to peak.

Operating Expenses:

      The increase in operating expenses (7%), in combination with the revenue increases (20%) had the effect of decreasing operating costs as a percentage of operating revenue from 25% during the year ended June 30, 2001 to 22% in the year ended June 30, 2002. The Company recorded expenses relating to bad debt of $601 (.61% of aggregate sales) in fiscal 2002 and $415 (.43% of aggregate sales) during fiscal 2001. Over the past five years (including fiscal 2001 and fiscal
2002) the average ratio of bad debt to aggregate sales was less than 1%. The Company's aggregate operating expenses, for the year ended June 30, 2002 totaled approximately $17,782 compared with approximately $16,682 for the year ended June 30, 2001, representing an increase of approximately $1,100 (or 7%). Included in the operating loss for fiscal 2002 are expenses relating to intangible impairments of

$4,741 as compared to $2,158 in fiscal 2001 and although this represents an increase of $2,583 it was offset by reductions in all other expenses. The intangible impairment charges were based on future discounted cash flows as further described in the Company's Critical Accounting Policies. The primary decreases in the operating expenses for the year ended June 30, 2002 from the prior year were decreases in salaries and wages of approximately $633 (12%), a decrease in acquisition and merger costs of $205 (100%) and other expenses decreasing $334 (98%).

Interest Income and Expense:

      Interest expense decreased approximately $591 (41%) to approximately $837 for the year ended June 30, 2002 as compared to that of the previous year. This decrease was attributable to lower average borrowings caused primarily by the repayment of loans as well as a reduction of the loan guarantee fee paid to Greg Manning from $191 in fiscal 2001 to $29 in fiscal 2002. Interest income decreased during the year ended June 30, 2002 by approximately $168 (58%). This was caused by an overall decrease in advances to consignors.

Provision for Income Taxes:

      The Company's effective tax rate (benefit) for the year ended June 30, 2002 and 2001 were approximately 33% and (8%), respectively. The difference relates to an increase in the valuation allowance provided for all deferred tax asset attributes. This rate may change in future periods if operating results or acquisition related costs differ significantly from current projections.

Net Income (Loss):

      The Company recorded a net loss for the year ended June 30, 2002 of approximately $13,177 compared to approximately $16,323 for the year ended June 30, 2001 and reflected a decreased loss of approximately $3,146 (19%) during this period. The increase in gross profit of approximately $3,769 during the year ended June 30, 2002, was the main contributing factor, while a decrease in the loss from operations of investees of approximately $4,701 from fiscal 2001 and an increase in the provision for income taxes (benefit) of approximately $4,647 compared to the previous year offset each other.

Fiscal year ended June 30, 2001 compared to fiscal year ended June 30, 2000

Revenues:

      For the year ended June 30, 2001, operating revenues increased approximately $5,017 (8%) to approximately $67,396 compared with approximately $62,379 for the year ended June 30, 2000. This increase is largely attributable to an increase in sales of owned inventory of approximately $6,670. This increase was primarily the result of higher sales by Spectrum of approximately $2,356, and increased sales of comics and movie posters. These increases were partially offset by a decrease in commission revenue of approximately $1,653, which was primarily the result of decreased commissions earned from Greg Manning Direct Inc. of approximately $1,640.

      The variation in any year in the composition of total revenues (as between revenues resulting from inventory sales and commissions resulting from consignment sales) is largely a function of availability, market demand and conditions rather than any deliberate attempt by the Company to emphasize one area over the other. Sellers/consignors of property to the Company generally make their own determinations as to whether the property should be sold to the Company for the specified price offered by the Company or offered for sale at auction at a price that cannot be predicted in advance. Such determination is based on the potential risks and rewards involved, and includes an evaluation of the marketability of the property and the potential pool of buyers. The Company engages in a similar analysis in determining whether to acquire inventory for its own account and the price it is willing to pay for such inventory.

      Gross profit decreased, from approximately $11,820 for the year ended June 30, 2000 to approximately $5,042 for the year ended June 30, 2001. This represents a decrease of approximately $6,778. Included in Cost of Merchandise Sold are reserves recorded to reflect management's estimate of net realizable value of inventories relating to price variability of approximately $2,400 and $500 for the years ended June 30, 2001 and 2000, respectively. The reduction in gross profit also reflects management's aggressive program to lower inventory balances, which was initiated in 2001. The Company's program consisted of selling inventory in order to generate cash. Inventory turnover is this industry is relatively low because goods are sold depending on market conditions as to not flood the market and are held in inventory until their peak values. The aggressive program also refers to the Company selling inventory to meet working capital needs instead of waiting for peak market conditions.

Operating Expenses:

      The Company's aggregate operating expenses for the year ended June 30, 2001 totaled approximately $16,682 compared with approximately $15,222 for the year ended June 30, 2000, representing an increase of approximately $1,459 (or 10%). Included in the operating loss for fiscal 2001 are expenses relating to intangible impairment of $2,158 and acquisition and merger costs of $205. The primary changes in the operating expenses for the year ended June 30, 2001 from the prior year were decreases in marketing costs of approximately $563 (23%) and general and administrative expenses of approximately $651 (12%), which were partly offset by increases in depreciation and amortization of approximately $554 (55%) and salaries and wages of approximately $342 (7%). These increases in overall costs, in combination with the revenue increases had the effect of increasing operating costs as a percent of operating revenue from 24% during the year ended June 30, 2000 to 25% in the year ended June 30, 2001. The Company recorded expenses relating to bad debts of $415 (.43% of aggregate sales) in fiscal 2001 and $534 (.46% of aggregate sales) during fiscal 2000. Over the past five years, the average ratio of bad debt to aggregate sales was less than 1%.

Interest Income and Expense:

      Interest expense decreased approximately $115 (7%) to approximately $1,428 for the year ended June 30, 2001 as compared to that of the previous year. This decrease was attributable to lower average borrowings caused primarily by the repayment of loans. Interest income decreased during the year ended June 30, 2001 by approximately $161 (36%). This was caused by an overall decrease in advances to consignors.

Provision for Income Taxes:

      The Company's effective tax rate (benefit) for the year ended June 30, 2001 and 2000 were approximately (8%) and (31%), respectively. The difference primarily relates to a valuation allowance provided for net operating loss carryforwards. This rate may change in future periods if operating results or acquisition related costs differ significantly from current projections.

Net Income (Loss):

      The Company recorded a net loss for the year ended June 30, 2001 of approximately $16,323 compared to approximately $3,668 for the year ended June 30, 2000 and reflected an increased loss of approximately $12,655 during this period. The decrease in operating income of approximately $8,237 during the year ended June 30, 2001, coupled with the increase in losses from operations of investees of approximately $4,100 and a decrease in the provision for income taxes (benefit) of approximately $257 compared to the previous year were the main contributors to the change in earnings.

      Of the aforementioned loss from operations of investees, approximately $3,186 relates directly to advances made by GMAI-Asia, to its unconsolidated affiliates, China Everbright Telecommunication Products, Ltd. ("Products") and iAtoZ.Com, Limited ("iAtoZ"). These advances were written off in fiscal 2001; the effect of this write-off on GMAI's fiscal 2001 results was approximately $2,086. The effect on the Company relating to GMAI-Asia's amortization of goodwill expense was approximately $1,200.

European Monetary Union

      The European Monetary Unit (the "euro") was introduced on January 1, 1999 as a wholesale currency. The eleven participating European Monetary Union member countries established fixed conversion rates between their existing currencies and the euro. The existing currencies were used as legal tender through January 1, 2002;

thereafter, on July 1, 2002, the existing currencies were cancelled and euro bills and coins are now used for cash transactions in the participating countries.

      The Company believes that its European financial and cash management operations affected by the euro conversion have adequately been prepared for its introduction. The Company is not able to determine the ultimate financial impact, if any, of the euro conversion on its operations, given that the impact will be dependent upon the competitive situations that exist in the various regional markets in which the Company participates.

Liquidity and Capital Resources

Operating Activities:

      At March 31, 2003, the Company's working capital position was approximately $6,893 compared to approximately $6,541 as of June 30, 2002. This net decrease of approximately $169 was primarily due to increases in prepaid expenses of approximately $506, increases in inventory of approximately $1,158, a decrease in demand notes payable of approximately $1,260 and an increase in loans receivable from a related party of $600. These gains were offset by an increase in accounts payable of approximately $2,459.

      The Company experienced a negative cash flow from operating activities of approximately $437 for the year ended June 30, 2002 as compared to a positive cash flow of approximately $620 for fiscal 2001, a decrease of approximately $1,057. This decrease in cash flow for the year ended June 30, 2002 was primarily attributable to a decline in the net change in inventory of approximately $2,209 as compared to a decrease of $6,248 in year ended June 30, 2001.

      The Company experienced a positive cash flow from operating activities of approximately $620 for the year ended June 30, 2001 as compared to a negative cash flow of approximately $7,639 for fiscal 2000, an increase of approximately $8,259. This increase in cash flow for the year ended June 30, 2001 was primarily attributable to a decrease in inventory of approximately $6,248 and a decrease in advances to consignors of approximately $2,000 offset in part by a decrease in accounts payable to third party consignors of approximately $1,243.

Investing Activities:

      The Company experienced an increase in cash flow from investing activities for the nine months ended March 31, 2003 of approximately $1,654. This was primarily attributable to the proceeds from the sale of an investee to Afinsa (a related party) of $2,035 with a decrease as a result of a loan to a related party of $600 and the acquisition of property and equipment and other purchased intangibles during the year.

      The Company had a negative cash flow from investing activities of approximately $381 for the year ended June 30, 2002 as compared to a negative cash flow of $720 for the year ended June 30, 2001 or an increase of $339. The reduction in negative cash flow in 2002 was attributable to a decline in capital expenditures in the amount of approximately $858.

      The Company had a negative cash flow from investing activities of approximately $720 for the year ended June 30, 2001 as compared to a negative cash flow of approximately $2,743 for the previous year, an increase of approximately $2,023. The change in cash flows for the year ended June 30, 2001 was primarily attributable to a decrease in equity method investees.

Financing Activities:

      The Company experienced a decrease in cash flow from financing activities for the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002 of approximately $3,952. This was primarily attributable to a decrease of demand notes payable and loans payable of $1,700 in the nine months ended March 31, 2003 as opposed to a net increase of $306 in the nine months ended March 31, 2002. Additionally there were proceeds from the sale of common shares of $1,950 in the nine months ended March 31, 2002 as compared to $0 proceeds in the nine months ended March 31, 2003.

      The Company had positive cash flow from financing activities of approximately $829 in the year ended June 30, 2002 or a decrease of $337 from the fiscal year ended 2001. Part of the decrease in fiscal 2002 was due to a total reduction in debt of $1,151 and a decrease of $361 in proceeds from the sale of common stock. In 2002 there were no purchases of treasury stock as opposed to a purchase of $1,215 of treasury stock in 2001.

      The Company had positive cash flow from financing activities of approximately $1,166 for the year ended June 30, 2001 as compared to $10,663 for the previous year, a decrease of approximately $9,497. This decrease was primarily caused by a decrease in proceeds from stock subscriptions receivable of approximately $3,000 and proceeds from the sale of common stock of approximately $13,868 which was partly offset by decreases in repayment of demand and loans payable of approximately $7,318.

      During 2002 the Company entered into an agreement with Afinsa pursuant to which Afinsa agreed to provide the Company with a revolving credit facility of up to $2,000. Borrowings under that facility bear interest at an annual rate of 8%. The agreement also provided that any borrowings not repaid in accordance with the terms of the agreement could have been converted into GMAI stock at the discretion of Afinsa. The agreement expired October 2002 and was renewed for an additional six months. All borrowings under this facility were repaid in March 2003 and this renewed facility has expired. No borrowings under this facility were converted into GMAI stock.

      Under an agreement dated March 15, 2003, GMAI sold all of its outstanding interest in GMAI-Asia.com, Inc. ("GMAI-Asia") to Afinsa for $2,035, consisting of 8,140,000 shares of GMAI-Asia.com common stock. The proceeds from the sale were used to pay off all amounts outstanding under GMAI's revolving line of credit with Afinsa.

      On May 20, 2003, GMAI, issued to The Tail Wind Fund Ltd. ("Tail Wind") 242,718 shares of stock of the Company in exchange for 2,707,239 shares of stock of GMAI-Asia owned by Tail Wind. This transaction was entered into in accordance with a Securities Purchase Agreement between GMAI and Tail Wind (the "Purchase Agreement"), dated as of May 14, 2001, pursuant to which Tail Wind had the right under certain circumstances to require such exchange. Pursuant to Section 2.2 of the Purchase Agreement, in the event Tail Wind exercised its right to exchange its shares of GMAI-Asia for shares of GMAI, the valuation of the shares of GMAI stock (and therefore, the number of GMAI shares Tail Wind was to receive) was to be based on a 20-trading day average closing bid price of GMAI's immediately preceding a specified date, in this case March 19, 2003. In accordance with the terms of the Purchase Agreement the shares were valued at $2.06 per share. The shares of stock of the Company issued to Tail Wind are subject to certain registration rights under the Purchase Agreement and a Registration Rights Agreement between the Company and Tail Wind, among others, dated as of January 25, 2000. Tail Wind has made demand on the Company to register all of the shares and the Company expects to file a registration statement covering such shares shortly.

      On April 17, 2003, GMAI entered into a revolving credit agreement with Banco Santander Central Hispano, S.A. for a credit facility of up to $2,500. Borrowings under this facility bear interest at a rate of prime plus .25%. The agreement has been guaranteed by Afinsa and requires that Auctentia maintain ownership of at least 43% of the outstanding shares of voting stock of GMAI. The agreement expires on April 12, 2004. The agreement contains other standard agreements and covenants. At June July 1, 2003, GMAI had borrowed $2,500 under this facility.

      The Company also obtained a secured loan from a privately held capital fund in the amount of $4,000 on June 30, 2002. The loan is collateralized by inventory and has an interest rate of 10%. The loan is due December 31, 2003.

      The Company has a note payable, collateralized by specific coin inventory with an interest rate of 9% with quarterly payments of $500 commencing in April 2002 until the loan is repaid in June 2003. Borrowing under this note totaled $675 at March 31, 2003.

      The remaining notes payable consist of capital leases for the purchase of equipment and they carry interest rates ranging from 13% to 21%. Total borrowings under the leases totaled $156 at March 31, 2003.

      On March 31, 2003, the Company had an aggregate of $5,471 of debt outstanding.

      The Company's need for liquidity and working capital is expected to increase as a result of any proposed business expansion activities. The Company also needs additional capital to enhance the Company's ability to offer cash advances to a larger number of potential consignors of property (which management believes is an important aspect of the marketing of an auction business). In addition, the Company will likely require additional working capital in the future in order to further expand its sports trading card and sports memorabilia auction business as well as to acquire collectibles for sale in the Company's business.

      Management believes that the Company's cash flow from ongoing operations supplemented by the Company's working capital credit facilities will be adequate to fund the Company's working capital requirements for the next 12 months. However, to complete any of the Company's proposed expansion activities or to make any significant acquisitions, the Company may consider exploring financing alternatives including increasing its working capital credit facilities or raising additional debt or equity capital.

      The decision to expand, the desired rate of expansion, and the areas of expansion will be determined by management and the Board of Directors only after careful consideration of all relevant factors. This will include the Company's financial resources and working capital needs, and the necessity of continuing its growth and position in its core business area of stamp auctions.

      A buyer of auctioned property may be permitted to take possession of the property before payment is made. Most accounts receivable are collected within 30 to 60 days, which is consistent with business practice in the collectible markets. For the years ended June 30, 2002 and 2001, the Company's expense relating to bad debt was approximately $601 and $415 respectively. For the years ended June 30, 2002 and 2001 the Company's history of bad debts has been less than 1% of revenue.

      Because of the nature of the auction business of the Company, there is a relationship between accounts receivable, advances to consignors, and payables to consignors. Depending upon the relationship of the balance sheet date to a given auction sale date and a settlement date for a given auction, these balances could change substantially from one balance sheet date to another.

      In the cycle of any single auction, the effect on the balance sheet and on the Company's cash flows is significant when compared to the total assets of the Company.

      The cycle for a single auction begins with consignors contracting with the Company to sell their property at auction. Typically these contracts are signed from 8 to 16 weeks in advance of the auction sale date. No entry is made on the balance sheet of the Company when the Company receives the property for auction or when a contract for the consignment to the auction is signed. Since the contract for the sale of the property is for services not yet rendered, there is no financial statement impact.

      At the time of the consignment, or any time thereafter until the auction sale date, the consignor may request a cash advance which is a prepaid portion of the prices to be realized of the property irrevocably committed to be sold in the auction. The cash advance takes the form of a self-liquidating, secured loan to the consignor, using the property consigned as collateral. Cash advances to consignors are often used as a marketing tool in order to obtain property for a sale. When the cash advance is made, there is an increase of the accounts of the Company in cash advances to consignors, and simultaneously, there is a corresponding decrease in cash.

      Approximately six weeks after the auction date, often referred to as the settlement date, the payables to consignors decrease to zero as all the consignors are paid and the Company withholds a portion of the amounts due the consignor for the sale of the property as an offset to repay the principal amount and the accrued interest on, the cash advances to consignors (or loans to consignors), and there is a decrease in cash, corresponding to the net amount paid to the consignors.

      The entire cycle for a single auction typically is about 14 to 22 weeks in duration. Because of the high level of activity in the Company, single auction cycles do not occur in series, with the next cycle beginning immediately after the previous cycle ends. Rather, single auction cycles occur in parallel. For example, when a certain cycle ends, a second cycle may be at the midpoint, while yet a third cycle is just beginning. Depending upon the relative values of the property consigned to each sale in the three cycles in this example, and depending upon the demand for auction advances in each of the cycles, the cumulative effect on the balance sheet, and particularly the current assets and current liabilities and the Company's cash flows, is very significant.

      The Company has developed both a customer and supplier base of major stamp, numismatic, sports and other collectibles dealers and collectors throughout the world that services the Company's operations. Although intense competition exists for the acquisition of quality properties for purchase or consignment from estates and private collectors, the Company believes that the short-term and long-term availability of these items will continue to be sufficient to augment the core dealer-based business. While there can be no assurance that prices of and demand for the collectibles offered by the Company will not decrease in the future, demand has traditionally not been adversely affected by negative economic conditions.

Contractual Obligations:

      Our contractual obligations at March 31, 2003 were as follows:

Contractual Obligations                                    Payments due by period
-----------------------                                    ----------------------
                                                   Less than
                                      Total          1 year       1-3 years      3-5 years   More than 5 years
                                      -----          ------       ---------      ---------   -----------------
Demand Notes                          $4,640          4,640             --             --             --
Long-Term Debt                        $  675            675             --             --             --
Capital Lease Obligations             $  156             85             71             --             --
Operating Leases                      $1,349            528            821             --             --
                                      ------         ------         ------         ------         ------
Total Contractual Obligations         $6,820         $5,928         $  892         $   --         $   --

Commercial Commitments:

      Our commercial commitments at June 30, 2002 consisted of a remaining guarantee of $2,400 of indebtedness of China Everbright Telecom-Land's Shanghai subsidiary. The guarantee was entered into as part of the February 15, 2000 acquisition of GMAI-Asia (See Note 8 to accompanying consolidated financial statements). This commitment is expected to terminate in fiscal 2004. Under an agreement dated March 15, 2003, GMAI sold all of its outstanding interest in GMAI-Asia.com, Inc. to Afinsa for $2,035, consisting of 8,140,000 shares of GMAI-Asia.com common stock. The proceeds from the sale were used to pay off all amounts outstanding under GMAI's revolving line of credit with Afinsa. The GMAI guarantee is still outstanding; however, in connection with the sale of GMAI-Asia.com to Afinsa, Afinsa has agreed to indemnify GMAI for the GMAI guarantee.

Inflation

      The effect of inflation on the Company has not been significant during the last three fiscal years.

Critical Accounting Policies

      The Company's consolidated financial statements are prepared in accordance with United States generally accepted accounting principles ("GAAP"). The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Company believes that the estimates, judgments and assumptions upon which the Company relies are reasonable based upon information available to management at the time that these estimates, judgments and assumptions are made. To the extent there are material differences between these estimates, judgments or assumptions and actual results, our financial statements will be affected.

      The significant accounting policies that the Company believes are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

      o     Revenue Recognition

      o     Allowances for Doubtful Accounts and Sales Returns

      o     Inventory Valuation and Classification

      o     Goodwill and Intangible Assets

      o     Accounting for Income Taxes

      In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting among available alternatives would not produce a materially different result. Our senior management has reviewed the Company's critical accounting policies and related disclosures with our Audit Committee. See Notes to Consolidated Financial Statements, which contain additional information regarding our accounting policies and other disclosures required by GAAP.

Revenue Recognition:

      The Company derives revenues from two primary sources:

Auction Revenue:

      Revenue is recognized when collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

      The Company also sells its own inventory at auction. Revenue of owned inventory is recognized when sold at auction. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Additionally, the Company is entitled to auction commissions paid by the buyer. Sales returns have not been material.

Private Treaty Sales:

      Private treaty sales represent sales of consigned property and sales of owned inventory.

      Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company, or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

      Private treaty sales of owned inventory occur when the Company sells its goods directly to a customer either wholesale or retail. Revenue with respect to private treaty revenues is recognized when delivered or released to the customer for acceptance or to a common carrier for delivery. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Sales returns have not been material.

      The Company does not provide any guarantee with respect to the authenticity of property offered for sale at auction. Each lot is sold as genuine and as described by the Company in the catalogue. When however, in the opinion of a competent authority mutually acceptable to the Company and the purchaser, a lot is declared otherwise, the purchase price will be refunded in full if the lot is returned to the Company within a specified period. In such event, the Company will return such lot to the consignor before a settlement payment has been made to such consignor for the lot in question. To date, returns have not been material. Large collections are generally sold on an "as is" basis.

Allowances for Doubtful Accounts and Sales Returns:

      The Company makes judgments as to our ability to collect outstanding auction and consignor advances receivables and provides allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. The Company continuously monitors payments from its customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. When the Company evaluates the adequacy of our allowances for doubtful accounts, it takes into account various factors including accounts receivable aging, customer credit-worthiness, historical bad debts, and geographic and political risk. If the financial condition of our customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances may be required. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected.

      The Company also records a provision for estimated sales returns in the same period as the related revenues are recorded. These estimates are based on historical sales returns, analysis of credit memo data and other known factors. If the historical data the Company used to calculate these estimates do not properly reflect future returns, then a change in the allowances would be made in the period in which such a determination is made and revenues in that period could be adversely affected. Sales returns have not historically been material.

Inventory Valuation and Classification:

      Inventories are stated at the lower of cost or market, which reflects management's estimates of net realizable value. Inventories are accounted for under the specific identification method. In instances where bulk purchases are made, the cost allocation is based on the estimated market values of the respective goods. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has declined in value and incurs a charge to operations for such declines. The Company records write-downs based on two methodologies: specific write-downs on certain items based on declines in the marketplace, and estimated write-downs based on a percentage of the inventory aging by category type, unless the Company implores a marketing strategy to sell goods over time. If actual market conditions are less favorable than those projected by management and the Company's estimates prove to be inaccurate, additional write-downs or adjustments to recognize additional cost of sales may be required.

      In certain instances, the Company holds inventory for a period of time in excess of one year, which is generally based on a marketing strategy to sell collectibles over time in order to avoid flooding the marketplace. Inventories, which are not expected to be sold within one year, are classified with other non-current assets in the consolidated balance sheets in the accompanying consolidated financial statements.

Goodwill and Intangible Assets:

      The Company records impairment losses on goodwill and other intangible assets when events and circumstances indicate that such assets might be impaired and the estimated fair value of the asset is less than its recorded amount in accordance with Statement of Financial accounting Standards ("SFAS") No 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of." The Company reviews the value of its long-lived assets, including goodwill, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Conditions that would necessitate an impairment assessment include material adverse changes in operations, significant adverse differences in actual results in comparison with initial valuation forecasts prepared at the time of acquisition, a decision to abandon certain acquired products, services or marketplaces, or other significant adverse changes that would indicate the carrying amount of the recorded asset might not be recoverable.

      The Company evaluates the recoverability of goodwill and intangible assets using undiscounted cash flows whenever events or changes in circumstances indicate that the carrying value of goodwill and other purchased intangibles may not be recoverable. The amount of impairment, if any, is measured based on discounted future cash flows using the Company's average cost of funds. For the year ended June 30, 2002, the Company performed this analysis with assistance from an independent valuation expert. The tests the Company performed compared the expected future discounted cash flows for a five-year period, to the carrying amount of the long-lived assets resulting from purchase business combinations. In performing these analyses, the Company uses the best information available in the circumstances including reasonable and supportable assumptions and projections. However, it is possible that the estimates and assumptions used, such as future revenue and expense levels, in assessing that value may need to be reevaluated in the case of continued market deterioration, which could result in further impairment of these assets.

      Effective July 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement
142. SFAS 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, if any, and reviewed for impairment.

      Upon adoption, the Company will re-evaluate the future estimated useful lives of its intangible assets that have an indefinite life.

Income Taxes:

      As part of the process of preparing consolidated financial statements, the Company is required to estimate income taxes in each of the jurisdictions in which it operates. Significant judgment is required in determining the income tax expense provision. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company assesses the likelihood of our deferred tax assets being recovered from future taxable income. The Company then provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such assets to be more likely than not. While the Company has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the valuation allowance, there is no assurance that the valuation allowance would not need to be increased in the future to cover additional deferred tax assets that may not be realizable. Any increase in the valuation allowance could have a material adverse impact on net income in the period in which such determination is made.

New Accounting Pronouncements:

      Refer to Note 1 in the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 included with this proxy statement and Note 2 in the Notes to Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003 attached to this proxy statement as Appendix J.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS OF AUCTENTIA SUBSIDIARIES

Overview

      The following discussion and analysis should be read in conjunction with the Audited Combined Financial Statements of the Auctentia subsidiaries, the notes to Audited Combined Financial Statements of the Auctentia subsidiaries combined financial statements for the nine month periods ended March 31, 2003 and March 31, 2002, respectively, and notes thereto of the Auctentia subsidiaries included in this proxy statement. (Dollars are stated in thousands except per share data or as noted.)

General

      The Auctentia subsidiaries' revenues are represented by the sum of (a) the proceeds from the sale of their inventory, and (b) the portion of sale proceeds from auction or private treaty that they are entitled to retain after remitting the sellers' share, consisting primarily of commissions paid by sellers and buyers. Generally, the Auctentia subsidiaries earn a commission from the seller of 5% to 15% (although the commission may be slightly lower on high value properties) and a commission of 10% to 15% from the buyers. The Auctentia subsidiaries hold a limited number of auctions each year. For this reason the incomes and operating cash flows are concentrated in two (sometimes three) quarters annually.

      The following table sets forth, for the periods presented certain data from the audited combined statements of operations of the Auctentia subsidiaries and the unaudited combined statements of operations for the three and nine month periods ended March 31, 2003 and March 31, 2002 and notes thereto of the Auctentia subsidiaries. The information contained in the table below should be read in conjunction with the Audited and Unaudited Combined Financial Statements of the Auctentia subsidiaries and notes thereto included in this proxy statement.

      The accompanying audited financial statements of the Auctentia subsidiaries are stated in Euros. The accompanying audited financial information has been converted into U.S. Dollars (based upon a conversion rate of .99, 1.08 and .87 Euro to the U.S. Dollar on June 30, 2002, March 31, 2003 and March 31, 2002, respectively, and .68 Euro to one Swiss Franc on June 30, 2002) for purposes of this management's discussion and analysis and results of operations.

      A buyer of auctioned property may be permitted to take possession of the property before payment is made. Most accounts receivable are collected within 30 to 60 days, which is consistent with business practice in the collectible markets.

      Because of the nature of the auction business of the Auctentia subsidiaries, there is a relationship between accounts receivable, advances to consignors, and payables to consignors. Depending upon the relationship of the balance sheet date to a given auction sale date and a settlement date for a given auction, these balances could change substantially from one balance sheet date to another.

      In the cycle of any single auction, the effect on the balance sheet and on the Auctentia subsidiaries' cash flows is significant when compared to the total assets of the Auctentia subsidiaries.

      The cycle for a single auction begins with consignors contracting with the Auctentia subsidiaries to sell their property at auction. Typically these contracts are signed from 8 to 16 weeks in advance of the auction sale date. No entry is made on the balance sheet of the Auctentia subsidiaries when an Auctentia subsidiary receives the property for auction or when a contract for the consignment to the auction is signed. Since the contract for the sale of the property is for services not yet rendered, there is no financial statement impact.

      At the time of the consignment, or any time thereafter until the auction sale date, the consignor may request a cash advance which is a prepaid portion of the price to be realized on the sale of the property irrevocably committed to be sold in the auction. The cash advance takes the form of a self-liquidating, secured loan to the consignor, using the property consigned as collateral. Cash advances to consignors are often used as a marketing tool in order to obtain property for a sale. When the cash advance is made, there is an increase of the accounts of the Auctentia subsidiaries in cash advances to consignors, and simultaneously, there is a corresponding decrease in cash.

      Approximately six weeks after the auction date, often referred to as the settlement date, the payables to consignors decrease to zero as all the consignors are paid and the Auctentia subsidiaries withhold a portion of the amounts due the consignor for the sale of the property as an offset to repay the principal amount and the accrued interest on, the cash advances to consignors (or loans to consignors), and there is a decrease in cash, corresponding to the net amount paid to the consignors.

      The entire cycle for a single auction typically is about 14 to 22 weeks in duration. Because of the high level of activity in the Auctentia subsidiaries, single auction cycles do not occur in series, with the next cycle beginning immediately after the previous cycle ends. Rather, single auction cycles occur in parallel. For example, when a certain cycle ends, a second cycle may be at the midpoint, while yet a third cycle is just beginning. Depending upon the relative values of the property consigned in each sale in the three cycles in this example, and depending upon the demand for auction advances in each of the cycles, the cumulative effect on the balance sheet, and particularly the current assets and current liabilities and the Auctentia subsidiaries' cash flows, is very significant.

      The Auctentia subsidiaries have developed both a customer and supplier base of major stamp, art and other collectibles dealers and collectors throughout the world that services the Auctentia subsidiaries' operations. Although intense competition exists for the acquisition of quality properties for purchase or consignment from estates and private collectors, the Auctentia subsidiaries believe that the short-term and long-term availability of these items will continue to be sufficient to augment the core dealer-based business. While there can be no assurance that prices of and demand for the collectibles offered by the Auctentia subsidiaries will not decrease in the future, demand has traditionally not been adversely affected by negative economic conditions.

                             Auctentia Subsidiaries
                             Statement of Operations
                (amounts US $ in thousands except per share data)

                                                Three Months                       Three Months
                                                   Ending          Percentage         Ending          Percentage
                                                  March 31,         of Total         March 31,         of Total
                                                     2003           Revenue            2002            Revenue
                                                ----------------------------------------------------------------
Operating Revenue
                     Sales of merchandise          $ 1,025            49.5%           $    --              --%
                       Commissions earned            1,007            50.5%             1,093           100.0
                                                   -----------------------            -----------------------
                            Total Revenue            2,032           100.0              1,093             100

                 Cost of merchandise sold              905            44.5                 17             1.6
Cost of merchandise sold -related parties               --                                  3              .2
                                                   -----------------------            -----------------------
                                                       905            44.5                 20             1.8

           Gross Profit                              1,127            55.5              1,073            98.2

                        Operating expense
               General and administrative              645            31.7                457            41.8
            Depreciation and amortization               69             3.3                  9              .8
         Salaries and wages                            486            23.9                321            29.3
         Marketing                                      91             4.4                131            11.9
                  Other                                (16)            (.6)                (5)            (.3)
                                                   -----------------------            -----------------------
                 Total operating expenses            1,275            62.7                913            83.5
                                                   -----------------------            -----------------------

                  Operating income (loss)             (148)           (7.2)               160            14.6

                  Other income (expenses)
                          Interest income               12             0.5                  8              .7
                         Interest expense              (12)           (0.5)                (5)            (.4)

        Income (loss) before income taxes             (148)           (7.2)               163            14.9

               Provision for income taxes                3              .1                  1             0.0
                                                   -----------------------            -----------------------

      Net income (loss)                            $  (151)           (7.3)%          $   162            14.9%
                                                   =======================            =======================

Results of Operations

Three months ended March 31, 2003 and 2002 (Dollars in thousands except as noted)

Revenues:

      The Auctentia subsidiaries' primary source of revenue is from the sale of rare stamps. For the three months ended March 31, 2003 revenue was $2,032 compared to $1,093 for the three months ended March 31, 2002. The majority of the revenue is derived from Auctentia's five German subsidiaries. Corinphila, its Swiss subsidiary, did not have any auctions during this period.

      The variation in any period in the composition of total revenues (as between revenues resulting from inventory sales and commissions resulting from consignment sales) is largely a function of availability, market demand and conditions rather than any deliberate attempt by the Auctentia subsidiaries to emphasize one area over the other. Sellers/consignors of property to the Auctentia subsidiaries generally make their own determinations as to whether the property should be sold to an Auctentia subsidiary for the specified price offered by an Auctentia subsidiary or offered for sale at auction at a price that cannot be predicted in advance. Such a determination is based on the potential risks and rewards involved, and includes an evaluation of the marketability of the property and the potential pool of buyers. The Auctentia subsidiaries engage in a similar analysis in determining whether to acquire inventory for their own account and the price they are willing to pay for such inventory.

Gross Profit:

      Gross profit for the three months ended March 31, 2003 was $1,127 or 55.5% of revenues as compared to $1,073 or 98.2% for the three months ended March 31, 2002. The decrease relates to an increase in the sale of owned inventory as compared to the prior period.

      The gross profit percentage can vary depending on the market demand and market conditions relative to each type of the product being sold and the proportion of the revenue mix between sales of merchandise and commissions earned, whereby sales of merchandise as compared to commissions earned yield a gross profit of less than 100%.

Operating Expenses:

      Total operating expenses for the three months ended March 31, 2003 were $1,275 or 62.7% of total revenues compared to $913 or 83.5% of total revenues. The major increases were salary and wages and general and administrative, which accounted for $353 or 45%. Depreciation and amortization expense accounted for approximately $60. March 31, 2002 results do not include the operations of Corinphila, which was purchased by Auctentia.

Provision for Income Taxes:

      The Auctentia subsidiaries' provision for income taxes was $3 for the three months ended March 31, 2003 as compared to $1 for the three months ended March 31, 2002. The tax rate utilizes taxable income multiplied by the effective statutory rate for each subsidiary.

Net Income (Loss):

      The Auctentia subsidiaries recorded net loss for the three months ended March 31, 2003 of approximately $151 as compared to net income for the three months ended March 31, 2002 of approximately $162.

                             Auctentia Subsidiaries
                             Statement of Operations
                  (Dollars in thousands except per share data)

                                                                               Nine Months              Nine Months
                                                For the Twelve  Percentage of    Ending     Percentage    Ending     Percentage of
                                                 Months Ended       total       March 31,    of Total    March 31,      Total
                                                 June 30, 2002     Revenue        2003       Revenue        2002       Revenue
                                                ----------------------------------------------------------------------------------
                           Operating Revenue:
                         Sales of merchandise       $   270           6.6        $ 1,350       34.4       $    --           --
                           Commissions earned         3,307          81.2          1,187       30.2         3,044         90.3
                   Revenues - related parties           496          12.2          1,385       35.4           326          9.7
                                                    --------------------------------------------------------------------------
                                Total Revenue         4,073        1000            3,922      100.0         3,370        100

                     Cost of merchandise sold           236           5.8          1,152       29.3           211          6.2
   Cost of merchandise sold - related parties            --            --             28         .7            24           .7
                                                    --------------------------------------------------------------------------
                                                        236           5.8          1,180       30.0           235          6.9

Gross Profit                                          3,837          94.2          2,742       70.0         3,135         93.1

                            Operating expense
                   General and administrative         2,369          58.2          1,507       38.4         1,480         43.9
                Depreciation and amortization            61           1.5            184        4.6            42          1.2
                           Salaries and wages         1,119          27.5          1,479       37.7           925         27.4
Marketing                                                                            455       11.6           464         13.7
  Other                                                                               (5)       (.1)          (10)        (0.2)
                                                    --------------------------------------------------------------------------
Total operating expense                               3,549          87.1          3,620       92.2         2,901         86.0
                                                    --------------------------------------------------------------------------

Operating income                                        288           7.1           (878)     (22.3)          234          7.1

Other income (expenses
  Interest income                                        55           1.4             45        1.1            49          1.4
  Interest expense                                      (23)         (0.6)           (35)       (.8)          (21)         (.8)

Income before income taxes                              320           7.9           (868)     (22.0)          262          7.7

Provision for Income taxes                              131           3.2            118        3.0           143          4.2
                                                    --------------------------------------------------------------------------

Net income                                          $   189           4.6%       $  (986)     (25.0)      $   119          3.5
                                                    ==========================================================================

Results of Operations

Nine months ended March 31, 2003 compared to nine months ended March 31, 2002 (Dollars in thousands except as noted).

Revenues:

      The Auctentia subsidiaries' primary source of revenue is from the sale of rare stamps. For the nine months ended March 31, 2003 total revenue was $3,922 as compared to $3,370 for the nine months ended March 31, 2002.

      The variation in any period in the composition of total revenues (as between revenues resulting from inventory sales and commissions resulting from consignment sales) is largely a function of availability, market demand and conditions rather than any deliberate attempt by the Auctentia subsidiaries to emphasize one area over the other. Sellers/consignors of property to the Auctentia subsidiaries generally make their own determinations as to whether the property should be sold to an Auctentia subsidiary for the specified price offered by an Auctentia subsidiary or offered for sale at auction at a price that cannot be predicted in advance. Such a determination is based on the potential risks and rewards involved, and includes an evaluation of the marketability of the property and the potential pool of buyers. The Auctentia subsidiaries engage in a similar analysis in determining whether to acquire inventory for their own account and the price they are willing to pay for such inventory.

Gross Profit:

      Gross profit for the nine months ended March 31, 2003 was $2,742 or 70.0% of revenues as compared to $3,135 or 93.1% for the nine months ended March 31, 2002. The decrease relates to the fact that there were no auctions held by the German and Swiss subsidiaries during this quarter ended March 2003 in addition to an increase in the sale of merchandise. The majority of revenues generated are from auction sales in which the Auctentia subsidiaries receive a commission from the buyer and seller based upon a negotiated percentage of the sales amount.

      The gross profit percentage can vary depending on the market demand and market conditions relative to each type of the product being sold and the proportion of the revenue mix between sales of merchandise and commissions earned, whereby sales of merchandise as compared to commissions earned yield a gross profit of less than 100%.

Operating Expenses:

      Total operating expenses for the nine months ended March 31, 2003 was $3,620 or 92.2% of total revenues as compared to $2,901 or 86.0% of revenues for the nine months ended March 31, 2002. The majority of this increase of $719 or 25% relate to the acquisition of Corinphila, which are included in the nine month period ended March 31, 2003. This acquisition occurred on July 1, 2002. Major increases were Salaries and salary related expenses which aggregated $554 or 60%. Depreciation and amortization expense accounted for approximately $142 of the increase.

Provision for Income Taxes:

      The Auctentia subsidiaries' provision for income taxes was $118 for the nine months March 31, 2003. The tax rate utilizes taxable income multiplied by the effective statutory rate for each subsidiary.

      The Auctentia subsidiaries' provision for income taxes was $143 at March 31, 2002. The tax rate utilizes taxable income multiplied by the effective statutory rate for each subsidiary.

Net Income (Loss):

      The Auctentia subsidiaries recorded net loss for the nine months ended March 31, 2003 of approximately $986.

      The Auctentia subsidiaries recorded net income for the nine months ended March 31, 2002 of approximately $119.

Twelve Months ended June 30, 2002 (Dollars in thousands except as noted).

Revenues:

      For the twelve months ended June 30, 2002, total revenue was $4,073. Approximately $1,214 of revenue is from Auctentia Subastas, SL's auctions division. The remaining revenue of $2,859 is from Auctentia's five German subsidiaries. The results of operations for the twelve months ended June 30, 2002 does not include the Auctentia subsidiaries' Swiss subsidiary, Corinphila, purchased by Auctentia in the quarter ended September 30, 2002 (acquisition effective as of July 1, 2002).

      The Auctentia subsidiaries' primary source of revenue is from the sale of rare stamps. The variation in any year in the composition of total revenues (as between revenues resulting from inventory sales and commissions resulting from consignment sales) is largely a function of availability, market demand and conditions rather than any deliberate attempt by the Auctentia subsidiaries to emphasize one area over the other. Sellers/consignors of property to the Auctentia subsidiaries generally make their own determinations as to whether the property should be sold to an Auctentia subsidiary for the specified price offered by an Auctentia subsidiary or offered for sale at auction at a price that cannot be predicted in advance. Such a determination is based on the potential risks and rewards involved, and includes an evaluation of the marketability of the property and the potential pool of buyers. The Auctentia subsidiaries engage in a similar analysis in determining whether to acquire inventory for their own account and the price they are willing to pay for such inventory.

Gross Profit:

      Gross profit for the period was $3,837 or 94.2% of revenue. The majority of revenues are generated from auction sales in which an Auctentia subsidiary receives a commission from the buyer and seller based upon a negotiated percentage of the sales amount. For the year ended June 30, 2002, the Auctentia subsidiaries sold $236 of owned inventory at a gross profit of 13%. The gross profit percentage can vary depending on the market demand and market conditions relative to each type of the product being sold.

Operating Expenses:

      Total operating expenses of the Auctentia subsidiaries for the twelve months ended June 30 2002 was $3,549 or 87.1% of total revenues. General and administrative expenses accounted for approximately $2,369 or 58.2% of total revenues. Depreciation and amortization expense accounted for approximately $61 or 1.5% of total revenues. Salaries and salary related expenses accounted for approximately $1,119 or 27.5% of total revenues.

Provision for Income Taxes:

      The Auctentia subsidiaries' provision for income taxes was $131 for the twelve months ended June 30, 2002. The tax rate utilizes taxable income multiplied by the effective statutory rate for each subsidiary.

Net Income (Loss):

      The Auctentia subsidiaries' recorded net income for the twelve months ended June 30, 2002 was approximately $189.

Liquidity and Capital Resources

Operating Activities:

      The Auctentia subsidiaries' working capital position was $841 as of March 31, 2003.

      For the nine months ended March 31, 2003, the Auctentia subsidiaries experienced a negative cash flow from operating activities of $2,650. The primary factors were due to increased amounts of inventory of $730 and a decrease in due to related parties of $1,595 and a decrease of accounts payable and accrued expenses of $496 in addition to the net loss of $986.

      The Auctentia subsidiaries' working capital position was $1,021 as of June 30, 2002. The Auctentia subsidiaries experienced a positive cash flow from operating activities of approximately $1,875 for the year ended June 30, 2002. The increase was predominately due to the increased payables due to consignors, for consigned inventory sold at auction, in the amount of $1,109.

      As part of the Auctentia subsidiaries' operating cycles, auctions sales will increase accounts receivable and accounts payable due to consignors at the time of auction. Payment of the payables will occur after collection of the receivable.

Investing Activities:

      For the nine months ended March 31, 2003, the Auctentia subsidiaries had negative cash flow from investing activities of approximately $634. The negative cash flow relates to the purchase of fixed assets.

      For the twelve months ended June 30, 2002, the Auctentia subsidiaries had negative cash flow from investing activities of approximately $244. The decrease in cash flow for the period was attributable to an increase in capital expenditures.

Financing Activities:

      For the nine months ended March 31, 2003 the Auctentia subsidiaries had positive cash flow from financing activities of approximately $609. The cash flow relates to the net change from institutional debt.

      For the twelve months ended June 30, 2002 the Auctentia subsidiaries did not have cash flows from financing activities.

      The Auctentia subsidiaries' need for liquidity and working capital may increase as a result of its potential business expansion activities. In addition to the need for such capital to enhance the Auctentia subsidiaries' ability to offer cash advances to a larger number of potential consignors of property (which is an important aspect of the marketing of an auction business), the Auctentia subsidiaries will require additional working capital in the future in order to further expand their auction business, to acquire collectibles for sale in the Auctentia subsidiaries' business, to expand into sales of other collectibles and to initiate any other new business activities.

      Management believes that the Auctentia subsidiaries' cash flow from ongoing operations supplemented by the Auctentia subsidiaries' institutional debt, which is a loan agreement with a bank to provide overdraft facilities up to a approximately $1,600 at March 31, 2003, will be adequate to fund the Auctentia subsidiaries' working capital requirements for the next 12 months.

Inflation

      There has been slight inflation from July 1, 2001 through December 31, 2002, which has had a slight impact on the Auctentia subsidiaries.

Critical Accounting Policies

      The Auctentia subsidiaries' combined financial statements are prepared in accordance with accounting principles generally accepted in each country in which the subsidiary operates and then they are converted to GAAP. The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Auctentia subsidiaries believe that the estimates, judgments and assumptions upon which the Auctentia subsidiaries rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. To the extent there are material differences between these estimates, judgments or assumptions and actual results, the Auctentia subsidiaries' financial statements will be affected.

      The significant accounting policies that the Auctentia subsidiaries believe are the most critical to aid in fully understanding and evaluating reported financial results include the following:

o   Revenue Recognition and

o   Inventory Valuation

      In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting among available alternatives would not produce a materially different result. The Auctentia subsidiaries' senior management has reviewed the Auctentia subsidiaries' critical accounting policies and related disclosures. See Notes to Combined Financial Statements of the Auctentia subsidiaries included in this proxy statement which contain additional information regarding the Auctentia subsidiaries' accounting policies and other disclosures required by GAAP.

Revenue Recognition:

      The Auctentia subsidiaries derive revenues from two primary sources:

      1.    Auction Revenue:

            Revenue is recognized when collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

            The Auctentia subsidiaries also sell their own inventory at auction. Revenue from the sale of owned inventory is recognized when sold at auction. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Additionally, the Auctentia subsidiaries are entitled to auction commissions paid by the buyer. Sales returns have not been material.

      2.    Private Treaty Sales:

            Private treaty sales represent sales of consigned property and sales of owned inventory.

            Private treaty sales of consigned property occur when an owner of property arranges with the Auctentia subsidiaries to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Auctentia subsidiaries, or the Auctentia subsidiaries may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Auctentia subsidiaries do not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Auctentia subsidiaries recognize as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

            Private treaty sales of owned inventory occur when the Auctentia subsidiaries sell their goods directly to a customer either wholesale or retail. Revenue with respect to private treaty revenues is recognized when the property is delivered or released to the customer for acceptance or to a common carrier for delivery. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Sales returns have not been material.

            The Auctentia subsidiaries do not provide any guarantee with respect to the authenticity of property offered for sale at auction. Each lot is sold as genuine and as described by the Auctentia subsidiaries in the catalogue. When however, in the opinion of a competent authority mutually acceptable to the Auctentia subsidiaries and the purchaser, a lot is declared otherwise, the purchase price will be refunded in full if the lot is returned to the Auctentia subsidiaries within a specified period. In such event, the Auctentia subsidiaries will return such lot to the consignor before a settlement payment has been made to such consignor for the lot in question. To date, returns have not been material. Large collections are generally sold on an "as is" basis.

Inventory Valuation:

      Inventories are stated at the lower of cost or market, which reflects management's estimates of net realizable value. Inventories are accounted for under the specific identification method. In instances where bulk purchases are made, the cost allocation is based on the estimated market values of the respective goods. The Auctentia subsidiaries periodically review the age and turnover of their inventory to determine whether any inventory has declined in value and incur a charge to operations for such declines. The Auctentia subsidiaries record write-downs based on two methodologies: specific write-downs on certain items based on declines in the marketplace, and estimated write-downs based on a percentage of the inventory aging by category type, unless the Auctentia subsidiaries employ a marketing strategy to sell goods over time. If actual market conditions are less favorable than those projected by management and the Auctentia subsidiaries' estimates prove to be inaccurate, additional write-downs or adjustments to recognize additional cost of sales may be required.

      In certain instances, the Auctentia subsidiaries hold inventory for a period of time in excess of one year, which is generally based on a marketing strategy to sell collectibles over time in order to avoid flooding the marketplace. Inventories, which are not expected to be sold within one year are classified with other Non-Current Assets in the Consolidated Balance Sheets in the consolidated financial statements included in this proxy statement.

                           AMENDMENT TO THE 1997 PLAN

General

      In 1997, GMAI's, board of directors adopted and GMAI's shareholders approved the 1997 Stock Incentive Plan, as amended (the "1997 plan"). Under the 1997 plan, the board has made grants of options as a means of providing incentives to officers, employees and consultants, enabling them to realize compensation based on increases in shareholder value. Grants have been made to persons who have been, and are expected to continue to be, important in helping GMAI achieve and continue its growth. Awards under the 1997 plan may be made in the form of (1) incentive stock options, (2) non-qualified stock options, (3) stock appreciation rights, (4) restricted stock, (5) restricted stock units, (6) dividend equivalent rights and (7) other stock-based awards. Awards may be made to such directors, officers and other employees of GMAI and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to GMAI and its subsidiaries, as the stock option committee of GMAI's board of directors in its discretion selects. As a result of subsequent amendments adopted by GMAI's board of directors and approved by GMAI's shareholders, the aggregate number authorized to be issued under the plan is currently 3,500,000 in the aggregate of which options and other grants covering - shares shave been awarded.

Amendment to Increase the Number of Shares Available for Issuance by 1,500,000 to an Aggregate of 5,000,000

      We believe that in light of GMAI's continuing expansion, including with respect to the transactions described in this proxy statement, and its need to continue to attract and retain talented employees, GMAI will in the next few years need to grant options to purchase a greater number of shares than the 3,500,000 currently authorized under the 1997 plan of which approximately 615,000 shares remain available for future grants. GMAI's failure to make available such grants when necessary would, in the board's judgment, harm GMAI's future growth and profitability. Accordingly, the board of directors has approved, subject to shareholder approval, the following amendment to the first sentence of Section 1.5.1 of the 1997 plan, which would increase the number of shares available for issuance under the 1997 plan by 1,500,000, to an aggregate of 5,000,000:

      "1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock") which may be issued in connection with awards granted under the Plan shall, together with any shares issued in connection with awards granted under the Greg Manning Auctions, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan"), not exceed 5,000,000."

Grant Information

      At May 1, 2003, there were outstanding options to purchase 2,885,000 shares of GMAI common stock granted under the plan. It is not possible to determine the award grants that will be made under the plan in the future. The table below sets forth information regarding stock option grants made under the plan during the fiscal year ended June 30, 2002.

                                                                            Dollar Value      Number of Shares
      Name and Current Position                                                ($)(1)        Underlying Options
      -------------------------                                                ------        ------------------
      Greg Manning, ...................................................             0              10,000
              Chairman of the Board, Chief Executive Officer
              and President
      Thomas A. Davanzo ...............................................             0              10,000
              Chief Operating Officer
      Gregory N. Roberts ..............................................             0             510,000
              President, Spectrum Numismatics, Inc.
      Larry Crawford ..................................................             0              10,000
              Executive Vice President and Chief Financial
              Officer
      Carol Meltzer ...................................................         1,500               5,000
              General Counsel
      All current executive officers as a group .......................             0             545,000
      All current non-employee directors as a group ...................             0              80,000
      All employees, other than current executive officers, as
              a group .................................................             0             158,000

----------
(1) The closing price of GMAI common stock on the NASDAQ National Market on June 28, 2002, the last trading day on the NASDAQ National Market prior to June 30, 2002, was $1.45 per share. The exercise price for these options is $1.75 (other than Mr. Roberts' options for 500,000 shares which have an exercise price of $2.00).

      As of May 1, 2003 options granted under the plan were outstanding in the following amounts: Mr. Manning, 510,000; Mr. Roberts, 675,000 shares; Mr. Crawford, 125,000 shares; Ms. Meltzer, 30,000 shares; all current executive officers as a group, 1,340,000 shares; all non-employee directors as a group, 232,500 shares; and all employees, other than current executive officers, as a group, 1,152,500 shares.

Vote Required for Amendment to the 1997 Plan

      The approval of the amendment to the 1997 plan will require the affirmative vote of the holders of a majority of the shares of our common stock voting at the special meeting.

      Executive officers and directors of GMAI and their affiliates beneficially owning in the aggregate approximately 60% of the outstanding common stock have indicated that they intend to vote in favor of issuance of this amendment.

      The board of directors unanimously recommends a vote "FOR" the approval of the amendment to the 1997 plan to increase to 5,000,000 the number of shares of GMAI common stock issuable upon the exercise of options granted under the plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Afinsa made an initial equity investment in GMAI in 1996. By the middle of 1999, Afinsa had acquired in excess of 5% of GMAI's common stock in open market transactions. Thereafter, Afinsa continued to make acquisitions in open market transactions and reported these transactions in filings with the Securities and Exchange Commission. In addition, beginning in October 1998, Afinsa entered into a series of agreements with GMAI pursuant to which Afinsa or Auctentia acquired an additional 2,800,624 shares of GMAI common stock for an aggregate purchase price of $9,750,000 as follows:

      Date of Acquisition     Number of Shares Purchased      Purchase Price
      -------------------     --------------------------      --------------

      October 29, 1998                  200,000                 $  500,000
      February 10, 1999                 475,624                 $5,000,000
      May 18, 2001                    1,000,000                 $2,000,000
      June 15, 2001                     150,000                 $  300,000
      July 15, 2001                     200,000                 $  400,000
      August 15, 2001                   250,000                 $  500,000
      September 15, 2001                250,000                 $  500,000
      October 15, 2001                  150,000                 $  300,000
      November 28, 2001                 125,000                 $  250,000

      During the 2001 fiscal year, GMAI entered into two stock purchase agreements with Auctentia. Under the first agreement, dated as of May 16, 2001, GMAI issued to Auctentia 1,000,000 shares of GMAI's common stock, for an aggregate purchase price of $2 million, which represented the closing price of the Company's common stock on May 16, 2001. Under the second agreement, dated as of May 23, 2001, GMAI agreed to issue an additional 1,000,000 shares of GMAI's common stock for an aggregate purchase of $2 million, in five installments, all of which were issued and paid for.

      In October, 2001, Afinsa made a $2 million loan to GMAI, bearing interest at the rate of 8%, to GMAI. This loan was paid in March 2003.

      During 2002 the Company entered into an agreement with Afinsa pursuant to which Afinsa agreed to provide the Company with a revolving credit facility of up to $2,000,000. Borrowings under that facility bear interest at an annual rate of 8%. The agreement also provided that any borrowings not repaid in accordance with the terms of the agreement could have been converted into GMAI stock at the discretion of Afinsa. The agreement expired October 2002 and was renewed for an additional six months. All borrowings under this facility were repaid in March 2003 and this renewed facility has expired. No borrowings under this facility were converted into GMAI stock.

      Under an agreement dated March 15, 2003, GMAI sold all of its outstanding interest in GMAI-Asia.com, Inc. ("GMAI-Asia") to Afinsa for $2,035,000, consisting of 8,140,000 shares of GMAI-Asia.com common stock (the "Asia Shares"). The proceeds from the sale were used to pay off all amounts outstanding under GMAI's revolving line of credit with Afinsa. GMAI-Asia combines traditional and Internet capabilities to engage in philatelic and collectible auction and merchant/dealer businesses in China and South-East Asia.

      Since the time of Afinsa's original investment, Afinsa and GMAI have collaborated in a number of areas. The parties have collaborated in certain auctions over several years and have jointly invested in certain operations in Asia. In addition, GMAI has acted as a buying agent for Afinsa for the purchase of certain collectibles. From time to time GMAI purchases products from Afinsa, and Afinsa purchase products from GMAI. For the three months ended March 31, 2002, GMAI purchased approximately $193,000 of stamp inventory from Afinsa.

      On May 20, 2003, GMAI, issued to The Tail Wind Fund Ltd. ("Tail Wind") 242,718 shares of stock of the Company in exchange for 2,707,239 shares of stock of GMAI-Asia owned by Tail Wind. This transaction was entered into in accordance with a Securities Purchase Agreement between GMAI and Tail Wind (the "Purchase Agreement"), dated as of May 14, 2001, pursuant to which Tail Wind had the right under certain circumstances to require such exchange. Pursuant to Section 2.2 of the Purchase Agreement, in the event Tail Wind exercised its right to exchange its shares of GMAI-Asia for shares of GMAI, the valuation of the shares of GMAI stock (and therefore, the number of GMAI shares Tail Wind was to receive) was to be based on a 20-trading day average closing bid price of GMAI's immediately preceding a specified date, in this case March 19, 2003. In accordance with the terms of the Purchase Agreement the shares were valued at $2.06 per share. The shares of stock of the Company issued to Tail Wind are subject to certain registration rights under the Purchase Agreement and a Registration Rights Agreement between the Company and Tail Wind, among others, dated as of January 25, 2000. Tail Wind has made demand on the Company to register all of the shares and the Company expects to file a registration statement covering such shares shortly.

      On April 17, 2003, GMAI entered into a revolving credit agreement with Banco Santander Central Hispano, S.A. for a credit facility of up to $2,500. The agreement has been guaranteed by Afinsa and requires that Auctentia, S.A. maintain at least 43% of all of authorized, issued and outstanding shares of voting stock of GMAI. The agreement expires on April 12, 2004.

      On June 17, 2002, GMAI entered into an amendment to the employment agreement with Mr. Roberts, a director of GMAI. In connection with the amendment, GMAI made available to Mr. Roberts a non-interest bearing loan in the amount of $600,000. The loan is required to be repaid on an actual basis in three equal installments commencing February 18, 2006; provided that if Mr. Roberts is employed by GMAI on the date that an installment is due, that installment payment will be forgiven, and that if his employment is terminated for death, disability, without cause or by Mr. Roberts with good reason (as defined), then the entire loan will be forgiven at the date of termination. If Mr. Robert's employment terminates for cause or by Mr. Roberts without good reason, then the outstanding amount of the loan will accelerate and be due and payable within 30 days of termination. An aggregate of $600,000 has been disbursed under the loan agreement to date. In addition, in March 2002, GMAI made a loan to Mr. Roberts in the amount of $50,000, bearing interest at the rate of 7% per annum. The board of directors subsequently determined to forgive the repayment of this loan (and all accrued interest) and to allow Mr. Roberts to retain the proceeds as additional compensation. GMAI also paid Mr. Roberts a loan guarantee fee of $9,000.

      In the last fiscal year, sales of approximately $54,000 (less than 1% of revenues) were made to an equity method invested of GMAI, former stockholders of Spectrum, and/or entities in which they had an ownership interest, all of whom are current stockholders of GMAI. Payments made to these entities approximated $6,000 for the last fiscal year.

      The board of directors has agreed to pay Mr. Manning a fee in connection with Mr. Manning's guarantee of certain indebtedness of Spectrum, equal to 3% per annum of the average loan balance outstanding each month. During the year ended June 30, 2002, GMAI paid Mr. Manning approximately $32,000 in debt guarantee fees.

      Esteban Perez, chairman of the board of directors of GMAI, is Chairman of the Board of Directors and Chief Executive Officer of Auctentia. Albertino de Figueiredo, also a director of GMAI, owns 50% of the outstanding shares of common stock of Afinsa and is a director of Auctentia.

      Scott S. Rosenblum, a director of GMAI, is a partner of the law firm Kramer Levin Naftalis & Frankel LLP, which provides legal services to GMAI. Anthony L. Bongiovanni, Jr., also a director of GMAI, is president of Micro Strategies, Incorporated, which provides computer services to GMAI. For years ended June 30, 2002 and 2001, the services rendered by Kramer Levin Naftalis & Frankel LLP and Micro Strategies, Incorporated were approximately $308,000 and $281,000 respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to GMAI with respect to the beneficial ownership of GMAI common stock as of May 21, 2003, by
(1) all persons who are beneficial owners of 5% or more of GMAI common stock, (2) each director and nominee, (3) the Named Officers in the Summary Compensation Table below, and (4) all directors and executive officers as a group.

      The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of May 21, 2003, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Security Ownership of Certain Beneficial Owners

      Name and Address of                  Amount and Nature         Percent of
        Beneficial Owner                of Beneficial Ownership     Common Stock
        ----------------                -----------------------     ------------

Greg Manning (1)
775 Passaic Avenue                             1,905,000                14.4%
West Caldwell, New Jersey 07006
Auctentia, S.L. (2)                            5,497,386                42.5%
Lagasca 88
Madrid, Spain 28001
The Tailwind Fund, Ltd. (3)
Windermere House
404 East Bay Street                            1,001,154                 7.7%
P.O. Box SS-5539
British Virgin Isles

(1) Includes options to purchase 305,000 shares granted pursuant to GMAI's stock option plans, which are exercisable within 60 days of May 21, 2003.

(2) Auctentia, S.L. is wholly owned by Afinsa Bienes Tangibles S.A. Includes 126,833 shares into which the 126,833 warrants held by Auctentia may be exercised. Based on information contained in the Amendment to Schedule 13D filed by Afinsa with the Securities and Exchange Commission, dated March 6, 2003, and information contained in GMAI's records.

(3) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission dated as of June 30, 2001.

Security Ownership of Certain Beneficial Owners and Management

      Name and Address of                       Amount and Nature of        Percent of
       Beneficial Owner                       Beneficial Ownership (1)   Common Stock (2)
       ----------------                       ------------------------   ----------------
Greg Manning (3)
775 Passaic Avenue                                   1,905,000                14.4%
West Caldwell, New Jersey 07006
Albertino de Figueiredo (4)                          5,694,099                43.5%
Lagasca 88
Madrid, Spain 28001
Gregory N. Roberts (5)                                 868,026                 6.5%
775 Passaic Avenue
West Caldwell, New Jersey 07006

      Name and Address of                       Amount and Nature of        Percent of
       Beneficial Owner                       Beneficial Ownership (1)   Common Stock (2)
       ----------------                       ------------------------   ----------------
Scott S. Rosenblum (6)                                  44,000                   *
919 Third Avenue
New York, New York 10022
Anthony Bongiovanni (7)                                 40,000                   *
104 Broadway
Denville, New Jersey 07866

Larry Crawford (8)                                      47,500                   *
775 Passaic Avenue
West Caldwell, New Jersey 07006
Carol Meltzer (9)                                       16,250                   *
775 Passaic Avenue
West Caldwell, New Jersey 07006
James Reiman (10)                                       36,500                   *
775 Passaic Avenue
West Caldwell, New Jersey 07006
Mark B. Segall (11)                                     17,500                   *
Investec Ernst & Company
New York, New York 10004
Esteban Perez (12)                                       2,500                   *
Joaquin Maria Lopez
8 bis - 28015 Madrid, Spain
James M. Davin (13)                                     17,500                   *
630 Fifth Avenue
Suite 1965
New York, New York 10111
All Executive Officers and Directors, as             8,688,875                62.4%
a group

*     Less than 1%

      (1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by them.

      (2) Based on 12,948,522 shares outstanding, calculated in accordance with Rule 13d-3(d)(1)(I) under the Exchange Act.

      (3) Includes 1,600,000 shares of common stock and options exercisable within 60 days of May 21, 2003 to purchase 305,000 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 205,000 shares of common stock) granted pursuant to the 1993 and 1997 Plans.

      (4) Includes 5,549,766 shares owned by Auctentia, which is wholly owned by Afinsa, and shares owned by Afinsa. Mr. De Figueiredo owns 50% of the outstanding shares of common stock of Afinsa. Also includes options exercisable within 60 days of May 21, 2003, to purchase 17,500 shares of common stock. Includes 126,833 shares into which the 126,833 warrants held by Auctentia may be exercised.

      (5) Includes 530,526 shares of common stock and options exercisable within 60 days of May 21, 2003 to purchase 337,500 shares of common stock (but does not include options not exercisable within

            60 days of May 21, 2003 to purchase 337,500 shares of common stock) granted pursuant to the 1993 and 1997 Plans.

      (6) Includes 4,000 shares of common stock and options exercisable within 60 days of May 21, 2003, to purchase 40,000 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003 to purchase 25,000 shares of common stock) granted pursuant to the 1993 and 1997 Plans.

      (7) Includes options exercisable within 60 days of May 21, 2003, to purchase 40,000 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003 to purchase 25,000 shares of common stock) granted pursuant to the 1993 and 1997 Plans.

      (8) Includes options exercisable within 60 days of May 21, 2003, to purchase 37,500 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 87,500 shares of common stock) granted pursuant to the 1997 Plan.

      (9) Includes options exercisable within 60 days of May 21, 2003, to purchase 16,250 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 13,750 shares of common stock) granted pursuant to the 1997 Plan.

      (10) Includes 10,500 shares of common stock owned by members of Mr. Reiman's immediate family and options exercisable within 60 days of May 21, 2003, to purchase 26,000 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 16,000 shares of common stock) granted pursuant to the 1997 Plan.

      (11) Includes options exercisable within 60 days of May 21, 2003, to purchase 17,500 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 17,500 shares of common stock) granted pursuant to the 1997 Plan.

      (12) Includes options exercisable within 60 days of May 21, 2003, to purchase 2,500 shares of common stock but does not include options not exercisable within 60 days of May 21, 2003, to purchase 7,500 shares of common stock granted to Mr. Perez pursuant to the 1997 Plan. Mr. Perez is Chairman of the Board of Directors of Auctentia. Auctentia is wholly owned by Afinsa. The shares of common stock beneficially owned by Auctentia are included in the figures set forth for Mr. de Figueiredo, above.

      (13) Includes options exercisable within 60 days of May 21, 2003, to purchase 17,500 shares of common stock (but does not include options not exercisable within 60 days of May 21, 2003, to purchase 17,500 shares of common stock) granted pursuant to the 1997 Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by GMAI's chief executive officer and the other four highest-paid executive officers serving as such at the end of that fiscal year whose compensation was in excess of $100,000, as well as the compensation earned by any executive officer who would otherwise have been included in this table on the basis of salary and bonus in fiscal year 2002 but who resigned or terminated employment during that year. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of GMAI received compensation in excess of $100,000 during fiscal year 2002.

                                                              Annual Compensation
                                             -----------------------------------------------------
                                                                                      Other Annual
Name and Principal Position                  Year        Salary           Bonus       Compensation
---------------------------                  ----        -------         ------       ------------
Greg Manning (1)                             2002        332,500         50,000         58,719(2)
Chairman of the Board, Chief                 2001        332,500         50,000        215,313(2)
Executive Officer and President              2000        225,347           None         94,922(2)

Thomas A. Davanzo                            2002        160,000          5,000               (3)
Chief Operating Officer (4)                  2001        141,154           None               (3)
                                             2000         38,462           None               (3)

Gregory N. Roberts (1)                       2002        300,000         50,000               (3)
President, Spectrum                          2001        285,000           None               (3)
Numismatics, Inc.                            2000        199,268         46,125               (3)

Larry Crawford (1)                           2002        150,000           None               (3)
Executive Vice President and Chief           2001         23,077           None               (3)
Financial Officer                            2000            N/A            N/A            N/A

Carol Meltzer                                2002        106,310           None               (3)
General Counsel                              2001          6,030           None               (3)
                                             2000         17,600           None               (3)

(1)   See "Employment Agreements and Insurance," below.

(2) Represents (1) a non-accountable expense allowance equal to $25,000, (2) the value of the use of certain automobiles, and (3) amounts earned as guarantee fees (see "Certain Relationships and Related Transactions"); such amount aggregated $188,813 in fiscal 2001 and $32,219 in fiscal 2002.

(3) GMAI has concluded that the aggregate amount of perquisites and other personal benefits, if any, paid did not exceed the lesser of 10% of the Named Officer's total annual salary and bonus for this fiscal year and $50,000; so that amount is not included in the table.

(4) Mr. Davanzo resigned as Chief Operating Officer in December 2001 and from all positions with the company in August 2002.

Option Grants Table for Fiscal 2002

      The following table contains information concerning the grant of stock options under the 1997 Stock Incentive Plan to the Named Officers during the fiscal year. No stock appreciation rights were granted during the year.

                                                              Individual Grants
                               -----------------------------------------------------------------------------
                                                         % of Underlying
                                                      Options/SARs Granted
                               Number of Securities            to
                               Underlying Options/     Employees in Fiscal   Exercise Price       Expiration
Name                             SARs Granted (#)             Year              ($/Share)            Date
                               --------------------   --------------------   --------------       ----------
Greg Manning (1)(3)                    10,000                  1.5%                1.75             1/24/12

Thomas Davanzo (1) (2)                 10,000                  1.5%                1.75             1/24/12

Gregory N. Roberts (1)(3)              10,000                  1.5%                1.75             1/24/12
                                      500,000                 73.0%                2.00             6/17/12

                                                              Individual Grants
                               -----------------------------------------------------------------------------
                                                         % of Underlying
                                                      Options/SARs Granted
                               Number of Securities            to
                               Underlying Options/     Employees in Fiscal   Exercise Price       Expiration
Name                             SARs Granted (#)             Year              ($/Share)            Date
                               --------------------   --------------------   --------------       ----------
Larry Crawford (1)                     10,000                  1.5%                1.75             1/24/12

Carol Meltzer (1)                       5,000                   .8%                1.75             1/24/12

(1) All options are subject to a four-year vesting period, in substantially equal installments.

(2) Mr. Davanzo resigned as Chief Operating Officer in December 2001 and from all positions with the company in August 2002. Pursuant to the stock option agreement, all outstanding options held by Mr. Davanzo have terminated.

(3) These options were cancelled effective July 31, 2002 pursuant to the Company's exchange offer. The Company issued the same number of new options at $2.00, which was the fair market value on the grant date of February 4, 2003; these options vested 50% immediately and 25% on each of the first and second anniversaries of the date of grant.

Aggregated Option Exercise in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information regarding the exercise of stock options during the last fiscal year by the Named Officers in the Summary Compensation Table above and the fiscal year-end value of unexercised options.

                                                       Number of Securities
                                                            Underlying
                                                            Unexercised
                                                        Options at June 30,     Value of Unexercised
                         Shares                                2002             In-the-Money Options
                       Acquired on        Value            Exercisable/         at December 29, 2001
       Name             Exercised     Realized (1)       Unexercisable (#)            ($) (#)
-------------------    -----------    ------------     --------------------     --------------------
Greg Manning              None             N/A           231,250/53,750(2)           7,500/0(2)

Gregory N. Roberts        None             N/A           82,500/592,500(2)             0/0(2)

Thomas Davanzo            None             N/A             22,500/57,500                0/0

Larry Crawford            None             N/A             10,000/40,000              3,750/0

Carol Meltzer             None             N/A              5,000/5,000                 0/0

(1) Represents the aggregate market value of the shares converted by the options on the date of exercise less the aggregate exercise price paid by the executive.

      Assumes a fair market value for GMAI's common stock of $1.45, the closing market price per share of GMAI's common stock as reported by NASDAQ on June 30, 2002.

(2) Certain of these options were cancelled effective July 31, 2002 pursuant to the Company's exchange offer. The Company issued the same number of new options on February 4, 2003 at an exercise price of $2.00, which was the fair market value on the grant date. These options vest 50% immediately and 25% on each of the first and second anniversaries of the date of grant.

Equity Compensation Plan Information

      The following table provides information as of June 30, 2002 with respect to the shares of GMAI's common stock that may be issued under GMAI's existing equity compensation plans.

                                                                                                              (c)
                                                                                                     Number of securities
                                                            (a)                                     remaining available for
                                                   Number of securities             (b)              future issuance under
                                                     to be issued upon       Weighted average         equity compensation
                                                        exercise of          exercise price of         plans (excluding
                                                   outstanding options,    outstanding options,     securities reflected in
Plan category                                       warrants and rights   warrants and rights ($)         column (a))
-------------                                      --------------------   -----------------------   -----------------------
Equity compensation plans approved by
        security holders (1)....................         2,052,000                 $6.12                    984,250

Equity compensation plans approved by
        security holders........................                --                    --                         --

(1) Consists of the 1993 Stock Option Plan, as amended, and the 1997 Stock Incentive Plan, as amended.

Compensation of Directors

      GMAI currently reimburses each director for expenses incurred in connection with this attendance at each meeting of the board of directors or a committee on which he serves. Each director receives annually options to purchase 10,000 shares of GMAI common stock for serving as a director. Each member of the audit committee receives annually options to purchase an additional 10,000 shares.

Employment Agreements and Insurance

      GMAI is a party to an employment agreement with Mr. Manning, as amended, which provides for his services as President and Chief Executive Officer. Under the most recent amendment, which is effective July 1, 2002 and terminates on June 30, 2005, Mr. Manning is entitled to receive an annual salary of $400,000 beginning July 1, 2002, $450,000 beginning July 1, 2003 and $500,000 beginning July 1, 2004, plus an annual cash bonus equal to 10% of the company's pre-tax income (as defined) between $500,000 and $7,500,000. Pre-tax income means the net income of GMAI for the fiscal year before federal income taxes and bonuses paid to Mr. Manning under his agreement or under any other executive employment agreement entered into by GMAI, determined in accordance with generally accepted accounting principles consistently applied as determined by GMAI's independent auditors.

      On February 4, 2003, Mr. Manning was granted an additional 225,000 stock options, exercisable at $2.00 per share and vesting 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant.

      GMAI has entered into an employment agreement with Mr. Crawford to serve as Chief Financial Officer, effective April 23, 2001. The agreement provides for a salary of $150,000 per annum, plus a quarterly bonus of $12,500 in the event GMAI's pre-tax income (as defined) equals or exceeds $50,000. In October 2002, the company entered into an amendment to the employment agreement with Mr. Crawford, which extended the term through June 30, 2006. Mr. Crawford's base salary will increase to $160,000 on May 1, 2003; to $175,000 on May 1, 2004; and to $190,000 on May 1, 2005. Mr. Crawford was also granted an additional 75,000 stock options on October 23, 2002 at an exercise price of $1.35 per share, the fair market value on the date of grant. These options vest 33 1/3 % on the date of grant and 33 1/3% on each of the first and second anniversaries of the date of grant.

      Mr. Roberts has entered into an employment agreement providing for his services as President of Spectrum, which originally terminated on February 18, 2005. The agreement provides for a salary of $300,000 per annum, increasing to $400,000 per annum effective February 18, 2004. In June 2002, the Company entered into an amendment to the employment agreement with Mr. Roberts. Under the terms of the amendment, the employment term has been extended for an additional three years, to February 18, 2008; Mr. Roberts is entitled to receive a salary of $500,000 for the sixth year, $550,000 for the seventh year, and $600,000 for the eighth year; and Mr. Roberts was granted an additional 500,000 stock options, which were exercisable at $2.00 per share and vested over four years. (These options were cancelled pursuant to the Company's exchange offer. See footnote 3 to the "Option Grants Table for Fiscal 2002", above.) Mr. Roberts also received a loan in the amount of $600,000 the repayment of which can be forgiven under certain circumstances.

      Each of Messrs. Manning, Crawford and Roberts is eligible to participate in any employee benefit plan and fringe benefit programs, if any, as GMAI may from time to time provide to its senior employees generally. Each of such individuals is also entitled to certain other benefits, including those payable in the event of termination of employment under certain circumstances.

      GMAI currently maintains term life insurance policies on the lives of certain key employees, including Mr. Manning and Mr. Roberts. These policies allow for coverage of up to $7,000,000, with the benefits payable to GMAI.

      GMAI offers basic health, major medical and life insurance to its employees. GMAI maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the plan after six months of service and become fully vested after five years of service. Employee contributions are discretionary to a maximum of 15% of compensation. For the fiscal year ended June 30, 2002, GMAI contributed an amount equal to 10% of all eligible contributions by employees, up to a maximum annual contribution of $500 per participating employee.

      GMAI has adopted no other retirement, pension or similar program.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be considered as of the next annual meeting of stockholders must be received by GMAI, addressed to the attention of GMAI's corporate secretary, at its offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, no later than __________ __, 2003, in order to be included in GMAI's proxy statement relating to that meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and the world wide web site maintained by the SEC at "http://www.sec.gov."

      Auctentia has supplied all information contained in this proxy statement relating to Auctentia or its affiliates.

                                 OTHER BUSINESS

      The board of directors of GMAI knows of no other business that will be presented for consideration at the special meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on the matters in accordance with their best judgment.

      The attached proxy card grants discretionary authority to the proxies named therein to vote on any matter raised by a stockholder at the special meeting.

By order of the Board of Directors


[Insert Signature]
MARTHA HUSICK
Secretary

West Caldwell, New Jersey
July ___, 2003

                          INDEX TO FINANCIAL STATEMENTS

AUCTENTIA SUBSIDIARIES

Independent Auditors' Report                                                      F-2
Combined Balance Sheet as of June 30, 2002                                        F-4
Combined Income Statement 12 months ended June 30, 2002                           F-5
Combined Statement of Cash Flows 12 months ended June 30, 2002                    F-6
Notes to Combined Financial Statements                                            F-7
Management Report of the Combination Financial Statements as of June 30, 2002    F-22

Independent Auditors' Report                                                     F-24
Combined Balance Sheet as of March 31, 2003                                      F-25
Combined Income Statement for nine months ended March 31, 2003                   F-26
Combined Statement of Cash Flows for nine months ended                           F-27
March 31, 2003 and March 31, 2002                                                F-28
Notes to the Combined Financial Statements
Management Report of the Combination Financial Statements as of March 31, 2003   F-44

Protocol number: 1450                                            3 December 2002














                                 AUDIT REPORT OF

                      COMBINED FINANCIAL STATEMENTS OF THE
                               COMPANIES/DIVISION

      Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner
        Briefmarken-Auktionen GmbH, Auctentia Deutschland GmbH, Heinrich
      Kohler Briefmarkenhandel GmbH & Co. KG, Heinrich Kohler Verwaltungs
                    GmbH and Auctentia S.L. Auctions Division

                               As at June 30, 2002

                          INDEPENDENT AUDITORS' REPORT


          TO THE SHAREHOLDERS OF AUCTENTIA GROUP (COMBINED COMPANIES)


We have audited the accompanying combined balance sheet of Auctentia Group (Combined Companies). Such companies include Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Auctentia S.L. Auctions Divisions, Auctentia Deutschland GmbH , Heinrich Kohler Briefmarkenhandel GmbH & Coa KG and Heinrich Kohler Verwaltungs GmbH ("Combined Companies") as of June 30, 2002, and the related combined statements of operations and retained earnings, and cash flows for the twelve months ended June 30, 2002. This financial statement is the responsibility of the Combined Companies management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company has modified the Combined Financial Statements as at June 30th, 2002, in order to comply with the information required by the company Greg Manning Auctions Inc, and that is why this report substitutes the one we issued on December 3rd, 2002.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the financial position of the Combined Companies as of June 30, 2002 and the results of their operations and their cash flows for the twelve months ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

Madrid, December 3rd, 2002 (except for what is exposed in paragraph 3, dated April 1st, 2003).

FABREGAS, MERCADE & Co.
Auditors-Consultors




Javier Mercade Campabadal

AUCTENTIA GROUP
June 30, 2002
Combined Balance Sheet
(Amounts stated in Euros)*

ASSETS

Cash in Banks                                                   2,716,808
Short-term Investments                                            151,332
Accounts Receivable                                             2,616,454
Accounts Receivable-Related parties                               200,310
Inventory                                                          52,188
Prepaid expenses                                                   23,023
                                                                ---------
TOTAL                                                           5,760,115
                                                                ---------

Investments                                                        15,888
Tangible Fixed Assets                                              42,320

Intangible Assets                                                 275,423
                                                                ---------
TOTAL                                                             333,631
                                                                ---------

TOTAL                                                           6,093,746
                                                                =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Non-Trade Creditors                                               982,975
Accounts Payable and Accrued Expenses                           2,314,123
Due to related parties                                          1,433,638
                                                                ---------
TOTAL CURRENT LIABILITIES                                       4,730,736
                                                                ---------

Due to Related Parties- Long Term                                  51,745
                                                                ---------

Common Stock                                                      408,312
Retained earnings-opening                                         712,500
Net Income current year                                           190,453
                                                                ---------
TOTAL                                                           1,311,265
                                                                ---------

TOTAL                                                           6,093,746
                                                                =========

* Conversion to US$ (Dollars) is considered to be immaterial based on the conversion rate at June 30, 2002 of .99 Euros to US Dollars.

AUCTENTIA GROUP
COMBINED INCOME STATEMENT
12 months ended June 30, 2002
(Amounts stated in Euros)*


Revenues - Sales of merchandise                                   271,737
Revenues - Commission earned                                    3,360,115
Revenues - Related parties                                        473,378
                                                               ----------
                                                                4,105,230

Less: Cost of goods sold - sale of merchandise                    237,905
                                                               ----------

GROSS PROFIT                                                    3,867,325
                                                               ----------

Operating Expense
   General and administrative                                   2,387,761
   Depreciation and amortization                                   61,884
   Salaries and Wages                                           1,127,700
                                                               ----------
Total operating expenses                                        3,577,345

OPERATING INCOME                                                  289,980

Other Income (expenses)
   Interest Income                                                 55,023
   Interest Expense                                               (22,690)
                                                               ----------

Income before income taxes                                        322,313
                                                               ----------

Provision for income taxes                                        131,860
                                                               ----------

NET INCOME                                                        190,453
                                                               ==========

* Conversion to US$ (Dollars) is considered to be immaterial based on the average conversion rate for the twelve months ended June 30, 2002 of .91 Euros to US Dollars.

AUCTENTIA GROUP
COMBINED STATEMENT OF CASH FLOWS
12 months ended June 30, 2002
(Amounts stated in Euros)*


Cash Flows from operating activities:

     Net Income                                                         190,453
     Adjustments to reconcile net income to net
     cash from operating activities:
          Depreciation and amortization                                  61,884
          Provision for bad debts                                        38,908
          (Increase) decrease in assets:
               Accounts receivable                                      371,659
               Inventory                                                 52,188
               Prepaid expenses                                          13,289

          Increase (decrease) in Liabilities:
               Non-trade creditors, accounts payable
                 and accrued expenses                                 1,118,161
               Due to related parties                                    43,712
                                                                     ----------
                                                                      1,890,254

Cash flow from investing activities:
    Capital expenditures for purchase of fixed assets                  (245,891)

Net change in cash                                                    1,644,363
Cash Banks:
    Beginning of year                                                 1,072,445
                                                                     ----------
    End of year                                                       2,716,808
                                                                     ==========

* Conversion to US$ (Dollars) is considered to be immaterial based on the average conversion rate for the twelve months ended June 30, 2002 of .91 Euros to US Dollars.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                           Of the Companies/Divisions

           Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co. KG, Heinrich Kohler
              Verwaltungs GmbH and Auctentia S.L. Auctions Division

                              As at June 30th, 2002

            NOTES FOR THE FINANCIAL YEAR ENDED AS AT JUNE 30TH, 2002
            --------------------------------------------------------


1.   COMPANIES AND DIVISIONS INCLUDED IN THE COMBINATION


     The Companies and Division included in the Combination of the Financial Statements are the following, including social addresses:

     Heinrich Kohler Auktionshaus Gmbh & Co KG was incorporated on December 22, 2000 for an indefinite period of time and was domiciled in Wihelmstrasse 48, 65183 Wiesbaden, Germany. The corporate purpose is the holding of stamp auctions.

     Heinrich Kohler Berliner Briefmarken-Auktionen GmbH was incorporated on May 16, 1991 for an indefinite period of time and was domiciled in Charlottenburg local court Department B No.40021 Berlin, Germany. The corporate purpose is trading and commercial auctioning of stamps.

     Auctentia S.L. Holding was incorporated on December 29, 1999 for an indefinite period of time and was domiciled in Madrid, at Joaquin Maria Lopez Street, n(0)8 bis. The consolidation/combination perimeter includes Auctentia S.L. Auctions Division, which corporate purpose is the holding of any type of goods and auction services.

     At the same time, there are Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Coa KG, Heinrich Kohler Verwaltungs GmbH which amounts are little significant for the combination.

     We have used the Global Integration Method of Consolidation (adding of financial statements) for the companies, unless we have not made any elimination of Equity because no one of them has any directly or indirectly participation in the others. This methodology is consistent with Accounting Research Bulletin No. 51 because these entities are under common control.


2.   BASIS OF PRESENTATION OF THE COMBINATION FINANCIAL STATEMENTS

     a) Accurate Picture:

        The financial statements have been obtained from the Company's/Divisions' accounts ledgers and include some adjustments and reclassifications necessary for temporal and value equalization with the Leading Company (that is considered the Spanish company Auctentia S.L. Holding).

     b) Transactions included in the combination perimeter:

        During this fiscal year there has not been any significant transaction between the companies/divisions.

     c) Equalization for the individual accounts of the companies and divisions included in the combination perimeter:

    - Temporal Equalization- The Companies/Divisions Heinrich Kohler Auktionshaus GmbH & Co KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Auctentia S.L. Auctions Division, Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH close their fiscal year on December 31, but they have provided us with Financial Statements at June 30,2002 in order to prepare the Combination Financial Statements, so we have not made any task to equalize this matter.

    - Value Equalization- The assets, liabilities, incomes and expenses of the companies/divisions have been valuated according with standard principles or in other case, we have not made any adjustments because it is not significant in the Combination. These principles are the ones used by the leader company (a Spanish company) to prepare its own financial statements.

     d) Transactions in foreign currency:

        All the amounts are in Euros.

     e) Intangible Assets:

        The items included in the Intangible Assets are registered at their net price cost, including the depreciating in accordance with their useful life.

        For the Companies/Divisions Heinrich Kohler Auktionhaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen Gmbh, Auctentia S.L. Auctions Division, Auctentia Deutschland GmbH , Heinrich Kohler Briefmarkenhandel GmbH & Coa KG and Heinrich Kohler Verwaltungs GmbH the amortization has been calculated according with the lineal manner corresponding with its useful life.

               Computer software                                 3 and 5 years
               Transfer rights                                 10 and 20 years
               Industrial property                                     5 years

     f) Tangible Fixed Assets:

        The items included in the Tangible Assets are registered at their acquisition cost. For the Companies/Divisions Heinrich Kohler Auktionshaus GmbH & Co KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Auctentia S.L. Auctions Division, Auctentia Deutschland GmbH , Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH, the amortization has been calculated according with the lineal manner corresponding with its useful life, estimated between 3 and 10 years depending on the characteristics of the good.

     g) Financial Investments:

        The Companies/Divisions registered its long-term and short-term financial investments at their price cost.

        The Companies/Divisions registered its investments in other companies at acquisition cost or theoretical book value (the minor), which approximates its market value.

     h) Other Provisions and Accrued Expenses:

        The provisions and accrued expenses were made up in the amount of the probable obligation.

     i) Debts:

        Debts appear in the Balance Sheet for their value of reimbursement. The difference between the said value and the amount received appears separately at the balance assets. In case of considering the debts as doubtful debts the appropriate provisions for bad debts have to be done.

        All debts, both short and long term debts, are registered by the total nominal amount to be refund (reimbursement value). The classification of the debts between short and long-term is done according to whether their maturity is less or greater than one year respectively.

     j) Company Profit Tax:

        The Company Tax for the period is calculated according to the profit/loss before taxation for each of the companies individually, increased or decreased, in every case, with the permanent or temporally differences to the fiscal profit and loss.

   k)   Income and Expenditure:

        The income and expenditure are registered according to the goods and services real current represented by them, independently of the moment when the monetary or financial current derived from them is produced.

        However, following the caution principle, the Companies/divisions only register the profit taking at the date of closure, while the risks and projected losses are registered as soon as they are known.

   l)  Use of Estimates

        The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   m)  Concentration of Credit Risk

       The Company frequently extends trade credit in connection with its auction sales, which are held throughout Europe. The Company evaluates each customer's creditworthiness on a case-by-case basis; generally the customers who receive trade credit are professional dealers who have regularly purchased property at the Company's auctions or whose reputation within the industry is known and respected by the Company.

       In situations where trade credit is extended, the purchaser generally takes possession of the property before payment is made by the purchaser to the Company, and the Company is liable to the consignor for the net sales proceeds (auction hammer price less commission to the Company). The Company pays the consignor generally not later than the 45th day after the sale, and when trade credit is extended, the Company assumes all risk of loss associated with the trade credit, and the responsibility of collection of the trade credit amount from the purchaser. Losses to date under these situations have not been material.

    n)  Cash Equivalents and Concentration of Cash

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed insured limits. The Company has not experienced any losses in such accounts.

    o)  Financial Instruments

        The carrying amounts of financial instruments accounts receivable and accounts payable approximated fair value because of the relative short maturity of these instruments. The carrying value of loans payable approximated fair value at based upon quoted market prices for the same or similar instruments.

    p)  Advertising Costs

        Advertising and catalogue costs are included in marketing costs and are expensed as incurred, which occurs in the same quarter that the related auction takes place. As a result, assets of the Company do not include any of these costs. Advertising expenses are immaterial.

    q)  Segment Information

        The Company operates principally in one segment consisting of auctions of various collectibles. All of the Company's sales and identifiable assets are located in Europe.

    r)  Revenue Recognition:

        Revenue is recognized when the collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

        The Company also engages in private treaty sales represent sales of consigned property and sales of owned inventory. Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company, or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

3.      INTANGIBLE FIXED ASSETS

        3.1. The movement of the account has been the following:


        a) Gross Values on June 30th, 2002


                           ---------------------------------------------------------------------------------------------
                                                                    Euros
                           ---------------------------------------------------------------------------------------------
                                                                                          Auctentia
                                  Briefmarkenhandel      H.K.          H.K.Berliner      S.L.Auctions
                                       GmbH           Ationshaus          Brief.           Division       Final balance
                           ---------------------------------------------------------------------------------------------

Industrial Property                     --                --                --                  71                71

Transfer Rights                         --              4.499             2.812               --               7.311
                            -------------------------------------------------------------------------------------------
Computer Software                     2.038             8.043            42.344            166.317           218.742
                            -------------------------------------------------------------------------------------------

                            -------------------------------------------------------------------------------------------
Advances                                --                --                --             138.012           138.012
                            -------------------------------------------------------------------------------------------
TOTAL (A)                             2.038            12.542            45.156            304.400            364.136
                            -------------------------------------------------------------------------------------------


        b) Depreciate funds on June 30th, 2002 and depreciation charges of the period



                           ----------------------------------------------------------------------------------------------
                                                                      Euros
                           ----------------------------------------------------------------------------------------------
                                                                                            Auctentia
                                 Briefmarkenhand      H.K. Auktions    H.K.Berliner       S.L.Auctions
                                     el GmbH              haus            Brief.            Division       Final balance
                           ----------------------------------------------------------------------------------------------

Industrial Property                      --                 --                --                 19                 19

Transfer Rights                          --                943             1.773                 --              2.716

Computer Software                     2.037              7.878            42.189             33.874             85.978
                             -------------------------------------------------------------------------------------------
TOTAL (B)                             2.037              8.821            43.962             33.893             88.713
                             -------------------------------------------------------------------------------------------

                             -------------------------------------------------------------------------------------------
NET VALUE (A - B)                     1                  3.721             1.194            270.507            275.423
                             -------------------------------------------------------------------------------------------

4.   TANGIBLE FIXED ASSETS

     4.1. The movement of this account is as follows:

        a)  Gross Values on June 30th, 2002


                           -------------------------------------------------------------------------------------------
                                                                      Euros
                           -------------------------------------------------------------------------------------------
                                     Auctentia                                             Auctentia
                                    Deutschland       H.K.             H.K.Berliner      S.L.Auctions
                                       GmbH        Auktionhaus            Brief.           Division     Final balance
                           -------------------------------------------------------------------------------------------
-Technical
Installations and
Machinery                                --               --                 --              9.372           9.372

-Tools and furniture                  6.979               --            101.984                --          108.963

-Other fixed asset                    4.116          340.970                 --                --          345.086

                          ------------------------------------------------------------------------------------------
TOTAL (A)                            11.095          340.970            101.984             9.372          463.421
                          ------------------------------------------------------------------------------------------

        b) Depreciate funds at 30 of June 2002 and depreciation charges of the period


                           --------------------------------------------------------------------------------------------
                                                                      Euros
                           --------------------------------------------------------------------------------------------
                                    Auctentia                                             Auctentia
                                   Deutschland          H.K.           H.K.Berliner      S.L.Auctions
                                      GmbH           Auktionhaus           Brief.          Division       Final balance
                           --------------------------------------------------------------------------------------------
- Technical
installations and
Machinery                                --                --                 --            2.204              2.204

- Tools and furniture                 1.055                --             95.449               --             96.504

- Other fixed asset                   1.495            320.898                --               --            322.393
                          --------------------------------------------------------------------------------------------
TOTAL ( B )                           2.550            320.898            95.449            2.204            421.101
                          --------------------------------------------------------------------------------------------

                          --------------------------------------------------------------------------------------------
NET VALUE
(A - B)                               8.545             20.072             6.535            7.168             42.320
                          --------------------------------------------------------------------------------------------

     The group fixed assets goods are situated in Spain and Germany.

     All tangible fixed assets goods are subject to normal trading activities.

5.   FINANCIAL INVESTMENTS

     5.1. Short-term Financial Investments on June 30th, 2002


                                 ------------------------------------------------------------------------------------
                                                                            Euros
                                 ------------------------------------------------------------------------------------
                                                                                Auctentia
                                           H.K                H.K.Berliner     S.L.Auctions
                                       Auktionshaus               Brief.         Division            Final balance
                                 ------------------------------------------------------------------------------------
Other debts represented
in marketable securities                    --                   151.332           --                   151.332
                                 -----------------------------------------------------------------------------------
TOTAL                                       --                   151.332           --                   151.332
                                 -----------------------------------------------------------------------------------

        The amount of 151.332 Euros, that appears in "Other short-term debts represented in marketable securities", corresponds to an overage of cash that it is reversed in an Investment Fund at Dresdner Bank, which average rate of return is approximately 2,5%.

6.      TRANSACTIONS MADE WITH GROUP COMPANIES AND ASSOCIATE COMPANIES

        The debts that the Companies/Divisions maintain with group companies and associate companies for commercial transactions, are detailed as follows, in Euros:

                                                  -----------------------------
                                                         Balance at 30/06/02
                                                  -----------------------------
                                                           Debit       Credit
                                                  -----------------------------

GROUP COMPANIES LONG-TERM                                     --        51.745
GROUP COMPANIES SHORT-TERM                                200.310    1.414.538

-------------------------------------------------------------------------------
TOTAL GROUP                                               200.310    1.466.283
-------------------------------------------------------------------------------

ASSOCIATE COMPANIES LONG-TERM                                 --            --
ASSOCIATE COMPANIES SHORT-TERM                                --        19.100

-------------------------------------------------------------------------------
TOTAL ASSOCIATE COMPANIES                                     --        19.100
-------------------------------------------------------------------------------
                                       TOTAL              200.310    1.485.383
-------------------------------------------------------------------------------

        By the other hand, Auctentia Deutschland GmbH has a debt with Philagentur GmbH by Euros 11.781.

        The transactions made for the Companies/Divisions with other group companies and associate companies are detailed as follows, in Euros:


                            ---------------------------------------------------------------------------------------------
                                                   AFINSA
                                                  AUCTIONS,                     Mundisinter,  Philagentur    INEGOCIA
EXPENSES                         AFINSA BT          S.A.            GMAI           S.A.          GmbH      Coleccionables
                            ---------------------------------------------------------------------------------------------

Supplies                          100.950              --             --            244             --            --
Other Expenses                      8.757              --             --             --         11.871         1.448
                            ---------------------------------------------------------------------------------------------
TOTAL                             109.707              --             --            244         11.871         1.448
                            ---------------------------------------------------------------------------------------------

Sales                             452.520          24.508          1.647             --             --            --
Other Incomes                      20.858              --             --             --             --            --
                            --------------------------------------------------------------------------------------------
TOTAL                             473.378          24.508          1.647             --             --            --
                            --------------------------------------------------------------------------------------------


7.   INVENTORIES

     There are only commercial inventories by 52.188 Euros from H.K.Briefmarkenhandel. The stocks appear valued at their cost price, that it is not over their market value and such amounts are stated at the lower of cost or market.


8.   EQUITY

     8.1. The equity detail at June 30, 2002 are detailed as follows in Euros:


                      ------------------------------------------------------------------------------------------------------
                                        H.K.                       Auctentia
                         Auctentia    Briefmar-         H.K.      S.L.Auctions   H.K.Berliner      H.K.           Final
                        Deutschland    kenhandel     Verwaltungs    Division        Brief.      Auktionhaus      Balance
                     -------------------------------------------------------------------------------------------------------

Capital                    25.000        25.000        25.000        129.925       153.388         50.000        408.313
Reserves
Results from              (30.089)        7.980        (4.851)        67.624       115.443        556.393        712.500
previous years
Combination Result         19.606        (9.340)        9.178        238.484       (37.565)       (29.911)       190.452
---------------------------------------------------------------------------------------------------------------------------
TOTAL COMBINATION
EQUITY                     14.517        23.640        29.327        436.033       231.266        576.482    1.311.265
---------------------------------------------------------------------------------------------------------------------------

        8.2.   Capital:

               The Stock Capital of the company Heinrich Kohler Berliner Briefmarken- Auktionen GmbH at June 30, 2002 is divided into 4 registered shares, nominative, with a face value of 91.800 Euros each, another share with a face value of 10.458 Euros, and 2 more with a face value of 25.564 Euros each, fully subscribed and paid in. The stake held corresponds to Auctentia S.L. Holding (66,66%), Christian Burmeister (16,67%) and Hans-Joachim Bull (16,67%).

               The Stock Capital of the company Heinrich Kohler Auktionshaus GmbH & Co KG at June 30, 2002 is divided into 1 registered share, nominative, with a face value of 50.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

               Auctentia, S.L. Auctions Division is the auctions division of Auctentia S.L. Holding, which stock capital at June 30, 2002 is composed of not monetary contributions of tangible and intangible fixed assets, made during the fiscal year 2001, with a value of
               129.925 Euros.

               The Stock Capital of the company Auctentia Deutschland GmbH at June 30, 2002 is divided into 1 registered share, nominative, with a face value of 25.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding, that has got the 100% of the participation.

               The Stock Capital of the company Heinrich Kohler
               Briefmarkenhandel GmbH & Co KG at June 30, 2002 is divided into 1 registered share, nominative with a face value of 25.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

               The Stock Capital of the company Heinrich Kohler Verwaltungs GmbH at June 30, 2002 is divided into 1 registered share, nominative, with a face value of 25.000Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. holding that has got the 100% of the participation.

               No one of the Companies/Divisions have shares stand in a market.

9.      EXTERNAL PARTNERS INTEREST

        It does not apply, because it is a Combination of Financial Statements without any participation between the companies/divisions.

        If we had included Auctentia S.L. Holding in the Combined Financial Statements, the minority interests could be detailed as follows:


                   ----------------------------------------------------------------------------------------------------------
                          Auctentia S.L.     H.K.        H.K.           Auctentia         H.K.         H.K.
                          Auctions Div.    Berliner   Auktions-haus      Deutsch.       Briefmar-    Verwal-        Final
                                            Brief.                        GmbH          kendandel     tungs        Balance
                                                                                         GmbH
                   ----------------------------------------------------------------------------------------------------------
Equity                      436.033        231.266       576.482         14.517         23.640         29.327     1.311.265
Participation of               100%          66,66%          100%           100%           100%          100%
Auctentia S.L
Participation of                --           33,34%           --             --             --             --
external partners
-----------------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST               --          77.104            --             --             --             --       77.104
-----------------------------------------------------------------------------------------------------------------------------

10.     ACCRUED

        At June 30, 2002 the Companies/Divisions have accounted some expenses accrued, as Follows:

                                 ------------
                                    Euros
---------------------------------------------

Other expenses                        29.600
Employees expenses                    13.800
Profesional fees                      18.000
Examination fees                      17.864
Accrued interest loan                  5.113
---------------------------------------------
Total                                 84.377
---------------------------------------------

11.   DEBTS

      11.1     The breakdown of this balance is shown below:
               --------------------------------------------

             -------------------------------------------------------------------
                                                               Euros
                                                      --------------------------
             OTHER DEBTS                               Short-term      Long-term
             -------------------------------------------------------------------

             Purchase order advance                       12.000            --
             Debts for purchases or provision of
             service                                     183.883            --
             Discounted bills                          2.118.240            --
             Public Entities                             305.910            --
             Accrued wages and salaries                   16.890            --
             Other debts                                 660.175            --

             -------------------------------------------------------------------
             TOTAL                                     3.297.098            --
             -------------------------------------------------------------------

      11.2. Other information:

             The "Public Entities" balance includes a Company tax provision for the fiscal year January 1, 2002 to June 30, 2002 of 131.860 Euros.

             On the other hand, the detail of "Other debts" balance includes current accounts with vendors for 433.512 Euros. Also this item includes a loan granted to the Company Heinrich Kohler Auktionshaus GmbH & Co KG by the amount of 110.124 Euros, which maturity date is on 18th April 2003. With the same maturity there is another loan to the company Heinrich Kohler Briefmarkenhandel GmbH & Co KG amounting 64.854,50 Euros.


12.     GUARANTEES COMMITTED WITH THIRD PARTIES AND OTHER CONTINGENT LIABILITIES

        Not applicable.


13.     OTHER INFORMATION

        The breakdown of the sales for geographic areas is shown below:

                         -----------------
                               Euros
                         -----------------
                           Final balance
------------------------------------------

Germany                        2.902.711
Spain                          1.202.519

------------------------------------------
TOTAL                          4.105.230
------------------------------------------

              Detail of revenues by source is as follows:

                              -----------------
                                   Euros
                              -----------------
                               Final balance
-----------------------------------------------

Auctions                            3.833.493
Sales of inventory                    271.737

-----------------------------------------------
TOTAL                               4.105.230
-----------------------------------------------


    Hammer prices negotiated in auctions during the period amount to 14.566.552 Euros.

14.    EVENTS AFTER THE CLOSURE

       The following relevant events have happened before the closing date: On September 30th, 2002, Auctentia has acquired a 65% share of Corinphila Auktionen AG of Zurich, Switzerland, probably the most prestigious philatelic auctioneer of the world, with site in Zurich, Switzerland.This company is expected to be integrated as well in Greg Manning Auctions Inc. for 2003 fiscal year.

MANAGEMENT REPORT OF THE COMBINATION FINANCIAL STATEMENTS AS AT JUNE 30TH, 2002


Main companies and businesses on collectibles owned by Auctentia S.L. Holding are expected to be integrated in Greg Manning Auctions Inc. after January 1, 2003:

        o "Auctentia Auctions" (the division of philatelic and numismatic auctions of Auctentia S.L. Holding, a wholly owned subsidiary of Afinsa Bienes Tangibles S.A. of Madrid, Spain).

        o Heinrich Kohler Auktionshaus GmbH & Co.KG (main philatelic auctioneer of Germany, with site in Wiesbaden, wholly owned by Auctentia S.L. Holding).

        o Heinrich Kohler Berliner Briefmarken-Auktionen GmbH (Kohler auctions in Berlin, Germany, 66% owned by Auctentia S.L. Holding).

        o Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co. KG and Heinrich Kohler Verwaltungs GmbH

For these companies, fiscal and accounting year begins on January 1st, 2002 and finishes on December 31st, 2002, so that proforma financial statements from July 1st, 2001 to June 30th, 2002 have been prepared by Management in accordance with accounting principles generally accepted in their respective countries, including the necessary adjustments to accounting principles generally accepted in the United States, and audited by independent public accountants, who have expressed their opinion with respect to the fairness of these statements.

Madrid, 1st April 2003

Protocol number: xxxx                                     April 25, 2003












                                 AUDIT REPORT OF

                          COMBINED FINANCIAL STATEMENTS
                                OF THE COMPANIES

      Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner
              Briefmarken-Auktionen GmbH, Corinphila Auktionen AG,
   Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG,
          Heinrich Kohler Verwaltungs GmbH and Auctentia Subastas S.L.

                              As at March 31, 2003

                          INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS OF AUCTENTIA GROUP (COMBINED COMPANIES)


We have audited the accompanying combined balance sheet of Auctentia Group (Combined Companies). Such companies include Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Corinphila Auktionen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH ("Combined Companies") as at March 31, 2003, and the related combined statements of operations and retained earnings, and cash flows for the three and nine months ended March 31, 2003. Those financial statements are the responsibility of the Combined Companies management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the financial position of the Combined Companies as of March 31, 2003 and the results of their operations and their cash flows for the three and nine months ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



Madrid, April 25, 2003

FABREGAS, MERCADE & Co.
Auditors - Consultors


Javier Mercade Campabadal

GROUP AUCTENTIA


                                AUCTENTIA GROUP
                                ---------------
                             Combined Balance Sheet
                             ----------------------
                           (Amounts stated in Euros)*

                                                                                       (Unaudited)
                                                                 March 31, 2003       March 31, 2002
                                                                 --------------       --------------

    ASSETS

Cash and Banks                                                       1.162.339            2.286.082
Short-term Investments                                                  15.992                    0
Accounts Receivable                                                  1.801.233            2.436.264
Accounts Receivable - Related parties                                  357.583              246.477
Inventory                                                              727.901               59.788
Prepaid expenses                                                       125.173               24.959
                                                                     ---------            ---------
TOTAL                                                                4.190.221            5.053.570
                                                                     =========            =========

Investments                                                                  0               15.888
Tangibles Fixed Assets                                                 326.483               42.732
Intangible Fixed Assets                                                559.169              285.707
                                                                     ---------            ---------
TOTAL                                                                  885.652              344.327
                                                                     =========            =========

TOTAL                                                                5.075.873            5.397.897

LIABILITIES AND STOCKHOLDERS' EQUITY

Other Non-Trade Creditors                                            1.961.693            2.243.432
Other Non-Trade Creditors - Related Parties                            130.424              131.779
Accounts Payable and Accrued Expenses                                  576.900              202.566
Accounts Payable and Accrued Expenses - Related
  Parties                                                                8.270            1.410.131
Credit institutions and other debts                                    733.822                   26
                                                                     ---------            ---------
TOTAL CURRENT LIABILITIES                                            3.411.109            3.987.934
                                                                     =========            =========

Long-term public entities                                                    0                    0
Due to Related Parties - Long Term                                           0               51.745

LONG TERM DEBTS                                                              0               51.745
                                                                     =========            =========
Common Stock                                                         1.411.338              408.313
Retained Earnings - Opening                                          1.165.707              839.994
Net Income (loss) period                                              (912.281)             109.911
                                                                     ---------            ---------
TOTAL                                                                1.664.764            1.358.218

TOTAL                                                                5.075.873            5.397.897

* Differences caused by the Conversion to US$ (Dollars) are considered immaterial based on the conversion rate as of March 31, 2003, being 1Euro 1,0900 US Dollars.

GROUP AUCTENTIA


              AUCTENTIA GROUP
         COMBINED INCOME STATEMENT
           For the Periods Ended
        (Amounts stated in Euros)*

                                                                            (Unaudited)                       (Unaudited)
                                                            Three Months    Three Months     Nine Months      Nine Months
                                                                Ended           Ended           Ended            Ended
                                                            March 31, 2003  March 31, 2002  March 31, 2003   March 31, 2002

Revenues                                                        987.453      1.012.268        2.348.970        2.818.668
Revenues Related Parties                                        893.868              0        1.282.183          301.608
                                                              ---------      ---------        ---------        ---------
                                                              1.881.321      1.012.268        3.631.153        3.120.276

Cost of goods sold                                             (838.083)       (15.413)      (1.066.329)        (195.766)
Cost of goods sold-Related Parties                                  214         (2.555)         (26.235)         (22.024)
                                                              ---------      ---------        ---------        ---------
                                                               (837.869)       (17.968)      (1.092.564)        (217.790)

GROSS PROFIT                                                  1.043.452        994.300        2.538.589        2.902.486

Operating Expenses
General and Administrative                                     (596.867)      (422.878)      (1.395.031)      (1.370.685)
Depreciation and Amortization                                   (64.089)        (7.899)        (170.130)         (39.027)
Wages and Salaries                                             (450.482)      (296.940)      (1.369.206)        (856.462)
Marketing                                                       (84.093)      (121.198)        (421.012)        (429.485)
Other                                                            14.391          4.757             3956            9.350
                                                              ---------      ---------        ---------        ---------
                                                             (1.181.140)      (844.158)      (3.351.423)      (2.686.309)

Interest Income                                                  11.526          7.035           41.715           45.324
Interest Expense                                                (11.018)        (4.250)         (31.954)         (19.412)

Extraordinary Income                                                  0              0                0                0
Extraordinary Expenses                                                0              0                0                0

(LOSS) PROFIT  BEFORE TAXATION                                 (137.180)      (152.927)        (803.073)         242.089

INCOME TAX                                                       (2.895)          (700)        (109.208)        (132.178)

NET LOSS                                                       (140.075)      (152.227)        (912.281)         109.911
                                                            ===========        =======         ========         ========


 Differences caused by the Conversion to US$ (Dollars) are considered immaterial based on the conversion rate as of March 31, 2003, being 1Euro 1,0900 US Dollars.

GROUP AUCTENTIA


                                 AUCTENTIA GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                          9 months ended March 31, 2003
                           (Amounts stated in Euros)*


                                                                                                       (Unaudited)
                                                                                    Nine Months        Nine Months
                                                                                       Ended              Ended
                                                                                   March 31, 2003     March 31, 2002
                                                                                   --------------     --------------
Cash Flows from operating activities:

    Net Loss                                                                         (912.281)            109.911

 Adjustments to reconcile net loss to net cash from operating activities:
           Depreciation and amortization                                              170.130              39.027
           Provision for bad debts                                                     29.459              14,782
           (Increase) decrease in assets:
                     Accounts receivable                                              972.494              91.516
                     Inventory                                                       (675.713)             (9.337)
                     Prepaid expenses                                                (102.150)             35.853
Increase (decrease) in Liabilities:
             Non-trade creditors, accounts
             payable and accrued expenses                                            (458.643)           (787.554)
             Due to related parties                                                (1.477.113)          1.132.067
                                                                                -------------       -------------
                                                                                   (2.453.817)           (626.265)

Cash flow from investing activities:
            Capital expenditures for purchase
              of fixed assets                                                        (722.151)           (115.227)
            Decrease in short-term investments                                        135.340                  --
                                                                                -------------       -------------
                                                                                     (586.811)           (115.227)

Cash flow from financing activities:
      Net proceeds from credit institution debt                                       564.384                  --
                                                                                -------------
                                                                                      564.384                  --

Cash Flow from equity                                                                 921.775

Net change in cash                                                                 (1.554.469)           (511.038)

Cash Banks:
      Beginning of period                                                           2,716,808           1,775,044
      End of period                                                                 1.162.339           2.286.082


* Differences caused by the Conversion to US$ (Dollars) are considered immaterial based on the conversion rate as of March 31, 2003, being 1Euro 1,0900 US Dollars.

GROUP AUCTENTIA


                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                Of the Companies

      Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner
         Briefmarken-Auktionen GmbH, Corinphila Auktionen AG, Auctentia
       Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co. KG,
          Heinrich Kohler Verwaltungs GmbH and Auctentia Subastas S.L.

                              As at March 31, 2003

GROUP AUCTENTIA


              NOTES FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2003
              ----------------------------------------------------


1.  COMPANIES INCLUDED IN THE COMBINATION
    -------------------------------------

    The Companies included in the Combination of the Financial Statements are the following, including social addresses:

    Heinrich Kohler Auktionshaus Gmbh & Co KG was incorporated on December 22, 2000, for an indefinite period of time and was domiciled in Wihelmstrasse 48, 65183 Wiesbaden, Germany. The corporate purpose is the holding of stamp auctions.

    Heinrich Kohler Berliner Briefmarken Auktionen GmbH was incorporated on May 16, 1991 for an indefinite period of time and was domiciled in Charlottenburg local court Department B No.40021 Berlin, Germany. The corporate purpose is trading and commercial auctioning of stamps.

    Corinphila Auktionen AG was incorporated on July 30,1991 for an indefinite period of time and was domiciled in Zollikerstrasse 226, CH-8008 Zurich. The corporate purpose is purchasing and selling of stamp collections; especially on auctions. It was included in Auctentia Group during July 2002.

    Auctentia Subastas S.L. was incorporated on September 5, 2002 for an indefinite period of time and was addressed in Madrid, at Joaquin Maria Lopez Street, n(0)8 bis. Its corporate purpose is the holding of any type of goods and auction services. It has started its operations during this period taking on the activity of the Auctions Division of Auctentia S.L Holding, which was included in the combination perimeter in the previous periods.

    There are also Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Heinrich Kohler Verwaltungs GmbH which are little significant for the combination.

    We have used the Global Integration Method of Consolidation (adding of financial statements) for the companies, unless we have not made any elimination of equity because none of them has any directly or indirectly participation in the others. This methodology is consistent with Accounting Research Bulletin No. 51 because these entities are under common control.

GROUP AUCTENTIA


2.  BASES OF PRESENTATION OF THE COMBINED FINANCIAL STATEMENTS
    ----------------------------------------------------------

    a) Accurate Picture:

       The financial statements have been obtained from the Company's accounts ledgers and include some adjustments and reclassifications necessary for temporal and value equalization with the Leading Company (considered Auctentia S.L., which is a Spanish company).

    b) Transactions included in the Combination Perimeter:

       During this fiscal year there has not been any significant transaction between the companies.

    c) Equalization for the individual accounts of the companies included in the Combination Perimeter:

       - Temporal Equalization- The Companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Auctentia Deutschland GmbH and Heinrich Kohler Verwaltungs GmbH closed their fiscal year on December 31, except the companies Corinphila Auktionen AG and Auctentia Subastas SL that closes its fiscal year at June 30, but they have provided us with Financial Statements at March 31 in order to prepare the Combination Financial Statements, so we have not made any task to equalize this matter.

       - Value Equalization- The Assets, Liabilities, Incomes and Expenses of the companies have been valued according with standard principles or in other case, we have not made any adjustments because it is not significant in the combination. These principles are the ones used by the Leading Company (a Spanish company) to prepare its own Financial Statements.

    d) Transactions in Foreign Currency:

       All the amounts are in Euros.

GROUP AUCTENTIA


    e) Intangible Fixed Assets:

       The items included in the Intangible Assets are registered at their net price cost, including the depreciating in accordance with their useful life.

       For the Companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen Gmbh, Corinphila Auktionen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH , Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Heinrich Kohler Verwaltungs GmbH the amortization has been calculated according with the lineal manner corresponding with its useful life.

            Computer software                            3, 5 and 10 years
            Transfer rights                                  10 and 20 years
            Industrial property                                    5 years

    f) Tangible Fixed Assets:

       The items included in the Tangible Assets are registered at their acquisition cost. For the Companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen Gmbh, Corinphila Auktinen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH the amortization has been calculated according with the lineal manner corresponding with its useful life, estimated between 3 and 10 years depending on the characteristics of the good.

    g) Financial Investments:

       The Companies registered its long-term and short-term financial investments at their price cost, which approximates its market value.

       The Companies registered its investments in other companies at acquisition cost or theoretical book value (the minor).

    h) Non commercial Credits:

       They are registered for the amount given.

       The transfer to the profit and loss account provision is made depending on the risk of recovering the credits.

       Credits have been accounted as long-term or short-term depending on if their expiration date is over than twelve months, or less, respectively.

GROUP AUCTENTIA



    i) Stocks:

       The stocks appear valued at their cost price, that it is not over their market value and such amounts are stated at the lower of cost or market.

       The company has a tax provision that reduces the stocks value, of 31.145 Euros.

    j) Other provisions and Accrued expenses:

       The provisions and accrued expenses were made up in the amount of the probable obligation.

    k) Debts:

       Debts appear in the Balance Sheet for their value of reimbursement. The difference between such value and the amount received appears separately at the balance assets. In case of considering the debts as doubtful debts the appropriate provisions for bad debts have to be done.

       All debts, both short and long-term debts, are registered by the total nominal amount to be refund (reimbursement value). The classification of the debts between short and long-term is done according to whether their maturity is less or greater than one year respectively.

    l) Company Profit Tax:

       The Company Tax for the period is calculated according to the Profit/Loss before taxation for each of the companies individually, increased or decreased in every case, with the permanent or temporally differences to the fiscal profit and loss.

    m) Income and Expenditure:

       The Income and Expenditure are registered according to the goods and services real current represented by them, independently of the moment when the monetary or financial current derived from them is produced.

       However, following the caution principle, the Companies only register the profit taking at the date of closure, while the risks and projected losses are registered as soon as they are known.

GROUP AUCTENTIA


    n) Use of Estimates

       The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    o) Concentration of Credit Risk

       The Company frequently extends trade credit in connection with its auction sales, which are held throughout Europe. The Company evaluates each customer's creditworthiness on a case-by-case basis; generally the customers who receive trade credit are professional dealers who have regularly purchased property at the Company's auctions or whose reputation within the industry is known and respected by the Company.

       In situations where trade credit is extended, the purchaser generally takes possession of the property before payment is made by the purchaser to the Company, and the Company is liable to the consignor for the net sales proceeds (auction hammer price less commission to the Company). The Company pays the consignor generally not later than the 45th day after the sale, and when trade credit is extended, the Company assumes all risk of loss associated with the trade credit, and the responsibility of collection of the trade credit amount from the purchaser. Losses to date under these situations have not been material.

    p) Cash Equivalents and Concentration of Cash

       The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed insured limits. The Company has not experienced any losses in such accounts.

    q) Financial Instruments

       The carrying amounts of financial instruments accounts receivable and accounts payable approximated fair value because of the relative short maturity of these instruments. The carrying value of loans payable approximated fair value at based upon quoted market prices for the same or similar instruments.

GROUP AUCTENTIA


    r) Advertising Costs

       Advertising and catalogue costs are included in marketing costs and are expensed as incurred, which occurs in the same quarter that the related auction takes place. Otherwise, if auction occurs in the following quarter, assets of the Company include some advertising costs, so that all auction costs are recorded in the same period than corresponding auction sales.

    s) Segment Information

       The Company operates principally in one segment consisting of auctions of various collectibles. All of the Company's sales and identifiable assets are located in Europe.

    t) Revenue Recognition:

       Revenue is recognized when the collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

       The Company also engages in private treaty sales represent sales of consigned property and sales of owned inventory. Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company, or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

    u) Business Combinations Acquisition of Auctions Business

       During July 2002, Auctentia S.L. Holding purchased 65% of the outstanding shares of Corinphila Auktionen AG ("Corinphila") for 1,950,000 Swiss Francs (1.456.087 Euros, including legal advisor expenses). The purchase price was allocated as follows: 629.546 Euros to net tangible assets and
       826.541 Euros to goodwill under US GAAP in Auctentia S.L., a holding company which is not included in the Share Purchase Agreement with GMAI and, therefore, this goodwill does not appear in the combination of Financial Statements of the companies to be transferred to GMAI.

GROUP AUCTENTIA


    v) Unaudited Financial Statements

       The accompanying combined balance sheet as of March 31, 2002 and related combined statement of operations for the three and nine months ended March 31, 2002 and cash flows for the six months period ended September 30, 2001 have been prepared from the books and records maintained by the Company, in accordance with accounting principles generally accepted in the United States of America. Accordingly, they do not include all information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period


3.  INTANGIBLE FIXED ASSETS

      3.1. The movement of the account has been the following:

      a) Gross Values as at 31 March, 2003


                                 ----------------------------------------------------------------------------------
                                                                       Euros
                                 ----------------------------------------------------------------------------------
                                                       H.K.                            Corinphila
                                      H.K.           Berliner         Auctentia        Auktionen           Final
                                  Auktionshaus        Brief.         Subastas S.L.        AG              Balance
                                  ------------        ------         -------------     ----------         -------

Industrial Property                    ---              ---               ---           270.819           270.819

Transfer Rights                      4.999            2.812               ---               ---             7.811

Computer Software                    9.529           45.285           338.162               ---           392.976

------------------------------------------------------------------------------------------------------------------
TOTAL (A)                           14.528           48.097           338.162           270.819           671.606
------------------------------------------------------------------------------------------------------------------

GROUP AUCTENTIA


                                 --------------------------------------------------------------------------------
                                                                      Euros
                                 --------------------------------------------------------------------------------
                                                     H.K.                             Corinphila
                                      H.K.         Berliner         Auctentia         Auktionen          Final
                                  Auktionshaus      Brief.         Subastas S.L.         AG             Balance
                                  ------------      ------         -------------      ----------        -------

Industrial Property                    ---             ---               ---           40.691           40.691

Transfer Rights                      1.320           2.810               ---              ---            4.130

Computer                             7.947          42.761            16.908              ---           67.616
Software

---------------------------------------------------------------------------------------------------------------
TOTAL (B)                            9.267          45.571            16.908           40.691          112.437
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
NET VALUE                            5.261           2.526           321.254          230.128          559.169
(A - B)
---------------------------------------------------------------------------------------------------------------

GROUP AUCTENTIA


4.  TANGIBLE FIXED ASSETS

    4.1. The movement of this account is as follows:

    a) Gross Values as at 31 March, 2003



                                 --------------------------------------------------------------------------------------------
                                                                                        Euros
                                 --------------------------------------------------------------------------------------------
                                                         H.K.                          Corinphila     Auctentia
                                          H.K.         Berliner        Auctentia       Auktionen      Deutschland      Final
                                      Auktionshaus      Brief.        Subastas S.L.       AG             GmbH         Balance
                                      ------------      ------        -------------    ----------     -----------     -------

- Technical installations and
  Machinery                                 ---            ---             ---          440.921            ---        440.921

- Tools and furniture                       ---            ---             633          306.306          6.979        313.918

- Other fixed asset                     330.610         95.702          14.734          125.965          4.116        571.127

-----------------------------------------------------------------------------------------------------------------------------
TOTAL (A)                               330.610         95.702          15.367          873.192         11.095      1.325.966
-----------------------------------------------------------------------------------------------------------------------------


           b) Depreciate funds as at 31 March 2003 and depreciation charges of the period


                                 --------------------------------------------------------------------------------------------
                                                                                        Euros
                                 --------------------------------------------------------------------------------------------
                                                         H.K.                          Corinphila     Auctentia
                                          H.K.         Berliner        Auctentia       Auktionen      Deutschland      Final
                                      Auktionshaus      Brief.        Subastas S.L.       AG             GmbH         Balance
                                      ------------      ------        -------------    ----------     -----------     -------

- Technical installations and
  Machinery                                 ---            ---             ---          297.957            ---        297.957

- Tools and furniture                       ---            ---             ---          215.561          1.803        217.364

- Other fixed asset                     306.113         86.436             921           88.702          1.990        484.162

----------------------------------------------------------------------------------------------------------------------------
TOTAL ( B )                             306.113         86.436             921          602.220          3.793        999.483
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
NET VALUE  (A - B)                       24.497          9.266          14.446          270.972          7.302        326.483
----------------------------------------------------------------------------------------------------------------------------


      The group fixed assets goods are situated in Spain, Switzerland and Germany.

      All tangible fixed assets goods are subject to normal trading activities.

GROUP AUCTENTIA


5.  FINANCIAL INVESTMENTS

    5.1. Long-term Financial Investments as at 31 March, 2003

     At this date, the combined companies do not hold any long term financial inversion.

5.2. Short-term Financial Investments as at 31 March, 2003


                                 --------------------------------------------------------------------------------
                                                                      Euros
                                 --------------------------------------------------------------------------------
                                                     H.K.                             Corinphila
                                      H.K.         Berliner         Auctentia         Auktionen         Final
                                  Auktionshaus      Brief.         Subastas S.L.         AG            Balance
                                  ------------      ------         -------------      ----------       -------

       Securities portfolio              ---            ---             ---              ---               ---
       Guaranties deposits               ---         15.992             ---              ---            15.992

       -------------------------------------------------------------------------------------------------------
       TOTAL                             ---         15.992             ---              ---            15.992
       -------------------------------------------------------------------------------------------------------


6.    TRANSACTIONS MADE WITH GROUP COMPANIES AND ASSOCIATE COMPANIES

      The debts that the Companies maintain with group companies and associate companies for commercial transactions, are detailed as follows:


                                                  ----------------------------
                                                       Balance at 31/03/03
                                                  ----------------------------
                                                      Debit        Credit
                                                  ----------------------------

      GROUP COMPANIES LONG-TERM                          ---           ---
      GROUP COMPANIES SHORT-TERM                     357.583       138.694

      ------------------------------------------------------------------------
      TOTAL GROUP COMPANIES                          357.583       138.694
      ------------------------------------------------------------------------


      The most significant transactions made for the Companies with other group companies and associate companies are detailed as follows, in Euros:


      -------------------------------------------------------------------------
      EXPENSES         AFINSA BT    Mundisinter     Doocollect    PHILAGENTUR
      -------------------------------------------------------------------------

      Supplies           24.891         1.344             -             -
      Other expenses      9.219         2.529             -         7.059

      -------------------------------------------------------------------------
      TOTAL              34.110         3.873             -         7.059
      -------------------------------------------------------------------------

GROUP AUCTENTIA


      -------------------------------------------------------------------------
      INCOMES        AFINSA BT    Mundisinter   Doocollect          PHILAGENTUR
      -------------------------------------------------------------------------

      Sales           1.264.928             -        12.303             -
      Other incomes           -             -             -             -
      -------------------------------------------------------------------------
      TOTAL           1.264.928             -        12.303             -
      -------------------------------------------------------------------------


7.  INVENTORIES

    The inventories breakdown as at March 31, 2003 is as follows:

                                                 Final
                                                 Balance
          -----------------------------------------------
          Commercial Inventories                 436.675
          Advance to Suppliers                   322.371
          Provisions                             (31.145)
          -----------------------------------------------
          TOTAL                                  727.901
          ------------------------------------------------


8.  EQUITY

    8.1. The equity detail as at March 31, 2003 is detailed as follows in Euros:


                       ----------------------------------------------------------------------------------------------------------
                                                                                                       H.K.     H.K.
                           Auctentia    H.K. Berliner     H.K.        Corinphila     Auctentia     Briefmar-   Verwal-   Final
                          Subastas S.L.    Brief.     Auktions-haus  Auktionen AG  Deutsch. GmbH   kenhandel   tungs    Balance
---------------------------------------------------------------------------------------------------------------------------------
Capital                      455.902      153.388         50.000        677.048       25.000        25.000     25.000  1.411.338
Reserves
Results from                 (17.961)     113.196        526.482        499.591       41.433        (1.361)     4.327  1.165.707
Previous periods
Combination Result           (29.804)      27.139       (140.300)      (840.826)      22.138        50.446     (1.074)  (912.281)

---------------------------------------------------------------------------------------------------------------------------------
TOTAL COMINATION EQUITY       408.137     293.723        436.182        335.813       88.571        74.085     28.253  1.664.764
---------------------------------------------------------------------------------------------------------------------------------

GROUP AUCTENTIA


      8.2.  Capital:

            The stock capital of the company Heinrich Kohler Berliner Briefmarken Auktionen GmbH at March 31, 2003 is divided into 4 registered shares, nominative, with a face value of 91.800 Euros, another share with a face value of 10.458 Euros and 2 more with a face value of 25.564 Euros each, fully subscribed and paid in. The stake held corresponds to Auctentia S.L Holding (66,66%), Christian Burmeister (16,67%) and Hans-Joachim Bull (16,67%).

            The stock capital of the company Heinrich Kohler Auktionshaus GmbH & Co KG at March 31, 2003 consists into 1 registered share, nominative, with a face value of 50.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. holding that has got the 100% of the participation.

            The stock capital of the company Corinphila Auktionen AG at March 31, 2003 is divided into 10.000 registered shares, nominative, with a face value of 100 CHF each, numbered consecutively from 1 to 10.000, both inclusive, fully subscribed and paid in. The Auctentia S.L. Holding has the 65% of the shares.

            The stock capital of the company Auctentia Subastas S.L. at March 31, 2003 is divided into 455.902 shares of one Euro of nominal value. All the shares have been subscribed and fully disbursed by Auctentia, S.L. Auctions Division. On 17th of February 2003 the sole shareholder approved an increase of the shareholders equity of Euros
            100.000. This capital increase was completely subscribed and disbursed by Auctentia S.L.

            The Stock Capital of the company Auctentia Deutschland GmbH at March 31, 2003 consists into 1 registered share, nominative, with a face value of 25.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            The Stock Capital of the company Heinrich Kohler Briefmarkenhandel GmbH & Co KG at March 31, 2003 is divided into 1 registered share, nominative with a face value of 25.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.A. Holding that has got the 100% of the participation.

            The Stock Capital of the company Heinrich Kohler Verwaltungs GmbH at March 31, 2003 is divided into 1 registered share, nominative, with a face value of 25.000 Euros, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            None of the Companies have shares stand in a market.

GROUP AUCTENTIA


9.    EXTERNAL PARTNERS INTEREST


      It does not apply, because it is a Combination of Financial Statements without any participation between the companies.

      If we had included Auctentia S.L. Holding in the Combined Financial Statements, the minority interest could be detailed as follows:


                      -------------------------------------------------------------------------------------------------------------
                                                                                                      H.K.      H.K.
                          Auctentia       H.K.           H.K.        Corinphila      Auctentia      Briefmar-  Verwal-    Final
                         Subastas S.L.   Berliner    Auktions-haus  Auktionen AG   Deutsch. GmbH    kenhanel    tungs     Balance
                                          Brief.
-----------------------------------------------------------------------------------------------------------------------------------

Equity                     408.137       293.723       436.182        335.813          88.571         74.085    28.253   1.664.764
Participation      of         100%        66,66%          100%            65%            100%           100%     100%
Auctentia S.L.
Participation      of          ---        33,34%           ---            35%             ---            ---      ---
external partners
-----------------------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST              ---        97.927           ---        117.535             ---            ---      ---      215.462
-----------------------------------------------------------------------------------------------------------------------------------

10.     DEBTS

        10.1     The breakdown of this balance is shown below:
                 --------------------------------------------


        -----------------------------------------------------------------------
                                                               Euros
        DEBTS WITH CREDIT INSTITUTIONS AND OTHERS    --------------------------
                                                     Short-term       Long-term
        -----------------------------------------------------------------------

        Loans and other debts                          725.022             ---
        Debts for interests                              8.800             ---
        -----------------------------------------------------------------------
        TOTAL                                          733.822             ---
        -----------------------------------------------------------------------

GROUP AUCTENTIA


 ------------------------------------------------------------------------------
                                                              Euros
 OTHER DEBTS                                       -----------------------------
                                                   Short-term          Long-term
 -------------------------------------------------------------------------------
 Public Entities                                     239.367              ---
 Accrued wages and salaries                          210.995              ---
 Other debts                                       1.492.681              ---
 Accrued expenses                                     18.650              ---
 TOTAL                                             1.961.693              ---

 Debts for purchases or provision of service         357.745              ---
 Accrued expenses                                    219.155              ---
 TOTAL                                               576.900              ---

 -----------------------------------------------------------------------------
 TOTAL                                             2.538.593              ---
 -----------------------------------------------------------------------------


 10.2.  Additional information:

        The " Loans and other debts" account at March 31, 2003 correspond to a balance of 555.558 Euros corresponding to a loan agreement with UBS Zurich Bank, that has a overdraft facilities limited up to 1.461.800 Euros. This item also includes a loan granted to the Company Heirich Kohler Auktionshaus GmbH & Co KG by the amount of 95.325 Euros which maturity date is on April 2003. With the same maturity there is another loan to the company Heinrich Kohler Briefmarkenhandel GmbH & Co KG amounting 74.113 Euros.


11.   GUARANTEES  COMMITTED  WITH THIRD  PARTIES AND OTHER  CONTINGENT
      LIABILITIES

      Not applicable.

GROUP AUCTENTIA


12.   OTHER INFORMATION

      The breakdown of the sales for geographic areas is shown below:

                         --------------
                             Euros
                         --------------
                         Final balance
---------------------------------------

Germany                      3.083.201
Spain                          553.506
Switzerland                    (5.554)

---------------------------------------
TOTAL                        3.631.153
---------------------------------------


  Detail of revenues by source is shown below:

                        --------------
                            Euros
                        --------------
                        Final balance
--------------------------------------

Auctions                    2.428.564
Sales of inventory          1.202.589

--------------------------------------
TOTAL                       3.631.153
--------------------------------------


      Hammer prices negotiated in auctions during the period amount to 8.435.876 Euros.


13.   EVENTS AFTER THE CLOSURE

       No relevant subsequent events have occurred.

GROUP AUCTENTIA


             MANAGEMENT REPORT OF THE COMBINED FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2003

     Main companies and businesses on collectibles owned by Auctentia S.L. Holding are expected to be integrated in Greg Manning Auctions Inc. during 2003:

      o Auctentia Subastas S.L. is a society created at December 5, 2002 in order to separate the Auctions Division from Auctentia S.L. Holding, dedicated to philatelic and numismatic auctions.

      o Heinrich Kohler Auktionshaus GmbH & Co.KG (main philatelic auctioneer of Germany, with site in Wiesbaden, wholly owned by Auctentia S.L. Holding).

      o Heinrich Kohler Berliner Briefmarken-Auktionen GmbH (Kohler auctions in Berlin, Germany, 66% owned by Auctentia S.L. Holding).

      o Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co. KG and Heinrich Kohler Verwaltungs GmbH .

      o Corinphila Auktionen AG of Zurich, Switzerland (probably the most prestigious philatelic auctioneer of the world, with site in Zurich, Switzerland, 65% acquired by Auctentia S.L. Holding in September 30,
            2002).


Excepting Corinphila Auktionen AG, whose fiscal and accounting year was already similar to Greg Manning Auctions Inc., recently all the outstanding companies have adapted their fiscal and accounting year, so that current year begins on January 1st, 2003 and finishes on June 30st, 2003, and from next year onwards will begin on July 1st to June 30th. However, quarterly financial statements as of March 31st, 2003, have been prepared by Management in accordance with accounting principles generally accepted in their respective countries, including the necessary adjustments to accounting principles generally accepted in the United States, and audited by independent public accountants, who have expressed their opinion with respect to the fairness of these statements.


Madrid, 24th April 2003

                                   PROXY CARD
                           GREG MANNING AUCTIONS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

      The undersigned stockholder of Greg Manning Auctions, Inc. ("GMAI") hereby revokes all previous proxies, acknowledges receipt of the notice of special meeting of stockholders and the related proxy statement, and appoints Greg Manning and Larry Crawford, and each of them, as proxies of the undersigned, with full power of substitution to vote all shares of GMAI's common stock that the undersigned is entitled to vote at the special meeting of stockholders to be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on __________, at 10:00 AM Eastern Standard Time and at any adjournments thereof. The shares represented by the proxy may only be voted in the manner specified below.

            1. To approve the issuance of 3,729,226 shares of GMAI common stock to Auctentia, S.L., a Spanish limited liability company ("Auctentia"), to complete the acquisition of all of Auctentia's equity interests in seven of its European-based operating subsidiaries of Auctentia pursuant to the share purchase agreement dated January 23, 2003 by and between GMAI and Auctentia;

                        FOR |_|          AGAINST |_|          ABSTAIN |_|

            2. To approve the issuance of 6,444,318 shares of GMAI common stock to Auctentia to complete the acquisition of a subsidiary of Auctentia whose sole assets consist of an inventory of certain philatelic and art assets pursuant to the inventory purchase agreement dated January 23, 2003 by and between GMAI and Auctentia, and;

                        FOR |_|          AGAINST |_|          ABSTAIN |_|

            3. To approve the issuance of 2,826,456 shares of GMAI common stock to Auctentia in exchange for $5,000,000 pursuant to the subscription agreement dated January 23, 2003 by and between GMAI and Auctentia;

                        FOR |_|          AGAINST |_|          ABSTAIN |_|

            4. To approve an amendment to GMAI's 1997 stock incentive plan to increase from 3,500,000 to 5,000,000 the total number of shares that GMAI may issue under the 1997 plan.

                        FOR |_|          AGAINST |_|          ABSTAIN |_|

      The Board of Directors recommends you vote "FOR" the above proposals.

      This proxy when properly executed will be voted in the manner directed above. In the absence of direction for the above proposal, this proxy will be voted "FOR" that proposal.

                         (Continued on the other side.)

      PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

      Please print the shareholder name exactly as it appears on this proxy. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.

                                        Dated: ____________, 2003

                                        ________________________________________
                                        (Print Name)


                                        ________________________________________
                                        (Authorized Signature)

      I plan to attend the special meeting in person:

                        |_|   Yes

                        |_|   No

                                   Appendix A

                            Share Purchase Agreement

                            SHARE PURCHASE AGREEMENT


                                 by and between


                                 AUCTENTIA, S.L.


                                   ("Seller")


                                       and


                           GREG MANNING AUCTIONS, INC.


                                  ("Purchaser")


                             -----------------------

                             Dated January 23, 2003

                             -----------------------

                            SHARE PURCHASE AGREEMENT

      This SHARE Purchase Agreement (this "Agreement") is made as of the 23rd day of January, 2003, by and between AUCTENTIA, S.L., a Spanish limited liability company ("Seller") and GREG MANNING AUCTIONS, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

      WHEREAS, Seller, as of the date hereof, owns the percentage of the issued and outstanding shares of capital stock or other ownership or equity interests (collectively, the "Sale Shares") of each of the companies listed on Schedule A (each a "Company" and collectively, the "Companies") as set forth on Schedule A;

      WHEREAS, the Companies are variously engaged in the businesses of providing intermediation for high level collectors, with auctions and sales in primarily philatelic assets (the "Businesses");

      WHEREAS, Purchaser desires to acquire the Sale Shares, and Seller desires to sell the Sale Shares, on the terms and conditions hereinafter contained;

      WHEREAS, Seller and Purchaser desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the sale and purchase of the Sale Shares and the transactions contemplated hereby; and

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 Definitions. Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

      "Accredited Investor" shall have the meaning set forth in Section 3.8(a).

      "Affiliate" shall mean, with respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing.

      "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Businesses" shall have the meaning set forth in the Recitals.

      "Business Day" means any day (except a Saturday or Sunday) on which banks are generally open for business in New York City, United States of America and in Madrid, Spain.

      "Closing" shall have the meaning set forth in Section 10.1.

      "Closing Date" shall have the meaning set forth in Section 10.1.

      "Company" or "Companies" shall have the meaning set forth in the Recitals.

      "Company Employee Plan" shall have the meaning set forth in Section 5.21.

      "Company Information" shall have the meaning set forth in Section 6.5.

      "Confidential Information" shall have the meaning set forth in Section 8.2(b).

      "Constituent Documents" shall mean, with respect to a Person, its primary formation and organizational documents.

      "Contracts" shall mean, with respect to any Person, all material agreements, contracts or understandings, oral or written, to which, as of the date hereof or the Closing (as applicable), such Person is a party or by which such Person or its assets are bound.

      "Damages" shall have the meaning set forth in Section 9.2.

      "Employee" shall have the meaning set forth in Section 5.21.

      "Encumbrances" shall mean any mortgages, liens, pledges, security interests, leases, options or rights of third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever.

      "Environmental Law" shall have the meaning set forth in Section 4.20.

      "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Financial Statements" shall have the meaning set forth in Section 4.5.

      "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied, except that with respect to any Person whose financial statements are not prepared in accordance with U.S. generally accepted accounting principles, GAAP shall mean the generally accepted accounting principles of the Person's relevant jurisdiction, consistently applied.

      "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether in the United States of America, Spain or the jurisdictions of organization and/or operation of the Companies or Purchaser (and its Subsidiaries), internationally or locally.

      "Inventories" shall have the meaning set forth in Section 4.15.

      "Indemnified Party" shall have the meaning set forth in Section 9.4.

      "Indemnifying Party" shall have the meaning set forth in Section 9.4.

      "Intellectual Property" shall mean all intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, business names, Internet domain names, slogans, and the goodwill associated therewith, and all registrations or applications therefor; (ii) all patents, patent applications and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions; and (iv) all trade secrets, know-how, confidential information, customer lists, proprietary information, technologies, display screens, data and plans, whether tangible or intangible and whether or how stored, owned, used or licensed.

      "Laws" shall mean any statutes, ordinances, rules, regulations, orders or other laws of any Governmental Authority.

      "Liability" shall mean any liability, debt or obligation of whatever kind or nature, whether primary or secondary, whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether fixed, absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and including without limitation any unasserted claims and any contractual obligations, whether or not reflected on the Financial Statements or on the Purchaser Financials, as the case may be.

      "Material Adverse Effect" shall mean the occurrence of any facts or circumstances that has or is reasonably expected to result in a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects (excluding the effects of the transactions contemplated hereby) of Purchaser or any of its Subsidiaries or of the Companies, taken as a whole, as the case may be, or (ii) the consummation of the transactions provided for in this Agreement.

      "Nasdaq" shall have the meaning set forth in Section 5.7.

      "Party" or "Parties" shall mean any party or parties to this Agreement.

      "Permits" shall mean, with respect to a specified Person, all licenses, franchises, permits or other similar authorizations affecting or relating to the operation of such Person's business and operations.

      "Permitted Encumbrances" shall have the meaning set forth in Section 4.14.

      "Person" shall mean an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company or other entity, trust and trustee, executor, administrator or other legal or personal representative or any Governmental Authority.

      "Providing Party" shall have the meaning set forth in Section 8.3.

      "Proxy Statement" shall have the meaning set forth in Section 4.27.

      "Purchaser" shall have the meaning set forth in the Preamble.

      "Purchaser Balance Sheet" shall have the meaning set forth in Section 5.8(b).

      "Purchaser Common Stock" shall mean the common stock, par value $0.01, of Purchaser.

      "Purchaser's Disclosure Schedule" shall mean that certain written disclosure schedule delivered on the date hereof by Purchaser to Seller with respect to this Agreement.

      "Purchaser Financials" shall have the meaning set forth in Section 5.8(b).

      "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.2.

      "Purchaser SEC Reports" shall have the meaning set forth in Section
5.8(a).

      "Purchaser Shares" shall have the meaning set forth in Section 2.2.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement between Seller and Purchaser dated as of the Closing Date and otherwise substantially in the form of the Registration Rights Agreement attached hereto as Exhibit A.

      "Requesting Party" shall have the meaning set forth in Section 8.3.

      "Sale Shares" shall have the meaning set forth in the Recitals.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Seller" shall have the meaning set forth in the Preamble.

      "Seller Indemnified Parties" shall have the meaning set forth in Section 9.3.

      "Seller's Disclosure Schedule" shall mean that certain written disclosure schedule delivered on the date hereof by Seller to Purchaser with respect to this Agreement

      "Share Issuance" shall have the meaning set forth in Section 4.27.

      "Stockholders Meeting" shall have the meaning set forth in Section 4.27.

      "Subsidiaries" shall mean, with respect to a specified Person, an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

      "Survival Period" shall mean the eighteen (18) month period commencing as of the Closing Date.

      "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any U.S. federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, ad valorem, sales use (or similar taxes), transfer, franchise, payroll, withholding, social security, business license fees or other taxes, including any interest, penalties, or additions thereto.

                                   ARTICLE II
                        PURCHASE AND SALE; CONSIDERATION

      2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at Closing, Seller shall, and take all such action necessary to, sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, receive and accept from Seller all of Seller's right, title and interest in and to the Sale Shares of the Companies, free and clear of any Encumbrances (except as set forth on Schedule 2.1 to Seller's Disclosure Schedule), for the consideration set forth in Section 2.2.

      2.2 Consideration. In consideration of the aforesaid sale, assignment, transfer, conveyance and delivery of the Sale Shares by Seller to Purchaser, on the Closing Date, Purchaser shall issue and deliver to Seller on the Closing Date three million seven hundred twenty nine thousand two hundred twenty six (3,729,226) shares of Purchaser Common Stock (subject to appropriate adjustment for any stock split, dividend or combination of or in Purchaser Common Stock after the date of this Agreement and prior to the Closing Date) (the "Purchaser Shares").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                                CONCERNING SELLER

      Seller hereby represents and warrants to Purchaser, as of the date hereof, as follows:

      3.1 Ownership. Except as set forth in Schedule 3.1 of Seller's Disclosure Schedule, Seller owns, of record and beneficially, and has good, valid and marketable title to and the right to transfer all of the Sale Shares, free and clear of all Encumbrances. Except as set forth in Schedule 3.1 of Seller's Disclosure Schedule, upon consummation of the transactions contemplated hereby, Purchaser will have acquired all record and beneficial ownership of and good, valid and marketable title to and the right to transfer the Sale Shares, free and clear of all Encumbrances. Except as set forth in Schedule 3.1 of Seller's Disclosure Schedule, Seller is not subject to any agreement, contract, voting trust or understanding with regard to the Sale Shares other than this Agreement.

      3.2 Organization, Good Standing and Qualification. Seller is a limited liability company, duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) and qualified to do business under the Laws of Spain, and has all requisite power and authority and all Permits to conduct its business as presently conducted and to own and lease its property and assets. Seller is qualified to do business as a limited liability company and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) would not have a Material Adverse Effect.

      3.3 Authorization; Enforcement; Validity. Seller has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. Seller has duly authorized the execution, delivery and performance of this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights

Agreement have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      3.4 No Violations or Conflicts. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement or the Registration Rights Agreement do or will (a) violate any provision of Seller's Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Seller under any indenture, mortgage, bond or other contract, license, agreement, Permit, instrument or other obligation to which Seller is a party or by which the Sale Shares are bound, (c) violate any Law, writ, judgment, injunction or court decree to which Seller is subject or (d) result in the creation or imposition of any Encumbrance on the Sale Shares.

      3.5 Consents and Approvals. Except as set forth on Schedule 3.5 of Seller's Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority or any other Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement by Seller.

      3.6 Litigation. There is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or threatened against Seller (in relation to the Companies) in any court, by any Governmental Authority or before any arbitrator or other tribunal. Seller is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Companies or the Sale Shares.

      3.7 Brokers and Finders. No broker or finder has acted for Seller in connection with this Agreement, the Registration Rights Agreement or the transactions contemplated hereby and no broker or finder retained by Seller is entitled to any brokerage or finder's fee with respect to this Agreement, the Registration Rights Agreement or such transactions.

      3.8   Investment Representations.

            (a) Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act (an "Accredited Investor");

            (b) Seller has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of an investment in the Purchaser Shares, to make an informed decision relating thereto and to protect its own interests in connection with the transactions contemplated hereby;

            (c) Seller will acquire the Purchaser Shares, for its own account, for investment purposes only and not with an intent or view towards the further sale or distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the securities laws of the United States or of any other jurisdiction;

            (d) Seller is aware that the Purchaser Shares have not been registered under the Securities Act, and that the Purchaser Shares are deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the

Securities Act is available. Seller hereby represents and warrants and hereby agrees that all offers and sales of the Purchaser Shares or any portion thereof or interest thereon shall be made only pursuant to such registration or to an exemption from registration;

            (e) Seller understands that the Purchaser Shares are being offered and sold pursuant to this Agreement in reliance on exemptions from the registration requirements of the Securities Act and state securities laws, and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions;

            (f) In evaluating its investment, Seller has consulted its own investment, legal and tax advisors;

            (g) The certificate(s) representing the Purchaser Shares shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED OR OFFERED FOR SALE, TRANSFER OR HYPOTHECATION UNLESS A REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 6.7 OF THAT CERTAIN SHARE PURCHASE AGREEMENT DATED JANUARY 23, 2003 BETWEEN GREG MANNING AUCTIONS, INC. AND AUCTENTIA, S.L.";

            (h) Seller has been furnished with a copy of Purchaser's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC and Purchaser's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

            (i) Seller acknowledges that, in making the decision to acquire the Purchaser Shares, it has relied upon its independent investigation and has been given access and the opportunity to examine contracts and documents relating to Purchaser and such securities and an opportunity to ask questions of, and to receive answers from, Purchaser concerning Purchaser and the terms and conditions of such securities. Seller and its advisors have been furnished with access to all publicly available materials relating to the business, finances and operation of Purchaser which have been requested. Seller and its advisors have received answers to all such inquiries. Except as set forth in this Agreement and the Registration Rights Agreement, Purchaser has made no representation or warranty to such Seller on which such Seller has relied to enter into this Agreement and to consummate the transaction contemplated hereby;

            (j) Seller understands that no United States federal or state agency has passed on or made or will pass on or make any recommendation or endorsement of the Purchaser Shares or any finding or determination concerning the fairness or advisability of an investment in such securities; and

            (k)   Seller's representations and warranties set forth in this
Section 3.8 shall not in any way affect Seller's right to rely on the Purchaser's representations and warranties contained in this

Agreement including, without limitation, Purchaser's representations and warranties regarding its business and financial condition.

      3.9 Representation Disclaimer. Seller shall not be deemed to have made to Purchaser any representation or warranty in connection with this Agreement other than as expressly made by Seller in Articles III and IV hereof. Without limiting the generality of the foregoing, Seller makes no representation or warranty to Purchaser with respect to:

            (a) any projections, estimates or budgets regarding the Companies or their operations; or

            (b) except as expressly covered by a representation in Article III and Article IV hereof, any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisers with respect to the Companies.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                            CONCERNING THE COMPANIES

      Seller hereby represents and warrants to Purchaser, as of the date hereof, as follows:

            4.1 Organization, Good Standing and Qualification. Schedule 4.1 of Seller's Disclosure Schedule sets forth a true, correct and complete list of the Companies and, with respect to each Company, its entity type and jurisdiction of organization and date of formation. Each Company is a duly organized, validly existing entity of the type described in Schedule 4.1 of Seller's Disclosure Schedule and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the Laws of its jurisdiction of organization and has all requisite power and authority to conduct its business as presently conducted and to own and lease its property and assets. Each Company is qualified to do business as an entity of the type described in
Schedule 4.1 of Seller's Disclosure Schedule and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True, correct and complete copies of the Constituent Documents of each Company and all amendments thereto have been delivered to Purchaser. The minutes, records, register, stock books and transfer records, as applicable, of each Company, except as set forth in Schedule 4.1 of Seller's Disclosure Schedule, have been made available to Purchaser and are true, correct and complete in all material respects. Except as set forth in Schedule 4.1 of Seller's Disclosure Schedule, none of the Companies owns any ownership or other equity interest in any Person whatsoever or has any Subsidiaries.

            4.2   Capitalization.

                  (a) Schedule 4.2 of Seller's Disclosure Schedule sets forth a true, correct and complete list of each Company's authorized share capital, the par value of the shares of each Company, the number of issued and outstanding shares of each class of capital stock or other ownership or equity interests of each Company and the owner of such shares or equity interests. Each Company's Sale Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable.

                  (b) There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities, contracts, arrangements, understanding or commitments that could require any Company to issue, sell or otherwise cause to become outstanding any of its capital stock or other ownership or equity interests, or any securities convertible into, exercisable or exchangeable for or carrying a right or option to purchase any capital stock or other ownership or equity interests or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. None of the Sale Shares have been issued in violation of any rights of any Person or in violation of the registration requirements of the Securities Act or any other applicable Law.

            4.3   No Violations or Conflicts. Except as set forth in Schedule
4.3 of Seller's Disclosure Schedule, neither the execution and delivery of this Agreement or the Registration Rights Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement or the Registration Rights Agreement do or will (a) violate any provision of any Company's Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to any Company under any indenture, mortgage, bond or other contract, license, agreement, Permit, instrument or other obligation to which any Company is a party or by which the Sale Shares are bound, (c) violate any Law, writ, judgment, injunction or court decree to which any Company is subject or (d) result in the creation or imposition of any Encumbrance on the Sale Shares. None of the Companies is in violation of any term of its respective Constituent Documents. None of the Companies is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to any Company, except where such violations and defaults would not result in a Material Adverse Effect. The businesses of the Companies are not being conducted, and shall not be conducted, in violation of any Law of any Governmental Authority, except where such violations would not result in a Material Adverse Effect.

            4.4 Consents and Approvals. Except as set forth in Schedule 4.4 of Seller's Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by any Company in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement by Seller.

            4.5 Financial Statements. For purposes of this Agreement, "Financial Statements" shall mean the audited consolidated balance sheets of the Companies as of June 30, 2002 and September 30, 2002, and the related consolidated income statements for the applicable periods ended on such dates. Seller has delivered to Purchaser, true and complete copies of the Financial Statements. The Financial Statements (i) have been prepared from the books and records of the Companies in accordance with GAAP, (ii) fully reflect all Liabilities of each of the Companies required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Companies as of the date of the balance sheet included in the Financial Statements and the results of operations for the period indicated.

            4.6   Absence of Certain Changes. Except as set forth in Schedule
4.6 of Seller's Disclosure Schedule, since September 30, 2002, each Company has carried on its business in the ordinary course consistent with past practices, and since September 30, 2002 there has not been:

                  (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of any Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any Company's capital stock, or any purchase, redemption or other acquisition by such Company of its capital stock or any other securities of such Company, or any options, warrants, calls or rights to acquire any such shares or other securities;

                  (c) any split, combination or reclassification of any Company's capital stock;

                  (d) any granting by any Company of any increase in compensation or fringe benefits to any of their officers or employees (except for increases in compensation to employees that are not executive officers or directors of any such Company, in the ordinary course of business consistent with prior practice), or any payment by any Company of any bonus to any of such Company's officers or employees (except for payments made to employees in the ordinary course of business consistent with prior practice), or any granting by any Company of any increase in severance or termination pay or any entry by any Company into, or material modification or amendment of, any currently effective employment, severance, termination, change-of-control or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving any Company of the nature contemplated hereby;

                  (e) any material change or alteration in the policy of any Company relating to the granting of stock options to its employees, directors and consultants;

                  (f) any purchase or sale or other disposition, or any agreement or other legally binding arrangement for the purchase, sale or other disposition, of any of the properties or assets of any Company, other than purchases and sales of inventory and equipment in the ordinary course of business consistent with past practice;

                  (g) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of any Company;

                  (h) any material change by any Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or the applicability thereof);

                  (i) any material contingent liability incurred by any Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of any Company;

                  (j) any material obligation or liability of any nature, whether accrued, absolute or contingent, incurred by any Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice;

                  (k) any payment or discharge of a material Encumbrance or liability of any Company which was not shown in the Financial Statements or which was not incurred in the ordinary course of business thereafter;

                  (l) any revaluation by any Company of any of its material assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business;

                  (m) any material contract entered into by any Company, other than in the ordinary course of business and as provided to any Company, or any material amendment or termination of, or default under, any material contract to which any Company is a party or by which it or any of them is bound;

                  (n) any obligation or liability incurred by any Company to any of its officers, directors or stockholders, or any loans or advances made to any of its officers, directors, stockholders or affiliates, except normal compensation and expense allowances payable to officers;

                  (o) any other material transaction entered into by any Company other than transactions in the ordinary course of business; or

                  (p) any agreement or understanding whether in writing or otherwise, for any Company to take any of the actions specified in paragraphs
(a) through (o) above.

      4.7 Insurance. All insurance policies currently maintained by the Companies are accurately listed and summarized in Schedule 4.7 of Seller's Disclosure Schedule and shall be in full force and effect at the time of the Closing. Such insurance policies are adequate to insure the applicable Company against such risks as are customarily insured against by companies in the same or similar business with the same or similar size and scope of operations. Such insurance policies comply in all respects with the requirements of any leases to which the applicable Company is a party, including, without limitation, real property leases. Except as set forth in Schedule 4.7 of Seller's Disclosure Schedule, each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. There are no pending claims with respect to the Companies or their respective properties or assets under any such insurance policy. None of the Companies has received notice of cancellation or non-renewal of any such policy. The consummation of the transactions contemplated hereby will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

      4.8 No Materially Adverse Contracts, Etc. None of the Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Seller has or is expected in the future to have a Material Adverse Effect. None of the Companies is a party to any contract or agreement which in the judgment of Seller has or is expected to have a Material Adverse Effect.

      4.9 Contracts and Commitments. Schedule 4.9 of Seller's Disclosure sets forth, with respect to each Company, a true, complete and correct list and description of all such Company's Contracts. Seller has delivered to Purchaser a true, complete and correct copy of each such Contract. Each Contract is a valid and binding agreement, and is in full force and effect. There is no default or breach of any of such Contracts by any Company and, to the knowledge of Seller, no other party to any of such Contracts is in default or breach thereof. No Company has assigned, delegated or otherwise transferred any of its rights or obligations with respect to such Company's Contracts. Except as set forth in
Schedule 4.9 of Seller's Disclosure Schedule, Seller and/or its Affiliates and/or any other Affiliate of the Companies are not a party to and/or do not have any direct or indirect interest in any written or oral agreement, contract or arrangement with any Company.

      4.10 Litigation. Except as set forth in Schedule 4.10 of Seller's Disclosure Schedule, with respect to each Company, there is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or threatened against any Company or Seller (in relation to the Companies) in any court, by any governmental entity or before any arbitrator or other tribunal. None of the Companies or Seller (in relation to the Companies) are subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Companies or the Sale Shares.

      4.11 Intellectual Property. Schedule 4.11 of Seller's Disclosure Schedule sets forth, with respect to each Company, a true, complete and correct list and a summary description of all Intellectual Property that is material to the conduct of each Company's Business. Except as otherwise disclosed on Seller's Disclosure Schedule, each Company possesses adequate rights or licenses to use all Intellectual Property necessary to conduct its business as now conducted, except where the failure to own or possess such rights would not have a Material Adverse Effect. None of the Companies' Intellectual Property has expired or terminated, except where such expiration or termination would not result in a Material Adverse Effect. Seller does not have any knowledge of any infringement by the Companies of Intellectual Property of others, or of any development of similar or identical trade secrets or technical information by others, except where such infringement would not result in a Material Adverse Effect; and there is no claim, action or proceeding being made or brought against, or to Seller's knowledge, being threatened against, the Companies or Seller regarding the Intellectual Property of any Company, except where such claim, action, proceeding or infringement would not result in a Material Adverse Effect. Each Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

      4.12 Compliance with Laws. Each Company has complied with and is in compliance with all Laws, except where the failure to be in such compliance would not have a Material Adverse Effect.

      4.13 Licenses and Permits. Each Company has all necessary Permits affecting, or relating in any way to, the operations of each Company, except where the failure to have any Permit individually or in the aggregate, would not have a Material Adverse Effect. Such Permits are valid and in full force and effect, and the Companies are in compliance with such Permits, except where the failure to be in full force or effect or compliance would not have a Material Adverse Effect.

      4.14  Title to Properties; Absence of Encumbrances; Condition.

            (a) Schedule 4.14(a) of Seller's Disclosure Schedule sets forth, with respect to each Company, a complete list by address of all real property owned, leased, operated or used by each Company, indicating the nature of each Company's interest therein. No condemnation, expropriation, eminent domain or similar proceeding affecting all or any material portion of any such real property is pending or, to the knowledge of Seller or any Company, threatened.

            (b) Except as set forth in Schedule 4.14(b) of Seller's Disclosure Schedule, each Company has good title to, or a valid leasehold or other interest in, all of the material properties and assets, real and personal, tangible and intangible, it owns, or purports to own or leases in the Business, including those reflected in its books and records, free and clear of any and all Encumbrances, except for Permitted Encumbrances. Except as set forth in Schedule 4.14(b) of Seller's Disclosure Schedule, none of such properties or assets leased by any Company is subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

            (c) "Permitted Encumbrances" means (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of the Companies; (ii) mechanics', materialmen's, carriers', warehousemen's, landlord's and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of the Companies; (iii) Encumbrances on personal property taken by or granted to a Person who, by making advances or incurring an obligation, gives value to enable any Company to acquire rights in or the use of such property, provided that the Encumbrance does not extend to or cover any other property and the total cost to such Company that would be required to discharge such Encumbrance in full does not exceed the value so given by such Person to such Company; and (iv) Encumbrances that do not materially affect the value of such property.

            (d) The material properties and assets owned, leased or used by each Company in the conduct or operation of its business are in good operating condition and repair, are suitable for the purposes for which they are used and are all of the properties and assets necessary for the conduct and operation of the business of each Company as currently conducted. Each Company, is the sole owner of all properties and assets reflected in the Financial Statements.

      4.15 Inventories. Schedule 4.15 of Seller's Disclosure Schedule sets forth a true, correct and complete list of each Company's Inventories (as defined below). Except as set forth in Schedule 4.15 of Seller's Disclosure Schedule, each Company's Inventories are authentic and of good, usable and merchantable quality in all material respects and all such Inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP. "Inventories" shall mean the inventories of stamps, coins, antiques, art pieces, ornaments, trading cards, sports items and any other collectibles of each Company.

      4.16 Books and Records. The minute books of the Companies contain true, correct and complete records in all material respects, as applicable, of all meetings held of, and corporate action taken by, the shareholders, members, the boards of directors or managers and committees of the boards of directors or managers of the Companies. At the Closing, all of those books and records will be in the possession of Purchaser.

      4.17 Employees. Schedule 4.17 of Seller's Disclosure Schedule sets forth, with respect to each Company, a true, complete and correct list of all employees of such Company and, with respect to each such employee, the total compensation (including, without limitation, salary, bonuses and incentive compensation) presently received by such employee, such employee's current salary and title and the number of years of continuous service of such employee with such Company. Except as set forth in Schedule 4.17 of the Seller's Disclosure Schedule, none of the Companies (a) has engaged in any unfair labor practice or discriminated on any basis prohibited by Law in its employment conditions or practices, (b) is a party to or bound by any collective bargaining agreement, or
(c) has experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Each Company has complied with all applicable Laws, duties, agreements and other obligations associated with the termination or suspension of employment or engagement of any and all of its directors, officers, employees, consultants or agents as of the date hereof, including, without limitation, all payment obligations and notice requirements in relation thereto. Each Company's relationship with its employees is satisfactory and is expected to remain as such following the Closing Date.

      4.18 Taxes. All tax returns or reports required to be filed by or on behalf of the Companies have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate. All Taxes due from the Companies for periods through the date hereof or the Closing Date, as applicable, have been paid in full or adequate provision for such Taxes has been made. There is no audit, examination, deficiency, or refund litigation pending or threatened, with respect to any Taxes of the Companies. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Companies have been paid in full. No Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. No rulings have been issued by or agreements entered into with any relevant governmental tax authority with respect to the Companies.

      4.19 Undisclosed Liabilities. Except as set forth in Schedule 4.19 of Seller's Disclosure Schedule, none of the Companies has any material Liabilities, except for (i) Liabilities provided for in the Financial Statements (including in each case any notes thereto) and (ii) Liabilities which have arisen after September 30, 2002 or as contemplated by this Agreement. Each Company has at all times been and now is solvent.

      4.20 Environmental Matters. Each Company is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by each Company of all material Permits (or applications therefor) required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. Neither Seller nor any Company has received notice of, and none of the Companies are the subject of, any claim or order mandating action under the Environmental Laws. There are no circumstances or conditions related to the operations of any Company that are reasonably likely to prevent or interfere with such compliance or give rise to a future claim under the Environmental Laws. For the purposes of this Agreement, "Environmental Law" shall mean any Law of any country (and all applicable federal, state or local laws or their equivalents) where a Company is incorporated or conducts business concerning the environment or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety.

      4.21 Payables. Except as set forth in Schedule 4.21 of Seller's Disclosure Schedule, all accounts payable of the Companies have arisen in the ordinary course of business. All material items which are required by GAAP to be reflected as payables on the Financial Statements are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice. Since September 30, 2002 there has been no material adverse change in the amount or delinquency of accounts payable of the Companies taken as a whole.

      4.22 Receivables. Except as set forth in Schedule 4.22 of Seller's Disclosure Schedule, all accounts receivable of the Companies have arisen in the ordinary course of business and represent valid obligations to the Companies arising from bona-fide transactions in the ordinary course of business.

      4.23 Guaranties. None of the Companies is a guarantor or otherwise responsible for any Liability of any other Person.

      4.24 Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon any Company or, to the knowledge of Seller or any Company, threatened that has or could prohibit or impair the operations of any Company, as currently conducted or any business practice of any Company, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

      4.25  Bank Accounts/Powers of Attorney.

            (a) Schedule 4.25 of Seller's Disclosure Schedule sets forth the name of each bank in which each Company has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box and the names of all Persons authorized to draw thereon or have access thereto.

            (b) Except as set forth in Schedule 4.25 of Seller's Disclosure Schedule, no Person holds any power of attorney from any Company.

      4.26 Certain Payments. None of the Companies nor any shareholder, director, officer, agent, employee or representative of the Companies, nor any other Person associated with or acting for or on behalf of the Companies, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of any Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Companies or any Affiliate of the Companies, or (b) established or maintained any fund or asset of the Companies that has not been recorded in the books and records of the Companies and the Financial Statements.

      4.27 Information Supplied. The information supplied by Seller for inclusion in the proxy statement (the "Proxy Statement") to be sent to Purchaser's stockholders in connection with the meeting of Purchaser's stockholders (the "Stockholders Meeting") to approve the issuance of the Purchaser Shares contemplated by this Agreement (the "Share Issuance"), and any amendment or supplement thereto, shall not, on the date the Proxy Statement is filed with the SEC, mailed to the stockholders of Purchaser, on the date of the Stockholders Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For this purpose, any information relating to Seller or the Companies included or incorporated by reference in any such document will be deemed to have been so supplied for inclusion or incorporation therein if such document was available for review by Seller a reasonable time before such document was filed with the SEC and Seller did not object to or otherwise comment on such information (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied by Seller specifically for inclusion or incorporation by reference in the Proxy Statement).

      4.28 Auctentia Subastas S.L. Auctentia Subastas S.L. owns or has the right to use all assets necessary to enable Auctentia Subastas S.L. to conduct, in all material respects, the same business that was conducted by the "Auctentia Subastas" division of Seller prior to the contribution of such assets by Seller, as reflected on the audited combined financial statements of Seller and Auctentia Subastas S.L. as of December 31, 2002.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as follows:

      5.1 Organization, Good Standing and Qualification. Purchaser and each of its Subsidiaries are entities, duly organized, validly existing, in good standing and qualified to do business under the laws of their respective jurisdictions of incorporation, and have the requisite power and authority and Permits to conduct their respective businesses as presently conducted and to own and lease their respective properties and assets, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

      5.2 Subsidiaries. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, a true and complete list of all of Purchaser's "significant subsidiaries" as defined in Regulation S-X are identified in Exhibit 21 of Purchaser's 2002 Annual Report on Form 10-K. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule or as identified in Exhibit 21 of Purchaser's 2002 Annual Report on Form 10-K, neither Purchaser nor any of its Subsidiaries owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, neither Purchaser nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof under which it may become obligated to make any future investment in or capital contribution to any other entity. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, neither Purchaser, nor any of its Subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity.

      5.3 Authorization; Enforcement; Validity. Purchaser has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to issue the Purchaser Shares in accordance with the terms hereof (subject to the approval by Purchaser's stockholders in accordance with Delaware General Corporate Law, Nasdaq listing requirements and Purchaser's Constituent Documents). Purchaser has duly authorized the execution, delivery and performance of this Agreement (subject to stockholder approval) and the Registration Rights Agreement. A vote of the holders of outstanding shares of Purchaser Common Stock representing a majority of all votes entitled to be cast on the matter is sufficient for Purchaser's stockholders to approve the transactions contemplated by this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      5.4 Capitalization. As of the date hereof, the authorized capital stock of Purchaser consists of the following: 40,000,000 shares of common stock, with $0.01 par value and 10,000,000 shares of preferred stock, with $0.01 par value, of which as of the date hereof, 12,703,304 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such outstanding shares and all outstanding shares of capital stock of each Subsidiary of Purchaser are fully paid and nonassessable and have been validly issued and granted in compliance with (i) all applicable securities laws, and
(ii) all material requirements set forth in applicable agreements or instruments. Except as disclosed in Schedule 5.4 of Purchaser's Disclosure Schedule, (A) no Purchaser Common Stock is subject to preemptive rights or any other similar rights or any Encumbrances; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Purchaser, or contracts, commitments, understandings or arrangements by which Purchaser or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Purchaser or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Purchaser; (C) as of the date hereof there are no agreements or arrangements of Purchaser or any of its Subsidiaries under which Purchaser is obligated to register the sale of any of their securities under the Securities Act and, as of any Closing, there shall not be any agreements or arrangements of Purchaser or any of its Subsidiaries under which Purchaser is obligated to register for resale any of its securities under the Securities Act, other than for the benefit of the Seller; (D) there are no outstanding Purchaser securities or instruments of Purchaser which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Purchaser is or may become bound to redeem a security of Purchaser or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchaser Shares as described in this Agreement; and (F) Purchaser does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Purchaser has delivered to the Seller or its respective representatives true and correct copies of Purchaser's Constituent Documents.

      5.5 No Violations or Conflicts. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchaser Shares) do or will (a) violate any provision of Purchaser's or its Subsidiaries' Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Purchaser under any indenture, mortgage, bond or other contract, license, agreement, Permit, instrument or other obligation to which Purchaser or its Subsidiaries is a party or by which any of their assets are bound, (c) violate any Law, writ, judgment, injunction or court decree to which Purchaser or its Subsidiaries are subject or (d) result in the creation or imposition of any Encumbrance on the Purchaser Shares. Neither Purchaser nor any of its Subsidiaries is in violation of any term of its respective Constituent Documents. Neither Purchaser nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Purchaser or its Subsidiaries, except where such violations and defaults would not result in a Material Adverse Effect. The business of Purchaser is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result in a Material Adverse Effect.

      5.6 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, other than the approval by Purchaser's stockholders.

      5.7 The Purchaser Shares. The Purchaser Common Stock is registered as a class under Section 12(g) of the Exchange Act and is currently admitted for quotation on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq"). The Purchaser Shares have been duly and validly authorized and, when issued in consideration for the Sale Shares pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Purchaser Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any Person. Upon issuance in accordance with the terms hereof, the Purchaser Shares shall be free from all taxes, liens and charges with respect to the issuance thereof. Subject to the accuracy of Seller's representations and warranties set forth in Section 3.8 hereof, the issuance by Purchaser of the Purchaser Shares is exempt from registration under the Securities Act.

      5.8   SEC Documents; Financial Statements.

            (a) SEC Filings; General. Purchaser has filed all forms, reports and documents required to be filed by Purchaser with the SEC since January 1, 2000. All such required forms, reports and documents (including those that Purchaser may file subsequent to the date hereof) are referred to herein as the "Purchaser SEC Reports". As of their respective dates, the Purchaser SEC Reports
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Purchaser SEC Report (except that inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement). Taken as a whole, the Purchaser SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Purchaser SEC Report (except inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement). None of

Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Purchaser SEC Reports included, as exhibits thereto, all documents required to be filed as exhibits to such Purchaser SEC Report under the rules and regulations of the SEC, except to the extent filed prior to the date of this Agreement in a subsequently filed Purchaser SEC Report.

            (b) Publicly Reported Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the "Purchaser Financials"), including each Purchaser SEC Report filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Purchaser and its Subsidiaries as at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated, except to the extent corrected by a subsequently filed Purchaser SEC Report (except that inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement), and except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Purchaser contained in the Purchaser SEC Reports as of September 30, 2002 is hereinafter referred to as the "Purchaser Balance Sheet". Since September 30, 2002, there has been no change in Purchaser's accounting policies except as described in the notes to the Purchaser Financials. Since the date of the Purchaser Balance Sheet, neither Purchaser nor any of its Subsidiaries has incurred any Liabilities which are, individually or in the aggregate, material to the business, results of operations or financial condition of Purchaser and its Subsidiaries taken as a whole, except for (i) Liabilities incurred since the date of the Purchaser Balance Sheet in the ordinary course of business consistent with past practices,
(ii) Liabilities incurred in connection with this Agreement, and (iii) Liabilities specifically disclosed in the Purchaser SEC Reports filed with the SEC prior to the date of this Agreement.

      5.9 Absence of Certain Changes. Except as set forth in Schedule 5.9 of Purchaser's Disclosure Schedule, since the date of the Purchaser Balance Sheet, Purchaser and each of its Subsidiaries has carried on its business in the ordinary course consistent with past practices, and except as specifically and expressly disclosed in the Purchaser SEC Reports filed with the SEC prior to the date of this Agreement, since the date of the Purchaser Balance Sheet there has not been:

            (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of Purchaser or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect;

            (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Purchaser's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Purchaser of any of Purchaser's capital stock or any other securities of Purchaser or its Subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities;

            (c) any split, combination or reclassification of any of Purchaser's or any of its Subsidiaries' capital stock;

            (d) any granting by Purchaser or any of its Subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees (except for increases in compensation to employees that are not executive officers or directors of Purchaser, in the ordinary course of business consistent with prior practice), or any payment by Purchaser or any of its Subsidiaries of any bonus to any of their officers or employees (except for payments made to employees in the ordinary course of business consistent with prior practice), or any granting by Purchaser or any of its Subsidiaries of any increase in severance or termination pay or any entry by Purchaser or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination, change-of-control or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Purchaser of the nature contemplated hereby;

            (e) any material change or alteration in the policy of Purchaser relating to the granting of stock options to its employees, directors and consultants;

            (f) any purchase or sale or other disposition, or any agreement or other legally binding arrangement for the purchase, sale or other disposition, of any of the properties or assets of Purchaser or any of its Subsidiaries, other than purchases and sales of inventory and equipment in the ordinary course of business consistent with past practice;

            (g) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Purchaser or any Subsidiary;

            (h) any material change by Purchaser in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or the applicability thereof);

            (i) any material contingent liability incurred by Purchaser or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Purchaser or any of its Subsidiaries;

            (j) any material obligation or liability of any nature, whether accrued, absolute or contingent, incurred by Purchaser or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice;

            (k) any payment or discharge of a material Encumbrance or liability of Purchaser or any of its Subsidiaries which was not shown in the Purchaser Financials or which was not incurred in the ordinary course of business thereafter;

            (l) any revaluation by Purchaser or any of its Subsidiaries of any of its material assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business;

            (m) any material contract entered into by Purchaser or any of its Subsidiaries, other than in the ordinary course of business and as provided to Seller, or any material amendment or termination of, or default under, any material contract to which Purchaser or any of its Subsidiaries is a party or by which it or any of them is bound;

            (n) any obligation or liability incurred by Purchaser to any of its officers, directors or stockholders, or any loans or advances made to any of its officers, directors, stockholders or affiliates, except normal compensation and expense allowances payable to officers;

            (o) any other material transaction entered into by Purchaser or any of its Subsidiaries other than transactions in the ordinary course of business; or

            (p) any agreement or understanding whether in writing or otherwise, for Purchaser or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (o) above.

      5.10 Litigation. Except as set forth in Schedule 5.10 of Purchaser's Disclosure Schedule, there is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries in any court, by any Governmental Authority or before any arbitrator or other tribunal, except where the same would not result in a Material Adverse Effect. Purchaser is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Purchaser, its Subsidiaries or the Purchaser Shares, except where the same would not result in a Material Adverse Effect.

      5.11 No General Solicitation. Neither Purchaser, nor any of its Subsidiaries, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchaser Shares.

      5.12 No Integrated Offering. Neither Purchaser, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Purchaser Shares under the Securities Act or cause this offering of the Purchaser Shares to be integrated with prior offerings by Purchaser for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Purchaser are listed or designated, nor will Purchaser take any action or steps that would require registration of the Purchaser Shares under the Securities Act or cause the offering of the Purchaser Shares to be integrated with other offerings.

      5.13 Intellectual Property Rights. Each of Purchaser and its Subsidiaries has all rights, title and interest in and to its Intellectual Property rights necessary to conduct their business as presently conducted, except where the failure to own or possess such rights would not have a Material Adverse Effect. None of Purchaser's Intellectual Property rights have expired or terminated, except where such expiration or termination would not have a Material Adverse Effect. Purchaser does not have any knowledge of any infringement by Purchaser or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others, except where such infringement would not have a Material Adverse Effect; and there is no claim, action or proceeding being made or brought against, or to Purchaser's knowledge, being threatened against, Purchaser or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except where such claim, action, proceeding or infringement would not have a Material Adverse Effect. Purchaser and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Properties.

      5.14 Insurance. Purchaser and each of it Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Purchaser believes to be prudent and customary in the businesses in which Purchaser and its Subsidiaries are engaged. Purchaser has no reason to believe that either Purchaser or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      5.15 Licenses and Permits. Purchaser and its Subsidiaries have all necessary licenses, franchises, Permits or other similar authorizations affecting, or relating in any way to, the operations of Purchaser and each Subsidiary, as applicable, except where the failure to have any Permit individually or in the aggregate, would not have a Material Adverse Effect. Such Permits are valid and in full force and effect, and Purchaser and its Subsidiaries are in compliance with such Permits except where the failure to be in full force or effect or compliance would not have a Material Adverse Effect.

      5.16 No Materially Adverse Contracts, Etc. Neither Purchaser nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Purchaser has or is expected in the future to have a Material Adverse Effect. Neither Purchaser nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Purchaser has or is expected to have a Material Adverse Effect.

      5.17 Tax Status. Purchaser and each of its Subsidiaries (i) has made or filed all U.S. federal or state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Purchaser and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which Purchaser has made appropriate reserves for, if any, on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as set forth in clause (ii) of the preceding sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Purchaser know of no basis for any such claim.

      5.18 Transactions With Affiliates. Except as set forth with reasonable specificity in the Purchaser SEC Reports, none of the officers, directors, or employees of Purchaser is presently a party to any transaction with Purchaser or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Purchaser, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a material interest or is an officer, director, trustee or partner, in each case of a kind and amount that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      5.19 Application of Takeover Protections. Purchaser and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Purchaser's Constituent Documents or the laws of the U.S. which is or could become applicable to the Seller as a result of the transactions contemplated by this Agreement or the Registration Rights Agreement, including, without limitation, Purchaser's issuance of the Purchaser Shares and the Seller's ownership of the Purchaser Shares.

      5.20 Foreign Corrupt Practices. Neither Purchaser, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Purchaser or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Purchaser or any of its Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any domestic or foreign government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      5.21 Effect of Transaction. Except as set forth in Schedule 5.21 of Purchaser's Disclosure Schedule, the execution of this Agreement, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, as hereinafter defined, or a related trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness or indebtedness, vesting distribution, increase in benefits or obligation to fund benefits with respect to any Employee, as hereinafter defined. "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which is or has been maintained, contributed to, or required to be contributed to, by Purchaser or any of its Subsidiaries for the benefit of any employee. "Employee" shall mean any current, former, or retired employee, officer or director of Purchaser or its Subsidiaries.

      5.22 Change of Control Payments. Schedule 5.22 of Purchaser's Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in future) to current or former officers and directors of Purchaser as a result of or in connection with the transactions provided for herein or as a result of termination of service or employment following the transactions provided for herein.

      5.23 Information Supplied. The information supplied by Purchaser for inclusion in the Proxy Statement to be sent to Purchaser's stockholders in connection with the Stockholders Meeting to approve the Share Issuance, and any amendment or supplement thereto, shall not, on the date the Proxy Statement is filed with the SEC, mailed to the stockholders of Purchaser, on the date of the Stockholders Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For this purpose, any information relating to Purchaser included or incorporated by reference in any such document will be deemed to have been so supplied for inclusion or incorporation therein if such document was available for review by Purchaser a reasonable time before such document was filed with the SEC and Purchaser did not object to or otherwise comment on such information (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied by Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement). The Proxy Statement will comply as to form, in all material respects, with the provisions of the Exchange Act.

      5.24 Brokers and Finders. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder retained by Purchaser is entitled to any brokerage or finder's fee with respect to this Agreement or such transactions.

      5.25 Fairness Opinion. Purchaser's Board of Directors has received a written opinion from its financial advisor, Wharton Valuation Associates, dated January 2, 2003, to the effect that the transactions contemplated by this Agreement are fair to Purchaser's stockholders (other than Seller) from a financial point of view, and has delivered to Seller a copy of such opinion.

                                   ARTICLE VI
                               COVENANTS OF SELLER

            Seller hereby covenants and agrees as follows:

      6.1 Certain Filings. Seller shall make or cause the Companies to make all filings with any Governmental Authority that are required to be made by Seller or by any Company to carry out the transactions contemplated hereby. Seller agrees to assist, and to cause the Companies to assist, Purchaser in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which reasonably may be required or which Purchaser reasonably may request in connection with the consummation of the transactions contemplated hereby.

      6.2 Consents and Approvals. Seller shall obtain, and cause the Companies to obtain, prior to the Closing, all consents, authorizations, approvals and waivers required to be obtained by Seller or the Companies in connection with the consummation of the transactions contemplated hereby.

      6.3 Further Assurances. Seller shall execute and deliver, and cause each Company to execute and deliver, such additional documents and instruments, and to perform such additional acts, as Purchaser reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and thereby and to effectuate the intent and purposes hereof including, without limitation, furnishing such information as is reasonably requested for inclusion in the Proxy Statement.

      6.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Seller shall notify Purchaser in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Seller contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect or (ii) any covenant, condition or agreement of Seller in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect, and (b) any failure of Seller to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Seller hereunder in any material respect; provided, however, that no such notification shall amend the representations or warranties of Seller, or the right of Purchaser to rely thereon. Seller shall give prompt notice in writing to Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Seller or any Company in connection with the transactions contemplated by this Agreement.

      6.5 Company Information. At or prior to the Closing, upon Purchaser's request, Seller will furnish any and all information about each Company relating to periods ending on or prior to the Closing Date (collectively, "Company Information"), including, but not limited to, company descriptions and financial information, that Purchaser may reasonably request in connection with any report, proxy statement or information statement or registration statement that Purchaser is required to file with the SEC under the Exchange Act or the Securities Act in connection with or as a result of the consummation of the transactions contemplated hereby, and shall use its best efforts to cause the auditor of the Companies to provide Purchaser, at Purchaser's expense, with a consent of the auditor to the inclusion of the Financial Statements and its audit opinion with respect thereto in any such filing.

      6.6 Company Action. From the date hereof until Closing, Seller shall not take any action which would make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect or prevent itself or the Companies from performing or cause itself or the Companies not to perform their respective covenants under this Agreement.

      6.7 Restriction on Transfer of Purchaser Shares. From and after the Closing until the end of the Survival Period, Seller shall not transfer, sell, assign, pledge or otherwise dispose of or grant any option to purchase the Purchaser Shares, or enter into any agreement in respect of the votes and/or economic interest attached to any Purchaser Share.

      6.8 Asset Transfer to Subastas. Prior to the Closing, (i) Seller will cause to be transferred to Auctentia Subastas S.L. certain additional net assets or cash equal to approximately US$100,000, and (ii) Seller will cause Auctentia Subastas S.L. to enter into a joint venture agreement with Soler y Llach on substantially the terms previously provided to Purchaser.

                                   ARTICLE VII
                             COVENANTS OF PURCHASER

            Purchaser hereby covenants and agrees as follows:

      7.1 Certain Filings. Purchaser agrees to make or cause to be made all filings with any Governmental Authority that are required to be made by Purchaser to carry out the transactions contemplated by this Agreement. Purchaser agrees to assist Seller in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which reasonably may be required or which Seller reasonably may request in connection with the consummation of the transactions contemplated hereby.

      7.2 Consents and Approvals. Purchaser shall obtain, prior to the Closing, all consents, authorizations, approvals and waivers required to be obtained by Purchaser or its Subsidiaries in connection with the consummation of the transactions contemplated hereby.

      7.3 Further Assurances. Purchaser agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as Seller reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof, including, but not limited to, becoming a party to the Shareholders' Agreement relating to Corinphila Auktionen AG dated September 19, 2002. Purchaser hereby agrees to comply with the agreements and obligations set forth in Section 6 of the Share Purchase Agreement regarding Corinphila Auktionen AG dated September 19, 2002 to the same extent as if it were the "Buyer" therein.

      7.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Purchaser shall notify Seller in writing of (a) the occurrence or non-occurrence of any fact or event which could cause (i) any representation or warranty of Purchaser contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect or (ii) any covenant, condition or agreement of Purchaser in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect and (b) any failure of Purchaser to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Purchaser hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Purchaser or Seller's right to rely thereon. Purchaser shall give prompt notice in writing to Seller of any notice or other communication from any third-party alleging that the consent of such third-party is or may be required to be obtained by Purchaser in connection with the transactions contemplated by this Agreement.

      7.5 Company Action. From the date hereof until Closing, Purchaser shall not take any action which would make any of the representations or warranties of Purchaser contained in this

Agreement untrue or incorrect or prevent itself or any of its Subsidiaries from performing or cause itself or any of the Subsidiaries not to perform their respective covenants under this Agreement.

                                  ARTICLE VIII
                            CERTAIN OTHER AGREEMENTS

      8.1   Proxy Statement; Stockholders Meeting.

            (a) As promptly as practicable following the date hereof, Purchaser shall file with the SEC the Proxy Statement with respect to the Stockholders Meeting. Purchaser shall use all reasonable efforts to cause the Proxy Statement to be mailed to Purchaser's stockholders as promptly as practicable after Purchaser reasonably concludes that the Proxy Statement is not subject to further comment by the SEC. Seller shall provide Purchaser with all reasonable assistance in connection with the foregoing, provided that Seller shall have no obligation to provide any information that Seller determines is unduly burdensome.

            (b) Purchaser and Seller shall take all actions (other than qualifying to do business in any jurisdiction in which either is not now so qualified or to file a general consent to service of process) required to be taken under any applicable United States, state or foreign securities Laws in connection with the Share Issuance. Seller shall furnish to Purchaser all information concerning Seller, the Companies and the holders of capital stock of each of the Companies and Seller as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement and any other filings necessitated by the transactions contemplated hereby, provided that Seller shall have no obligation to provide any information that Seller determines is unduly burdensome. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by either Party, without providing the other Party a reasonable opportunity to review and comment thereon.

            (c) Purchaser will advise Seller, promptly after Purchaser receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to Purchaser or Seller, or any of their respective Affiliates, officers or directors, should be discovered by Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement so that any of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Purchaser.

            (d) The Board of Directors of Purchaser shall unanimously (excluding any interested director of Purchaser affiliated with Seller) recommend that Purchaser's stockholders vote in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

            (e) The Proxy Statement shall include a statement to the effect that the Board of Directors of Purchaser has unanimously (excluding any interested director of Purchaser affiliated with Seller) recommended that Purchaser's stockholders vote in favor of and adopt and approve the Share Issuance at the Stockholders' Meeting. Neither the Board of Directors of Purchaser nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Seller, the unanimous (excluding any interested director of Purchaser affiliated with

Seller) recommendation of the Board of Directors of Purchaser that Purchaser's stockholders vote in favor of the Share Issuance. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Seller if said recommendation shall no longer be unanimous.

            (f) Purchaser shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Share Issuance, and cause the Proxy Statement to be timely mailed to Purchaser's stockholders. Purchaser shall use all reasonable efforts to procure proxies in favor of the approval of the Share Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required under the rules of Nasdaq or Delaware law in connection with obtaining such approval.

            (g) Seller agrees to vote all shares of Purchaser Common Stock beneficially owned by Seller or any of its Affiliates in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

            (h) Notwithstanding anything contained in Agreement the contrary, Purchaser shall not be obligated to take the actions set forth in Sections 8.1(d) and 8.1(e) hereof to the extent that such action is inconsistent with the proper discharge of the fiduciary duties of the Board of Directors of Purchaser; provided, however, that notwithstanding any such determination and, if the Board of Directors of Purchaser withdraws its recommendation that Purchaser's stockholders vote in favor of the Share Issuance at the Stockholders Meeting, the Board shall put the matter of the Share Issuance to a vote by the stockholders of Purchaser at the Stockholders Meeting.

      8.2   Access to Information; Confidentiality.

            (a) Seller will cause the Companies to permit representatives of Purchaser to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Companies, to the senior management and personnel of the Companies and to provide Purchaser with copies of all books, records (including tax records), contracts, and documents of or pertaining to the Companies as shall be reasonably requested by Purchaser.

            (b) Purchaser will permit representatives of Seller to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Purchaser, to the senior management and personnel of Purchaser and to provide Seller with copies of all books, records (including tax records), contracts, and documents of or pertaining to Purchaser as shall be reasonably requested by Seller.

            (c) During the term of this Agreement and for three (3) years thereafter, each Party shall keep and shall cause its directors, officers, employees, representatives, agents and partners to keep confidential all Intellectual Property and all other proprietary information, including, without limitation, information relating to this Agreement, any contract or other business document or information obtained by a Party by reason of the transactions contemplated by this Agreement (collectively, "Confidential Information") of or concerning the other Party hereto or its Affiliates or its or their respective customers furnished it by such other Party or its representatives in connection with or pursuant to this Agreement, except to the extent that any information referred to above has been or is (i) independently developed by the Party without reference to such information, (ii) previously known by the Party to which it is furnished, (iii) in the public domain through no fault of such Party, (iv) later lawfully acquired from other sources by the Party to which it was furnished or (v) compelled to be disclosed by judicial or administrative process or, upon the advice of its counsel, by other requirements of law; provided, however, that if a Party is so required to disclose Confidential Information, such Party shall promptly notify the other Party and reasonably cooperate with the other Party if it elects (at its expense) to seek to limit or avoid such disclosure by any lawful means. To the extent that Confidential Information provided by one Party to the other Party is Confidential Information of a third party and is subject to a confidentiality undertaking for a term in excess of (or with stricter conditions than) that provided in this Section 8.2 and so long as such terms and conditions are disclosed by the one Party to the other, the Party receiving such Confidential Information shall be subject to the specific terms and conditions relating to such Confidential Information.

      8.3 Mutual Cooperation. Until the third anniversary of the Closing Date, each Party, will use their reasonable efforts to provide to the other Party (the "Requesting Party") such records and information and to make available to the Requesting Party such employees, in each case as may be reasonably requested in writing by the Requesting Party, for the purpose of assisting the Requesting Party in responding to governmental inquiries, making required governmental filings or defending or prosecuting any action or other proceeding involving any Person other than the Party providing such information or records or making available such employees (the "Providing Party"); provided, however, that no Providing Party shall be required to (i) incur any out-of-pocket expenses, (ii) provide information, records or employees under circumstances which the Providing Party believes in its sole reasonable determination may expose it to liability to any Person or may prejudice any interest, commercial, legal or otherwise, of the Providing Party or (iii) take any action that in the Providing Party's sole reasonable determination unreasonably interferes with its business.

      8.4 Public Announcements. The parties agree that any press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be only as agreed upon in advance by Purchaser and Seller.

      8.5 Conveyance Taxes. Purchaser and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. All of such taxes and expenses shall be borne by Seller.

      8.6 Conduct Prior to Closing; Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, Seller and Purchaser each agrees as to itself to carry on its business, and to cause their respective Subsidiaries to carry on their business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform its other obligations when due, and use all reasonable efforts (and in any event no less than would be consistent with its past practices), to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and key employees and
(iii) preserve its relationships with third parties with which it has business dealings. In addition, Purchaser will promptly notify Seller and Seller will promptly notify Purchaser, of any material event involving its respective business or operations, and of any event that could reasonably be expected to have a Material Adverse Effect.

            (a) In addition, except as permitted by the terms of this Agreement, without the prior written consent of Seller, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, except as set forth in Schedule 8.6 of the Purchaser's Disclosure Schedule, Purchaser shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

            (i) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements or employment agreements in effect as of the date of this Agreement;

            (ii) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in Purchaser's Disclosure Schedule, or adopt any new severance plan;

            (iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock;

            (iv) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

            (v) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of Purchaser's Shares pursuant to the exercise of options outstanding on the date of this Agreement; or

            (vi) Cause, permit or propose any amendments to its Constituent Documents or other charter documents (or similar governing instruments of any of its Subsidiaries).

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1 Survival. The representations and warranties of the Parties contained in this Agreement, shall survive the Closing and shall continue in full force and effect (a) in the case of the representations and warranties of Seller, for the Survival Period and (b) in the case of the representations and warranties of Purchaser, until the expiration of the applicable statute of limitations with respect to the matter to which the claim relates. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 9.1 if notice of the breach thereof shall have been given to the Party against whom such indemnity may be sought prior to the expiration of the applicable survival period. The Parties' covenants and agreements under this Agreement shall survive the Closing indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

      9.2   Indemnification by Seller.

            (a) Subject to Sections 9.2(b) and 9.5, Seller shall indemnify Purchaser and its Affiliates, directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties") and hold them harmless from any and all claims, suits, actions, proceedings, investigations, judgments, damages, losses, liabilities and expenses (including, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of Seller contained herein (including the Exhibits and Schedules attached hereto) or any instruments delivered by Seller pursuant to this Agreement.

            (b) Notwithstanding Section 9.2(a), Seller shall not have any obligation to indemnify the Purchaser Indemnified Parties from and against any Damages under Section 9.2(a) until the Purchaser Indemnified Parties have suffered aggregate Damages under this Agreement and under all other agreements by and between Purchaser and Seller that are in effect as of the date hereof in excess of US$2.5 million, and in such case, Seller's obligation to indemnify shall only apply to Damages in excess of such US $2.5 million.

      9.3 Indemnification by Purchaser. Purchaser shall indemnify Seller and its Affiliates, directors, principals, officers, directors, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "Seller Indemnified Parties") and hold them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to (i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of Purchaser contained herein (including the Exhibits and Schedules attached hereto) or any instruments delivered by Purchaser pursuant to this Agreement.

      9.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Section 9.2 or 9.3 (an "Indemnified Party") with respect to a claim, action or proceeding by a person who is not a Purchaser Indemnified Party or a Seller Indemnified Party shall give prompt written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure shall actually prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 9.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the

Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 9.2 or 9.3 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

      9.5 Purchaser's Sole Remedy. Purchaser's right to indemnification under this Article IX is the exclusive remedy of Purchaser with respect to any claim whatsoever which Purchaser may have against Seller arising out of or relating to this Agreement (or the breach thereof).

                                    ARTICLE X
                                     CLOSING

      10.1 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall be held on the day of the Stockholders Meeting at 10:00 a.m., prevailing local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022 U.S.A. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

      10.2  Deliverables at Closing.

            (a) Deliveries at Closing by Seller. At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                  (i) evidence, reasonably satisfactory to Purchaser, that all of the Sale Shares have been duly and effectively assigned, transferred and delivered to Purchaser and that Purchaser is the owner of all of the Sale Shares;

                  (ii)  the Registration Rights Agreement (executed by Seller);

                  (iii) the certificate contemplated by Section 11.1(c);

                  (iv) any and all consents that may be required to consummate the transactions contemplated by this Agreement with respect to the Companies; and

                  (v) an opinion of counsel to Seller, customary for transactions of this type and mutually acceptable to the Parties, dated as of the Closing Date.

            (b) Deliveries at Closing by Purchaser. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller

                  (i) certificates representing the Purchaser Shares, registered in the name of Seller;

                  (ii)  the Registration Rights Agreement (executed by
            Purchaser);

                  (iii) the certificate contemplated by Section 11.2(c);

                  (iv) any and all consents that may be required to consummate the transactions contemplated by this Agreement with respect to the Purchaser; and

                  (v) an opinion of counsel to Purchaser, customary for transactions of this type and mutually acceptable to the Parties, dated as of the Closing Date.

                                   ARTICLE XI
                              CONDITIONS PRECEDENT

      11.1 Conditions Precedent to Purchaser's Closing Obligations. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall use its best efforts to cause each such condition to be so fulfilled:

            (a) All representations and warranties of Seller contained herein or in any document or certificate delivered pursuant hereto relating to the Seller and/or the Companies shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects.

            (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or before the Closing shall have been duly and properly performed in all material respects.

            (c) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Seller, dated the date of the Closing, certifying to the best knowledge of such person after due investigation that the conditions set forth in paragraphs (a) and (b) of this Section 11.1 have been fulfilled.

            (d) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Purchaser.

            (e) Purchaser shall not have received any notice or other communication from Nasdaq that Nasdaq requires that Purchaser and/or Seller must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

            (f) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Purchaser to own the Sale Shares and to operate the Businesses of the Companies.

      11.2 Conditions Precedent to Seller's Obligations. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each such condition to be so fulfilled:

            (a) All representations and warranties of Purchaser contained herein or in any document or certificate delivered pursuant hereto shall be true and correct when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

            (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

            (c) There shall be delivered to Seller a certificate executed by the Chief Executive Officer and Secretary of Purchaser, dated the date of the Closing, certifying to the best knowledge of such persons after due investigation that the conditions set forth in paragraphs (a) and (b), of this
Section 11.2 have been fulfilled.

            (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Seller to own the Purchaser Shares and to exercise its rights with respect thereto.

            (e) Purchaser's common stock shall continue to be listed on the Nasdaq National Market System and Purchaser shall not have received any notice or other communication from Nasdaq threatening to delist Purchaser from the Nasdaq National Market System. The Purchaser Shares shall have been approved for listing on Nasdaq subject to issuance.

            (f) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Purchaser.

            (g) Purchaser shall not have received any notice or other communication from Nasdaq that Nasdaq requires, or is concerned that it may require, that Purchaser and/or Seller must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

            (h) Purchaser shall have delivered a letter to the shareholders of Corinphila Auktionen AG substantially in the form of the letter attached hereto as Exhibit B.

                                   ARTICLE XII
                                   TERMINATION

      12.1  Termination of Agreement.

            (a) Certain of the Parties hereto may terminate this Agreement as provided below:

                  (i) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Purchaser may, at its option, also terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) if and in the event Seller has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under Section 11.1(a) hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) if Purchaser's stockholders fail to approve the Share Issuance at the Stockholders Meeting;

                  (iii) Seller may, at its option, terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing
            (A) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under Section 11.1(b) hereof (unless the failure results primarily from Seller or its Affiliates breaching any representation, warranty, or covenant contained in this Agreement), or (C) if Purchaser's stockholders fail to approve the Share Issuance at the Stockholders Meeting;

provided, however, that the Party seeking termination pursuant to clause (ii)(A) or (iii)(A) is not then itself in breach in a material respect of any of its representations, warranties or covenants contained in this Agreement.

            (b) If any Party terminates this Agreement pursuant to Section 12.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 8.2 and the indemnification provisions contained in Article IX shall survive termination.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the documents and instruments to be executed and delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, supercede all prior agreements and understandings among the Parties with respect thereto, and no Party shall be liable or bound to any other Party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

      13.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, however, that no Party may assign this Agreement without prior written consent of the other; except that any or all of Purchaser's rights hereunder may be assigned to any direct or indirect wholly-owned subsidiary of Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      13.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      13.4 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the Party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

      13.5  Governing Law; Consent to Jurisdiction.

            (a) This Agreement shall be governed by and construed in accordance with, the internal Laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

            (b) Seller and Purchaser each hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City and County of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Seller and Purchaser each irrevocably waives, to the fullest extent such Party may effectively do so under applicable Law, trial by jury and any objection that such Party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction.

            (c) Seller will at all times have an authorized agent in the City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to Seller shall to the extent permitted by law be deemed in every respect effective service of process upon Seller in any such legal action or proceeding. The Seller shall irrevocably appoint Cuatrecasas LLP as its agent for such purpose in New York, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 110 East 55th Street, New York, New York 10022, attn: Javier Villasante (or at such other address or, at the office of such other authorized agent as the Seller may designate by written notice to Purchaser). As an alternative method of service, Seller also irrevocably consents to the service of any and all process in any such action or proceeding in such New York State or Federal court sitting in the City of New York by the mailing of copies of such process to it at its address specified in Section 13.8 hereof.

      13.6 Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.7 Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

      13.8 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) five (5) Business Days after deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, (iii) the third Business Day after deposit with an internationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the Parties as follows:

IF TO PURCHASER:        Greg Manning Auctions, Inc.
                        775 Passaic Avenue
                        West Caldwell, New Jersey
                        U.S.A.
                        Attn: President
                        Fax: 973-882-2981

                        with a copy to (which shall not constitute notice):

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attn: Scott S. Rosenblum
                        Fax: (212) 715-8000

IF TO SELLER:           Auctentia, S.L.
                        Joaquin Maria Lopez
                        8 bis 28015
                        Madrid
                        Spain
                        Attn: Esteban Perez
                        Fax: 91-535-76-81

                        with a copy to (which shall not constitute notice):

                        Cuatrecasas LLP
                        110 E. 55th Street
                        New York, New York 10022
                        Attn: Javier Villasante
                        Fax: 212-758-1028

                        with a copy to (which shall not constitute notice):

                        Curtis, Mallet-Prevost, Colt & Mosle LLP
                        101 Park Avenue
                        New York, New York 10178
                        Attn: Jeffrey N. Ostrager
                        Fax: 212-697-1559

                        with a copy to (which shall not constitute notice):

                        Afinsa Bienes Tangibles, S.A.
                        Lagasca 88, 28001
                        Madrid
                        Spain
                        Attn: Juan Antonio Cano
                        Fax: 34-91-576-1105
or to such other address or addresses as a Party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

            13.9 Expenses. Each of the Parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby. Seller agrees to pay any transfer Taxes that may be payable in connection with the execution, delivery and performance of this Agreement or the transfer of any or all of the Sale Shares, and shall indemnify Purchaser against any Liability for payment thereof and shall furnish to Purchaser evidence of payment upon request. Seller shall prepare and file any required Tax returns and other required documents with respect to such Taxes.

            13.10 Further Assurances. Each of Seller and Purchaser agree to execute and deliver, from time to time as necessary or desirable, at its own expense, such further documents and instruments, and to perform such additional acts as Purchaser or Seller may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first written above.





                                          AUCTENTIA, S.L.

                                          By: /s/ Esteban Perez Herrero
                                                ------------------------------
                                          Name: Esteban Perez Herrero
                                          Title: Executive Chairman





                                          GREG MANNING AUCTIONS, INC.

                                          By: /s/ Greg Manning
                                                ------------------------------
                                          Name: Greg Manning
                                          Title: Chief Executive Officer

                                   Schedule A
                              List of the Companies

The Companies                                 Percentage Ownership
-------------                                 --------------------
Heinrich Kohler Berliner                      66.67%
Briefmarken-Auktionen GmbH
Heinrich Kohler Auktionshaus GmbH & Co.       100%
KG
Heinrich Kohler Briefmarkenhandel GmbH        100%
& Co. KG
Heinrich Kohler Verwaltungs GmbH.             100%
Auctentia Deutschland GmbH                    100%
Auctentia Subastas S.L.                       100%
Corinphila Auktionen AG                       65%

                                    Exhibit A

                      Form of Registration Rights Agreement

                                    Exhibit B

                    Form of Letter to Corinphila Shareholders



                   [Letterhead of Greg Manning Auctions, Inc.]

[DATE]

By Registered Mail

[address]

Re: Acquisition of the Participation of Auctentia, S.A. ("Auctentia") in Corinphila Auktionen AG, Zurich (the "Company") by Greg Manning Auctions, Inc.

Gentlemen:

As you know, Auctentia has transferred and assigned to us its 65% interest in the Company , effective the date hereof.

Pursuant to section 7.5 of the Shareholders' Agreement between Auctentia and yourselves, dated 19 September 2002 ("Agreement"), we hereby offer to join the Agreement and to accept its terms as a party thereto.

Pursuant to the Agreement, this offer shall remain valid until the expiration of 30 days from the date hereof and you shall inform us whether you accept this offer within such period to the address set forth above.



Sincerely,


---------------------
President and
Chief Executive Officer

                                                                           Page
                                                                           ----

ARTICLE I      DEFINITIONS...................................................1
      1.1      Definitions...................................................1

ARTICLE II     PURCHASE AND SALE; CONSIDERATION..............................5
      2.1      Purchase and Sale.............................................5
      2.2      Consideration.................................................5

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING
               SELLER........................................................5
      3.1      Ownership.....................................................5
      3.2      Organization, Good Standing and Qualification.................5
      3.3      Authorization; Enforcement; Validity..........................5
      3.4      No Violations or Conflicts....................................6
      3.5      Consents and Approvals........................................6
      3.6      Litigation....................................................6
      3.7      Brokers and Finders...........................................6
      3.8      Investment Representations....................................6
      3.9      Representation Disclaimer.....................................8

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING
               THE COMPANIES.................................................8
      4.1      Organization, Good Standing and Qualification.................8
      4.2      Capitalization................................................8
      4.3      No Violations or Conflicts....................................9
      4.4      Consents and Approvals........................................9
      4.5      Financial Statements..........................................9
      4.6      Absence of Certain Changes....................................9
      4.7      Insurance....................................................11
      4.8      No Materially Adverse Contracts, Etc.........................11
      4.9      Contracts and Commitments....................................11
      4.10     Litigation...................................................11
      4.11     Intellectual Property........................................12
      4.12     Compliance with Laws.........................................12
      4.13     Licenses and Permits.........................................12
      4.14     Title to Properties; Absence of Encumbrances; Condition......12
      4.15     Inventories..................................................13
      4.16     Books and Records............................................13
      4.17     Employees....................................................13
      4.18     Taxes........................................................13
      4.19     Undisclosed Liabilities......................................14
      4.20     Environmental Matters........................................14
      4.21     Payables.....................................................14
      4.22     Receivables..................................................14
      4.23     Guaranties...................................................14
      4.24     Restrictions on Business Activities..........................14
      4.25     Bank Accounts/Powers of Attorney.............................14
      4.26     Certain Payments.............................................14
      4.27     Information Supplied.........................................15
      4.28     Auctentia Subastas S.L.......................................15

                                                                           Page
                                                                           ----

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER..................15
      5.1      Organization, Good Standing and Qualification................15
      5.2      Subsidiaries.................................................15
      5.3      Authorization; Enforcement; Validity.........................16
      5.4      Capitalization...............................................16
      5.5      No Violations or Conflicts...................................16
      5.6      Consents and Approvals.......................................17
      5.7      The Purchaser Shares.........................................17
      5.8      SEC Documents; Financial Statements..........................17
      5.9      Absence of Certain Changes...................................18
      5.10     Litigation...................................................20
      5.11     No General Solicitation......................................20
      5.12     No Integrated Offering.......................................20
      5.13     Intellectual Property Rights.................................20
      5.14     Insurance....................................................20
      5.15     Licenses and Permits.........................................21
      5.16     No Materially Adverse Contracts, Etc.........................21
      5.17     Tax Status...................................................21
      5.18     Transactions With Affiliates.................................21
      5.19     Application of Takeover Protections..........................21
      5.20     Foreign Corrupt Practices....................................21
      5.21     Effect of Transaction........................................22
      5.22     Change of Control Payments...................................22
      5.23     Information Supplied.........................................22
      5.24     Brokers and Finders..........................................22
      5.25     Fairness Opinion.............................................22

ARTICLE VI     COVENANTS OF SELLER..........................................23
      6.1      Certain Filings..............................................23
      6.2      Consents and Approvals.......................................23
      6.3      Further Assurances...........................................23
      6.4      Notification of Certain Matters..............................23
      6.5      Company Information..........................................23
      6.6      Company Action...............................................23
      6.7      Restriction on Transfer of Purchaser Shares..................24
      6.8      Asset Transfer to Subastas...................................24

ARTICLE VII    COVENANTS OF PURCHASER.......................................24
      7.1      Certain Filings..............................................24
      7.2      Consents and Approvals.......................................24
      7.3      Further Assurances...........................................24
      7.4      Notification of Certain Matters..............................24
      7.5      Company Action...............................................24

ARTICLE VIII   CERTAIN OTHER AGREEMENTS.....................................25
      8.1      Proxy Statement; Stockholders Meeting........................25
      8.2      Access to Information; Confidentiality.......................26

                                                                           Page
                                                                           ----

      8.3      Mutual Cooperation...........................................27
      8.4      Public Announcements.........................................27
      8.5      Conveyance Taxes.............................................27
      8.6      Conduct Prior to Closing; Conduct of Business................27

ARTICLE IX     INDEMNIFICATION..............................................28
      9.1      Survival.....................................................28
      9.2      Indemnification by Seller....................................29
      9.3      Indemnification by Purchaser.................................29
      9.4      Indemnification; Notice and Settlements......................29
      9.5      Purchaser's Sole Remedy......................................30

ARTICLE X      CLOSING......................................................30
      10.1     Closing Date.................................................30
      10.2     Deliverables at Closing......................................30

ARTICLE XI     CONDITIONS PRECEDENT.........................................31
      11.1     Conditions Precedent to Purchaser's Closing Obligations......31
      11.2     Conditions Precedent to Seller's Obligations.................31

ARTICLE XII    TERMINATION..................................................32
      12.1     Termination of Agreement.....................................32

ARTICLE XIII   MISCELLANEOUS................................................33
      13.1     Entire Agreement.............................................33
      13.2     Successors and Assigns.......................................33
      13.3     Severability.................................................33
      13.4     Amendments and Waivers.......................................33
      13.5     Governing Law; Consent to Jurisdiction.......................34
      13.6     Counterparts.................................................34
      13.7     Interpretation...............................................34
      13.8     Notices......................................................34
      13.9     Expenses.....................................................36
      13.10    Further Assurances...........................................36

                                   Appendix B

                          Inventory Purchase Agreement

                          INVENTORY PURCHASE AGREEMENT


                                 by and between


                                 AUCTENTIA, S.L.


                                   ("Seller")


                                       and


                           GREG MANNING AUCTIONS, INC.


                                  ("Purchaser")


                           -------------------------

                             Dated January 23, 2003

                           -------------------------

                          INVENTORY PURCHASE AGREEMENT

      This Inventory Purchase Agreement (this "Agreement") is made as of the 23rd day of January, 2003, by and between AUCTENTIA, S.L., a Spanish limited liability company ("Seller"), and GREG MANNING AUCTIONS, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

      WHEREAS, Seller's parent company, Afinsa Bienes Tangibles, S.A. ("Afinsa") is engaged directly, or through its Subsidiaries (including Seller), in the businesses of providing intermediation in the philatelic, fine art and other collectible markets, between clients who search for alternative investments and collectors, dealers and other agents of such markets;

      WHEREAS, prior to the date hereof, Afinsa owned the stamps, collectibles and other assets set forth on Schedule A hereto (the "Assets");

      WHEREAS, on December 12, 2002 (the "Contribution Date"), Afinsa contributed, transferred and assigned all of its right, title and interest in and to the Assets to its wholly owned subsidiary, GMAI Auctentia Central de Compras, S.L., a Spanish limited liability company (the "Company");

      WHEREAS, on December 27, 2002 (the "Transfer Date"), Afinsa transferred all of the outstanding membership interests or other ownership interests of the Company (the "Sale Units") to Seller;

      WHEREAS, Seller, as of the date hereof, owns all of the Sale Units;

      WHEREAS, Purchaser desires to acquire all of the Sale Units and to own the Company and the Assets and Seller desires to sell the same, on the terms and conditions hereinafter contained;

      WHEREAS, Seller and Purchaser desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the sale and purchase of the Sale Units and the transactions contemplated hereby; and

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

      "Accredited Investor" shall have the meaning set forth in Section 3.8(a).

      "Affiliate" shall mean, with respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing.

      "Afinsa" shall have the meaning set forth in the Recitals.

      "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Assets" shall have the meaning set forth in the Recitals and as set forth on Schedule A.

      "Business Day" means any day (except a Saturday or Sunday) on which banks are generally open for business in New York City, United States of America, and in Madrid, Spain.

      "Closing" shall have the meaning set forth in Section 10.1.

      "Closing Date" shall have the meaning set forth in Section 10.1.

      "Company" shall have the meaning set forth in the Recitals.

      "Company Information" shall have the meaning set forth in Section 6.5.

      "Confidential Information" shall have the meaning set forth in Section 8.2(c).

      "Constituent Documents" shall mean, with respect to a Person, its primary formation and organizational documents.

      "Contribution Date" shall have the meaning set forth in the Recitals.

      "Damages" shall have the meaning set forth in Section 9.2(a).

      "Encumbrances" shall mean any mortgages, liens, pledges, security interests, leases, options or rights of third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied, except that with respect to any Person whose financial statements are not prepared in accordance with U.S. generally accepted accounting principles, GAAP shall mean the generally accepted accounting principles of the Person's relevant jurisdiction consistently applied.

      "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether in the United States of America, Spain, or the jurisdiction of organization and/or operation of the Company or Purchaser (and its Subsidiaries), internationally or locally.

      "Indemnified Party" shall have the meaning set forth in Section 9.4.

      "Indemnifying Party" shall have the meaning set forth in Section 9.4.

      "Laws" shall mean any statutes, ordinances, rules, regulations, orders or other laws of any Governmental Authority.

      "Liability" shall mean any liability, debt or obligation of whatever kind or nature, whether primary or secondary, whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether fixed, absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and including without limitation any unasserted claims and any contractual obligations.

      "Material Adverse Effect" shall mean the occurrence of any facts or circumstances that has or is reasonably expected to result in a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects (excluding the effects of the transactions contemplated hereof) of Purchaser or any of its Subsidiaries or of the Company, taken as a whole, as the case may be, or (ii) the consummation of the transactions provided for in this Agreement.

      "Nasdaq" shall have the meaning set forth in Section 5.7.

      "Party" or "Parties" shall mean any party or parties to this Agreement.

      "Permits" shall mean, with respect to a specified Person, all licenses, franchises, permits or other similar authorizations affecting or relating to the operation of such Person's business and operations.

      "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company or other entity, trust and trustee, executor, administrator or other legal or personal representative or any Governmental Authority.

      "Providing Party" shall have the meaning set forth in Section 8.3.

      "Proxy Statement" shall have the meaning set forth in Section 4.18.

      "Purchaser" shall have the meaning set forth in the Preamble.

      "Purchaser Balance Sheet" shall have the meaning set forth in Section 5.8(b).

      "Purchaser Common Stock" shall mean the common stock, par value $0.01, of Purchaser.

      "Purchaser's Disclosure Schedule" shall mean that certain written disclosure schedule delivered on the date hereof by Purchaser to Seller with respect to this Agreement.

      "Purchaser Financials" shall have the meaning set forth in Section 5.8(b).

      "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.2.

      "Purchaser SEC Reports" shall have the meaning set forth in Section
5.8(a).

      "Purchaser Shares" shall have the meaning set forth in Section 2.2.

      "Purchasing Agent Agreement" shall have the meaning set forth in Section 8.7.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement between Seller and Purchaser dated as of the Closing Date and otherwise substantially in the form of the Registration Rights Agreement attached hereto as Exhibit A.

      "Requesting Party" shall have the meaning set forth in Section 8.3.

      "Sale Units" shall have the meaning set forth in the Recitals.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Seller" shall have the meaning set forth in the Preamble.

      "Seller Indemnified Parties" shall have the meaning set forth in Section 9.3.

      "Seller's Disclosure Schedule" shall mean that certain written disclosure schedule delivered on the date hereof by Seller to Purchaser with respect to this Agreement.

      "Share Issuance" shall have the meaning set forth in Section 4.18.

      "Stockholders Meeting" shall have the meaning set forth in Section 4.18.

      "Subsidiaries" of a specified Person is an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

      "Survival Period" shall mean the eighteen (18) month period commencing as of the Closing Date.

      "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any U.S. federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, ad valorem, sales use (or similar taxes), transfer, franchise, payroll, withholding, social security, business license fees or other taxes, including any interest, penalties, or additions thereto.

      "Transfer Date" shall have the meaning set forth in the Recitals.

                                   ARTICLE II
                        PURCHASE AND SALE; CONSIDERATION

      2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at Closing, Seller shall, and take all such action necessary to, sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, receive and accept from Seller all of Seller's right, title and interest in and to the Sale Units of the Company, free and clear of any Encumbrances, for the consideration set forth in Section 2.2.

      2.2 Consideration. In consideration of the aforesaid sale, assignment, transfer, conveyance and delivery of the Sale Units by Seller to Purchaser, on the Closing Date, Purchaser shall issue and deliver to Seller, on the Closing Date six million four hundred forty-four thousand three hundred eighteen (6,444,318) shares of Purchaser Common Stock (subject to appropriate adjustment for any stock split, dividend or combination of or in Purchaser Common Stock after the date of this Agreement and prior to the Closing Date) (the "Purchaser Shares").

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER


      Seller hereby represents and warrants to Purchaser, as of the date hereof, as follows:

      3.1 Organization, Good Standing and Qualification.

      Seller is a limited liability company, duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) and qualified to do business under the Laws of Spain, and has all requisite power and authority to conduct its business as presently conducted and to own and lease its property and assets. Seller is qualified to do business as a limited liability company and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) would not have a Material Adverse Effect.

      3.2 Authorization.

      Seller has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. Seller has duly authorized the execution, delivery and performance of this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      3.3 No Violations or Conflicts.

      Neither the execution and delivery of this Agreement and the Registration Rights Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement or the Registration Rights Agreement do or will
(a) violate any provision of Seller's Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Seller under any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other obligation to which Seller is a party or by which the Sale Units are bound, (c) violate any Law, writ, judgment, injunction or court decree to which Seller is subject or
(d) result in the creation or imposition of any Encumbrance on the Sale Units.

      3.4 Consents and Approvals.

      Except as set forth on Schedule 3.4 of Seller's Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority or any other Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

      3.5 Ownership.

      Seller owns, of record and beneficially, and has good, valid and marketable title to and the right to transfer all of the Sale Units, free and clear of all Encumbrances. Upon consummation of the transactions contemplated hereby, Purchaser will have acquired all record and beneficial ownership of and good, valid and marketable title to and the right to transfer the Sale Units, free and clear of all

Encumbrances. Seller is not subject to any agreement, contract, voting trust or understanding with regard to the Sale Units.

      3.6 Litigation. There is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or threatened against Seller (in relation to the Company) in any court, by any Governmental Authority or before any arbitrator or other tribunal. Seller is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Company or the Sale Units.

       3.7 Brokers and Finders. No broker or finder has acted for Seller in connection with this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and no broker or finder retained by Seller is entitled to any brokerage or finder's fee with respect to this Agreement and the Registration Rights Agreement or such transactions.

      3.8 Investment Representations.

          (a) Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act (an "Accredited Investor");

          (b) Seller has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of an investment in the Purchaser Shares, to make an informed decision relating thereto and to protect its own interests in connection with the transactions contemplated hereby;

          (c) Seller will acquire the Purchaser Shares, for its own account, for investment purposes only and not with an intent or view towards the further sale or distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the securities laws of the United States or of any other jurisdiction;

          (d) Seller is aware that the Purchaser Shares have not been registered under the Securities Act, and that the Purchaser Shares are deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the Securities Act is available. Seller hereby represents and warrants and hereby agrees that all offers and sales of the Purchaser Shares or any portion thereof or interest thereon shall be made only pursuant to such registration or to an exemption from registration;

          (e) Seller understands that the Purchaser Shares are being offered and sold pursuant to this Agreement in reliance on exemptions from the registration requirements of the Securities Act and state securities laws, and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions

          (f) In evaluating its investment, Seller has consulted its own investment, legal and tax advisors; and

          (g) The certificate(s) representing the Purchaser Shares shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED OR OFFERED FOR SALE, TRANSFER OR HYPOTHECATION UNLESS A REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR SUCH REGISTRATION IS NOT REQUIRED.";

          (h) Seller has been furnished with a copy of Purchaser's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC and Purchaser's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

          (i) Seller acknowledges that, in making the decision to acquire the Purchaser Shares, it has relied upon its independent investigation and has been given access and the opportunity to examine contracts and documents relating to Purchaser and such securities and an opportunity to ask questions of, and to receive answers from, Purchaser concerning Purchaser and the terms and conditions of such securities. Seller and its advisors have been furnished with access to all publicly available materials relating to the business, finances and operation of Purchaser which have been requested. Seller and its advisors have received answers to all such inquiries. Except as set forth in this Agreement and the Registration Rights Agreement, Purchaser has made no representation or warranty to such Seller on which such Seller has relied to enter into this Agreement and to consummate the transaction contemplated hereby.

          (j) Seller understands that no United States federal or state agency has passed on or made or will pass on or make any recommendation or endorsement of the Purchaser Shares or any finding or determination concerning the fairness or advisability of an investment in such securities. (k) Seller's representations and warranties set forth in this Section 3.8 shall not in any way affect Seller's right to rely on the Purchaser's representations and warranties contained in this Agreement including, without limitation, Purchaser's representations and warranties regarding its business and financial condition.

      3.9 Representation Disclaimer. Seller shall not be deemed to have made to Purchaser any representation or warranty in connection with this Agreement other than as expressly made by Seller in Articles III and IV hereof. Without limiting the generality of the foregoing, Seller makes no representation and warranty to Purchaser with respect to:

          (a) any projections, estimates or budgets regarding the Company; or

          (b) except as expressly covered by a representation in Article IV hereof, any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisers with respect to the Company.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                             CONCERNING THE COMPANY

      Seller hereby represents and warrants to Purchaser, as of the date hereof, as follows:

      4.1 Organization, Good Standing and Qualification. The Company is a duly organized, validly existing limited liability company and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the Laws of its jurisdiction of organization and has all requisite power and authority to conduct its business as presently conducted and to own and lease its property and assets. The Company is qualified to do business as a limited liability company and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True, correct and complete copies of the Constituent Documents of the Company and all amendments thereto have been delivered to Purchaser. The minutes, records, register, books and transfer records, as applicable, of the Company have been made available to Purchaser and are true, correct and complete in all material respects. The Company does not own any ownership or other equity interest in any Person whatsoever or have any Subsidiaries.

      4.2 Capitalization.

          (a) Schedule 4.2 of Seller's Disclosure Schedule sets forth a true, correct and complete list of the Company's number of issued and outstanding membership or other ownership interests of the Company and the owner of such membership or ownership interests. The Company's Sale Units have been duly authorized and are validly issued and outstanding and fully paid.

          (b) There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities, contracts, arrangements, understanding or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its membership or other ownership interests, or any securities convertible into, exercisable or exchangeable for or carrying a right or option to purchase any membership or other ownership interests or to create, authorize, issue, sell or otherwise cause to become outstanding any new or any other class of membership or other ownership interests. None of the Sale Units have been issued in violation of any rights of any Person or in violation of the registration requirements of the Securities Act or any other applicable Law.

      4.3 No Violations or Conflicts. Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation by Seller of the transactions contemplated by this Agreement or the Registration Rights Agreement do or will (a) violate any provision of the Company's Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to the Company under any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other obligation to which the Company is a party or by which the Sale Units are bound, or (c) violate any Law, writ, judgment, injunction or court decree to which Seller or the Company is subject. The Company is not in violation of any term of its Constituent Documents.

      4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement by Seller.

      4.5 No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Seller has or is expected in the future to have a Material Adverse Effect.

      4.6 No Liabilities. The Company's sole assets are the Assets. The Company has no Liabilities except for certain typical expenses and taxes arising out of the formation of the Company and the capital increase of the Company. The Company has no business or operations other than the ownership of the Assets.

      4.7 Contracts and Commitments. Except as set forth on Schedule A, there are no material agreements, contracts or understandings, oral or written, to which, as of the date hereof, the Company, or with respect to the Assets, the Seller, is a party or by which the Company or any of the Assets is bound.

      4.8 Litigation. There is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or threatened against the Company or Seller (in relation to the Company or the Assets) in any court, by any governmental entity or before any arbitrator or other tribunal. Neither the Company nor Seller (in relation to the Company or the Assets) are subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Company, the Assets or the Sale Units.

      4.9 Compliance with Laws. The Company has complied with and is in compliance with all Laws, except where the failure to be in such compliance would not have a Material Adverse Effect.

      4.10 Intentionally Omitted.

      4.11 Title to Assets; Absence of Encumbrances; Condition.

          (a) The Company does not own, lease or operate any real property.

          (b) The Company has good title to the Assets, free and clear of any and all Encumbrances.

          (c) The Company's Assets are authentic and of good, usable and merchantable quality in all material respects and are recorded on the books at the lower of cost or market value determined in accordance with GAAP.

      4.12 Books and Records. The minute books of the Company contain true, correct and complete records in all material respects, as applicable, of all meetings held of, and action taken by, the members, the boards of directors or managers and committees of the boards of directors or managers of the Company. At the Closing, all of those books and records will be in the possession of Purchaser.

      4.13 Employees. The Company has no employees.

      4.14 Taxes. All tax returns or reports required to be filed by or on behalf of the Company have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate. All Taxes due from the Company for periods through the date hereof or the Closing Date, as applicable, have been paid in full or adequate provision for such Taxes have been made. There is no audit, examination, deficiency, or refund litigation pending or threatened, with respect to any Taxes of the Company. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. No rulings have been issued by or agreements entered into with any relevant governmental tax authority with respect to the Company.

      4.15 Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon the Company or, to the knowledge of Seller or the Company, threatened that has or could prohibit or impair the operations of the Company, as currently conducted or any business practice of the Company, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

      4.16 Bank Accounts/Powers of Attorney.

          (a) Schedule 4.16 of Sellers' Disclosure Schedule sets forth the name of each bank in which the Company has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box and the names of all Persons authorized to draw thereon or have access thereto.

          (b) Except as set forth in Schedule 4.16 of Seller's Disclosure Schedule, no Person holds any power of attorney from the Company.

      4.17 Certain Payments. Neither the Company nor any shareholder, director, officer, agent, employee or representative of the Company, nor any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of any Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset of the Company that has not been recorded in the books and records of the Company.

      4.18 Information Supplied. The information supplied by Seller for inclusion in the proxy statement (the "Proxy Statement") to be sent to Purchaser's stockholders in connection with the meeting of Purchaser's stockholders (the "Stockholders Meeting") to approve the issuance of the Purchaser Shares contemplated by this Agreement (the "Share Issuance"), and any amendment or supplement thereto, shall not, on the date the Proxy Statement is filed with the SEC, mailed to the stockholders of Purchaser, on the date of the Stockholders Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For this purpose, any information relating to Seller or the Company included or incorporated by reference in any such document will be deemed to have been so supplied for inclusion or incorporation therein if such document was available for review by Seller a reasonable time before such document was filed with the SEC and Seller did not object to or otherwise comment on such information (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied by Seller specifically for inclusion or incorporation by reference in the Proxy Statement).

      4.19 Insurance. All insurance policies relating to the Assets currently maintained by the Company are accurately listed and summarized in Schedule 4.19 of Seller's Disclosure Schedule and shall be in full force and effect at the time of the Closing. Such insurance policies are adequate to insure the Company against such risks as are customarily insured against by companies owning similar types of assets. Each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. There are no pending claims with respect to the Assets under any such insurance policy. The Company has not received notice of cancellation or non-renewal of any such policy. Except as set forth in Schedule 4.19 of Seller's Disclosure Schedule, the consummation of the transactions contemplated hereby will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as follows:

      5.1 Organization, Good Standing and Qualification. Purchaser and each of its Subsidiaries are entities, duly organized, validly existing, in good standing and qualified to do business under the laws of their respective jurisdictions of incorporation, and have the requisite power and authority and Permits to conduct their respective businesses as presently conducted and to own and lease their respective properties and assets, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

      5.2 Subsidiaries. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, a true and complete list of all of Purchaser's "significant subsidiaries" as defined in Regulation S-X are identified in Exhibit 21 of Purchaser's 2002 Annual Report on Form 10-K. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule or as identified in Exhibit 21 of Purchaser's 2002 Annual Report on Form 10-K, neither Purchaser nor any of its Subsidiaries owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, neither Purchaser nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof under which it may become obligated to make any future investment in or capital contribution to any other entity. Except as set forth in Schedule 5.2 of Purchaser's Disclosure Schedule, neither Purchaser, nor any of its Subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity.

      5.3 Authorization; Enforcement; Validity. Purchaser has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to issue the Purchaser Shares in accordance with the terms hereof (subject to the approval by Purchaser's stockholders in accordance with Delaware General Corporate Law, Nasdaq listing requirements and Purchaser's Constituent Documents). Purchaser has duly authorized the execution, delivery and performance of this Agreement (subject to stockholder approval) and the Registration Rights Agreement. A vote of the holders of outstanding shares of Purchaser Common Stock representing a majority of all votes entitled to be cast on the matter is sufficient for Purchaser's stockholders to approve the transactions contemplated by this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      5.4 Capitalization. As of the date hereof, the authorized capital stock of Purchaser consists of the following: 40,000,000 shares of common stock, with $0.01 par value and 10,000,000 shares of preferred stock, with $0.01 par value, of which as of the date hereof, 12,703,304 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such outstanding shares and all outstanding shares of capital stock of each Subsidiary of Purchaser are fully paid and nonassessable and have been validly issued and granted in compliance with (i) all applicable securities laws, and
(ii) all material requirements set forth in applicable agreements or instruments. Except as disclosed in Schedule 5.4 of Purchaser's Disclosure Schedule, (A) no Purchaser Common Stock is subject to preemptive rights or any other similar rights or any Encumbrances; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Purchaser, or contracts, commitments, understandings or arrangements by which Purchaser or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Purchaser or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Purchaser; (C) as of the date hereof there are no agreements or arrangements of Purchaser or any of its Subsidiaries under which Purchaser is obligated to register the sale of any of their securities under the Securities Act and, as of any Closing, there shall not be any agreements or arrangements of Purchaser or any of its Subsidiaries under which Purchaser is obligated to register for resale any of its securities under the Securities Act, other than for the benefit of the Seller; (D) there are no outstanding Purchaser securities or instruments of Purchaser which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Purchaser is or may become bound to redeem a security of Purchaser or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchaser Shares as described in this Agreement; and (F) Purchaser does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Purchaser has delivered to the Seller or its respective representatives true and correct copies of Purchaser's Constituent Documents.

      5.5 No Violations or Conflicts. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchaser Shares) do or will (a) violate any provision of Purchaser's or its Subsidiaries' Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Purchaser under any indenture, mortgage, bond or other contract, license, agreement, Permit, instrument or other obligation to which Purchaser or its Subsidiaries is a party or by which any of their assets are bound, (c) violate any Law, writ, judgment, injunction or court decree to which Purchaser or its Subsidiaries are subject or
(d) result in the creation or imposition of any Encumbrance on the Purchaser Shares. Neither Purchaser nor any of its Subsidiaries is in violation of any term of its respective Constituent Documents. Neither Purchaser nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Purchaser or its Subsidiaries, except where such violations and defaults would not result in a Material Adverse Effect. The business of Purchaser is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result in a Material Adverse Effect.

      5.6 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, other than the approval by Purchaser's stockholders.

      5.7 The Purchaser Shares. The Purchaser Common Stock is registered as a class under Section 12(g) of the Exchange Act and is currently admitted for quotation on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq"). The Purchaser Shares have been duly and validly authorized and, when issued in consideration for the Sale Units pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Purchaser Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any Person. Upon issuance in accordance with the terms hereof, the Purchaser Shares shall be free from all taxes, liens and charges with respect to the issuance thereof. Subject to the accuracy of Seller's representations and warranties set forth in Section 3.8 hereof, the issuance by Purchaser of the Purchaser Shares is exempt from registration under the Securities Act.

      5.8 SEC Documents; Financial Statements.

          (a) SEC Filings; General. Purchaser has filed all forms, reports and documents required to be filed by Purchaser with the SEC since January 1, 2000. All such required forms, reports and documents (including those that Purchaser may file subsequent to the date hereof) are referred to herein as the "Purchaser SEC Reports". As of their respective dates, the Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Purchaser SEC Report (except that inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement). Taken as a whole, the Purchaser SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Purchaser SEC Report (except inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement). None of Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Purchaser SEC Reports included, as exhibits thereto, all documents required to be filed as exhibits to such Purchaser SEC Report under the rules and regulations of the SEC, except to the extent filed prior to the date of this Agreement in a subsequently filed Purchaser SEC Report.

          (b) Publicly Reported Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the "Purchaser Financials"), including each Purchaser SEC Report filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Purchaser and its Subsidiaries as at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated, except to the extent corrected by a subsequently filed Purchaser SEC Report (except that inaccuracies or omissions in Purchaser SEC Reports filed prior to the date of this Agreement may be corrected only by other Purchaser SEC Reports filed prior to the date of this Agreement), and except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Purchaser contained in the Purchaser SEC Reports as of September 30, 2002 is hereinafter referred to as the "Purchaser Balance Sheet". Since September 30, 2002, there has been no change in Purchaser's accounting policies except as described in the notes to the Purchaser Financials. Since the date of the Purchaser Balance Sheet, neither Purchaser nor any of its Subsidiaries has incurred any Liabilities which are, individually or in the aggregate, material to the business, results of operations or financial condition of Purchaser and its Subsidiaries taken as a whole, except for (i) Liabilities incurred since the date of the Purchaser Balance Sheet in the ordinary course of business consistent with past practices, (ii) Liabilities incurred in connection with this Agreement, and (iii) Liabilities specifically disclosed in the Purchaser SEC Reports filed with the SEC prior to the date of this Agreement.

      5.9 Absence of Certain Changes. Except as set forth in Schedule 5.9 of Purchaser's Disclosure Schedule, since the date of the Purchaser Balance Sheet, Purchaser and each of its Subsidiaries has carried on its business in the ordinary course consistent with past practices, and except as specifically and expressly disclosed in the Purchaser SEC Reports filed with the SEC prior to the date of this Agreement, since the date of the Purchaser Balance Sheet there has not been:

          (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of Purchaser or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Purchaser's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Purchaser of any of Purchaser's capital stock or any other securities of Purchaser or its Subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities;

          (c) any split, combination or reclassification of any of Purchaser's or any of its Subsidiaries' capital stock;

          (d) any granting by Purchaser or any of its Subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees (except for increases in compensation to employees that are not executive officers or directors of Purchaser, in the ordinary course of business consistent with prior practice), or any payment by Purchaser or any of its Subsidiaries of any bonus to any of their officers or employees (except for payments made to employees in the ordinary course of business consistent with prior practice), or any granting by Purchaser or any of its Subsidiaries of any increase in severance or termination pay or any entry by Purchaser or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination, change-of-control or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Purchaser of the nature contemplated hereby;

          (e) any material change or alteration in the policy of Purchaser relating to the granting of stock options to its employees, directors and consultants;

          (f) any purchase or sale or other disposition, or any agreement or other legally binding arrangement for the purchase, sale or other disposition, of any of the properties or assets of Purchaser or any of its Subsidiaries, other than purchases and sales of inventory and equipment in the ordinary course of business consistent with past practice;

          (g) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Purchaser or any Subsidiary;

          (h) any material change by Purchaser in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or the applicability thereof);

          (i) any material contingent liability incurred by Purchaser or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Purchaser or any of its Subsidiaries;

          (j) any material obligation or liability of any nature, whether accrued, absolute or contingent, incurred by Purchaser or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice;

          (k) any payment or discharge of a material Encumbrance or liability of Purchaser which was not shown in the Purchaser Financials or which was not incurred in the ordinary course of business thereafter;

          (l) any revaluation by Purchaser or any of its Subsidiaries of any of its material assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business;

          (m) any material contract entered into by Purchaser or any of its Subsidiaries, other than in the ordinary course of business and as provided to Seller, or any material amendment or termination of, or default under, any material contract to which Purchaser or any of its Subsidiaries is a party or by which it or any of them is bound;

          (n) any obligation or liability incurred by Purchaser to any of its officers, directors or stockholders, or any loans or advances made to any of its officers, directors, stockholders or affiliates, except normal compensation and expense allowances payable to officers;

          (o) any other material transaction entered into by Purchaser or any of its Subsidiaries other than transactions in the ordinary course of business; or

          (p) any agreement or understanding whether in writing or otherwise, for Purchaser or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (o) above.

      5.10 Litigation. Except as set forth in Schedule 5.10 of Purchaser's Disclosure Schedule, there is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries in any court, by any Governmental Authority or before any arbitrator or other tribunal, except where the same would not result in a Material Adverse Effect. Purchaser is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Purchaser, its Subsidiaries or the Purchaser Shares, except where the same would not result in a Material Adverse Effect.

      5.11 No General Solicitation. Neither Purchaser, nor any of its Subsidiaries, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchaser Shares.

      5.12 No Integrated Offering. Neither Purchaser, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Purchaser Shares under the Securities Act or cause this offering of the Purchaser Shares to be integrated with prior offerings by Purchaser for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Purchaser are listed or designated, nor will Purchaser take any action or steps that would require registration of the Purchaser Shares under the Securities Act or cause the offering of the Purchaser Shares to be integrated with other offerings.

      5.13 Intellectual Property Rights. Each of Purchaser and its Subsidiaries has all rights, title and interest in and to its Intellectual Property rights necessary to conduct their business as presently conducted, except where the failure to own or possess such rights would not have a Material Adverse Effect. None of Purchaser's Intellectual Property rights have expired or terminated, except where such expiration or termination would not have a Material Adverse Effect. Purchaser does not have any knowledge of any infringement by Purchaser or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others, except where such infringement would not have a Material Adverse Effect; and there is no claim, action or proceeding being made or brought against, or to Purchaser's knowledge, being threatened against, Purchaser or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or for infringement of other intellectual property rights, except where such claim, action, proceeding or infringement would not have a Material Adverse Effect. Purchaser and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Properties.

      5.14 Insurance. Purchaser and each of it Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Purchaser believes to be prudent and customary in the businesses in which Purchaser and its Subsidiaries are engaged. Purchaser has no reason to believe that either Purchaser or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      5.15 Licenses and Permits. Purchaser and its Subsidiaries have all necessary licenses, franchises, Permits or other similar authorizations affecting, or relating in any way to, the operations of Purchaser and each Subsidiary, as applicable, except where the failure to have any Permit individually or in the aggregate, would not have a Material Adverse Effect. Such Permits are valid and in full force and effect, and Purchaser and its Subsidiaries are in compliance with such Permits except where the failure to be in full force or effect or compliance would not have a Material Adverse Effect.

      5.16 No Materially Adverse Contracts, Etc. Neither Purchaser nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Purchaser has or is expected in the future to have a Material Adverse Effect. Neither Purchaser nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Purchaser has or is expected to have a Material Adverse Effect.

      5.17 Tax Status. Purchaser and each of its Subsidiaries (i) has made or filed all U.S. federal or state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Purchaser and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which Purchaser has made appropriate reserves for, if any, on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as set forth in clause (ii) of the preceding sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Purchaser know of no basis for any such claim.

      5.18 Transactions With Affiliates. Except as set forth with reasonable specificity in the Purchaser SEC Reports, none of the officers, directors, or employees of Purchaser is presently a party to any transaction with Purchaser or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Purchaser, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a material interest or is an officer, director, trustee or partner, in each case of a kind and amount that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      5.19 Application of Takeover Protections. Purchaser and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Purchaser's Constituent Documents or the laws of the U.S. which is or could become applicable to the Seller as a result of the transactions contemplated by this Agreement or the Registration Rights Agreement, including, without limitation, Purchaser's issuance of the Purchaser Shares and the Seller's ownership of the Purchaser Shares.

      5.20 Foreign Corrupt Practices. Neither Purchaser, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Purchaser or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Purchaser or any of its Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any domestic or foreign government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      5.21 Effect of Transaction. Except as set forth in Schedule 5.21 of Purchaser's Disclosure Schedule, the execution of this Agreement, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, as hereinafter defined, or a related trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness or indebtedness, vesting distribution, increase in benefits or obligation to fund benefits with respect to any Employee, as hereinafter defined. "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which is or has been maintained, contributed to, or required to be contributed to, by Purchaser or any of its Subsidiaries for the benefit of any employee. "Employee" shall mean any current, former, or retired employee, officer or director of Purchaser or its Subsidiaries.

      5.22 Change of Control Payments. Schedule 5.22 of Purchaser's Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in future) to current or former officers and directors of Purchaser as a result of or in connection with the transactions provided for herein or as a result of termination of service or employment following the transactions provided for herein.

      5.23 Information Supplied. The information supplied by Purchaser for inclusion in the Proxy Statement to be sent to Purchaser's stockholders in connection with the Stockholders Meeting to approve the Share Issuance, and any amendment or supplement thereto, shall not, on the date the Proxy Statement is filed with the SEC, mailed to the stockholders of Purchaser, on the date of the Stockholders Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For this purpose, any information relating to Purchaser included or incorporated by reference in any such document will be deemed to have been so supplied for inclusion or incorporation therein if such document was available for review by Purchaser a reasonable time before such document was filed with the SEC and Purchaser did not object to or otherwise comment on such information (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied by Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement). The Proxy Statement will comply as to form, in all material respects, with the provisions of the Exchange Act.

      5.24 Brokers and Finders. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder retained by Purchaser is entitled to any brokerage or finder's fee with respect to this Agreement or such transactions.

                                   ARTICLE VI
                               COVENANTS OF SELLER

            Seller hereby covenants and agrees as follows:

      6.1 Certain Filings. Seller shall make or cause the Company to make all filings with any Governmental Authority that are required to be made by Seller or by the Company to carry out the transactions contemplated hereby. Seller agrees to assist, and to cause the Company to assist, Purchaser in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which reasonably may be required or which Purchaser reasonably may request in connection with the consummation of the transactions contemplated hereby.

      6.2 Consents and Approvals. Seller shall obtain, and cause the Company to obtain, prior to the Closing, all consents, authorizations, approvals and waivers required to be obtained by Seller or the Company in connection with the consummation of the transactions contemplated hereby.

      6.3 Further Assurances. Seller shall execute and deliver, and cause the Company to execute and deliver, such additional documents and instruments, and to perform such additional acts, as Purchaser reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby and to effectuate the intent and purposes hereof and thereof including, without limitation, furnishing such information as is reasonably requested for inclusion in the Proxy Statement.

      6.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Seller shall notify Purchaser in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Seller contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect or (ii) any covenant, condition or agreement of Seller in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect, and (b) any failure of Seller to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Seller hereunder in any material respect; provided, however, that no such notification shall amend the representations or warranties of Seller, or the right of Purchaser to rely thereon. Seller shall give prompt notice in writing to Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Seller or the Company in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

      6.5 Company Information. At or prior to the Closing, upon Purchaser's request, Seller will furnish any and all information about the Company relating to periods ending on or prior to the Closing Date (collectively, "Company Information"), including, but not limited to, Company descriptions and financial information, that Purchaser may reasonably request in connection with any report, proxy statement or information statement or registration statement that Purchaser is required to file with the SEC under the Exchange Act or the Securities Act in connection with or as a result of the consummation of the transactions contemplated hereby.

      6.6 Company Action. From the date hereof until Closing Seller shall not take any action which would make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect or prevent itself or the Company from performing or cause itself or the Company not to perform their respective covenants under this Agreement and the Registration Rights Agreement.

                                  ARTICLE VII
                             COVENANTS OF PURCHASER

            Purchaser hereby covenants and agrees as follows:

      7.1 Certain Filings. Purchaser agrees to make or cause to be made all filings with any Governmental Authority that are required to be made by Purchaser to carry out the transactions contemplated by this Agreement and the Registration Rights Agreement. Purchaser agrees to assist Seller in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which reasonably may be required or which Seller reasonably may request in connection with the consummation of the transactions contemplated hereby.

      7.2 Consents and Approvals. Purchaser shall obtain, prior to the Closing, all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated hereby.

      7.3 Further Assurances. Purchaser agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as Seller reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.

      7.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Purchaser shall notify Seller in writing of (a) the occurrence or non-occurrence of any fact or event which could cause (i) any representation or warranty of Purchaser contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect or (ii) any covenant, condition or agreement of Purchaser in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect and (b) any failure of Purchaser to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Purchaser hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Purchaser or Seller's right to rely thereon. Purchaser shall give prompt notice in writing to Seller of any notice or other communication from any third-party alleging that the consent of such third-party is or may be required to be obtained by Purchaser in connection with the transactions contemplated by this Agreement.

      7.5 Company Action. From the date hereof until Closing, Purchaser shall not take any action which would make any of the representations or warranties of Purchaser contained in this Agreement untrue or incorrect or prevent itself or any of its Subsidiaries from performing or cause itself or any of the Subsidiaries not to perform their respective covenants under this Agreement.

                                  ARTICLE VIII
                            CERTAIN OTHER AGREEMENTS

      8.1 Proxy Statement; Stockholders Meeting.

          (a) As promptly as practicable following the date hereof, Issuer shall file with the SEC the Proxy Statement with respect to the Stockholders Meeting. Purchaser shall use all reasonable efforts to cause the Proxy Statement to be mailed to Purchaser's stockholders as promptly as practicable after Purchaser reasonably concludes that the Proxy Statement is not subject to further comment by the SEC. Seller shall provide Purchaser with all reasonable assistance in connection with the foregoing provided that Seller shall have no obligation to provide any information that Seller determines is unduly burdensome.

          (b) Purchaser and Seller shall take all actions (other than qualifying to do business in any jurisdiction in which either is not now so qualified or to file a general consent to service of process) required to be taken under any applicable United States, state or foreign securities Laws in connection with the Share Issuance. Seller shall furnish to Purchaser all information concerning Seller, the Company and the holders of capital stock of the Company and Seller as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement and any other filings necessitated by the transactions contemplated hereby provided that Seller shall have no obligation to provide any information that Seller determines is unduly burdensome. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by either Party, without providing the other Party a reasonable opportunity to review and comment thereon.

          (c) Purchaser will advise Seller, promptly after Purchaser receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to Purchaser or Seller, or any of their respective Affiliates, officers or directors, should be discovered by Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement so that any of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Purchaser.

          (d) The Board of Directors of Purchaser shall unanimously (excluding any interested director of Purchaser affiliated with Seller) recommend that Purchaser's stockholders vote in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

          (e) The Proxy Statement shall include a statement to the effect that the Board of Directors of Purchaser has unanimously (excluding any interested director of Purchaser affiliated with Seller) recommended that Purchaser's stockholders vote in favor of and adopt and approve the Share Issuance at the Stockholders' Meeting. Neither the Board of Directors of Purchaser nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Seller, the unanimous (excluding any interested director of Purchaser affiliated with Seller) recommendation of the Board of Directors of Purchaser that Purchaser's stockholders vote in favor of the Share Issuance. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Seller if said recommendation shall no longer be unanimous.

          (f) Purchaser shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Share Issuance, and cause the Proxy Statement to be timely mailed to Purchaser's stockholders. Purchaser shall use all reasonable efforts to procure proxies in favor of the approval of the Share Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required under the rules of Nasdaq or Delaware law in connection with obtaining such approval.

          (g) Seller agrees to vote all shares of Purchaser Common Stock beneficially owned by Seller or any of its Affiliates in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

          (h) Notwithstanding anything contained in Agreement the contrary, Purchaser shall not be obligated to take the actions set forth in Sections 8.1(d) and 8.1(e) hereof to the extent that such action is inconsistent with the proper discharge of the fiduciary duties of the Board of Directors of Purchaser; provided, however, that notwithstanding any such determination and, if the Board of Directors of Purchaser withdraws its recommendation that Purchaser's stockholders vote in favor of the Share Issuance at the Stockholders Meeting, the Board shall put the matter of the Share Issuance to a vote by the stockholders of Purchaser at the Stockholders Meeting.

      8.2 Access to Information; Confidentiality.

          (a) Seller will cause the Company to provide Purchaser with copies of all books, records (including tax records), contracts, and documents of or pertaining to the Company as shall be reasonably requested by Purchaser.

          (b) Purchaser will permit representatives of Seller to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Purchaser, to the senior management and personnel of Purchaser and to provide Seller with copies of all books, records (including tax records), contracts, and documents of or pertaining to Purchaser as shall be reasonably requested by Seller.

          (c) During the term of this Agreement and for three (3) years thereafter, each Party shall keep and shall cause its directors, officers, employees, representatives, agents and partners to keep confidential all Intellectual Property and all other proprietary information, including, without limitation, information relating to this Agreement, any contract or other business document or information obtained by a Party by reason of the transactions contemplated by this Agreement (collectively, "Confidential Information") of or concerning the other Party hereto or its Affiliates or its or their respective customers furnished it by such other Party or its representatives in connection with or pursuant to this Agreement, except to the extent that any information referred to above has been or is (i) independently developed by the Party without reference to such information, (ii) previously known by the Party to which it is furnished, (iii) in the public domain through no fault of such Party, (iv) later lawfully acquired from other sources by the Party to which it was furnished or (v) compelled to be disclosed by judicial or administrative process or, upon the advice of its counsel, by other requirements of law; provided, however, that if a Party is so required to disclose Confidential Information, such Party shall promptly notify the other Party and reasonably cooperate with the other Party if it elects (at its expense) to seek to limit or avoid such disclosure by any lawful means. To the extent that Confidential Information provided by one Party to the other Party is Confidential Information of a third party and is subject to a confidentiality undertaking for a term in excess of (or with stricter conditions than) that provided in this Section 8.2 and so long as such terms and conditions are disclosed by the one Party to the other, the Party receiving such Confidential Information shall be subject to the specific terms and conditions relating to such Confidential Information.

      8.3 Mutual Cooperation. Until the third anniversary of the Closing Date, each Party, will use their reasonable efforts to provide to the other Party (the "Requesting Party") such records and information and to make available to the Requesting Party such employees, in each case as may be reasonably requested in writing by the Requesting Party, for the purpose of assisting the Requesting Party in responding to governmental inquiries, making required governmental filings or defending or prosecuting any action or other proceeding involving any Person other than the Party providing such information or records or making available such employees (the "Providing Party"); provided, however, that no Providing Party shall be required to (i) incur any out-of-pocket expenses, (ii) provide information, records or employees under circumstances which the Providing Party believes in its sole reasonable determination may expose it to liability to any Person or may prejudice any interest, commercial, legal or otherwise, of the Providing Party or (iii) take any action that in the Providing Party's sole reasonable determination unreasonably interferes with its business.

      8.4 Public Announcements. The Parties agree that any press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be only as agreed upon in advance by Purchaser and Seller.

      8.5 Conveyance Taxes. Purchaser and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. All of such taxes and expenses shall be borne by Seller.

      8.6 Conduct Prior to Closing; Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, Seller and Purchaser each agrees as to itself to carry on its business, and to cause their respective Subsidiaries to carry on their business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform its other obligations when due, and use all reasonable efforts (and in any event no less than would be consistent with its past practices), to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with third parties with which it has business dealings. In addition, Purchaser will promptly notify Seller and Seller will promptly notify Purchaser, of any material event involving its respective business or operations, and of any event that could reasonably be expected to have a Material Adverse Effect.

          (a) In addition, except as permitted by the terms of this Agreement, without the prior written consent of Seller, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, except as set forth in Schedule 8.6 of the Purchaser's Disclosure Schedule, Purchaser shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

              (i) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements or employment agreements in effect as of the date of this Agreement;

              (ii) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in Purchaser's Disclosure Schedule, or adopt any new severance plan;

              (iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock;

              (iv) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

              (v) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of Purchaser's Shares pursuant to the exercise of options outstanding on the date of this Agreement; or

              (vi) Cause, permit or propose any amendments to its Constituent Documents or other charter documents (or similar governing instruments of any of its Subsidiaries).

      8.7 Purchasing Agent Agreement. On the Closing Date, the Purchasing Agent Agreement (the "Purchasing Agent Agreement"), by and among GMAI Auctentia Central de Compras, S.L. and Afinsa, substantially in the form of the Purchasing Agent Agreement attached hereto as Exhibit B, shall have been executed and entered into by such parties and shall be in full force and effect.

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue in full force and effect (a) in the case of the representations and warranties of Seller, for the Survival Period and (b) in the case of the representations and warranties of Purchaser, until the expiration of the applicable statute of limitations with respect to the matter to which the claim relates. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 9.1 if notice of the breach thereof shall have been given to the Party against whom such indemnity may be sought prior to the expiration of the applicable survival period. The

Parties' covenants and agreements under this Agreement shall survive the Closing indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

      9.2 Indemnification by Seller.

          (a) Subject to Sections 9.2(b) and 9.5 Seller shall indemnify Purchaser and its Affiliates, directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties") and hold them harmless from any and all claims, suits, actions, proceedings, investigations, judgments, damages, losses, liabilities and expenses (including, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to (i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of Seller contained herein (including the Exhibits and Schedules attached hereto) or any instruments delivered by Seller pursuant to this Agreement.

          (b) Notwithstanding Section 9.2(a), Seller shall not have any obligation to indemnify the Purchaser Indemnified Parties from and against any Damages under Section 9.2(a) until the Purchaser Indemnified Parties have suffered aggregate Damages under this Agreement and under all other agreements by and between Purchaser and Seller that are in effect as of the date hereof, in excess of US $2.5 million, and in such case, Seller's obligation to indemnify shall only apply to Damages in excess of such US $2.5 million.

      9.3 Indemnification by Purchaser. Subject to the limitations set forth in
Section 9.5, Purchaser shall indemnify Seller and each Shareholder and each of their Affiliates, directors, principals, officers, directors, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "Seller Indemnified Parties") and hold them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to (i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of Purchaser contained herein or any instruments delivered by Purchaser pursuant to this Agreement.

      9.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Section 9.2 or 9.3 (an "Indemnified Party") with respect to a claim, action or proceeding by a person who is not a Purchaser Indemnified Party or a Seller Indemnified Party shall give prompt written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure shall actually prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 9.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 9.2 or 9.3 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

      9.5 Purchaser's Sole Remedy. Purchaser's right to indemnification under this Article IX is the exclusive remedy of such Purchaser with respect to any claim whatsoever which such Purchaser may have against Seller arising out of or relating to this Agreement (or the breach thereof).

                                    ARTICLE X
                                     CLOSING

      10.1 Closing Date.

          (a) The closing of the transactions contemplated hereby (the "Closing") shall be held on the day of the Stockholders Meeting at 10:00 a.m., prevailing local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022 U.S.A. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

      10.2 Deliverables at Closing.

          (a) Deliveries at Closing by Seller. At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser:

              (i) evidence, reasonably satisfactory to Purchaser, that all of the Sale Units have been duly and effectively assigned, transferred and delivered to Purchaser and that Purchaser is the sole member and unit holder of the Company, and the owner of all of the Sale Units;

              (ii) Registration Rights Agreement (executed by Seller);

              (iii) the certificate contemplated by Section 11.1(c);

              (iv) any and all consents that may be required to consummate the transactions contemplated by this Agreement with respect to the Company; and

              (v) an opinion of counsel to Seller, customary for transactions of this type and mutually acceptable to the Parties, dated as of the Closing Date.

          (b) Deliveries at Closing by Purchaser. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller

              (i) certificates representing the Purchaser Shares, registered in the name of Seller; and

              (ii) the Registration Rights Agreement (executed by Purchaser)

              (iii) the certificate contemplated by Section 11.2(c)

              (iv) any and all consents that may be required to consummate the transactions contemplated by this Agreement with respect to the Company; and

              (v) an opinion of counsel to Purchaser, customary for transactions of this type and mutually acceptable to the Parties, dated the Closing Date.

                                   ARTICLE XI
                              CONDITIONS PRECEDENT

      11.1 Conditions Precedent to Purchaser's Closing Obligations. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall use his best efforts to cause each such condition to be so fulfilled:

          (a) All representations and warranties of Seller contained herein or in any document or certificate delivered pursuant hereto relating to the Seller and/or the Company shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects.

          (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers at or before the Closing shall have been duly and properly performed in all material respects.

          (c) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Seller, dated the date of the Closing, certifying to the best knowledge of such person after due investigation that the conditions set forth in paragraphs (a) and (b) of this Section 11.1 have been fulfilled.

          (d) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Purchaser.

          (e) Purchaser shall not have received any notice or other communication from Nasdaq that Nasdaq requires that Purchaser and/or Seller must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

          (f) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Purchaser to own the Sale Units and to operate the Company.

      11.2 Conditions Precedent to Seller's Obligations. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each such condition to be so fulfilled:

          (a) All representations and warranties of Purchaser contained herein or in any document or certificate delivered pursuant hereto shall be true and correct when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

          (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

          (c) There shall be delivered to Sellers a certificate executed by the Chief Executive Officer and Secretary of Purchaser, dated the date of the Closing, certifying to the best knowledge of such persons after due investigation that the conditions set forth in paragraphs (a) and (b),of this
Section 11.2 have been fulfilled.

          (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Seller to own the Purchaser Shares and to exercise its rights with respect thereto.

          (e) Purchaser's common stock shall continue to be listed on the Nasdaq National Market System and Purchaser shall not have received any notice or other communication from Nasdaq threatening to delist Purchaser from the Nasdaq National Market System. The Purchaser Shares shall have been approved for listing on Nasdaq subject to issuance.

          (f) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Purchaser.

          (g) Purchaser shall not have received any notice or other communication from Nasdaq that Nasdaq requires, or is concerned that it may require, that Purchaser and/or Seller must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

                                   ARTICLE XII
                                   TERMINATION

      12.1 Termination of Agreement.

          (a) Certain of the Parties hereto may terminate this Agreement as provided below:

              (i) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (ii) Purchaser may, at its option, also terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) if and in the event Seller has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under Section 11.1(a) hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) if Purchaser's stockholders fail to approve the Share Issuance at the Stockholders Meeting; and

              (iii) Seller may, at its option, terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under
Section 11.1(b) hereof (unless the failure results primarily from Seller or its Affiliates breaching any representation, warranty, or covenant contained in this Agreement) or (C) if Purchaser's stockholders fail to approve the Share Issuance at the Stockholders Meeting;

provided, however, that the Party seeking termination pursuant to clause (ii)(A) or (iii)(A) is not then itself in breach in a material respect of any of its representations, warranties or covenants contained in this Agreement.

          (b) If any Party terminates this Agreement pursuant to Section 12.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 8.2 and the indemnification provisions contained in Article IX shall survive termination.

                                  ARTICLE XIII
                                 MISCELLANEOUS

      13.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the documents and instruments to be executed and delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, supercede all prior agreements and understandings among the Parties with respect thereto, and no Party shall be liable or bound to any other Party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

      13.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, however, that no Party may assign this Agreement without prior written consent of the other; except that any or all of Purchaser's rights hereunder may be assigned to any direct or indirect wholly-owned subsidiary of Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      13.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      13.4 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the Party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

      13.5 Governing Law; Consent to Jurisdiction.

          (a) This Agreement shall be governed by and construed in accordance with, the internal Laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

          (b) Seller and Purchaser each hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City and County of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Seller and Purchaser each irrevocably waives, to the fullest extent such Party may effectively do so under applicable Law, trial by jury and any objection that such Party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction.

          (c) Seller will at all times have an authorized agent in the City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to Seller shall to the extent permitted by law be deemed in every respect effective service of process upon Seller in any such legal action or proceeding. The Seller shall irrevocably appoint Cuatrecasas LLP as its agent for such purpose in New York, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 110 East 55th Street, New York, New York 10022, attn: Javier Villasante (or at such other address or, at the office of such other authorized agent as the Seller may designate by written notice to the Purchaser). As an alternative method of service, Seller also irrevocably consents to the service of any and all process in any such action or proceeding in such New York State or Federal court sitting in the City of New York by the mailing of copies of such process to it at its address specified in Section 13.8 hereof.

      13.6 Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.7 Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

      13.8 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) five (5) Business Days after deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, (iii) the third Business Day after deposit with an internationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the Parties as follows:

IF TO PURCHASER:        Greg Manning Auctions, Inc.
                        775 Passaic Avenue
                        West Caldwell, New Jersey
                        U.S.A.
                        Attn: President
                        Fax:  973-882-2981

                        with a copy to (which shall not constitute notice):

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attn: Scott S. Rosenblum
                        Fax:  (212) 715-8000

IF TO SELLER:           Auctentia, S.L.
                        Joaquin Maria Lopez
                        8 bis 28015
                        Madrid
                        Spain
                        Attn: Esteban Perez
                        Fax:  91-535-76-81

                        with a copy to (which shall not constitute notice):

                        Cuatrecasas LLP
                        110 E. 55th Street
                        New York, New York 10022
                        Attn: Javier Villasante
                        Fax:  212-758-1028

                        with a copy to (which shall not constitute notice):

                        Curtis, Mallet-Prevost, Colt & Mosle LLP
                        101 Park Avenue
                        New York, New York 10178
                        Attn: Jeffrey N. Ostrager
                        Fax:  212-697-1559
                        with a copy to (which shall not constitute notice):

                        Afinsa Bienes Tangibles, S.A.
                        Lagasca 88, 28001
                        Madrid
                        Spain
                        Attn: Juan Antonio Cano
                        Fax:  34-91-576-1105

or to such other address or addresses as a Party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

      13.9 Expenses. Each of the Parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby. Seller agrees to pay any transfer Taxes that may be payable in connection with the execution, delivery and performance of this Agreement or the transfer of any or all of the Sale Units, and shall indemnify Purchaser against any Liability for payment thereof and shall furnish to Purchaser evidence of payment upon request. Seller shall prepare and file any required Tax returns and other required documents with respect to such Taxes.

      13.10 Further Assurances. Each of Seller and Purchaser agree to execute and deliver, from time to time as necessary or desirable, at its own expense, such further documents and instruments, and to perform such additional acts as Purchaser or Seller may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have executed this Inventory Purchase Agreement as of the date first written above.




                                          AUCTENTIA, S.L.

                                          By: /s/ Esteban Perez Herrero
                                             ------------------------------
                                          Name:  Esteban Perez Herrero
                                          Title: Executive Chairman




                                          GREG MANNING AUCTIONS, INC.

                                          By: /s/ Greg Manning
                                              ------------------------------
                                          Name:  Greg Manning
                                          Title: Chief Executive Officer

                                   Schedule A
                                   The Assets



The Assets consist of:

1. Stamps and Collectibles. All of Seller's right, title and interest in and to the stamps, collectibles and certain other assets set forth in the attached public deed (the "Collectibles"):

2. Warranties. All of Seller's rights under warranties, and all similar rights or claims (whether known or unknown) against third parties, relating to the Collectibles; and

3. Records. Originals or, where not available, copies, of all contracts, bill of sale, authenticity documents and other agreements which relate to or are a part of the Collectibles.

                                    Exhibit A

                      Form of Registration Rights Agreement

                                    Exhibit B

                       Form of Purchasing Agent Agreement

                                Table of Contents
                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS...................................................1
      1.1      Definitions...................................................1

ARTICLE II     PURCHASE AND SALE; CONSIDERATION..............................4
      2.1      Purchase and Sale.............................................4
      2.2      Consideration.................................................4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER......................4
      3.1      Organization, Good Standing and Qualification.................5
      3.2      Authorization.................................................5
      3.3      No Violations or Conflicts....................................5
      3.4      Consents and Approvals........................................5
      3.5      Ownership.....................................................5
      3.6      Litigation....................................................6
      3.7      Brokers and Finders...........................................6
      3.8      Investment Representations....................................6
      3.9      Representation Disclaimer.....................................7

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING
              THE COMPANY....................................................7
      4.1      Organization, Good Standing and Qualification.................7
      4.2      Capitalization................................................8
      4.3      No Violations or Conflicts....................................8
      4.4      Consents and Approvals........................................8
      4.5      No Materially Adverse Contracts, Etc..........................8
      4.6      No Liabilities................................................8
      4.7      Contracts and Commitments.....................................9
      4.8      Litigation....................................................9
      4.9      Compliance with Laws..........................................9
      4.10     Intentionally Omitted.........................................9
      4.11     Title to Assets; Absence of Encumbrances; Condition...........9
      4.12     Books and Records.............................................9
      4.13     Employees.....................................................9
      4.14     Taxes.........................................................9
      4.15     Restrictions on Business Activities...........................9
      4.16     Bank Accounts/Powers of Attorney.............................10
      4.17     Certain Payments.............................................10
      4.18     Information Supplied.........................................10
      4.19     Insurance....................................................10

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER..................11
      5.1      Organization, Good Standing and Qualification................11
      5.2      Subsidiaries.................................................11
      5.3      Authorization; Enforcement; Validity.........................11
      5.4      Capitalization...............................................11
      5.5      No Violations or Conflicts...................................12

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

      5.6      Consents and Approvals.......................................12
      5.7      The Purchaser Shares.........................................12
      5.8      SEC Documents; Financial Statements..........................13
      5.9      Absence of Certain Changes...................................14
      5.10     Litigation...................................................15
      5.11     No General Solicitation......................................15
      5.12     No Integrated Offering.......................................15
      5.13     Intellectual Property Rights.................................16
      5.14     Insurance....................................................16
      5.15     Licenses and Permits.........................................16
      5.16     No Materially Adverse Contracts, Etc.........................16
      5.17     Tax Status...................................................16
      5.18     Transactions With Affiliates.................................17
      5.19     Application of Takeover Protections..........................17
      5.20     Foreign Corrupt Practices....................................17
      5.21     Effect of Transaction........................................17
      5.22     Change of Control Payments...................................17
      5.23     Information Supplied.........................................18
      5.24     Brokers and Finders..........................................18

ARTICLE VI     COVENANTS OF SELLER..........................................18
      6.1      Certain Filings..............................................18
      6.2      Consents and Approvals.......................................18
      6.3      Further Assurances...........................................18
      6.4      Notification of Certain Matters..............................18
      6.5      Company Information..........................................19
      6.6      Company Action...............................................19

ARTICLE VII    COVENANTS OF PURCHASER.......................................19
      7.1      Certain Filings..............................................19
      7.2      Consents and Approvals.......................................19
      7.3      Further Assurances...........................................19
      7.4      Notification of Certain Matters..............................19
      7.5      Company Action...............................................20

ARTICLE VIII   CERTAIN OTHER AGREEMENTS.....................................20
      8.1      Proxy Statement; Stockholders Meeting........................20
      8.2      Access to Information; Confidentiality.......................21
      8.3      Mutual Cooperation...........................................22
      8.4      Public Announcements.........................................22
      8.5      Conveyance Taxes.............................................22
      8.6      Conduct Prior to Closing; Conduct of Business................22
      8.7      Purchasing Agent Agreement...................................23

ARTICLE IX     INDEMNIFICATION..............................................23
      9.1      Survival.....................................................23
      9.2      Indemnification by Seller....................................24

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

      9.3      Indemnification by Purchaser.................................24
      9.4      Indemnification; Notice and Settlements......................24
      9.5      Purchaser's Sole Remedy......................................25

ARTICLE X      CLOSING......................................................25
      10.1     Closing Date.................................................25
      10.2     Deliverables at Closing......................................25

ARTICLE XI     CONDITIONS PRECEDENT.........................................26
      11.1     Conditions Precedent to Purchaser's Closing Obligations......26
      11.2     Conditions Precedent to Seller's Obligations.................26

ARTICLE XII    TERMINATION..................................................27
      12.1     Termination of Agreement.....................................27

ARTICLE XIII   MISCELLANEOUS................................................28
      13.1     Entire Agreement.............................................28
      13.2     Successors and Assigns.......................................28
      13.3     Severability.................................................28
      13.4     Amendments and Waivers.......................................28
      13.5     Governing Law; Consent to Jurisdiction.......................29
      13.6     Counterparts.................................................29
      13.7     Interpretation...............................................29
      13.8     Notices......................................................29
      13.9     Expenses.....................................................31
      13.10    Further Assurances...........................................31

                                   Appendix C

                             Subscription Agreement

                             SUBSCRIPTION AGREEMENT


                                 by and between


                                 AUCTENTIA, S.L.


                                    ("Buyer")


                                       and


                           GREG MANNING AUCTIONS, INC.


                                   ("Issuer")


                            -----------------------

                             Dated January 23, 2003

                            -----------------------

                             SUBSCRIPTION AGREEMENT

      This Subscription Agreement (this "Agreement") is made as of the 23rd day of January 2003, by and between AUCTENTIA, S.L., a Spanish limited liability company ("Buyer"), and GREG MANNING AUCTIONS, INC., a Delaware corporation ("Issuer").

                                    RECITALS

      WHEREAS, Issuer is engaged directly, or through its Subsidiaries, in the businesses of providing intermediation for high level collectors, with auctions and sales in collectible assets both through internet and live auctions and trading and investing in collectible tangible assets, primarily philatelic and numismatic assets as well as fine arts;

      WHEREAS, Buyer desires to purchase for cash from Issuer the Issuer Shares (as hereinafter defined) and Issuer desires to sell the same, on the terms and conditions hereinafter contained;

      WHEREAS, Buyer and Issuer desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the issuance of the Issuer Shares and the transactions contemplated hereby; and

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

      "Accredited Investor" shall have the meaning set forth in Section 3.6(a).

      "Affiliate" shall mean, with respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing.

      "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Business Day" means any day (except a Saturday or Sunday) on which banks are generally open for business in New York City, United States of America, and in Madrid, Spain.

      "Buyer" shall have the meaning set forth in the Preamble.

      "Buyer Indemnified Parties" shall have the meaning set forth in Section
8.2.

      "Cash Consideration" shall have the meaning set forth in Section 2.2.

      "Closing" shall have the meaning set forth in Section 9.1.

      "Closing Date" shall have the meaning set forth in Section 9.1.

      "Confidential Information" shall have the meaning set forth in Section
7.2.

      "Constituent Documents" shall mean, with respect to a Person, its primary formation and organizational documents.

      "Contracts" shall mean all material agreements, contracts or understandings, oral or written, to which, as of the date hereof or the Closings (as applicable), the Issuer is a party or by which Issuer or its assets are bound.

      "Encumbrances" shall mean any mortgages, liens, pledges, security interests, leases, options or rights of third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied, except that with respect to any Person whose financial statements are not prepared in accordance with U.S. generally accepted accounting principles, GAAP shall mean the generally accepted accounting principles of the Person's relevant jurisdiction consistently applied.

      "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether in the United States of America, Spain, internationally or locally.

      "Indemnified Party" shall have the meaning set forth in Section 8.3.

      "Indemnifying Party" shall have the meaning set forth in Section 8.3.

      "Issuer" shall have the meaning set forth in the Preamble.

      "Issuer Balance Sheet" shall have the meaning set forth in Section 4.8(b).

      "Issuer Common Stock" shall mean the common stock, par value $0.01, of Issuer.

      "Issuer's Disclosure Schedule" shall mean that certain written disclosure schedule delivered on the date hereof by Issuer to Buyer with respect to this Agreement.

      "Issuer Financials" shall have the meaning set forth in Section 4.8(b).

      "Issuer SEC Reports" shall have the meaning set forth in Section 4.8(a).

      "Issuer Shares" shall have the meaning set forth in Section 2.1.

      "Laws" shall mean any statutes, ordinances, rules, regulations, orders or other laws of any Governmental Authority.

      "Liability" shall mean any liability, debt or obligation of whatever kind or nature, whether primary or secondary, whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether fixed, absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and including without limitation any unasserted claims and any contractual obligations.

      "Material Adverse Effect" shall mean the occurrence of any facts or circumstances that has or is reasonably expected to result in a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects (excluding the effects of the transactions contemplated hereby) of Issuer or any of its Subsidiaries, taken as a whole, as the case may be, or (ii) the consummation of the transactions provided for in this Agreement.

      "Nasdaq" shall have the meaning set forth in Section 4.7.

      "Party" or "Parties" shall mean any party or parties to this Agreement.

      "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company or other entity, trust and trustee, executor, administrator or other legal or personal representative or any Governmental Authority.

      "Providing Party" shall have the meaning set forth in Section 7.3.

      "Proxy Statement" shall have the meaning set forth in Section 4.23.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement between Buyer and Issuer dated as of the Closing Date and otherwise substantially in the form of the Registration Rights Agreement attached hereto as Exhibit A.

      "Requesting Party" shall have the meaning set forth in Section 7.3.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Share Issuance" shall have the meaning set forth in Section 4.23.

      "Stockholders Meeting" shall have the meaning set forth in Section 4.23.

      "Subsidiaries" of a specified Person is an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries

      "Survival Period" shall mean the eighteen (18) month period commencing as of the Closing Date.

      "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any U.S. federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, ad valorem, sales use (or similar taxes), transfer, franchise, payroll, withholding, social security, business license fees or other taxes, including any interest, penalties, or additions thereto.

                                   ARTICLE II
                        PURCHASE AND SALE; CONSIDERATION

      2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, on the Closing Date, Issuer shall issue and deliver to Buyer two million eight hundred twenty six thousand four hundred fifty six (2,826,456) shares of Issuer Common Stock (subject to appropriate adjustment for any stock split, dividend or combination of or in Issuer Common Stock after the date of this Agreement and prior to the Closing Date) (the "Issuer Shares").

      2.2 Consideration. In consideration of the aforesaid issuance and delivery of the Issuer Shares by Issuer to Buyer on the Closing Date, Buyer shall pay or cause to be paid to Issuer by wire transfer in immediately available funds an aggregate amount, in Euros, equal to U.S. five million dollars (U.S.$5,000,000) (the "Cash Consideration") based on the Euro/U.S. Dollar exchange rate at the close of business on the Business Day immediately prior to the Closing Date as quoted in the Wall Street Journal on the Closing Date; provided, however, that if Issuer completes the acquisition of GMAI Auctentia Central de Compras, S.L. on or before the Closing Date pursuant to that certain Inventory Purchase Agreement between Greg Manning Auctions, Inc. and Auctentia, S.L. dated as of the date hereof, Buyer shall pay or cause the Cash Consideration to be paid directly into a bank account for the benefit of GMAI Auctentia Central de Compras, S.L. in accordance with Section 7.6 hereof.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Issuer, as of the date hereof, as follows:

      3.1 Organization, Good Standing and Qualification. Buyer is a limited liability company, duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) and qualified to do business under the Laws of Spain, and has all requisite power and authority to conduct its business as presently conducted and to own and lease its property and assets. Buyer is qualified to do business as a limited liability company and is in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) would not have a Material Adverse Effect.

      3.2 Authorization. Buyer has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. Buyer has duly authorized the execution, delivery and performance of this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      3.3 No Violations or Conflicts. Neither the execution and delivery of this Agreement and the Registration Rights Agreement by Buyer nor the consummation by Buyer of the transactions contemplated by this Agreement or the Registration Rights Agreement do or will (a) violate any provision of Buyer's Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Buyer under any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other obligation to which Buyer is a party or by which

Buyer is bound, or (c) violate any Law, writ, judgment, injunction or court decree to which Buyer is subject.

      3.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement by Buyer.

      3.5 Brokers and Finders. No broker or finder has acted for Buyer in connection with this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and no broker or finder retained by Buyer is entitled to any brokerage or finder's fee with respect to this Agreement and the Registration Rights Agreement or such transactions.

      3.6 Investment Representations.

           (a) Buyer is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act (an "Accredited Investor");

           (b) Buyer has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of an investment in the Issuer Shares, to make an informed decision relating thereto and to protect its own interests in connection with the transactions contemplated hereby;

           (c) Buyer will acquire the Issuer Shares, for its own account, for investment purposes only and not with an intent or view towards the further sale or distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the securities laws of the United States or of any other jurisdiction;

           (d) Buyer is aware that the Issuer Shares have not been registered under the Securities Act, and that the Issuer Shares are deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the Securities Act is available. Buyer hereby represents and warrants and hereby agrees that all offers and sales of the Issuer Shares or any portion thereof or interest thereon shall be made only pursuant to such registration or to an exemption from registration;

           (e) Buyer understands that the Issuer Shares are being offered and sold pursuant to this Agreement in reliance on exemptions from the registration requirements of the Securities Act and state securities laws, and that Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such exemptions

           (f) In evaluating its investment, Buyer has consulted its own investment, legal and tax advisors; and

           (g) The certificate(s) representing the Issuer Shares shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS

AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED OR OFFERED FOR SALE, TRANSFER OR HYPOTHECATION UNLESS A REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR SUCH REGISTRATION IS NOT REQUIRED.";

           (h) Buyer has been furnished with a copy of Issuer's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC and Issuer's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

           (i) Buyer acknowledges that, in making the decision to acquire the Issuer Shares, it has relied upon its independent investigation and has been given access and the opportunity to examine contracts and documents relating to Issuer and such securities and an opportunity to ask questions of, and to receive answers from, Issuer concerning Issuer and the terms and conditions of such securities. Buyer and its advisors have been furnished with access to all publicly available materials relating to the business, finances and operation of Issuer which have been requested. Buyer and its advisors have received answers to all such inquiries. Except as set forth in this Agreement and the Registration Rights Agreement, Issuer has made no representation or warranty to such Buyer on which such Buyer has relied to enter into this Agreement and to consummate the transaction contemplated hereby.

           (j) Buyer understands that no United States federal or state agency has passed on or made or will pass on or make any recommendation or endorsement of the Issuer Shares or any finding or determination concerning the fairness or advisability of an investment in such securities; and

           (k) Buyer's representations and warranties set forth in this Section
3.6 shall not in any way affect Buyer's right to rely on the Issuer's representations and warranties contained in this Agreement including, without limitation, Issuer's representations and warranties regarding its business and financial condition.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

      Issuer hereby represents and warrants to Buyer as follows:

      4.1 Organization, Good Standing and Qualification. Issuer and each of its Subsidiaries are entities, duly organized, validly existing, in good standing and qualified to do business under the laws of their respective jurisdictions of incorporation, and have the requisite power and authority and Permits to conduct their respective businesses as presently conducted and to own and lease their respective properties and assets, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

      4.2 Subsidiaries. Except as set forth in Schedule 4.2 of Issuer's Disclosure Schedule, a true and complete list of all of Issuer's "significant subsidiaries" as defined in Regulation S-X are identified in Exhibit 21 of Issuer's 2002 Annual Report on Form 10-K. Except as set forth in Schedule 4.2 of Issuer's Disclosure Schedule or as identified in Exhibit 21 of Issuer's 2002 Annual Report on Form 10-K, neither Issuer nor any of its Subsidiaries owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity. Except as set forth in Schedule 4.2 of Issuer's Disclosure Schedule, neither Issuer nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof under which it may become obligated to make any future investment in or capital contribution to any other entity. Except as set forth in Schedule 4.2 of Issuer's Disclosure Schedule, neither Issuer, nor any of its Subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity.

      4.3 Authorization; Enforcement; Validity. Issuer has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to issue the Issuer Shares in accordance with the terms hereof (subject to the approval by Issuer's stockholders in accordance with Delaware General Corporate Law, Nasdaq listing requirements and Issuer's Constituent Documents). Issuer has duly authorized the execution, delivery and performance of this Agreement (subject to stockholder approval) and the Registration Rights Agreement. A vote of the holders of outstanding shares of Issuer Common Stock representing a majority of all votes entitled to be cast on the matter is sufficient for Issuer's stockholders to approve the transactions contemplated by this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Issuer and constitute legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

      4.4 Capitalization. As of the date hereof, the authorized capital stock of Issuer consists of the following: 40,000,000 shares of common stock with $0.01 par value and 10,000,000 shares of preferred stock, with $0.01 par value, of which as of the date hereof, 12,703,304 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such outstanding shares and all outstanding shares of capital stock of each Subsidiary of Issuer are fully paid and nonassessable and have been validly issued and granted in compliance with (i) all applicable securities laws, and
(ii) all material requirements set forth in applicable agreements or instruments. Except as disclosed in Schedule 4.4 of Issuer's Disclosure Schedule, (A) no Issuer Common Stock is subject to preemptive rights or any other similar rights or any Encumbrances; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Issuer, or contracts, commitments, understandings or arrangements by which Issuer or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Issuer or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of Issuer; (C) as of the date hereof there are no agreements or arrangements of Issuer or any of its Subsidiaries under which Issuer is obligated to register the sale of any of their securities under the Securities Act and, as of any Closing, there shall not be any agreements or arrangements of Issuer or any of its Subsidiaries under which Issuer is obligated to register for resale any of its securities under the Securities Act, other than for the benefit of the Buyer; (D) there are no outstanding Issuer securities or instruments of Issuer which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Issuer is or may become bound to redeem a security of Issuer or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Issuer Shares as described in this Agreement; and (F) Issuer does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Issuer has delivered to the Buyer or its respective representatives true and correct copies of Issuer's Constituent Documents.

      4.5 No Violations or Conflicts. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by Issuer nor the consummation by Issuer of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Issuer Shares) do or will (a) violate any provision of Issuer's or its Subsidiaries' Constituent Documents, (b) result in a violation or breach of, or constitute a default or an event of default under, or result in adverse consequences to Issuer under any indenture, mortgage, bond or other contract, license, agreement, Permit, instrument or other obligation to which Issuer or its Subsidiaries is a party or by which any of their assets are bound, (c) violate any Law, writ, judgment, injunction or court decree to which Issuer or its Subsidiaries are subject or
(d) result in the creation or imposition of any Encumbrance on the Issuer Shares. Neither Issuer nor any of its Subsidiaries is in violation of any term of its respective Constituent Documents. Neither Issuer nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Issuer or its Subsidiaries, except where such violations and defaults would not result in a Material Adverse Effect. The business of Issuer is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result in a Material Adverse Effect.

      4.6 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required to be obtained or made by Issuer in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, other than the approval by Issuer's stockholders.

      4.7 The Issuer Shares. The Issuer Common Stock is registered as a class under Section 12(g) of the Exchange Act and is currently admitted for quotation on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq"). The Issuer Shares have been duly and validly authorized and, when issued in consideration for Cash Consideration pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Issuer Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any Person. Upon issuance in accordance with the terms hereof, the Issuer Shares shall be free from all taxes, liens and charges with respect to the issuance thereof. Subject to the accuracy of Buyer's representations and warranties set forth in Section 3.6 hereof, the issuance by Issuer of the Issuer Shares is exempt from registration under the Securities Act.

      4.8 SEC Documents; Financial Statements.

           (a) SEC Filings; General. Issuer has filed all forms, reports and documents required to be filed by Issuer with the SEC since January 1, 2000. All such required forms, reports and documents (including those that Issuer may file subsequent to the date hereof) are referred to herein as the "Issuer SEC Reports". As of their respective dates, the Issuer SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Issuer SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Issuer SEC Report (except that inaccuracies or omissions in Issuer SEC Reports filed prior to the date of this Agreement may be corrected only by other Issuer SEC Reports filed prior to the date of this Agreement). Taken as a whole, the Issuer SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Issuer SEC Report (except inaccuracies or omissions in Issuer SEC Reports filed prior to the date of this Agreement may be corrected only by other Issuer SEC Reports filed prior to the date of this Agreement). None of Issuer's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Issuer SEC Reports included, as exhibits thereto, all documents required to be filed as exhibits to such Issuer SEC Report under the rules and regulations of the SEC, except to the extent filed prior to the date of this Agreement in a subsequently filed Issuer SEC Report.

           (b) Publicly Reported Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Issuer SEC Reports (the "Issuer Financials"), including each Issuer SEC Report filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Issuer and its Subsidiaries as at the respective dates thereof and the consolidated results of Issuer's operations and cash flows for the periods indicated, except to the extent corrected by a subsequently filed Issuer SEC Report (except that inaccuracies or omissions in Issuer SEC Reports filed prior to the date of this Agreement may be corrected only by other Issuer SEC Reports filed prior to the date of this Agreement), and except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Issuer contained in the Issuer SEC Reports as of September 30, 2002 is hereinafter referred to as the "Issuer Balance Sheet". Since September 30, 2002, there has been no change in Issuer's accounting policies except as described in the notes to the Issuer Financials. Since the date of the Issuer Balance Sheet, neither Issuer nor any of its Subsidiaries has incurred any Liabilities which are, individually or in the aggregate, material to the business, results of operations or financial condition of Issuer and its Subsidiaries taken as a whole, except for (i) Liabilities incurred since the date of the Issuer Balance Sheet in the ordinary course of business consistent with past practices, (ii) Liabilities incurred in connection with this Agreement, and (iii) Liabilities specifically disclosed in the Issuer SEC Reports filed with the SEC prior to the date of this Agreement.

      4.9 Absence of Certain Changes. Except as set forth in Schedule 4.9 of Issuer's Disclosure Schedule, since the date of the Issuer Balance Sheet, Issuer and each of its Subsidiaries has carried on its business in the ordinary course consistent with past practices, and except as specifically and expressly disclosed in the Issuer SEC Reports filed with the SEC prior to the date of this Agreement, since the date of the Issuer Balance Sheet there has not been:

           (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of Issuer or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect;

           (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Issuer's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Issuer of any of Issuer's capital stock or any other securities of Issuer or its Subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities;

           (c) any split, combination or reclassification of any of Issuer's or any of its Subsidiaries' capital stock;

           (d) any granting by Issuer or any of its Subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees (except for increases in compensation to employees that are not executive officers or directors of Issuer, in the ordinary course of business consistent with prior practice), or any payment by Issuer or any of its Subsidiaries of any bonus to any of their officers or employees (except for payments made to employees in the ordinary course of business consistent with prior practice), or any granting by Issuer or any of its Subsidiaries of any increase in severance or termination pay or any entry by Issuer or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination, change-of-control or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Issuer of the nature contemplated hereby;

           (e) any material change or alteration in the policy of Issuer relating to the granting of stock options to its employees, directors and consultants;

           (f) any purchase or sale or other disposition, or any agreement or other legally binding arrangement for the purchase, sale or other disposition, of any of the properties or assets of Issuer or any of its Subsidiaries, other than purchases and sales of subscription and equipment in the ordinary course of business consistent with past practice;

           (g) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Issuer or any Subsidiary;

           (h) any material change by Issuer in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or the applicability thereof);

           (i) any material contingent liability incurred by Issuer or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Issuer or any of its Subsidiaries;

           (j) any material obligation or liability of any nature, whether accrued, absolute or contingent, incurred by Issuer or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice;

           (k) any payment or discharge of a material Encumbrance or liability of Issuer which was not shown in the Issuer Financials or which was not incurred in the ordinary course of business thereafter;

           (l) any revaluation by Issuer or any of its Subsidiaries of any of its material assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business;

           (m) any material contract entered into by Issuer or any of its Subsidiaries, other than in the ordinary course of business and as provided to Buyer, or any material amendment or termination of, or default under, any material contract to which Issuer or any of its Subsidiaries is a party or by which it or any of them is bound;

           (n) any obligation or liability incurred by Issuer to any of its officers, directors or stockholders, or any loans or advances made to any of its officers, directors, stockholders or affiliates, except normal compensation and expense allowances payable to officers;

           (o) any other material transaction entered into by Issuer or any of its Subsidiaries other than transactions in the ordinary course of business; or

           (p) any agreement or understanding whether in writing or otherwise, for Issuer or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (o) above.

      4.10 Litigation. Except as set forth in Schedule 4.10 of Issuer's Disclosure Schedule, there is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding pending or, to the knowledge of Issuer, threatened against Issuer or any of its Subsidiaries in any court, by any

Governmental Authority or before any arbitrator or other tribunal, except where the same would not result in a Material Adverse Effect. Issuer is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority related to the operations of the Issuer, its Subsidiaries or the Issuer Shares, except where the same would not result in a Material Adverse Effect.

      4.11 No General Solicitation. Neither Issuer, nor any of its Subsidiaries, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Issuer Shares.

      4.12 No Integrated Offering. Neither Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Issuer Shares under the Securities Act or cause this offering of the Issuer Shares to be integrated with prior offerings by Issuer for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Issuer are listed or designated, nor will Issuer take any action or steps that would require registration of the Issuer Shares under the Securities Act or cause the offering of the Issuer Shares to be integrated with other offerings.

      4.13 Intellectual Property Rights. Each of Issuer and its Subsidiaries has all rights, title and interest in and to its Intellectual Property rights necessary to conduct their business as presently conducted, except where the failure to own or possess such rights would not have a Material Adverse Effect. None of Issuer's Intellectual Property rights have expired or terminated, except where such expiration or termination would not have a Material Adverse Effect. Issuer does not have any knowledge of any infringement by Issuer or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others, except where such infringement would not have a Material Adverse Effect; and there is no claim, action or proceeding being made or brought against, or to Issuer's knowledge, being threatened against, Issuer or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except where such claim, action, proceeding or for infringement would not have a Material Adverse Effect. Issuer and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Properties.

      4.14 Insurance. Issuer and each of it Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Issuer believes to be prudent and customary in the businesses in which Issuer and its Subsidiaries are engaged. Issuer has no reason to believe that either Issuer or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      4.15 Licenses and Permits. Issuer and its Subsidiaries have all necessary licenses, franchises, Permits or other similar authorizations affecting, or relating in any way to, the operations of Issuer and each Subsidiary, as applicable, except where the failure to have any Permit individually or in the aggregate, would not have a Material Adverse Effect. Such Permits are valid and in full force and effect, and Issuer and its Subsidiaries are in compliance with such Permits except where the failure to be in full force or effect or compliance would not have a Material Adverse Effect.

      4.16 No Materially Adverse Contracts, Etc. Neither Issuer nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Issuer has or is expected in the future to have a Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Issuer has or is expected to have a Material Adverse Effect.

      4.17 Tax Status. Issuer and each of its Subsidiaries (i) has made or filed all U.S. federal or state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Issuer and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which Issuer has made appropriate reserves for, if any, on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as set forth in clause (ii) of the preceding sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Issuer know of no basis for any such claim.

      4.18 Transactions With Affiliates. Except as set forth with reasonable specificity in the Issuer SEC Reports, none of the officers, directors, or employees of Issuer is presently a party to any transaction with Issuer or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Issuer, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a material interest or is an officer, director, trustee or partner, in each case of a kind and amount that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      4.19 Application of Takeover Protections. Issuer and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Issuer's Constituent Documents or the laws of the U.S. which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement or the Registration Rights Agreement, including, without limitation, Issuer's issuance of the Issuer Shares and the Buyer's ownership of the Issuer Shares.

      4.20 Foreign Corrupt Practices. Neither Issuer, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Issuer or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Issuer or any of its Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any domestic or foreign government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      4.21 Effect of Transaction. Except as set forth in Schedule 4.21 of Issuer's Disclosure Schedule, the execution of this Agreement, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, as hereinafter defined, or a related trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness or indebtedness, vesting distribution, increase in benefits or obligation to fund benefits with respect to any Employee, as hereinafter defined. "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which is or has been maintained, contributed to, or required to be contributed to, by Issuer or any of its Subsidiaries for the benefit of any employee. "Employee" shall mean any current, former, or retired employee, officer or director of Issuer or its Subsidiaries.

      4.22 Change of Control Payments. Schedule 4.22 of Issuer's Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in future) to current or former officers and directors of Issuer as a result of or in connection with the transactions provided for herein or as a result of termination of service or employment following the transactions provided for herein.

      4.23 Information Supplied. The information supplied by Issuer for inclusion in the Proxy Statement (the "Proxy Statement") to be sent to Issuer's stockholders in connection with the meeting of the Issuer's stockholders (the "Stockholders Meeting") to approve the issuance of the Issuer Shares contemplated by this Agreement (the "Share Issuance"), and any amendment or supplement thereto, shall not, on the date the Proxy Statement is filed with the SEC, mailed to the stockholders of Issuer, on the date of the Stockholders Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For this purpose, any information relating to Issuer included or incorporated by reference in any such document will be deemed to have been so supplied for inclusion or incorporation therein if such document was available for review by Issuer a reasonable time before such document was filed with the SEC and Issuer did not object to or otherwise comment on such information (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied by Issuer specifically for inclusion or incorporation by reference in the Proxy Statement). The Proxy Statement will comply as to form, in all material respects, with the provisions of the Exchange Act.

      4.24 Brokers and Finders. No broker or finder has acted for Issuer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder retained by Issuer is entitled to any brokerage or finder's fee with respect to this Agreement or such transactions.

      4.25 Voting Agreement. Issuer has received that certain voting agreement dated as of the date hereof executed by certain of the officers and directors of Issuer and Buyer.

                                   ARTICLE V
                               COVENANTS OF BUYER

            Buyer hereby covenants and agrees as follows:

      5.1 Further Assurances. Buyer shall execute and deliver such additional documents and instruments, and shall perform such additional acts, as Issuer reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby and to effectuate the intent and purposes hereof including, without limitation, furnishing such information as is reasonably requested for inclusion in the Proxy Statement.

      5.2 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Buyer shall notify Issuer in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Buyer contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect at any time or (ii) any covenant, condition or agreement of Buyer in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect, and (b) any failure of Buyer to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Buyer hereunder in any material respect; provided, however, that no such notification shall amend the representations or warranties of Buyer, or the right of Issuer to rely thereon. Buyer shall give prompt notice in writing to Issuer of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Buyer in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

      5.3 Buyer Action. From the date hereof until Closing, Buyer shall not take any action which would make any of the representations or warranties of Buyer contained in this Agreement untrue or incorrect or prevent itself from performing or cause itself not to perform its covenants under this Agreement and the Registration Rights Agreement.

                                   ARTICLE VI
                               COVENANTS OF ISSUER

            Issuer hereby covenants and agrees as follows:

      6.1 Certain Filings. Issuer agrees to make or cause to be made all filings with any Governmental Authority that are required to be made by Issuer to carry out the transactions contemplated by this Agreement and the Registration Rights Agreement. Issuer agrees to assist Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which reasonably may be required or which Buyer reasonably may request in connection with the consummation of the transactions contemplated hereby.

      6.2 Consents and Approvals. Issuer shall obtain, prior to the Closing, all consents, authorizations, approvals and waivers required to be obtained by Issuer in connection with the consummation of the transactions contemplated hereby.

      6.3 Further Assurances. Issuer agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as Buyer reasonably may request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof including, without limitation, furnishing such information as is reasonably requested for inclusion in the Proxy Statement.

      6.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Issuer shall notify Buyer of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Issuer contained in this Agreement or the Registration Rights Agreement to be untrue, incorrect or incomplete in any material respect or (ii) any covenant, condition or agreement of Issuer in this Agreement or the Registration Rights Agreement not to be performed, complied with or satisfied in any material respect and (b) any failure of Issuer to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by Issuer hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Issuer or Buyer's right to rely thereon. Issuer shall give prompt notice in writing to Buyer of any notice or other communication from any third-party alleging that the consent of such third-party is or may be required to be obtained by Issuer or any Subsidiary in connection with the transactions contemplated by this Agreement.

      6.5 Issuer Action. From the date hereof until Closing, Issuer shall not take any action which would make any of the representations or warranties of Issuer contained in this Agreement untrue or incorrect or prevent itself or any of its Subsidiaries from performing or cause itself or any of the Subsidiaries not to perform their respective covenants under this Agreement.

                                  ARTICLE VII
                            CERTAIN OTHER AGREEMENTS

      7.1 Proxy Statement; Stockholders Meeting.

           (a) As promptly as practicable following the date hereof, Issuer shall file with the SEC the Proxy Statement with respect to the Stockholders Meeting. Issuer shall use all reasonable efforts to cause the Proxy Statement to be mailed to Issuer's stockholders as promptly as practicable after Issuer reasonably concludes that the Proxy Statement is not subject to further comment by the SEC. Buyer shall provide Issuer with all reasonable assistance in connection with the foregoing provided that Buyer shall have no obligation to provide any information that Buyer determines in unduly burdensome.

           (b) Issuer and Buyer shall take all actions (other than qualifying to do business in any jurisdiction in which either is not now so qualified or to file a general consent to service of process) required to be taken under any applicable United States, state or foreign securities Laws in connection with the Share Issuance. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by either Party, without providing the other Party a reasonable opportunity to review and comment thereon.

           (c) Issuer will advise Buyer, promptly after Issuer receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to Issuer or Buyer, or any of their respective Affiliates, officers or directors, should be discovered by Buyer or Issuer which should be set forth in an amendment or supplement to the Proxy Statement so that any of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Issuer.

           (d) The Board of Directors of Issuer shall unanimously (excluding any interested director of Issuer affiliated with Buyer) recommend that Issuer's stockholders vote in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

           (e) The Proxy Statement shall include a statement to the effect that the Board of Directors of Issuer has unanimously (excluding any interested director of Issuer affiliated with Buyer) recommended that Issuer's stockholders vote in favor of and adopt and approve the Share Issuance at the Stockholders Meeting. Neither the Board of Directors of Issuer nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the unanimous (excluding any interested director of Issuer affiliated with Buyer) recommendation of the Board of Directors of Issuer that Issuer's stockholders vote in favor of the Share Issuance. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Buyer if said recommendation shall no longer be unanimous.

           (f) Issuer shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Share Issuance, and cause the Proxy Statement to be timely mailed to Issuer's stockholders. Issuer shall use all reasonable efforts to procure proxies in favor of the approval of the Share Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required under the rules of Nasdaq or Delaware law in connection with obtaining such approval.

           (g) Buyer agrees to vote all shares of Issuer Common Stock beneficially owned by Buyer or any of its Affiliates in favor of the Share Issuance at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the transaction contemplated hereby.

           (h) Notwithstanding anything contained in Agreement the contrary, Issuer shall not be obligated to take the actions set forth in Sections 7.1(d) and 7.1(e) hereof to the extent that such action is inconsistent with the proper discharge of the fiduciary duties of the Board of Directors of Purchaser; provided, however, that notwithstanding any such determination and, if the Board of Directors of Issuer withdraws its recommendation that Issuer's stockholders vote in favor of the Share Issuance at the Stockholders Meeting, the Board shall put the matter of the Share Issuance to a vote by the stockholders of Issuer's at the Stockholders Meeting.

      7.2 Access to Information; Confidentiality.

           (a) Issuer will permit representatives of Buyer to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Issuer, to the senior management and personnel of Issuer and to provide Buyer with copies of all books, records (including tax records), contracts, and documents of or pertaining to Issuer as shall be reasonably requested by Buyer.

           (b) During the term of this Agreement and for three (3) years thereafter, each Party shall keep and shall cause its directors, officers, employees, representatives, agents and partners to keep confidential all Intellectual Property and all other proprietary information, including, without limitation, information relating to this Agreement, any contract or other business document or information obtained by a Party by reason of the transactions contemplated by this Agreement (collectively, "Confidential Information") of or concerning the other Party hereto or its Affiliates or its or their respective customers furnished it by such other Party or its representatives in connection with or pursuant to this Agreement, except to the extent that any information referred to above has been or is (i) independently developed by the Party without reference to such information, (ii) previously known by the Party to which it is furnished, (iii) in the public domain through no fault of such Party, (iv) later lawfully acquired from other sources by the Party to which it was furnished or (v) compelled to be disclosed by judicial or administrative process or, upon the advice of its counsel, by other requirements of law; provided, however, that if a Party is so required to disclose Confidential Information, such Party shall promptly notify the other Party and reasonably cooperate with the other Party if it elects (at its expense) to seek to limit or avoid such disclosure by any lawful means. To the extent that Confidential Information provided by one Party to the other Party is Confidential Information of a third party and is subject to a confidentiality undertaking for a term in excess of (or with stricter conditions than) that provided in this Section 7.2 and so long as such terms and conditions are disclosed by the one Party to the other, the Party receiving such Confidential Information shall be subject to the specific terms and conditions relating to such Confidential Information.

      7.3 Mutual Cooperation. Until the third anniversary of the Closing Date, each Party, will use their reasonable efforts to provide to the other Party (the "Requesting Party") such records and information and to make available to the Requesting Party such employees, in each case as may be reasonably requested in writing by the Requesting Party, for the purpose of assisting the Requesting Party in responding to governmental inquiries, making required governmental filings or defending or prosecuting any action or other proceeding involving any Person other than the Party providing such information or records or making available such employees (the "Providing Party"); provided, however, that no Providing Party shall be required to (i) incur any out-of-pocket expenses, (ii) provide information, records or employees under circumstances which the Providing Party believes in its sole reasonable determination may expose it to liability to any Person or may prejudice any interest, commercial, legal or otherwise, of the Providing Party or (iii) take any action that in the Providing Party's sole reasonable determination unreasonably interferes with its business.

      7.4 Public Announcements. The Parties agree that any press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be only as agreed upon in advance by Issuer and Buyer.

      7.5 Conduct Prior to Closing; Conduct of Business.

           (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, Issuer agrees to carry on its business, and to cause its Subsidiaries to carry on their business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform its other obligations when due, and use all reasonable efforts (and in any event no less than would be consistent with its past practices), to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with third parties with which it has business dealings. In addition, Issuer will promptly notify Buyer of any material event involving its respective business or operations, and of any event that could reasonably be expected to have a Material Adverse Effect.

           (b) In addition, except as permitted by the terms of this Agreement, without the prior written consent of Buyer, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, except as set forth in Schedule 7.5 of the Issuer's Disclosure Schedule, Issuer shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

               (i) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements or employment agreements in effect as of the date of this Agreement;

               (ii) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in Issuer's Disclosure Schedule, or adopt any new severance plan;

               (iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock;

               (iv) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

               (v) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of Issuer's Shares pursuant to the exercise of options outstanding on the date of this Agreement; or

               (vi) Cause, permit or propose any amendments to its Constituent Documents or other charter documents (or similar governing instruments of any of its Subsidiaries).

      7.6 Use of Proceeds. Provided Issuer completes the acquisition of GMAI Auctentia Central de Compras, S.L. on or before the Closing Date pursuant to that certain Inventory Purchase Agreement between Greg Manning Auctions, Inc. and Auctentia, S.L. dated as of the date hereof, Issuer shall, in the manner described below, allocate the Cash Consideration to GMAI Auctentia Central de Compras, S.L. for its use as working capital. To that end, at Closing (provided Issuer has acquired GMAI Auctentia Central de Compras, S.L.), Issuer shall instruct Buyer to pay or cause the Cash Consideration to be paid into a bank account opened at Banesto by GMAI Auctentia Central de Compras, S.L. The signatories on the bank account shall be determined by the person who, as of the date hereof, is Chairman of the Board of Issuer.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      8.1 Survival. The representations and warranties of the Parties contained in this Agreement, shall survive the Closing and shall continue in full force and effect (a) in the case of the representations and warranties of Buyer, for the Survival Period and (b) in the case of the representations and warranties of Issuer, until the expiration of the applicable statute of limitations with respect to the matter to which the claim relates. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 8.1 if notice of the breach thereof shall have been given to the Party against whom such indemnity may be sought prior to the expiration of the applicable survival period. The Parties' covenants and agreements under this Agreement shall survive the Closing indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

      8.2 Indemnification by Issuer. Issuer shall indemnify Buyer and each of its Affiliates, directors, principals, officers, directors, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "Buyer Indemnified Parties") and hold them harmless from any and all claims, suits, actions, proceedings, investigations, judgments, damages, losses, liabilities and expenses (including, reasonable expenses of investigation and attorneys' fees and expenses) incurred or suffered by any Buyer Indemnified Party arising out of or relating to any breach or inaccuracy of any representation, warranty, covenant or other agreement of Issuer contained herein or any instruments delivered by Issuer pursuant to this Agreement.

      8.3 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Section 8.2 (an "Indemnified Party") with respect to a claim, action or proceeding by a person who is not a Buyer Indemnified Party shall give prompt written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure shall actually prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 8.3, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 8.2 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE IX
                                     CLOSING

      9.1 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall be held on the day of the Stockholders Meeting at 10:00 a.m., prevailing local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022 U.S.A. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

      9.2 Deliverables at Closing.

           (a) Deliveries at Closing by Buyer. At or prior to the Closing, Buyer shall deliver or cause to be delivered to Issuer:

               (i)    payment of the Cash Consideration to Issuer pursuant to
         Section 2.2;

               (ii)   Registration Rights Agreement (executed by Buyer); and

               (iii)  the certificate contemplated by Section 10.1(c).

           (b) Deliveries at Closing by Issuer. At or prior to the Closing, Issuer shall deliver or cause to be delivered to Buyer:

               (i) certificates representing the Issuer Shares, registered in the name of Buyer;

               (i)    the Registration Rights Agreement (executed by Issuer);

               (ii)   the certificate contemplated by Section 10.2(c);

               (ii) any and all consents that may be required to consummate the transactions contemplated by this Agreement with respect to the Issuer; and

               (iii) an opinion of counsel to Issuer, customary for transactions of this type and mutually acceptable to the Parties, dated as of the Closing Date.

                                   ARTICLE X
                              CONDITIONS PRECEDENT

      10.1 Conditions Precedent to Issuer's Closing Obligations. All obligations of Issuer hereunder are subject, at the option of Issuer, to the fulfillment of each of the following conditions at or prior to the Closing, and Buyer shall use its best efforts to cause each such condition to be so fulfilled:

           (a) All representations and warranties of Buyer contained herein or in any document or certificate delivered pursuant hereto relating to the Buyer shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects.

           (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Buyer at or before the Closing shall have been duly and properly performed in all material respects.

           (c) There shall be delivered to Issuer a certificate executed by the President and Secretary of Buyer, dated the date of the Closing, certifying to the best knowledge of such person after due investigation that the conditions set forth in paragraphs (a) and (b) of this Section 10.1 have been fulfilled.

           (d) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Issuer.

           (e) Issuer shall not have received any notice or other communication from Nasdaq that Nasdaq requires that Issuer and/or Buyer must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

           (f) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Issuer to own the Issuer Shares and to exercise its rights with respect thereto.

      10.2 Conditions Precedent to Buyer's Obligations. All obligations of Buyer hereunder are subject, at the option of Buyer, to the fulfillment of each of the following conditions at or prior to the Closing, and Issuer shall use its best efforts to cause each such condition to be so fulfilled:

           (a) All representations and warranties of Issuer contained herein or in any document or certificate delivered pursuant hereto shall be true and correct when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

           (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Issuer at or before the Closing shall have been duly and properly performed in all material respects.

           (c) There shall be delivered to Buyer a certificate executed by the Chief Executive Officer and Secretary of Issuer, dated the date of the Closing, certifying to the best knowledge of such persons after due investigation that the conditions set forth in paragraphs (a) and (b) of this Section 10.2 have been fulfilled.

           (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or other Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, or ruling would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (iii) affect in a manner that would have a Material Adverse Effect or otherwise affect the right of Buyer to own the Issuer Shares and to exercise its rights with respect thereto.

           (e) Issuer's common stock shall continue to be listed on the Nasdaq National Market System and Issuer shall not have received any notice or other communication from Nasdaq threatening to delist Issuer from the Nasdaq National Market System. The Issuer Shares shall have been approved for listing on Nasdaq subject to issuance.

           (f) The Share Issuance shall have been adopted by the requisite vote of the stockholders of Issuer.

           (g) Issuer shall not have received any notice or other communication from Nasdaq that Nasdaq requires, or is concerned that it may require, that Issuer and/or Buyer must meet Nasdaq's initial listing standards in connection with the transactions contemplated by this Agreement.

                                   ARTICLE XI
                                   TERMINATION

      11.1 Termination of Agreement.

           (a) Certain of the Parties hereto may terminate this Agreement as provided below:

               (i) Issuer and Buyer may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Issuer may, at its option, also terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) if and in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Issuer has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under Section 11.1(a) hereof (unless the failure results primarily from Issuer itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) if Issuer's stockholders fail to approve the Share Issuance at the Stockholders Meeting; and

               (iii) Buyer may, at its option, terminate this Agreement by giving written notice to Issuer at any time prior to the Closing (A) in the event Issuer has breached any representation, warranty, or covenant contained in this Agreement which has resulted in or that may reasonably be expected to result in a Material Adverse Effect, Buyer has notified Issuer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2003, by reason of the failure of any condition precedent under Section 10.1(b) hereof (unless the failure results primarily from Buyer or its Affiliates breaching any representation, warranty, or covenant contained in this Agreement) or (C) if Issuer's stockholders fail to approve the Share Issuance at the Stockholders Meeting;

provided, however, that the Party seeking termination pursuant to clause (ii)(A) or (iii)(A) is not then itself in breach in a material respect of any of its representations, warranties or covenants contained in this Agreement.

           (b) If any Party terminates this Agreement pursuant to Section 11.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 7.2 and the indemnification provisions contained in Article VIII shall survive termination.

                                  ARTICLE XII
                                  MISCELLANEOUS

      12.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the documents and instruments to be executed and delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, supercede all prior agreements and understandings among the Parties with respect thereto, and no Party shall be liable or bound to any other Party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

      12.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, however, that no Party may assign this Agreement without prior written consent of the other; except that any or all of Issuer's rights hereunder may be assigned to any direct or indirect wholly-owned subsidiary of Issuer. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      12.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      12.4 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the Party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

      12.5 Governing Law; Consent to Jurisdiction.

           (a) This Agreement shall be governed by and construed in accordance with, the internal Laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

           (b) Buyer and Issuer each hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City and County of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Buyer and Issuer each irrevocably waives, to the fullest extent such Party may effectively do so under applicable Law, trial by jury and any objection that such Party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction.

           (c) Buyer will at all times have an authorized agent in the City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to Buyer shall to the extent permitted by law be deemed in every respect effective service of process upon Buyer in any such legal action or proceeding. The Buyer shall irrevocably appoint Cuatrecasas LLP as its agent for such purpose in New York, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 110 East 55th Street, New York, New York 10022, attn: Javier Villasante (or at such other address or, at the office of such other authorized agent as the Buyer may designate by written notice to the Issuer). As an alternative method of service, Buyer also irrevocably consents to the service of any and all process in any such action or proceeding in such New York State or Federal court sitting in the City of New York by the mailing of copies of such process to it at its address specified in Section 12.8 hereof.

      12.6 Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.7 Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

      12.8 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) five (5) Business Days after deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, (iii) the third Business Day after deposit with an internationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the Parties as follows:

IF TO PURCHASER:        Greg Manning Auctions, Inc.
                        775 Passaic Avenue
                        West Caldwell, New Jersey
                        U.S.A.
                        Attn: President
                        Fax:  973-882-2981

                        with a copy to (which shall not constitute notice):

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attn: Scott S. Rosenblum
                        Fax:  (212) 715-8000

IF TO SELLER:           Auctentia, S.L.
                        Joaquin Maria Lopez
                        8 bis 28015
                        Madrid
                        Spain
                        Attn: Esteban Perez
                        Fax:  91-535-76-81

                        with a copy to (which shall not constitute notice):

                        Cuatrecasas LLP
                        110 E. 55th Street
                        New York, New York 10022
                        Attn: Javier Villasante
                        Fax:  212-758-1028

                        with a copy to (which shall not constitute notice):

                        Curtis, Mallet-Prevost, Colt & Mosle LLP
                        101 Park Avenue
                        New York, New York 10178
                        Attn: Jeffrey N. Ostrager
                        Fax:  212-697-1559
                        with a copy to (which shall not constitute notice):

                        Afinsa Bienes Tangibles, S.A.
                        Lagasca 88, 28001
                        Madrid
                        Spain
                        Attn: Juan Antonio Cano
                        Fax:  34-91-576-1105


or to such other address or addresses as a Party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

      12.9 Expenses. Each of the Parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby.

      12.10 Further Assurances. Each of Buyer and Issuer agree to execute and deliver, from time to time as necessary or desirable, at its own expense, such further documents and instruments, and to perform such additional acts as Issuer or Buyer may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.




                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have executed this Subscription Agreement as of the date first written above.




                                          AUCTENTIA, S.L.

                                          By: /s/ Esteban Perez Herrero
                                              ------------------------------
                                          Name:  Esteban Perez Herrero
                                          Title: Executive Chairman




                                          GREG MANNING AUCTIONS, INC.

                                          By:  /s/ Greg Manning
                                             ------------------------------
                                          Name:  Greg Manning
                                          Title: Chief Executive Officer

                                    Exhibit A

                      Form of Registration Rights Agreement

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS...................................................1
      1.1      Definitions...................................................1

ARTICLE II     PURCHASE AND SALE; CONSIDERATION..............................4
      2.1      Purchase and Sale.............................................4
      2.2      Consideration.................................................4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF BUYER.......................4
      3.1      Organization, Good Standing and Qualification.................4
      3.2      Authorization.................................................4
      3.3      No Violations or Conflicts....................................4
      3.4      Consents and Approvals........................................5
      3.5      Brokers and Finders...........................................5
      3.6      Investment Representations....................................5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ISSUER......................6
      4.1      Organization, Good Standing and Qualification.................6
      4.2      Subsidiaries..................................................6
      4.3      Authorization; Enforcement; Validity..........................7
      4.4      Capitalization................................................7
      4.5      No Violations or Conflicts....................................7
      4.6      Consents and Approvals........................................8
      4.7      The Issuer Shares.............................................8
      4.8      SEC Documents; Financial Statements...........................8
      4.9      Absence of Certain Changes....................................9
      4.10     Litigation...................................................10
      4.11     No General Solicitation......................................11
      4.12     No Integrated Offering.......................................11
      4.13     Intellectual Property Rights.................................11
      4.14     Insurance....................................................11
      4.15     Licenses and Permits.........................................11
      4.16     No Materially Adverse Contracts, Etc.........................12
      4.17     Tax Status...................................................12
      4.18     Transactions With Affiliates.................................12
      4.19     Application of Takeover Protections..........................12
      4.20     Foreign Corrupt Practices....................................12
      4.21     Effect of Transaction........................................12
      4.22     Change of Control Payments...................................13
      4.23     Information Supplied.........................................13
      4.24     Brokers and Finders..........................................13
      4.25     Voting Agreement.............................................13

ARTICLE V      COVENANTS OF BUYER...........................................13
      5.1      Further Assurances...........................................13
      5.2      Notification of Certain Matters..............................14
      5.3      Buyer Action.................................................14

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE VI     COVENANTS OF ISSUER..........................................14
      6.1      Certain Filings..............................................14
      6.2      Consents and Approvals.......................................14
      6.3      Further Assurances...........................................14
      6.4      Notification of Certain Matters..............................14
      6.5      Issuer Action................................................15

ARTICLE VII    CERTAIN OTHER AGREEMENTS.....................................15
      7.1      Proxy Statement; Stockholders Meeting........................15
      7.2      Access to Information; Confidentiality.......................16
      7.3      Mutual Cooperation...........................................17
      7.4      Public Announcements.........................................17
      7.5      Conduct Prior to Closing; Conduct of Business................17
      7.6      Use of Proceeds..............................................18

ARTICLE VIII   INDEMNIFICATION..............................................18
      8.1      Survival.....................................................18
      8.2      Indemnification by Issuer....................................18
      8.3      Indemnification; Notice and Settlements......................19

ARTICLE IX     CLOSING......................................................19
      9.1      Closing Date.................................................19
      9.2      Deliverables at Closing......................................19

ARTICLE X      CONDITIONS PRECEDENT.........................................20
      10.1     Conditions Precedent to Issuer's Closing Obligations.........20
      10.2     Conditions Precedent to Buyer's Obligations..................21

ARTICLE XI     TERMINATION..................................................21
      11.1     Termination of Agreement.....................................21

ARTICLE XII    MISCELLANEOUS................................................22
      12.1     Entire Agreement.............................................22
      12.2     Successors and Assigns.......................................22
      12.3     Severability.................................................23
      12.4     Amendments and Waivers.......................................23
      12.5     Governing Law; Consent to Jurisdiction.......................23
      12.6     Counterparts.................................................23
      12.7     Interpretation...............................................23
      12.8     Notices......................................................24
      12.9     Expenses.....................................................25
      12.10    Further Assurances...........................................25

                                   Appendix D

                                Voting Agreement

                                VOTING AGREEMENT

                             As of January 23, 2003

            VOTING AGREEMENT, (the "Agreement"), between each of the undersigned holders (the "Holders") of shares of the common stock, $0.01 par value (the "Company Common Stock"), of Greg Manning Auctions, Inc., a Delaware corporation (the "Company"), and Auctencia, S.L. ("Auctentia"), a Spanish limited liability company.

                                    RECITALS

            WHEREAS, the Company and Auctentia propose to enter into that certain Share Purchase Agreement (the "Share Purchase Agreement"), Inventory Purchase Agreement (the "Inventory Purchase Agreement"), and Subscription Agreement (the "Subscription Agreement") (collectively the "Transaction Agreements"), each by and between the Company and Auctentia and dated as of the date hereof, pursuant to which the Company will issue, in the aggregate, up to 13,000,000 shares of Company Common Stock to Auctentia in exchange for cash and certain assets of and companies owned by Auctentia.

            WHEREAS, each of the Holders is the beneficial owner of the number of shares of Company Common Stock and options or rights to acquire shares of Company Common Stock (such securities and any other securities of the Company hereafter acquired by each of the Holders, the "Subject Securities") set forth on Exhibit A to this Agreement; and

            WHEREAS, as a condition of its entering into each of the Transaction Agreements Auctentia has requested the Holders agree, and the Holders have agreed, to enter into this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Agreement to Vote Shares.

            (a) Prior to the Termination Date (as hereinafter defined), at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Holders shall vote all Subject Securities that are voting securities and that they beneficially own at the time of any such vote: (i) in favor of approval of the issuance and delivery of the shares of Company Common Stock to Auctentia pursuant to each of the Transaction Agreements and (ii) against (x) approval of any transaction made in opposition to or in competition with any of the Transaction Agreements, (y) any liquidation or winding up of the Company, and (z) any other proposal or transaction involving the Company or any of its subsidiaries which proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to any of the Transaction Agreements or any of the transactions contemplated by the Transaction Agreements (each of the foregoing in this clause (ii) is hereinafter referred to as an "Opposing Proposal").

            (b) To fully implement the agreement of the Holders set forth in
Section 1(a) above,

                (i) each Holder agrees, unless and until the Termination Date shall occur (x) not to transfer, pledge or assign any or all of such Holder's Subject Securities, unless any transferee of such Subject Securities becomes a party to and agrees to be bound by and comply with the terms and provisions of this Agreement prior to any such transfer, (y) not to grant any proxy or authorization to any person with respect to the voting of such Holder's Subject Securities or (z) take any action contrary to or in any manner inconsistent with the terms of this Agreement.

                (ii) each Holder hereby revokes any and all previous proxies granted with respect to such Holder's Subject Securities.

                (iii) each Holder shall, upon the written request of Auctentia, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Auctentia to be necessary or desirable to carry out the provisions hereof and to vest in Auctentia the power to vote such Holder's Subject Securities that are voting securities as contemplated by this Section 1(b).

            2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Auctentia any direct or indirect ownership or incidents of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain and belong to the Holders, and Auctentia shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Holders in the voting of any of the Subject Securities, except as otherwise expressly provided herein.

            3. Certain Representations of the Holders. Each Holder represents and warrants to Auctentia as follows:

            (a) Authorization. Each Holder has the power to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by such Holder of this Agreement. This Agreement has been duly executed and delivered by each Holder and, assuming due and valid authorization, execution and delivery by Auctentia, constitutes a valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles, now or hereafter in effect, affecting creditors' rights generally).

            (b) Non-Contravention. The execution, delivery and performance by each Holder of this Agreement and the consummation by each Holder of the transactions contemplated hereby do not and will not, (i) contravene or conflict with any organizational document of such Holder, (ii) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon such Holder or any of such Holder's properties or assets, (iii) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon such Holder or, to such Holder's knowledge, the Company, or (iv) result in the creation or imposition of any liens on the Subject Securities, except with respect to the foregoing clauses (ii), (iii) or (iv), such contraventions, conflicts, violations, breaches, defaults or liens which would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of such Holder to consummate the transactions contemplated hereby or the ability of the Company and Auctentia to consummate the Transaction Agreements.

            (c) Ownership. Each Holder is the sole, true, lawful record and beneficial owner of the Subject Securities identified on Exhibit A hereto, and there are no restrictions on voting rights or rights of disposition pertaining to such Subject Securities.

            (d) All Securities. The Subject Securities identified on Exhibit A hereto are the only interests in the capital stock of the Company beneficially owned by each Holder, and each Holder has no other option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

            4. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Holders, and their heirs, estates, personal representatives and permitted assigns and Auctentia and its successors and permitted assigns.

            5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) five (5) Business Days after deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, (iii) the third Business Day after deposit with an internationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the Parties as follows:

            If to the Holders, to the person at the address or the telecopier number appearing on the signature page beneath the Holders name.

                        with a copy to (which shall not constitute notice):

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York  10022
                        Telecopier No.:  (212) 715-8000
                        Telephone No.: (212) 715-9100
                        Attention:  Scott S. Rosenblum, Esq.

            If to Auctentia:

                        Auctentia, S.L.
                        Joaquin Maria Lopez
                        8 bis 28015
                        Madrid
                        Spain
                        Attn: Esteban Perez
                        Fax:  91-535-76-81

                        with a copy to (which shall not constitute notice):

                        Cuatrecasas LLP
                        110 E. 55th Street
                        New York, New York 10022
                        Attn: Javier Villasante
                        Fax: 212-758-1028

                        with a copy to (which shall not constitute notice):

                        Afinsa Bienes Tangibles, S.A.
                        Lagasca 88, 28001
                        Madrid
                        Spain
                        Attn: Juan Antonio Cano
                        Fax:  34-91-576-1105

            or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

            6. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            7. Amendment.

            (a) This Agreement may not be amended or modified, except by an instrument in writing signed on behalf of each of the parties hereto.

            (b) This Agreement may not be modified nor may any term or provision be waived or discharged by either party, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or discharge is sought. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (c) This Agreement may not be assigned by any party without the prior written consent of the other parties, and any assignment without such consent shall be void.

            8. Governing Law/Consent of Jurisdiction.

            (a) This Agreement shall be governed by and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

            (b) Each Holder and Auctentia each hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City and County of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each Holder and Auctentia each irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

            9. Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            10. Termination.

            (a) This Agreement shall terminate upon the earlier of (i) the closing of all of the transactions contemplated by the Transaction Agreements or
(ii) the date of termination of any of the Transaction Agreements according to their respective terms (the "Termination Date").

            (b) Upon any termination of this Agreement as provided in this
Section 10, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement.

                           [SIGNATURE PAGE TO FOLLOW]

            IN WITNESS WHEREOF, this Voting Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                    AUCTENTIA, S.L.


                                    By: /s/ Esteban Perez Herrero
                                       ----------------------------------
                                       Name:  Esteban Perez Herrero
                                       Title: Executive Chairman



                                    THE HOLDERS:


                                    By: /s/ Greg Manning
                                       ----------------------------------
                                             Greg Manning

                                    Address: 775 Passaic Avenue
                                             West Caldwell, New Jersey 07006



                                    By: /s/ Gregory N. Roberts
                                        ----------------------------------
                                             Gregory N. Roberts

                                    Address: 2625 Saint Andrews
                                             Tustin, California 92660



                                    By: /s/ James Reiman
                                       ----------------------------------
                                             James Reiman

                                    Address: 775 Passaic Avenue
                                             West Caldwell, New Jersey 07006

                                    Exhibit A

                           Holders Subject Securities


        Holders                    Number of Subject Securities
        -------                    ----------------------------

Greg Manning                                 1,600,000
Gregory N. Roberts                             530,526
James Reiman                                    10,500

                                   Appendix E

                         Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                           GREG MANNING AUCTIONS, INC.

                                       and

                                 AUCTENTIA, S.L.

                          DATED AS OF ___________, 2003

                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of ___________________, 2003 by and between Greg Manning Auctions, Inc., a Delaware corporation (the "Company"), and Auctentia, S.L., a Spanish limited liability company (the "Initial Holder").

            WHEREAS, the Company and the Initial Holder have entered into certain agreements; and

            WHEREAS, the Company has agreed to provide the registration rights set forth in this Agreement to the Initial Holder and its direct and indirect transferees.

            The parties hereby agree as follows:

            SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate": An affiliate of any specified person shall mean any other person, directly or indirectly controlling or controlled by or under, direct or indirect, common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

            "Business Day": Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

             "Common Stock": The common stock, par value $.01 per share, of the Company or shares of any class or classes resulting from any recapitalization, reorganization, or reclassification thereof.

            "Company": Greg Manning Auctions, Inc., a Delaware corporation, and any successor entity thereto.

            "Demand Registration":  As defined in Section 2(a) hereof.

            "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Holder":  Each owner of any Registrable Securities.

            "Prospectus": The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

            "Registrable Securities": The shares of Common Stock beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by the Initial Holder listed on Schedule I hereto (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until the earliest of (i) the date on which the resale thereof has been effectively registered under the Securities Act and such securities have been disposed of in accordance with the registration Statement relating thereto, (ii) the date on which such securities are eligible to be distributed to the public pursuant to Rule 144 without regard to volume limitations, (iii) subject to the last sentence of this paragraph, the date upon which such securities have been distributed pursuant to Rule 903 or Rule 904, unless, in the case of a Registrable security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period. Notwithstanding the foregoing, Registrable Securities that are distributed by the Initial Holder pursuant to Rule 903 or 904 to any subsequent Holder in an aggregate amount equal to or greater than 5% of the number of Registrable Securities held by the Initial Holder on the date hereof will continue to be Registrable Securities until the occurrence of any of the foregoing events.

            "Registration Statement": Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

            "Required Holders": Holders of more than 50% of the Registrable Securities. For purposes of the preceding sentence, Registrable Securities owned, directly or indirectly, by the Company or its Affiliates (other than persons who are Affiliates solely by virtue of being holders of the Registrable Securities) shall not be deemed outstanding.

            "Requisite Information":  As defined in Section 2(d) hereof.

            "Rule 144": Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

            "Rule 144A": Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

            "Rule 415": Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

            "Rule 424": Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

            "Rule 430A": Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

            "SEC": The United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

            "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Transfer Agent": The registrar and transfer agent for the Company's Common Stock.
SECTION 2.  REGISTRATION STATEMENT.

            (a) DEMAND REGISTRATION UNDER THE SECURITIES ACT. The Required Holders will be entitled to demand, from time to time, upon written request, that the Company file a Registration Statement under the Securities Act to effect the registration of all or part of their Registrable Securities on, at the option of the Company, Form S-1 or any similar long-form registration, or S-3 or any similar short-form registration, if available, for an offering to be made either on a continuous basis pursuant to Rule 415 or by means of an underwriting. Each request for a Demand Registration (as defined below) shall specify the approximate number of Registrable Securities requested to be registered.

                   (i) Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date that the Company's notice was sent to all other Holders. All registrations requested pursuant to this paragraph 2(a) are referred to herein as "Demand Registrations". The Company shall use its commercially reasonable efforts to prepare and file any Registration Statement pursuant to a Demand Registration and have any such Registration Statement declared effective as promptly as reasonably practicable, but in no event later than (i) 180 days with respect to a Registration Statement regarding resales of Registrable Securities on a continuous basis pursuant to Rule 415 and (ii) 240 days with respect to a Registration Statement regarding an underwritten offering, in each case, after the request for such Demand Registration was made.

                   (ii) The Company will not be obligated to effect a Registration Statement pursuant to a Demand Registration made within one hundred and twenty (120) days after the effective date of a Registration Statement effected pursuant to a previous Demand Registration. The Company will not be obligated to effect more than six (6) Demand Registrations.

                   (iii) If Required Holders of Registrable Securities requesting registration under this Section 2(a) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request pursuant to this Section 2(a), and the Company shall include such information in the written notice sent to the Holders of Registrable Securities pursuant to this Section 2(a). In such event, the right of a Holder to registration pursuant to this Section 2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting and upon the completion by the Holder of all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting arrangements. The Company shall, together with all Holders of Registrable Securities requesting to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter. If a Holder has requested inclusion in such registration as provided above but does not agree to the terms of any such underwriting, such Holder's Registrable Securities shall be excluded therefrom by written notice from the Company or the managing underwriter. The selection of investment bankers(s) and manager(s), which investment banker(s) and manager(s) shall be nationally recognized, shall be made by the Holders of a majority of the Registrable Securities being so registered, subject to approval of the Company, which approval will not be unreasonably withheld or delayed.

                   (iv) The Company shall not grant to any person any rights to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, that are more favorable than the rights granted pursuant to this Agreement, without providing the same or equivalent rights to the Holders.

                   (v) The Holders of Registrable Securities demanding a Demand Registration pursuant to this Section 2(a) may, at any time prior to the effective date of any Registration Statement filed pursuant to this
      Section 2(a), revoke such request by providing written notice to the Company. Such request will not count toward the six (6) Demand Registrations permitted under this Section 2(a), provided such Holders promptly reimburse the Company for all reasonable out-of-pocket expenses related to the preparation of such withdrawn Registration Statement. If such Holders elect not to reimburse the Company for such reasonable out-of-pocket expenses, then such request will count toward the six (6) Demand Registrations permitted under this Section 2(a). Notwithstanding any other provisions of this paragraph, any underwritten offering commenced but not completed due to a suspension of sales by the Company pursuant to Section 2(e) will not count toward the six (6) Demand Registrations permitted under this Section 2(a).

                   (vi) Whenever the Company shall effect a registration pursuant to this Section 2(a), no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Holders of not less than 66 2/3% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities, except as otherwise provided in Section 4 of the

      Registration Rights Agreement, dated October 29, 1998, between Leon Liebman and the Company (the "Liebman Agreement").

            (b) PIGGYBACK REGISTRATION RIGHTS. Notwithstanding anything in this
Section 2(b) to the contrary, the Holders acknowledge that to the extent Section 3(c) of the Liebman Agreement and Section 2(a)(i) of the Registration Rights Agreement between the Company and the Tail Wind investors dated January 25, 2000 (together with the Liebman Agreement, the "Prior Registration Rights Agreements") conflict or are otherwise inconsistent with the terms of this
Section 2(b), the terms of the above-referenced sections of the Prior Registration Rights Agreements, with respect to the parties to the Prior Registration Rights Agreements, shall control. The Company shall afford each Holder of Registrable Securities the opportunity to include such Registrable Securities in any registration statement filed for purposes of a public offering of securities of the Company of the same class as the Registrable Securities or which are convertible into or exercisable for such class of securities (including, without limitation a public offering made on a continuous basis pursuant to Rule 415) (other than registration statements for which the Company has contractually agreed not to grant such rights and other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes). If, in the written opinion of the managing underwriter of any such offering in the case of an underwritten offering, the total amount of securities to be so registered including such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed without adversely affecting the offering, then the Company shall be entitled to reduce the number of shares of Registrable Securities to be included in such offering to zero. Any such reduction shall be allocated among all such Holders and other holders of piggyback registration rights in proportion (as nearly as practicable) to the amount of registrable securities owned by each holder at the time of filing the registration statement. Each Holder desiring to include the Registrable Securities held by it in any such registration statement shall notify the Company in writing within 15 days after receipt of notice from the Company of its intent to file such a registration statement. If a Holder decides not to include all of the Registrable Securities held by it in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements (other than registration statements for which the Company has contractually agreed not to grant such rights and other than a registration on Form S-4 or Form S-8) as may be filed by the Company with respect to offerings of its securities (including, without limitation a public offering made on a continuous basis pursuant to Rule
415), all upon the terms and conditions set forth herein. No registration effected under this Section 2(b) shall relieve the Company of its obligation to effect any Demand Registration under Section 2(a) hereof.

            (c) SUPPLEMENTS AND AMENDMENTS. The Company shall use commercially reasonable efforts to keep any Registration Statement regarding Registrable Securities continuously effective by supplementing and amending such Registration Statement if so required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, by the Securities Act, or, if reasonably requested by the Required Holders or by any underwriter of such Registrable Securities and in any event for a period not to exceed the earlier of (i) 270 days or (ii) the date on which the sale of the Registrable Securities covered by such Registration Statement is complete, unless such Registration Statement relates to securities offered on a continuous basis pursuant Rule 415 in which case the Company's obligations under this paragraph shall continue until the sale of the Registrable Securities covered by such Registration Statement is complete. If a Registration Statement under Section 2(a) ceases to be available for use by the Holders because the Company no longer qualifies to use such form of registration statement, the Company shall be required to file, as promptly as reasonably practicable, a new Registration Statement on an appropriate form and its obligations hereunder shall continue to apply in all respects.

            (d) SELLING SECURITYHOLDER INFORMATION. Each Holder wishing to sell Registrable Securities pursuant to a Registration Statement and related Prospectus shall furnish to the Company, within twenty (20) days after notice from the Company thereof, such information regarding itself and the distribution of its Registrable Securities as is required by the rules and regulations of the Securities Act to be disclosed by the Holder in the Registration Statement (the "Requisite Information"). The Company shall not be required to include in the Registration Statement and related Prospectus the Registrable Securities of any Holder that does not provide the Company with the Requisite Information in accordance with this Section 2(d). Each Holder requesting registration hereunder shall promptly notify the Company of any material changes to the Requisite Information provided to the Company by such Holder, and the Company shall use commercially reasonable efforts to file, as soon as practicable after the receipt of any changes in the Requisite Information with respect to such Holder (including, without limitation, any changes in the plan of distribution), a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities and to file the same with the SEC. Notwithstanding the foregoing, following the effective date of any Registration Statement, the Company shall not be required to file more than one such supplement or post-effective amendment to reflect changes in the amount of Common Stock constituting Registrable Securities held by any particular Holder at the request of such Holder in any 30-day period. The Company may take reasonable steps to aggregate the addition of Registrable Securities of more than one Holder for purposes of filing amendments to any Registration Statement or supplements to the Prospectus so as to reduce the need for multiple amendments or supplements; provided that the Company shall not use this sentence to delay the filing of any amendment or supplement beyond any such 30-day period.

            (e) MATERIAL EVENTS; SUSPENSION OF SALES. Notwithstanding the provisions contained in this Section 2, with respect to any Registration Statement, the Company may (for a period not to exceed 60 consecutive days, and not in any event to exceed 90 days in the aggregate during any 12 month period) suspend use of such Registration Statement at any time if (and for so long as) the continued use thereof would require the Company to disclose a material financing, acquisition, other transaction or other material non-public information, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and the Company's stockholders. The Company shall notify each registered Holder, the Transfer Agent and the managing underwriters, if any, that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. During such suspension, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Registration Statement, or amend or supplement the Prospectus.

            (f) ADDITIONAL AGREEMENTS OF HOLDERS. Each Holder agrees not to dispose of Registrable Securities pursuant to any Registration Statement without complying with the prospectus delivery requirements under the Securities Act and the provisions of paragraph (e) above regarding use of the Prospectus. Each Holder further agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Registrable Securities pursuant to the Registration Statement.

            SECTION 3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, and subject to and in accordance with the provisions of Section 2 hereof, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Registrable Securities in accordance with the Holder's intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

            (a) Furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those documents incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments regarding a Holder as have been reasonably proposed and delivered by such Holder to the Company in a timely manner. The Company shall not file any Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the representative of the Required Holders or the managing underwriters, if any, shall reasonably object in writing (by hand delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed solely to reflect changes to the amount of Common Stock constituting Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

            (b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable time period set forth in Section 2(c) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(d) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of
Section 2(d) hereof in a timely manner).

            (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

                   (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment is filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

                   (ii) regarding any Registration Statement filed pursuant to Section 2(a) hereof, of any written comments from the SEC with respect to any filing and of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

                   (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                   (iv) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

                   (v) of the existence of any fact or the happening of any event that makes any statement of material fact made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                   (vi) of the determination by the Company that a post effective amendment to the Registration Statement will be filed with the SEC.

            (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) If reasonably requested by the Required Holders, or managing underwriters, if any, (i) to promptly include in a Prospectus supplement or post-effective amendment such information as the Required Holders (only regarding the Required Holders) or managing underwriters, if any, may reasonably request to be included therein; and (ii) make all required filings of such Prospectus supplement or such post effective amendment as soon as reasonably practicable after the Company has received notification of such matters to be included in such Prospectus supplement or post effective amendment.

            (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

            (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company shall have given notice to such Holder or underwriter pursuant to Section 2(e), the Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

            (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to
(i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends, unless required by applicable securities laws and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities.

            (j) Upon the occurrence of any event contemplated by Section 3(c)(v) hereof, as promptly as reasonably practicable (subject to any suspension of sales pursuant to Section 2(e) hereof), prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, upon occurrence of an event contemplated by Section 3(c)(v) hereof, to the extent that the Company determines in good faith that the disclosure of such event at such time would not be in the best interests of the Company and the Company's stockholders provided that any such delay in disclosure pursuant to this Section 3(j) shall be considered a suspension of the Registration Statement subject to the limitation in Section 2(e)).

            (k) Enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably requested and as are customary in underwritten offerings, which may include indemnification and contribution provisions in favor of underwriters and other persons in addition to, or in substitution for, the provisions of Section 5 hereof) and take all such other appropriate and commercially reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities. In connection with any underwritten offering, the Company will:

                   (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of the resale of securities, and confirm the same if and when requested;

                   (ii) obtain, as may reasonably be required, opinions of counsel to the Company (which may include in-house counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each selling Holder of Registrable Securities and each of the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters)) of the resale of securities;

                   (iii) obtain, as may reasonably be required, customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of the resale of securities; and

                   (iv) deliver such documents and certificates customary for transactions involving the resale of securities as may be reasonably requested by the Holders of a majority in interest of the Registrable Securities being sold and the underwriters, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 3(k) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreements entered into by the Company.

            (l) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, upon reasonable notice, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (other than records and documents that the Company and its subsidiaries agreed contractually not to disclose and the disclosure of which would violate such contractual arrangement) as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information (other than information that the Company and its subsidiaries agreed contractually not to disclose and the disclosure of which would violate such contractual arrangement) in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties and provided further, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless
(i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the Company and such source is not known to be bound by a confidentiality agreement.

            (m) Use its best efforts to (i) list all shares of Common Stock covered by any Registration Statements on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") all Common Stock covered by all such Registration Statements if the Common Stock is then so authorized for quotation.

            (n) Use its commercially reasonable efforts to cause Registrable Securities covered by a Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

            (o) Make all reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

            SECTION 4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective. The fees and expenses referred to in the foregoing sentence shall include:

            (a) all registration, filing, securities exchange (including Nasdaq) listing, rating agency and stock exchange (including Nasdaq) fees and expenses;

            (b) printing expenses (including, without limitation, printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in interest of the Registrable Securities);

            (c) messenger, copying, telephone and delivery expenses;

            (d) reasonable fees and disbursements of counsel for the Company;

            (e) fees and disbursements of all independent certified public accountants referred to in Section 3(k)(iii) including, without limitation, the expenses of any special audits or "cold comfort" letters required by Section 3(k)(iii);

            (f) fees and expenses of all other persons retained by the Company;

            (g) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the Registrable Securities are to be registered in accordance with Section 3(h) hereof, and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions; and

            (h) the reasonable fees and disbursements incurred by the Holders of the Registrable Securities being registered (provided, however, that with respect to the attorneys' fees and disbursements, the Company shall only be required to pay the reasonable fees and disbursements for one counsel or firm of counsel selected by the Holders of a majority in interest of the Registrable Securities being registered). Notwithstanding anything in this Agreement to the contrary, the Holders shall be responsible for all expenses customarily borne by selling securityholders (including underwriting discounts, commissions and fees and expenses of counsel to the selling Holders to the extent not required to be paid by the Company pursuant to this clause (h)).

            SECTION 5. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless (but without duplication) each Holder of Registrable Securities, such Holder's affiliates, and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity provision shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage
(i) arising from an offer or sale of Registrable Securities occurring during any suspension of sales pursuant to Section 2(e) (provided that the Company has given to the Holder notice of such suspension prior to such offer or sale), or
(ii) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Company has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended). Any amounts advanced by the Company to an indemnified party pursuant to this Agreement shall be returned to the Company if it shall be finally determined in a judgment by a court of competent jurisdiction not subject to appeal, that such indemnified party was not entitled to indemnification.

            (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Company for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, the Company, its affiliates and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such other Holders or the Company within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Holders of Registrable Securities, and all persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and (b) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be designated by the Holders of a majority in interest of the Registrable Securities and shall be reasonably acceptable to the Company. In the case of any such separate firm for the Company and control persons of the Company, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto).

            (d) If the indemnification to which an indemnified party is entitled under this Section 5 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative fault of the Company on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 5(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission to alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            For purposes of this Section 5(d), each person, if any, who controls any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

            (e) The agreements contained in this Section 5 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

            SECTION 6. INFORMATION REQUIREMENTS.

            (a) The Company agrees that, if at any time until the Registrable Securities cease to be Registrable Securities the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, if available, under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering, upon request. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

            (b) The Company shall file reports required to be filed by it under the Exchange Act and any securities exchange (including Nasdaq) on which the Common Stock is listed.

            SECTION 7. UNDERWRITTEN REGISTRATION. Notwithstanding any other provision of this Agreement, but subject to the provisions of Section 2(b) hereof, if the underwriter determines in good faith that marketing factors require a limitation of the number of Registrable Shares to be underwritten, the number of Registrable Shares that may be included in the underwriting shall be allocated on a pro rata basis.

            SECTION 8. MISCELLANEOUS.

            (a) OTHER REGISTRATION RIGHTS. Subject in all cases to Section 2(a)(vi) hereof, the Company may in the future grant registration rights that would permit any person that is a third party the right to piggy-back on a Registration Statement; provided, however, that if the managing underwriter, if any, of such offering notifies the Holders that the total amount of Registrable Securities which they and the holders of such piggy-back rights intend to include in the Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then the amount, the number or kind of securities offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter before the amount of Registrable Securities to be included is reduced.

            (b) NO INCONSISTENT AGREEMENTS. The Company has not entered and shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

            (c) NO ADVERSE ACTION AFFECTING THE REGISTRABLE SECURITIES. The Company will not take any action with respect to the Registrable Securities with an intent to adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

            (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Company and the Required Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement and that does not, directly or indirectly, affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (e) NOTICES. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                   (i) if to a Holder, to the address of such Holder as it appears in Schedule II, or, if not so specified, in the Common Stock register of the Company, as applicable. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                   (ii) if to Company to:

                        Greg Manning Auctions, Inc.
                        775 Passaic Avenue
                        West Caldwell, New Jersey
                        U.S.A.
                        Attn: President
                        Fax:  973-882-2981

                        with a copy to (which shall not constitute notice):

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attn: Scott S. Rosenblum
                        Fax:  (212) 715-8000

            (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

            (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

            (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

            (l) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate when all of the Registered Securities cease to be Registrable Securities, except for any liabilities or obligations under Sections 4 or 5 hereof.

            (m) SPECIFIC PERFORMANCE. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.




                                          AUCTENTIA, S.L.

                                          By:
                                                -------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------




                                          GREG MANNING AUCTIONS, INC.

                                          By:
                                                -------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------

                                   SCHEDULE I

                       Schedule of Registrable Securities

1. 18,435,886 (eighteen million four hundred thirty five thousand eight hundred eighty six ) shares of Common Stock of Greg Manning Auctions, Inc.(1).

2. 126,833 (one hundred twenty six thousand eight hundred thirty three) shares of Common Stock of Greg Manning Auctions Inc. underlying warrant.






-------------------------
1 Pursuant to Section 6.7 of the Share Purchase Agreement dated January 23, 2003 between Auctentia S.L. and Greg Manning Auctions, Inc., Auctentia S.L. shall not transfer, sell, assign, pledge or otherwise dispose of or grant any option to purchase the Purchaser Shares (3,729,226 (three million seven hundred twenty nine thousand two hundred twenty six)), as defined therein, until the end of the Survival Period, as defined therein.

                                   SCHEDULE II

                               Schedule of Holder

Auctentia, S.L.

Joaquin Maria Lopez
8 bis 28015
Madrid
Spain
Attn: Esteban Perez
Fax:  91-535-76-81

with a copy to (which shall not constitute notice):

Cuatrecasas LLP
110 E. 55th Street
New York, New York  10022
Attn: Javier Villasante
Fax:  212-758-1028

with a copy to (which shall not constitute notice):

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York  10178
Attn: Jeffrey N. Ostrager
Fax:  212-697-1559

with a copy to (which shall not constitute notice):

Afinsa Bienes Tangibles, S.A.
Lagasca 88, 28001
Madrid
Spain
Attn: Juan Antonio Cano
Fax:  34-91-576-1105

                                   Appendix F

                            Purchase Agent Agreement

The parties in name and on behalf of those whom they act, respectively, mutually and reciprocally recognise the sufficient capacity of the other to formalise this document and to such purpose set out the following

                                    RECITALS

ONE. Whereas the mercantile company CENTRAL DE COMPRAS has as its corporate object, amongst others, the sale and marketing, brokering, distribution, mediation, promotion, production and direct and indirect sale of all types of own and third party goods and services either domestically or abroad, in particular all those related to the world of collectibles either through the Internet or other telematic technologies.

TWO. Whereas the company trades with a specific type of philatelic material with specific features, such as the issues of stamps covering an entire year from different countries as well as classical philatelic pieces that it acquires directly both in the philatelic market and from a specific group of permanent suppliers, and, furthermore, possesses the technical and administrative infrastructure that makes possible the distribution and supply of the material to third parties.

THREE. Whereas the company AFINSA undertakes, amongst others, commercial and trading activities in the retail distribution of collectibles through its different establishments located in Spain and Portugal, as well as by correspondence or through its commercial organisations.

FOUR. Bearing in mind that AFINSA has commercial relations with a large number of permanent clients interested in the aforementioned materials, and wishes to enter into an agreement with CENTRAL DE COMPRAS for the supply of the same in order to be able to distribute the same to its clients through its various departments and sales methods.

FIVE. CENTRAL DE COMPRAS for its part is interested in providing AFINSA a certain volume of material of collectibles in order for the same to be sold through the different departments and methods used for commercialisation by AFINSA.

SIX. Finally, AFINSA considers that the existence of CENTRAL DE COMPRAS, and companies that could supply the material needed by AFINSA at the international level will allow it to obtain such materials more quickly and easily, by adapting perfectly to the characteristics necessary in each country, and that this would represent improvements in the speed of the service and in the prices to be paid, taking into account the centralisation of the acquisition processes.

On the basis of all the above, the parties have reached an agreement to which they sign hereunder in accordance with the following

                                     CLAUSES

ONE. OBJECT OF THE AGREEMENT

1.1. The object of this agreement is to regulate the supply by CENTRAL DE COMPRAS to AFINSA of the philatelic material and other collectibles which will include, amongst others, issues from different countries in entire years as well as other materials that AFINSA needs (hereon, THE CONTENTS).

1.2.  AFINSA will acquire THE CONTENTS exclusively from CENTRAL DE COMPRAS.

TWO. PURCHASE COMMITMENT: CONTENTS

2.1 AFINSA shall by virtue hereunder acquire from CENTRAL DE COMPRAS THE CONTENTS needed in order to exercise its corporate activity.

2.2 The transfers of THE CONTENTS shall be undertaken by CENTRAL DE COMPRAS from its philatelic warehouse to the location designated by AFINSA, and CENTRAL DE COMPRAS shall bear all the charges for the same and the pertinent insurance policy covering such transport.

2.3 Upon receipt of THE CONTENTS, the person responsible for AFINSA shall sign the delivery document confirming the arrival of the materials.

THREE - TERMS AND CONDITIONS OF THIS AGREEMENT

3.1. OBLIGATIONS OF CENTRAL DE COMPRAS:

    - To provide AFINSA upon its demand with THE CONTENTS that the former has ordered.

    - Guarantee the availability of THE CONTENTS in favour of AFINSA for the entire duration of this agreement.

    - Provide AFINSA with all the descriptions and digitalisations required for THE CONTENTS that will be supplied, including images and descriptions of the lots.

    - To be responsible for the veracity and authentification of the philatelic issues delivered.

3.2.  OBLIGATIONS OF AFINSA

    - To pay the price agreed in conformity with the terms and conditions set down hereunder.

    -   To receive the material object of shipment.

3.3.  OBLIGATIONS OF BOTH PARTIES

    - Exchange of information necessary for the most appropriate attention vis-a-vis the market and best development of the business, as well as trends in demand, needs and evolution of the customer portfolio, activity of the competitors, etc.

    - Institute a monitoring committee for this agreement, which will be made up of a maximum of three members of each party.

FOUR.  EXCLUSIVITY

4.1 -AFINSA shall commercialise solely and exclusively THE CONTENTS that have been supplied by CENTRAL DE COMPRAS.

4.2 Notwithstanding the above, this exclusivity is not applicable to CENTRAL DE COMPRAS, which can supply THE CONTENTS object hereunder to any third party other than AFINSA, provided that the latter has stated in advance that it is not interested in their acquisition.

FIVE. DURATION

5.1 This agreement shall come into force on the day of its formalisation and shall have a duration of five years.

5.2 Notwithstanding the above, both parties shall be entitled to resolve this agreement after the first year has expired, and must reliably notify the other party six months in advance of its wish not to continue to be bound hereunder.


SIX.  INVOICING AND TERMS OF PAYMENT

6.1 The price of THE CONTENTS supplied shall be agreed by the parties when the purchase order is placed by AFINSA with CENTRAL DE COMPRAS.

6.2 AFINSA shall pay the amount of each order, including VAT within a maximum period of thirty days after having received the order and fully confirmed the same.

6.3 To such purpose, CENTRAL DE COMPRAS shall hand over an invoice with the amount of all THE CONTENTS delivered together with the delivery document of each of the deliveries of THE CONTENTS it makes.

6.4 In the event that at the end of each yearly period of this agreement CENTRAL DE COMPRAS has supplied THE CONTENTS satisfactorily to AFINSA as requested by the latter in regards to prices and periods, AFINSA shall pay CENTRAL DE COMPRAS a volume credit of 5% of the total value of the supplies delivered to AFINSA within a period of three months following the completion of the aforementioned period.

SEVEN. EXPENSES.

All the expenses, taxes and local taxes both national and levied by the Autonomous Community, province or municipality that arise from the supply of THE CONTENTS object hereunder, as well as customs duties, if any, until THE CONTENTS are delivered to AFINSA, shall be paid by CENTRAL DE COMPRAS. In any case, AFINSA shall be held harmless for any of the items mentioned above.

EIGHT.  REPRESENTATIONS AND WARRANTIES

8.1 CENTRAL DE COMPRAS represents and warrants to AFINSA that it is in possession of all the legal and administrative authorisation required to trade and dispose of THE CONTENTS.

8.2 To such purpose, CENTRAL DE COMPRAS shall be responsible for all the claims that may arise in relation to the property of such goods object hereunder.

8.3 CENTRAL DE COMPRAS represents and warrants to AFINSA that THE CONTENTS object hereunder are true and authentic.

NINE. RESOLUTION

Any breach by either party of any of the obligations assumed hereunder shall entitle the other party to claim from the other what is due and compliance with such obligations and in the event that the breach is not remedied within the period agreed, the provisions of article 1.124 of the Civil Code will be applicable.

TEN. CONFIDENTIALITY

10.1 Both parties hereby oblige to treat all information provided to them by the other party in the strictest confidentiality. The information that is provided by the parties shall be used only within the framework of this agreement.

10.2 The parties to the agreement hereby oblige themselves not to provide the confidential information received to their employees if it is not required for the provision of the service described hereunder.

10.3 All the information provided by the parties to each other by virtue hereunder is confidential, and cannot be given to third parties or used for purposes other than that set out hereunder without the prior, express, written authorisation of the other party. The confidentiality obligations required obliges both parties and all the personnel in their service.

10.4 Both parties hereby agree that all their collaborators will be obliged not only to maintain professional and industrial secrets in strict confidence but also to be as discrete as possible. Therefore, both parties agree to treat all the information received in the strictest confidence and not to copy, reproduce, transfer, or give it to third parties or use it for any other purposes other than that set out hereunder without the express consent of the other party.

ELEVEN. MONITORING COMMITTEE.

11.1 Both parties shall institute a Monitoring Committee to watch over this agreement. This Committee will have a maximum of three members from each party, who shall be named in list attached hereto as Appendix no. ___.

11.2 The aforementioned Monitoring Committee shall meet at least once every three months and shall keep a public record of the resolutions adopted and discussed at each meeting.

11.3 The issues to be treated by this Commission shall be, amongst others, the monitoring of this agreement, the commercial activities that may derive hereof and quality control of the same.

TWELVE. PUBLIC DOCUMENT.

Either party may require the other at any time to execute this agreement in a public deed, indicating to such purpose the place, date and Notary Public before whom the corresponding public deed will be formalised.

THIRTEEN. RESOLUTION OF DISPUTES.

13.1 It is the wish of the parties to expressly waive their own jurisdictions and submit all disputes, questions and incidences that may arise from this agreement to lawful arbitration, and to comply with the arbitration decision.

13.2 Therefore the parties to the agreement agree that any litigation, disputes, discrepancies or claims arising from the execution or interpretation of this agreement or related hereto either directly or indirectly shall be definitively resolved by the lawful arbitration of the Arbitration court of Madrid of the Official Chamber of Commerce and Industry of Madrid, which is charged with the administration of the arbitration and the designation of the arbitrators, in accordance with its Regulations and Statutes.

13.3 The arbitration decision shall be handed down within ninety days following acceptance of the post by the designated arbitrator, and the parties shall accept and comply faithfully with the decision set out therein. Arbitration shall take place in the city of Madrid. The applicable law shall be Spanish law.

FOURTEEN. ADDRESSES AND NOTIFICATIONS

14.1 All notifications and notices related to this agreement shall be sent to the addresses designated by the parties as follows:

GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.
C/Tellez no.-
280.. Madrid

AFINSA BIENES TANGIBLES, S.A.

------------
------------

14.2 The notifications may be delivered by any means that provide acknowledgement of receipt, contents and date, for example, and for illustrative purposes only: fax, burofax, certified post with acknowledgement of receipt, notarial courier, etc.

14.3 Any change in address for the purposes of notification shall be communicated to the other party by any means set out above within 30 prior to its entering into force.

And in witness hereof, the parties sign hereunder in duplicate in the place and date ut supra.

                                   Appendix G

                 Wharton Valuation Associates Fairness Opinion

                                                                       Exhibit G


                       WHARTON VALUATION ASSOCIATES, INC.
                                  P.O. Box 2042
                          Livingston, New Jersey 07039
                            Telephone (973) 992-4979
                            Facsimile (973) 992-1128



                                               January 2, 2003


Board of Directors
Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, New Jersey 07006

Dear Members of the Board:

You have requested our opinion (hereinafter also referred to as the "Wharton Opinion") as to the fairness, from a financial point of view, to the stockholders of Greg Manning Auctions, Inc. (hereinafter also referred to as "GMAI(1)") of the consideration proposed to be paid by GMAI in connection with the proposed purchase of the interests (hereinafter also referred to as the "Transaction") in each of the companies (collectively referred to as the "Companies") listed on Schedule I, from Auctentia, S.L. (the "Seller").

It is our understanding that pursuant to a Share Purchase Agreement by and between Auctentia, S.L. and Greg Manning Auctions, Inc., (the "Share Purchase Agreement") the Seller will receive 3,729,226(2) shares of GMAI common stock (the "Purchaser Shares") as consideration for the sale of its interests in the Companies.

In arriving at our opinion, we have reviewed (i) certain publicly available information concerning the business of the GMAI, and concerning those of certain other companies engaged in businesses comparable to those of the Companies, and the reported market prices for the securities of those companies; (ii) current and historical market prices of the common stock of GMAI; (iii) certain unaudited financial information on the Companies provided to us by the Seller;
(iv) financial forecasts, including forecasted income statements, forecasted balance sheets and forecasted cash flow statements for Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH, all as prepared by the

----------------------
1 Capitalized terms not otherwise defined have meanings provided in the Share Purchase Agreements.
2 The Purchaser Shares will be subject to registration rights. The Seller, however, will agree that the Purchaser Shares issued under the Share Purchase Agreement will be held by Auctentia, S.L., to secure the Sellers indemnification obligations under the Share Purchase Agreement and will not be permitted to be sold or transferred for a minimum period of eighteen months following the closing date.

                       Wharton Valuation Associates, Inc.


Seller; audited financial statements for the Companies(3) for the fiscal year ended June 30, 2002 and audited, combined financial statements for the Companies for the fiscal quarter ended September 30, 2002; (vi) certain other financial analyses prepared by the Seller regarding Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH, for the calendar years 1997 through 2002; and (vii) business descriptions of Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH, all as prepared by the Seller.

In addition, we have held discussions with the management of GMAI with respect to certain aspects of the Transaction. We have also held conversations with the management of the Seller regarding the history, markets and customers served, and business operations of Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH. We have also held conversations with the management of the Seller regarding the historical and prospective operating results of Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH. We have reviewed certain historical financial statement information made available regarding Auctentia Deutschland GmbH, H. Kohler Verwaltungs GmbH and H. Kohler Briefmarkenhandel GmbH & Co. KG. And we have reviewed such other financial studies and analyses and considered such other information, as we deemed appropriate for the purpose of this opinion.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by GMAI and the Seller, or otherwise reviewed by us, and we have not assumed any responsibility or liability therefore. We have not conducted any valuations or appraisals of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Companies to which such analyses and forecast relate.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

Our opinion is also based on the understanding that GMAI will not assume any long-term liabilities, deferred liabilities or contingent liabilities in connection with the purchase of the Companies.


-------------------------

3 Corinphilia Auktionen AG was acquired by Auctentia, S.L. subsequent to June 30, 2002 and therefore was not included in the June 30, 2002 financial statements.

                       Wharton Valuation Associates, Inc.

Our opinion is further premised on the condition that there is no material negative change in the financial condition of the Companies between September 30, 2002 and the date hereof.

Wharton Valuation Associates, Inc., will receive a fee from GMAI in connection with the preparation of this opinion. Our fee is not contingent upon our determination of fairness, from a financial point of view, of the Transaction to GMAI's stockholders.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be paid to the Seller pursuant the terms of the Share Purchase Agreement is fair, from a financial point of view, to GMAI's stockholders (other than Auctentia, S.A., and its affiliates, as to which we express no opinion).

This letter is provided to the Board of Directors of GMAI in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of GMAI as to how such stockholder should vote with respect to the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of GMAI but may not otherwise be disclosed publicly in any matter without our prior written approval and must be treated as confidential.

Very truly yours,

WHARTON VALUATION ASSOCIATES, INC.


By: ______________________________
    Andrew Shaiman, Managing Director
    January 2, 2003

                       Wharton Valuation Associates, Inc.


The Wharton Valuation Analysis:

The summary set forth below does not purport to be a complete description of the valuation analysis performed by Wharton in the rendering of its fairness opinion. It should be noted that in the preparation of a valuation analysis, the analysis must be considered as a whole and that selecting portions of the analysis, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in the Wharton valuation analysis.

In arriving at its opinion, among other things, Wharton:

o Reviewed the January 2, 2003, draft of the Share Purchase Agreement by and between Auctentia, S.L. and Greg Manning Auctions, Inc;

o Performed business and financial due diligence with the senior management of each of GMAI and the Seller, concerning topics such as the financial condition, historical operating performance, current operating performance and the prospects of Corinphila Auktionen AG, Auctentia S.L. Auctions Division, H. Kohler Auktionhaus GmbH & Co. KG and H. Kohler Berliner briefmarken GmbH (hereinafter referred to collectively as the "Primary Companies");

o Reviewed certain business and financial information relating to the Primary Companies deemed to be relevant, including historical financial results on the Primary Companies for the five years(4) ending December 31, 2001;

o Reviewed the audited combination financial statements of the Companies(5) for the fiscal year ended June 30, 2002;

o Reviewed the audited combination financial statements of the Companies(6) for the three months ended September 30, 2002;

o Reviewed the financial forecasts for the Primary Companies furnished by the Seller;

o Compared certain financial data of the Primary Companies with certain financial and securities data of companies deemed similar to the Company;

o Performed discounted cash flow analyses on the financial forecasts prepared by the Seller and supplemented by Wharton;

o Reviewed the historical prices and trading activity for GMAI's common stock;

o Reviewed premiums paid relative to recent public market pre-announcement trading prices on transactions involving the sale of minority interests in publicly-traded companies, whereby the purchaser acquired voting control;

o Reviewed such other financial studies and analyses and took into account such other matters deemed necessary, including Wharton's assessment of general economic conditions.

In connection with its review, Wharton Valuation Associates, Inc.:

----------------------
4 Financial information for Auctentia S.L. Auctions Division was not available prior to 1999. Financial information for 1999 did not reflect full year of operations.
5 Excludes Corinphia Auktionen AG which was acquired on September 30, 2002 by Auctentia SA.
6 Includes Corinphia Auktionen AG which was acquired on September 30, 2002 by Auctentia SA.

                       Wharton Valuation Associates, Inc.


o Relied upon and assumed the accuracy and completeness of the financial and other information provided to it by GMAI and the Seller or otherwise made available to Wharton and did not attempt independently to verify such information;

o Relied upon the assurance of the Seller and GMAI that the information provided to Wharton (i) was prepared on a reasonable basis in accordance with industry practice, (ii) with respect to financial planning data, reflected the best currently available estimates and judgments of the Seller as to the expected future financial performance of the Primary Companies, and (iii) was neither incomplete nor misleading; and

o Did not perform any appraisals or valuations of specific assets or liabilities of the Companies and was not furnished with any such appraisals or valuations.

The Wharton Opinion was based on economic, monetary and market conditions existing on, and the information made available to Wharton as of the date hereof.

The following is a summary of Wharton's financial analysis of the Primary Companies and GMAI:


STOCK TRADING HISTORY:

Wharton reviewed the following trading history for GMAI's Common Stock:

Stock Market                                            NASDAQ
Stock Price  (as of 12/31/02)

Close.................................................. $1.46
Hi..................................................... $1.46
Low...................................................  $1.45
Last 30 - Days Traded Average Close...................  $1.60
Last 60 - Days Traded Average Close...................  $1.51
Last 90 - Days Traded Average Close...................  $1.54


In the 90 trading days ending 12/31/2002, the stock has traded at:

A Low of..............................................  $1.25
A High of.............................................  $2.00
An Average Trading Day Volume of.....................11,313 shares


Wharton also reviewed the closing price of GMAI's Common Stock for certain periods prior to the June 17, 2002 announcement of the transaction:

                                                             Closing Price
                                                             -------------
7 Days Prior to the Announcement                                  1.60
14 Days Prior to the Announcement                                 1.60
30 Days Prior to the Announcement                                 1.69

                       Wharton Valuation Associates, Inc.


PREMIUM PAID ANALYSIS AND ADJUSTMENT FOR RESTRICTIONS ON THE MARKETABILITY OF THE PURCHASER SHARES:

In Wharton's opinion, the current trading price of GMAI's common stock reflects some level of control premium. This control premium arises from the market's recognition that after the Transaction, Afinsa Bienes Tangibles, S.A., the parent and sole shareholder of the Seller, will own greater than 50% of GMAI's common stock. Given the numerous factors that affect the price of a company's stock, Wharton concluded that it is not possible to determine the precise level of the control premium factored in to the current trading price of GMAI's stock.

Wharton undertook an analysis of the premiums paid in recent acquisitions of minority interests in publicly held companies, whereby the acquirer owned greater than a 50% interest in the target after the completion of the transaction. This analysis examined the median(7) premiums offered during the calendar years 1999 through the present time for transactions where the market value of the block of stock acquired was $100 million or less. This analysis determined that the median control premium above the trading price five days prior to the announcement of the offer was 45% and that the median control premium above the trading price thirty days prior to the announcement of the offer was 35%.

As indicated above, Wharton is of the opinion that the current trading price of GMAI's common stock has a control premium factored into it. However, given the numerous factors that affect a company's stock price, it is not possible to determine the precise level of the control premium currently factored into GMAI's stock. Wharton believes that it is appropriate for purposes of evaluating the fairness of the Transaction to explicitly factor a control premium into the price of GMAI's common stock. Based on the above analysis of the median control premiums attached to the acquisition of minority interests in publicly traded companies, in conjunction with Wharton's assessment of GMAI's relative investment attractiveness, vis-a-vis the public companies in the Mergerstat database, Wharton is of the opinion it would be appropriate to apply an explicit control premium in the range of 25 percent to 30 percent to the current trading price of GMAI's common stock.

Wharton also considered that, in accordance with the terms and conditions of the draft Share Purchase Agreement, the Seller is prohibited from selling the Purchaser Shares for a period of eighteen months from the date of the Transaction. Wharton has undertaken an analysis of studies involving the sale of restricted securities(8) under Rule 144A, prior to April of 1997. These studies all analyzed the prices at which restricted, or letter, stock was sold (principally to institutional investors) in relation to the contemporaneous freely traded (unrestricted) counterparts. Based on this analysis, Wharton concluded that it is appropriate to apply a discount in the range of 20 percent to 25 percent to the freely

-----------------------
7 Source: Mergerstat Custom Report. Calculation of median premium excludes negative premiums.
8 These studies analyzed transactions in restricted securities prior to the reduction in Rule 144 stock holding periods (April 29, 1997).

                       Wharton Valuation Associates, Inc.

traded market price of GMAI's common stock, to reflect the negative investment appeal associated with the eighteen month prohibition of sale of the Purchaser Shares.

In weighing all of these factors, Wharton concluded that the premium for control attached to the Purchaser Shares is offset by the eighteen month prohibition on the sale of the Purchaser Shares. In Wharton's opinion, therefore, the $1.46 per share price assigned by the market to GMAI's common stock reflects both the transfer of control and the illiquidity inherent in the Purchaser Shares. Thus, the total value of the Transaction is $5,445,000 (3,729,226 shares x $1.46).


Discounted Cash Flow Analysis(9):

In order to determine whether the total value of the Purchaser Shares bears a reasonable relationship to the value of the Primary Companies(10), Wharton first performed a discounted cash flow analysis on the prospective operating results of each Primary Company. The result of this analysis was a range of equity valuations for each Primary Company based on the present value of future cash flows of each Primary Company. Wharton used the five-year financial forecasts prepared by the Seller for each Primary Company. Based on information provided by the Seller, Wharton further incorporated the forecasted level of corporate overhead expense required to administer the Companies that was not incorporated in the financial forecasts prepared by the Seller. Wharton prepared various alternative cash flow forecasts for each Primary Company based upon alternative assumptions regarding long term growth rates. Specifically, Wharton sensitized the cash flow forecasts to long-term growth rates ranging from 1% to 2%. Wharton simultaneously sensitized the cash flow projections for alternative required rates of return on investment. In its determination of the appropriate required rates of return on investment, Wharton assumed a prudent capital structure for each Primary Company comprised of debt (10% of total capital) and equity (90% of total capital). Wharton further assumed a cost of debt of approximately 10%. Based on its assessment of the relative risk of an investment in the equity of each Primary Company, Wharton assumed required rates of return on equity ranging between 18% and 22%. Based on the aforementioned capital structure, cost of debt, and required rates of return on equity, Wharton calculated weighted average costs of capital ranging from 16.9% to 20.5%. Wharton discounted the projected free cash flows of each Primary Company over the forecast period at the estimated range of the weighted cost of capital ("WACC").

In Wharton's opinion, the valuation range of the Primary Companies' equity capital, on a consolidated basis, based solely on the discounted cash flow approach is $6,250,000 to $6,950,000. The valuation range indicated by the discounted cash flow method implies a value per share for the Purchaser Shares in the range of $1.68 to $1.86 (based upon a total of 3,729,226 Purchaser Shares). This range of values exceeds the previously determined total value of the Purchaser Shares received by the Seller.

----------------------
9 The Wharton analysis is based on a currency conversion ratio of euros to dollars of 1.0 : 1.0. The current conversion ratio is (euro)1.0:$1.046.
10   On a consolidated basis.

                       Wharton Valuation Associates, Inc.

selected Guideline Company Analysis:

Wharton also prepared a market-based value of the Primary Companies. Wharton compared selected projected operating data of the Primary Companies(11) to the corresponding data of certain publicly traded companies that Wharton deemed to a limited degree, to be relevant in assessing the fairness of the Transaction.

The companies considered for inclusion in the guideline company analysis were:

     o    The Stanley Gibbons Group, Ltd.
     o    Collectors Universe, Inc.
     o    eBay, Inc.
     o    Sotheby's, Inc.

Wharton reviewed the guideline company multiples of total market value of invested capital ("TIC")(12) to:

     o    Latest Twelve Months(13) ("LTM") Revenue;
     o LTM Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA");
     o    LTM Adjusted(14) Net Income and;
     o    Projected(15) Next Fiscal Year Net Income.

Wharton's individual analysis of the guideline companies is as follows:

The Stanley Gibbons Group, Ltd.
The Stanley Gibbons Group Ltd., is a U.K-based auction house specializing in the philatelic market. The Stanley Gibbons Group holds monthly auctions that are accessible through the company's internet site. The Stanley Gibbons Group also publishes auction catalogues, sells albums and collectors accessories and maintains a retail stamp shop.

Wharton derived the following valuation multiples for The Stanley Gibbons Group and corresponding implied valuations for the Primary Companies as of December 31, 2002:


-----------------------
11   On a pro forma consolidated basis.
12 TIC - defined as interest bearing debt plus equity. The valuation multiples of LTM net income and projected next fiscal year net income are based on market value of equity.
13   Latest twelve months ending June 30, 2002.
14   Adjusted for material non-recurring gains and losses. LTM ending June 30,
     2002
15 Projected earnings per share based on consensus earnings estimates for the calendar year ending December 31, 2003 - Sources: MultexInvestor and First Call.

                       Wharton Valuation Associates, Inc.


=============================================================================
                           Valuation Multiple      Implied Value Per Share(16)
                           ------------------      -------------------------
 LTM Revenue                     0.67x                       $0.89
 LTM EBITDA                      12.3x                       $1.81
 LTM Adj. Net Income             53.7x                       $4.58
 2003E EPS                        4.8x                       $0.86
=============================================================================

The implied per share valuations arrived at from the application of the market multiples derived for The Stanley Gibbons Group range from a low of $0.86 to a high of $4.59. In assessing the relevance of the market valuation multiples derived from The Stanley Gibbons Group, Wharton considered that The Stanley Gibbons Group suffered a net loss in 2001(17). Wharton also considered that the projected 2003 earnings multiple for The Stanley Gibbons Group is based on the "consensus" estimate of only one research analyst. In Wharton's opinion, a sample size of one does not necessarily constitute a consensus estimate and should be considered to have very limited application in assessing the fairness of the Transaction. Wharton also considered that the stock of The Stanley Gibbons Group trades on an irregular basis and at a price in the vicinity of just 16 pence. In view of The Stanley Gibbons Group's low stock price, Wharton concluded that investors may trade the Company's stock on speculation, rather than on investment fundamentals. Thus, the stock price and the valuation multiples derived from the Company's stock price, may not accurately reflect the investment attributes of the company.

Notwithstanding the foregoing, Wharton concluded that the EBITDA valuation multiple derived for The Stanley Gibbons Group may represent the most relevant benchmark to be derived from the analysis of The Stanley Gibbons Group for purposes of determining the fairness of the Transaction. The application of The Stanley Gibbons Group LTM EBITDA valuation ratio of 12.3x to the Primary Companies' consolidated pro forma LTM EBITDA of (euro)571,372 yields an implied valuation on $1.81/share(18). Wharton also concluded that given the LTM net loss (after adjustment for non-operating gains and losses), the Primary Companies should command a higher revenue valuation multiple than The Stanley Gibbons Group.

Collectors Universe, Inc.
Collectors Universe, Inc., is a Santa Ana, California-based company, whose principal activity is to grade, auction, market and provide content information for high-end collectibles. In fiscal year 2002, collectible sales accounted for 59% of annual revenues and grading and authentication services accounted 41% of annual revenues. It is of importance to note that in excess of 80% of the collectible sales revenue generated by Collectors Universe, Inc., in fiscal year 2002 was derived from the sale of owned

----------------------
16 On a minority interest basis. An implied valuation results from the application of a particular multiple to a measure of operating results and should, therefore, be considered only as preliminary measures of value for this purpose.
17 After adjusting for the(pound)388 gain on a sale/leaseback transaction and a (pound)35 exceptional expense item.
18   On a minority interest basis.

                       Wharton Valuation Associates, Inc.


inventory, as opposed to commissions generated from agency services for consignors of inventory. In fiscal year 2002, approximately 11% of total revenue was derived from the buyer and seller premiums earned on the consignment of product at auction.

Collectors Universe suffered losses on both an operating cash flow basis (earning before interest, taxes and depreciation) and on a net income basis for the latest fiscal year. As a result, it was not possible to calculate meaningful earnings multiples for Collectors Universe that could be applied to the Primary Companies.

Wharton was able to derive the following valuation multiples for Collectors Universe, Inc., and implied valuations for the Primary Companies as of December 31, 2002:

=============================================================================
                           Valuation Multiple      Implied Value Per Share(19)
                           ------------------      -------------------------
 LTM Revenue                     0.49x                       $0.63
 LTM EBITDA                      NM(20)                       ---
 LTM Adj. Net Income             NM                           ---
 2003E EPS                       11.3x                       $2.01
=============================================================================

The implied valuations range from a low of $0.63 to a high of $2.01. In Wharton's opinion, given that Collectors Universe suffered a net loss during the latest fiscal year, the Primary Companies should command a higher revenue valuation multiple than Collectors Universe. Wharton also considered that the projected 2003 earnings multiple for Collectors Universe, Inc., is based on the "consensus" estimate of only one research analyst. Here, too, it was Wharton's opinion that a sample size of one does not necessarily constitute a consensus estimate, and should be considered to have very limited application in assessing the fair value of the Transaction. Overall, Wharton concluded that Collector's Universe is sufficiently different from the Primary Companies to be of only limited use in deriving a market-based valuation of the Primary Companies.

eBay, Inc.
eBay's principal activity is the operation of an online market place through the web site eBay.com. eBay has developed a well-known web-based community in which buyers and sellers are brought together to buy and sell items such as collectibles, automobiles, high-end or premium art items, jewelry, consumer electronics and a host of miscellaneous items. eBay also provides offline traditional auction services for fine art, antiques, collectibles and collector cars. eBay, a pre-eminent auctioneer, had latest twelve months revenues of $925 million, making it approximately 100 times the size of the Primary Companies.

Wharton derived the following valuation multiples for eBay, Inc., and implied valuations for the Primary Companies as of December 31, 2002:

---------------------
19   On a minority interest basis.
20   Not meaningful

                       Wharton Valuation Associates, Inc.


=============================================================================
                           Valuation Multiple      Implied Value Per Share(21)
                           ------------------      -------------------------
 LTM Revenue                     22.6x                      $32.09
 LTM EBITDA                      68.6                       $10.44
 LTM Adj. Net Income             142.8x                     $12.18
 2003E EPS                       58.8x                      $10.38
=============================================================================

The implied valuations range from a low of $10.38 per share to a high of $32.09 per share. Wharton concluded that although eBay, Inc. does derive the vast majority of its revenue and income from Internet-based auctions, eBay, Inc. is by all objective measures so much larger than (and qualitatively distinguishable from) the Primary Companies as to render the two entities only remotely analogous. The application of eBay's derived market valuation multiples to the corresponding operating results of the Primary Companies for purposes of deriving a market-based valuation of the Primary Companies would have yielded a spurious result, in the opinion of Wharton.

Sotheby's Holdings, Inc.
Sotheby's principal activities are to conduct auction of fine arts, antiques and collectibles, offer property, paintings, decorative arts, jewelry and rare books. Sotheby's operates in four segments: The auction segment includes purchase and resale of art and other collectibles, brokering of art, collectible purchases and sales through private treaty sales. The real estate segment is engaged in marketing and brokerage of luxury residential real estate sales. The finance segment provides collectors and dealers with financing generally secured by works of art that the Company either has in its possession or permits the borrower to possess. The other segment includes real estate brokerage operations and art-related financing activities. Sotheby's conducts auction activities in New York, London, Europe, Asia and Australia. Auction accounted for 85% of 2001 revenues; Real Estate, 10%; Finance, 3% and Other, 2%. Despite recent difficulties, Sotheby's Holdings, Inc. remains one of the largest and most well-known auction houses in the world.

Wharton derived the following valuation multiples for Sotheby's Holdings, Inc., and implied valuations for the Primary Companies as of December 31, 2002:

=============================================================================
                           Valuation Multiple      Implied Value Per Share(22)
 LTM Revenue                      2.4x                       $3.34
 LTM EBITDA(23)                  30.8x                       $4.65
 LTM Adj. Net Income               NM                         ---
 2003E EPS                        NA(24)                      ---
=============================================================================

--------------------
21   On a minority interest basis.
22   On a minority interest basis.
23 The LTM EBITDA has been adjusted for non-recurring and extraordinary losses associated with the Company's settlement with the United States Department of Justice and the retention expense for employees.
24   Consensus earning estimates for 2003 not available.

                       Wharton Valuation Associates, Inc.


The implied valuations range from a low of $3.34 per share to a high of $4.65 per share. In assessing the applicability of the market valuation ratios derived for Sotheby's Holdings to the Primary Company's, Wharton considered that Sotheby's Holdings' revenues are primarily generated from auctions involving fine art and furniture, whereas the Primary Companies derive income from the auction of stamps. Wharton also considered that Sotheby's Holdings has incurred substantial net losses (even after the add-back of the restructuring charges, retention charges and special charges realized in 2000 and 2002). Wharton concluded that the application of the market valuation multiples derived from Sotheby's Holdings, also would be of limited usefulness in deriving a market-based valuation of the Primary Companies.


Summary of the Guideline Company Analysis:

Wharton's guideline company analysis has produced implied market-based values of the Primary Companies in a range(25) of between $0.63 per share(26) and $4.65 per share(27). Wharton concluded that with the exception of The Stanley Gibbons Group, the guideline companies were sufficiently different from the Primary Companies, either in terms of business characteristics, financial characteristics or size, so as to limit their usefulness in deriving a market-based valuation of the Primary Companies. The Stanley Gibbons Group is similar to the Primary Companies to the extent that it conducts auctions in the philatelic market. It is, however quite different from the Primary Companies in terms of its more recent historical operating results. The Stanley Gibbons Group also trades on an irregular basis and at a very low stock price. Wharton concluded that the low stock price may attract speculative investors (as opposed to fundamental investors), rendering the application of market-based valuation ratios to fundamental investment characteristics of limited analytical use. Consequently, Wharton concluded that the guideline company analysis should be considered as an adjunct only to the more rigorous discounted cash flow method, and not as a primary method, in arriving at an implied range of values for the Primary Companies.


PREMIUM PAID ANALYSIS (on Controlling Interests)

Wharton reviewed the purchase price per share premiums paid in publicly disclosed mergers and acquisitions (domestic and international) in non-financial industries announced and completed since December 31, 2001 with market value of total enterprise below $25.0 million. This analysis indicated median premiums to the target's closing price five days prior to the announcement as set forth in the following table:

==========================================================================
All Transactions                                                  33.3%
Domestic (U.S. Targets Only) Transactions                         33.3%
International (International Targets Only) Transactions           32.3%
==========================================================================

----------------------
25   Excluding eBay, Inc.
26   On a minority interest basis.
27   Ibid.

                       Wharton Valuation Associates, Inc.

Wharton reduced the control premium applicable to the Primary Companies from the median of approximately 33% to 25% to reflect the fact that the Primary Companies are not publicly held and suffer from a level of illiquidity that the target companies that were the source of the control premium analysis do not suffer. The application of a control premium of 25% to the implied range of values derived from the guideline company analysis resulted in an implied valuation range of $0.79 to $5.81 per share(28), based on 3,729,226 Purchase Shares issued. This range of values also overlaps the previously determined total value of the Purchaser Shares received by the Seller and serves to further confirm the reasonableness of the Transaction value.


CONCLUSION OF VALUE

Taking all factors into consideration, Wharton concluded that from a financial point of view, the Transaction is fair to the stockholders of GMAI.


-------------------------
28   On a controlling interest basis.

                       Wharton Valuation Associates, Inc.


                                   SCHEDULE I

================================================================================
       Companies:                                        Percentage Acquired
       ----------                                        -------------------
o     Corinphila Auktionen AG                                    65%
o     Auctentia S.L. Auctions Division                           100%
o     Auctentia Deutschland GmbH                                 100%
o     H. Kohler Berliner Briefmarken-Auktionen GmbH             66.7%
o     H. Kohler Auktionshaus GmbH & Co. KG                       100%
o     H. Kohler Verwaltungs GmbH                                 100%
o     H. Kohler Briefmarkenhandel GmbH & Co. KG                  100%
===============================================================================

                                   Appendix H

                   Appraisal of Stamp Inventory by Scrivener's

                    Scrivener's. Stamps, Coins & Collectibles
                    178 Maplewood Avenue, Maplewood, NJ 07040

Tel: 973 762-5650                                             Fax: 973 762-4256

GREG MANNING AUCTIONS, INC.
775 Passaic Avenue
West Caldwell, NJ 07006

Att. Mr. Greg Manning

Dear Mr. Manning:

Enclosed herewith find the appraisal of the stock belonging to the Afinsa Group, seen by me in Madrid on December 12th and 13th 2002.

Thank you for confidence in me to perform this vast task. If I can be of further assistance please do not hesitate to contact me.

Yours sincerely



Norman R. Scrivener.

December 16th 2002

                    Scrivener's. Stamps, Coins & Collectibles
                    178 Maplewood Avenue, Maplewood, NJ 07040

Tel: 973 762-5650                                            Fax: 973 762-4256

The philatelic properties appraised herewith were valued at the request of Greg Manning Auctions, Inc. It is understood that each group was examined at random, with individual selections within those groups. I have appraised these items based on auction realizations, current price realizations on eBay, wholesale transactions and discounted retail listings. In addition, I am a New York City licensed auctioneer and I am frequently engaged to call public auction sales, this affording me access to the auction market on a regular basis.

Group A. Spain and Spanish Colonies: An extensive selection of proofs, essays, mint and used items with many major pieces and collections.
                                                               US $2,000,000.00

Postal History of Spain and Colonies: A world class inventory of classic to latter items, again with many exhibition quality pieces.
                                                               US $750,000.00

Group A. Worldwide Foreign: A superlative inventory of individual stamps, proofs, essay and collections, with many awarding winning items.
                                                               US $4,000,000.00

Postal History of the World: An extremely well rounded grouping of postal history items with classic through latter periods with strength in some Western European countries.
                                                               US $1,000,000.00

Group B. An extensive retail stock of medium(100E) to less expensive (1E)sets, multiples, proofs, essays, color trials, thematics, etc.
                                                               US $ 800,000.00

Back-Up Stock (Profoundidad) of medium to lower priced sets, proofs, trials etc. with some in large quantities, including Disney and Burundi.
                                                               US $ 850,000.00

Auctentia: Worlwide medium to less expensive items similar to the Profoundidad group. It should be noted that this group was not physically seen by me and the evaluation is based on the supplied information and discussions.
                                                                US $ 65,000.00

Tubes: material in large multiples of color trials, proof sheets etc.
                                                                US $ 20,000.00

New issues: Extensive new issue group of more recent years, with quantities from 1 to 25, arranged chronologically.
                                                                US $ 50,000.00

Coins: A numismatic inventory of medium price items selected for sale at auction or fixed price sales. Please note that this material was not available for physical examination and the evaluation is based on discussions and computer generated information provided for my use.
                                                                US $ 500,000.00

Miscellaneous material. Groupings of material not yet catalogued or entered into the computer and value is based primarily on conversations with staff members.
                                                                US $ 285,000.00

                                                 GRAND TOTAL: US $10,320,000.00

I, Norman R. Scrivener, have examined the above listed material and estimate the Fair Market Values to be TEN MILLION THREE HUNDRED TWENTY THOUSAND DOLLARS ($10,320,000.00).
l have no vested or personal interest in these items.




NORMAN R. SCRIVENER
December 16th 2002

                    Scrivener's. Stamps, Coins & Collectibles
                    178 Maplewood Avenue, Maplewood, NJ 07040

Tel: 973 762-5650                                             Fax: 973 762-4256

                               Norman R. Scrivener
                    Consultant and Appraiser of collectibles.

Education:
----------
1965-68 Baruch College of New York
1955-60 College St. Pierre, Leigh-on-Sea, England

Association Memberships:
------------------------
American Stamp Dealers Association
American Philatelic Society
The Manuscript Society
American Numismatic Association

Consultant:
-----------
William Doyle Galleries of New York
R.M. Smythe & Co. Inc.
Collectibles of Stamps, coins, sports cards, comics and autographs.

Bonded and License New York City Auctioneer.
-------------------------------------------
License No. 0695072

                    Scrivener's. Stamps, Coins & Collectibles
                    178 Maplewood Avenue, Maplewood, NJ 07040

Tel: 973 762-5650                                             Fax: 973 762-4256

                                   REFERENCES
      The following is a list of companies or institutions for whom I have completed appraisals of philatelic and numismatic properties.

WILLIAM DOYLE GALLERIES
Att. Ms. Joanne mournet
175 East 87th Street
New York, NY 10128                                       212 427-2730

LINCOLN GALLERIES
Att. Mr. Reg T. Blauvelt, 111
225 Scotland Road
Orange, NJ 07050                                         973 677-2000

GREG MANNING AUCTIONS, INC.
Att. Mr. Greg Manning
775 Passaic Avenue
West Caldwell, NJ 07006                                  973 882-0004

NEW YORK DISTRICT ATTORNEYS OFFICE
Att. Mrs. Ellen C. Biben, DA.,
One Hogan Place
New York, NY 10013                                       212 335-3774

R.M. SMYTHE & CO, INC.
Att. Mrs. Diana Herzog
26 Broadway, Suite 271
New York, NY 07901                                       212 943-1880

SUMMIT BANK, TRUST DEPARTMENT
Att. Ms. Maureen West
40 Beechwood Road
Summit, NJ 07901                                         908 522-8441

                                   Appendix I


                   Appraisal of Art Inventory by Scrivener's

                    Scrivener's. Stamps, Coins & Collectibles
                    178 Maplewood Avenue, Maplewood, NJ 07040


Tel: 973 762-5650                                             Fax: 973 762-4256


GREG MANNING AUCTIONS, INC.
775 Passaic Avenue
West Caldwell, NJ 07006                                         March 24th 2003

Att. Mr. Greg Manning

Dear Mr. Manning:

I have previously provided an appraisal, dated December 16th 2002 of certain philatelic properties belonging to the AFINSA Group. Based on the current market conditions there is no change in value of these inventories as of March 21st. 2003.

I have also reviewed the group's inventory of fine art, photographs and sculptures submitted to me. I estimate the Fair Market value to be $1,300,000.00

If I can be of further assistance to you please call.

Yours sincerely



Norman R. Scrivener

                                   Appendix J



               GMAI Form 10-Q for the Period Ended March 31, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2003
                              ---------------

                                   OR

[  ]  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934

For the transition period ________ to ________


                         Commission file number 1-11988


                           GREG MANNING AUCTIONS, INC.
             (Exact name of Registrant as specified in its Charter)


          Delaware                                               22-2365834
 -----------------------------                                -----------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


        775 Passaic Avenue
     West Caldwell, New Jersey                                      07006
 --------------------------------------                           ----------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (973) 882-0004
                                                     --------------

Check whether the Issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to filing requirements for the past 90 days.
Yes   X         No   _____
   ------

As of May 9, 2003, Issuer had 12,705,804 shares of its Common Stock outstanding.

                           GREG MANNING AUCTIONS, INC.

                                Table of Contents

                                                                     Page Number
                                                                     -----------

PART I.     FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements (Unaudited)

        Condensed Consolidated Balance Sheets at
        June 30, 2002 and March 31, 2003                                   3

        Condensed Consolidated Statements of Operations for the
        three and nine months ended March 31, 2002 and 2003                4

        Condensed Consolidated Statements of Stockholders'
        Equity for the nine months ended March 31, 2003                    5

        Condensed Consolidated Statements of Cash Flows for the
        nine months ended March 31, 2002 and 2003                          6

        Condensed Consolidated Statement of Comprehensive Income
        (Loss) for the nine months ended March 31, 2002 and 2003           7

        Notes to Condensed Consolidated Financial Statements               8

Item 2. Management's Discussion and Analysis of
        Financial Condition and Results of Operations                     18

Item 3. Quantitative and Qualitative Disclosures About Market Risk        26

PART II.    OTHER INFORMATION

Item 1. Legal Proceedings                                                 27

Item 2. Changes in Securities                                             27

Item 3. Defaults Upon Senior Securities                                   27

Item 4. Submission of Matters to a Vote of Security Holders               27

Item 5. Other Information                                                 27

Item 6. Exhibits and Reports on Form 8-K                                  27

Signatures                                                                29

PART I. FINANCIAL INFORMATION


                           GREG MANNING AUCTIONS, INC.
                      Condensed Consolidated Balance Sheets
                  (amounts in thousands except per share data)

                                                                      June 30,        March 31,
                                                                        2002            2003
                                                                     ----------      ----------
                      Assets                                         (Audited)       (Unaudited)
                     -------
 Current Assets

  Cash and Cash Equivalents                                          $  2,169          $  1,148
  Accounts Receivable, net
      Auctions and Trade Receivable                                     6,979             7,992
      Advances to Consignors                                            1,164               950
      Other                                                              --                  88
  Inventory                                                            11,425            12,583
  Prepaid Expenses                                                        380               886
                                                                     --------          --------
      Total Current Assets
                                                                       22,117            23,647

Property and Equipment, Net                                               948               776
Goodwill, Net                                                           1,516             1,516
Other Purchased Intangibles, Net                                        1,065             1,019
Marketable Securities                                                      76                52
Other Non-Current Assets
  Loans Receivable - Related Party                                       --                 600
  Inventory                                                             1,400             1,400
  Other                                                                   226               209
                                                                     --------          --------
      Total Assets                                                   $ 27,348          $ 29,219
                                                                     ========          ========

            Liabilities and Stockholders' Equity
            ------------------------------------

Current Liabilities

  Demand Notes Payable                                               $  1,400          $    140
  Notes Payable and Capital Leases                                      5,657             5,266
  Payable to Third Party Consignors                                     2,945             3,328
  Accounts Payable                                                      4,062             6,521
  Advances Payable                                                       --                 513
  Accrued Expenses                                                      1,512               986
                                                                     --------          --------
      Total Current Liabilities                                        15,576            16,754
  Notes Payable and Capital Leases - Long Term                            116                65
                                                                     --------          --------
      Total Liabilities                                                15,692            16,819

Stockholders' Equity

Preferred Stock, $.01 par value. Authorized
  10,000 shares; none issued
Common Stock, $.01 par value
  Authorized: 40,000 shares
  Issued: June 30, 2002-13,072 shares                                     130               130
  Issued: March 31, 2003-13,074 shares
Additional paid in capital                                             45,842            45,846
Accumulated other comprehensive income:
  Unrealized loss on marketable securities
      net of tax                                                         (309)             (333)
Accumulated Deficit                                                   (31,459)          (30,695)
Treasury stock, at cost:
  368 shares at June 30 and March 31,
  2003, respectively                                                   (2,548)           (2,548)
                                                                     --------          --------
      Total Stockholders' Equity                                       11,656            12,400
                                                                     --------          --------
      Total Liabilities and Stockholders' Equity                     $ 27,348          $ 29,219
                                                                     ========          ========

      See accompanying notes to condensed consolidated financial statements


                           GREG MANNING AUCTIONS, INC.
                      Consolidated Statements of Operations
                  For the Three and Nine Months Ended March 31,
                  (amounts in thousands except per share data)
                                   (Unaudited)

                                                       Three Months Ended                     Nine Months Ended
                                                            March 31,                             March 31,
                                                   ----------------------------           ---------------------------
                                                      2002               2003               2002               2003
                                                   ---------           --------           --------           --------

Operating Revenues
 Sales of merchandise                               $ 20,964           $ 25,619           $ 55,330           $ 68,446
 Commissions earned                                    1,089                976              2,839              2,918
                                                    --------           --------           --------           --------
 Total Revenues                                       22,053             26,595             58,169             71,364

 Cost of merchandise sold                             19,403             23,386             50,934             63,255
                                                    --------           --------           --------           --------
 Gross profit                                          2,650              3,209              7,235              8,109

 Operating Expenses
General and Administration                             1,116              1,220              3,493              3,773
 Salaries and Wages                                    1,093              1,232              3,307              3,547
Depreciation and Amortization                            343                121              1,046                365
 Marketing                                               402                435              1,082              1,146
                                                    --------           --------           --------           --------
Total Operating Expenses                               2,954              3,008              8,928              8,831
                                                    --------           --------           --------           --------
Operating Income (Loss)                                 (304)               201             (1,693)              (722)
                                                    --------           --------           --------           --------

 Other Income (expense)
 Interest Income                                          62                 48                130                115
 Interest Expense                                       (222)              (213)              (603)              (664)
Loss from operations of investee                        --                 --                 (250)              --
Gain from sale of investee-related
  party                                                 --                2,035               --                2,035
                                                    --------           --------           --------           --------
Income (Loss) before income taxes                       (464)             2,071             (2,416)               764
 Provision for income taxes                              200               --                  200               --
                                                    --------           --------           --------           --------
 Net Income (Loss)                                  $   (664)          $  2,071           $ (2,616)          $    764
                                                    ========           ========           ========           ========

 Basic Earnings (Loss) per Share
Weighted average shares outstanding                   12,695             12,704             12,323             12,704
 Basic Earnings (Loss) per share                    $  (0.05)          $   0.16           $  (0.21)          $   0.06
                                                    ========           ========           ========           ========

Diluted Earnings (Loss) per Share
Weighted average shares outstanding                   12,695             12,818             12,323             12,758

 Diluted Earnings (Loss) per share                  $  (0.05)          $   0.16           $  (0.21)          $   0.06
                                                    ========           ========           ========           ========

     See accompanying notes to condensed consolidated financial statements


                           GREG MANNING AUCTIONS, INC.
            Condensed Consolidated Statement of Stockholders' Equity
                         July 1, 2002 to March 31, 2003
                             (amounts in thousands)
                                   (Unaudited)

                                                                            Unrealized
                                         Common Stock         Additional     Gain(Loss)                                 Total
                                   ------------------------    Paid-In      On Marketable   Accumulated   Treasury   Stockholders'
                                     Shares         $          Capital       Securities       Deficit       Stock       Equity
                                   ----------    ----------   ----------    -------------   -----------   ---------  ------------

Balance, June 30, 2002               13,072      $   130        45,842       $  (309)         (31,459)     $(2,548)     $11,656

Exercise of stock options                 2            4             4

 Unrealized loss from
    Marketable securities               (24)         (24)

 Net Loss, March 31,2003                764          764
                                    -------      -------       -------       -------          -------      -------      -------
 Balance, March 31,2003              13,074          130       $45,846          (333)         (30,695)     $(2,548)     $12,400
                                    =======      =======       =======       =======          =======      =======      =======

      See accompanying notes to condensed consolidated financial statements


                           GREG MANNING AUCTIONS, INC.
                 Condensed Consolidated Statements of Cash Flows
                       For the Nine Months Ended March 31,
                             (amounts in thousands)
                                   (Unaudited)

                                                                            2002            2003
                                                                          --------         -------

 Cash flows from operating activities:
    Net Income (Loss)                                                     $(2,616)         $   764
    Adjustments to reconcile net loss to net cash
      from operating activities:
       Depreciation and amortization                                        1,046              344
       Provision (recovery) for bad debts                                     (64)              58
       Common Stock issued for services                                       209             --
      Equity in loss of equity method investee                                250             --
      Gain on sale of investee-related party                                 --             (2,035)
      Deferred tax (benefit) expense                                          200             --
       (Increase) decrease in assets: Auctions receivable                   1,862           (1,105)
         Advances to consignors                                              (560)             249
         Other                                                               --                (88)
         Inventory                                                             95           (1,157)
         Prepaid expenses and deposits                                        130             (507)
         Other assets                                                        (177)              17
       Increase (decrease) in liabilities:
         Payable to third-party consignors                                   (291)             382
         Accounts payable                                                    (683)           2,459
         Accrued expenses and other liabilities                              (969)            (528)
         Advances Payable                                                    --                513
         Advance from Related Party                                           (90)            --
                                                                          -------          -------

                                                                           (1,658)            (634)

Cash flows from investing activities
    Capital expenditures for property and equipment                           (95)            (126)
    Loans Receivable - Related Party                                         --               (600)
    Investment in equity method investee                                     (250)
   Proceeds from sale of investee-related party                              --              2,035
                                                                          -------          -------

                                                                             (345)           1,309
Cash flows from financing activities:
    Net proceeds from (repayment of) demand notes payable                  (6,500)          (1,260)
    Net proceeds from (repayment of ) loans payable                         6,806             (440)
   Proceeds from exercise of stock options                                   --                  4
    Proceeds from sale of Common Shares                                     1,950             --
                                                                          -------          -------

                                                                            2,256           (1,696)

Net change in cash and cash equivalents                                       253           (1,021)
Cash and cash equivalents:
    Beginning of period                                                     2,158            2,169
                                                                          -------          -------
    End of period                                                         $ 2,411          $ 1,148
                                                                          =======          =======

      See accompanying notes to condensed consolidated financial statements

                           GREG MANNING AUCTIONS, INC.
        Condensed Consolidated Statements of Comprehensive Income (Loss)
                       For the Nine Months Ended March 31,
                             (amounts in thousands)
                                   (Unaudited)


                                                             2002         2003
                                                           --------     --------

Net Income(Loss)                                           $(2,616)     $   764

Other Comprehensive Income (Loss)
      Unrealized loss on securities, net of tax                (56)         (24)
                                                           -------      -------
                                                           $(2,672)     $   740
                                                           =======      =======

     See accompanying notes to condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements
(amounts in thousands except per share amounts or as noted)

(1)  Organization, Business and Basis of Presentation

      Greg Manning Auctions, Inc. together with its wholly-owned subsidiaries, Ivy and Mader Philatelic Auctions, Inc., Greg Manning Galleries, Inc., Teletrade Inc., Spectrum Numismatics International, Inc., and Kensington Associates L.L.C. (the "Company") is an eCommerce and collectibles company as well as a public auctioneer of collectibles, including rare stamps, stamp collections and stocks, sports trading cards and memorabilia, fine art and coins. The Company conducts both in-person event auctions and electronic auctions via the Internet and touch-tone telephone. The Company accepts property for sale at auctions from sellers on a consignment basis, and earns a commission on the sale.

      The accompanying condensed consolidated balance sheets as of June 30, 2002 and March 31, 2003 and related condensed consolidated statements of operations, stockholders' equity, cash flows and comprehensive income for the three and nine month periods ended March 31, 2002 and 2003 have been prepared from the books and records maintained by the Company, in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and disclosures thereto in the Company's Form 10-K for the year ended June 30, 2002 filed with the Securities and Exchange Commission. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

(2) Summary of Certain Significant Accounting Policies

Revenue Recognition

      The Company accounts for revenue recognition in accordance with Staff Accounting Bulletin No. 101, ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements, and Emerging Issues Task Force ("EITF") Issue No. 99-19 "Reporting Revenue Gross as a Principal vs. Net as an Agent" which provides guidance on the recognition of revenue gross as a principal versus net as an agent.

     The Company derives revenues from two primary sources:

1.    Auction Revenue:

      Revenue is recognized when consigned collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

      The Company also sells its own inventory at auction. Revenue of owned inventory is recognized when sold at auction. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Additionally, the Company is entitled to auction commissions paid by the buyer. Sales returns have not been material.

2.    Private Treaty Sales:

      Private treaty sales represent sales of consigned property and sales of owned inventory.

      Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company, or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

      Private treaty sales of owned inventory occur when the Company sells its goods directly to a customer either wholesale or retail. Revenue with respect to private treaty revenues is recognized when delivered or released to the customer for acceptance or to a common carrier for delivery. Such amounts of revenue are recorded on a gross basis as sales of merchandise. Sales returns have not been material.

      The Company does not provide any guarantee with respect to the authenticity of property offered for sale at auction. Each lot is sold as genuine and as described by the Company in the catalogue. When however, in the opinion of a competent authority mutually acceptable to the Company and the purchaser, a lot is declared otherwise, the purchase price will be refunded in full if the lot is returned to the Company within a specified period. In such event, the Company will return such lot to the consignor before a settlement payment has been made to such consignor for the lot in question. To date, returns have not been material. Large collections are generally sold on an "as is" basis.

Principles of Consolidation

      The consolidated financial statements of the Company include the accounts of its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for all investments in investees under the cost method of accounting when such investment ownership is less than 20%. The Company accounts for investments in investees under the equity method of accounting when the Company owns more than 20% of the entity, but less than majority owned and not otherwise controlled by the Company. At March 31, 2003 the Company did not have any ownership interests in any investees.

Accounts Receivable

       Accounts receivable consists of auction or trade receivables and consignor advances.

       Auction or trade receivables represent sales made to customers for which short-term credit extensions are granted, which generally are not extended beyond 90 days.

      Advances to consignors represent advance payments, or loans, to the consignor prior to the auction sale, collateralized by the items received and held by the Company for the auction sale and the proceeds from such sale. Interest on such amounts is generally charged at an annual rate of 12%. Such advances generally are not outstanding for more than six months from the date of the note.

      As of June 30, 2002 and March 31, 2003, the allowance for doubtful accounts included in auction receivables was approximately $1,077 and $1,151, respectively.

Intangible Assets

      Goodwill

       Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS"), No. 142, "Goodwill and Other Intangible Assets". SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, if any, and reviewed for impairment in accordance with SFAS Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Upon adoption, the Company re-evaluated the future estimated useful lives of its intangible assets that have an indefinite life.

       SFAS 142 is effective for the Company for fiscal 2003. Accordingly, the Company no longer amortizes its goodwill and is required to complete a two-step test for impairment annually. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of the impairment loss, if any.

       The Company evaluates the recoverability of goodwill and intangible assets using undiscounted cash flows which determines if the carrying value of goodwill and other intangibles are impaired. The amount of impairment is measured based on discounted future cash flows using the Company's average cost of funds. Annually the Company performs this analysis with assistance from an independent valuation expert. The tests the Company performs compares the expected future discounted cash flows for a five-year period, to the carrying amount of the long-lived assets resulting from purchase business combinations. In performing these analyses, the Company uses the best information available in the circumstances including reasonable and supportable assumptions and projections. Total accumulated amortization of goodwill at June 30, 2002 and March 31, 2003 was approximately $6,936.

The following table presents the transitional disclosures required by SFAS 142:

     (Dollars in thousands, except per share data)
                                                            March 31,
                                                        2003           2002
                                                      --------      ----------
Reported net income (loss)                            $    764      $  (2,616)
Add back: Amortization of goodwill                        --              392
                                                       -------      ---------
Adjusted net income (loss)                            $    764      $  (2,224)
                                                       =======      =========

BASIC EARNINGS(LOSS) PER COMMON SHARE:
Reported net income (loss)                            $    .06      $   (0.21)
Add back: Amortization of goodwill                        --              .03
                                                       -------      ---------
Adjusted net income (loss)                            $    .06      $   (0.18)
                                                       =======      =========

DILUTED EARNINGS(LOSS) PER COMMON SHARE:
Reported net income (loss)                            $    .06      $   (0.21)
Add back: Amortization of goodwill                        --             0.03
                                                       -------      ---------
Adjusted net income (loss)                            $    .06      $   (0.18)
                                                       =======      =========

      Other Purchased Intangibles

At June 30, 2002 and March 31, 2003, acquired intangible assets were comprised of the following (in thousands):


June 30, 2002                Estimated
                            Useful Lives   Gross Carrying   Accumulated    Net Book
                              (Years)          Amount       Amortization    Value
----------------------------------------------------------------------------------
Trademarks                        16         $ 3,000         $(2,015)      $   985
Customer Lists                     5           1,105          (1,025)           80
                             -------        -------          -------       -------
                                             $ 4,105         $(3,040)      $ 1,065
                                             =======         =======       =======


March 31, 2003              Estimated
                           Useful Lives   Gross Carrying   Accumulated    Net Book
                             (Years)          Amount       Amortization    Value
----------------------------------------------------------------------------------

Trademarks                        16         $ 3,000         $(2,061)      $   939
Customer Lists                     5           1,105          (1,025)           80
                             -------         -------         -------       -------
                                             $ 4,105         $(3,086)      $ 1,019
                                             =======         =======       =======


All of the Company's intangible assets are subject to amortization. Amortization expense including goodwill for acquired intangible assets for the three and nine months ended March 31, 2002 were approximately $131 and $392, respectively, and for the three and nine months ended March 31, 2003 were approximately $15 and $46, respectively.

Estimated amortization expense on an annual basis for the succeeding five years is as follows (in thousands):

Twelve Month Period Ended
March 31,                           Amount
-----------------------------------------------

2004                               $    62
2005                                    62
2006                                    62
2007                                    62
2008                                    62
Thereafter                             709
                                   -------
Total                              $ 1,019
                                   =======

Investments

      The Company accounts for marketable securities pursuant to the Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under this statement, the Company's marketable securities with a readily determinable fair value have been classified as available for sale and are carried at fair value with an offsetting adjustment to Stockholders' Equity. Net unrealized gains and losses for temporary changes in fair value of marketable securities are credited or charged to a separate component of Stockholders' Equity.

      Marketable securities available for sale as of June 30, 2002 and March 31, 2003 is as follows:

                                                          Market    Unrealized
                                              Cost        Value     Gain (Loss)
                                              ----        -----     -----------

June 30, 2002              Common Stock       $ 385       $  76        $(309)
                                              =====       =====        =====

March 31, 2003             Common Stock       $ 385       $  52        $(333)
                                              =====       =====        =====

Advances Payable

      Advances payable are cash advances on inventory consigned to a third party for sale by the third party at a later date at which time the advance will be deducted from the proceeds. The balances were $0 and $513 as of June 30, 2002 and March 31, 2003 respectively.

Earnings (loss) per common and common equivalent share

      Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of the outstanding options would be reflected in diluted earnings per share by application of the treasury stock method.

Comprehensive Income

      Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Accumulated other comprehensive income, as presented on the accompanying consolidated balance sheet consist of the net unrealized gains (losses) on securities, net of tax.


New Accounting Pronouncements

      Effective July 1, 2002, the Company adopted the Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". This statement is effective for the Company on July 1, 2002 (see intangible assets discussion above).

      Effective July 1, 2002, the Company adopted the SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 did not have a significant impact on the Company's financial statements.

      Effective July 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment Or Disposal of Long Lived Assets," which is effective for financial statements issued for fiscal years beginning after December 15, 2001. There was no impact from the adoption of this statement.

      In April 2002, the FASB issued SFAS No. 145, "rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 provides guidance for income statement classification of gains and losses of debt and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). SFAS No. 145 is effective for years beginning after December 15, 2002. The Company is evaluating the impact of SFAS No. 145.

      In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. There was no impact from the adoption of this statement.

      On October 1, 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutes." SFAS No. 147 removes acquisitions of financial institutions from the scope of FASB Statement No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions", and FASB No. 9 "Applying APB Opinion Nos. 16 and 17 "When a Savings and Loan Association or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method," and requires that those transactions be accounted for in accordance with FASB Statements Nos. 141 and 142. There was no impact from the adoption of this statement.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transaction for an entity that voluntarily changes to the fair value method of accounting for stock based compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. Accordingly, the Company has adopted the applicable disclosure requirements of this Statement within this report. The adoption of SFAS No. 148 is not expected to have a significant impact on the Company's financial disclosures.

        In November 2002, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which requires that guarantees within the scope of FIN 45 issued or amended after December 31, 2002, a liability for the fair value of the obligation undertaken in issuing the guarantee be recognized.
There was no impact from adoption FIN 45.

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities," which is effective for interim periods beginning after June 15, 2003. This Interpretation changes the method of determining whether certain entities should be included in the Company's Consolidated Financial Statements. An entity is subject to FIN 46 and is called a variable interest entity ("VIE") if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries." A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both. The Company is currently evaluating the impact of FIN 46.

(3) Inventories

      Inventories as of June 30, 2002 consisted of the following:

                                      Current   Non-current     Total
                                      -------   -----------    --------

  Stamps                              $   692    $   100       $   792
  Sports Collectibles                   1,208        500         1,708
  Coins                                 9,438        350         9,788
  Art                                      50        250           300
  Other                                    37        200           237
                                      -------    -------       -------
                                      $11,425    $ 1,400       $12,825
                                      =======    =======       =======

Inventories as of March 31, 2003 consisted of the following:

                                      Current   Non-current     Total
                                      -------   -----------    --------

  Stamps                              $ 1,419    $   100       $ 1,519
  Sports Collectibles                     543        500         1,043
  Coins                                10,546        350        10,896
  Art                                      37        250           287
  Other                                    38        200           238
                                      -------    -------       -------
                                      $12,583    $ 1,400       $13,983
                                      =======    =======       =======


      The above inventory amounts reflect net realizable (LCM) allowances of approximately $2,432 and $2,385 at June 30, 2002 and March 31, 2003, respectively. The non-current inventory represents an estimate of total inventory, which is not expected to be sold within one year.

           Inventories are stated at the lower of cost or market. In instances where bulk purchases are made, the cost allocation is based on the relative market values of the respective goods. The Company has agreements with certain suppliers to share the net profits or losses attributable to the sale of specific items of inventory.


(4) Related-party Transactions

      Certain directors of the Company provide legal, computer and consulting services to the Company. Such expenditures were approximately $51 and $187 for the three and nine months ended March 31, 2002 and $122 and $400 for the three and nine months ended March 31, 2003, respectively of which $85 and $298 were charged to operations in the three and nine months ended March 31, 2003 respectively.

      For the nine months ended March 31, 2002 and 2003, purchases of approximately $3,180 and $4,612 respectively and sales of approximately $630 for the nine months ended March 31, 2003 were made to a former stockholder of Spectrum, who is a current stockholder of the Company. Additionally consulting fees in the amount of $28 and $393 were paid to this party for the nine months ended March 31, 2002 and 2003 respectively.

      For the three months ended March 31, 2003 the Company purchased from Afinsa Bienes Tangibles, S.A. ("Afinsa"), which owns 43% of the outstanding shares of the Company's common stock, stamp inventory in the amount of approximately $193.

             During the three and nine months ended March 31, 2002, the Company paid Mr. Manning approximately $0 and $32, respectively, of debt guarantee fees. These fees totaled $0 for the three and nine months ended March 31, 2003.

      On June 17, 2002, the Company entered into an employment agreement with Mr. Roberts, a director of the Company. In connection with the employment agreement, the Company made available to Mr. Roberts a non-interest bearing loan in the amount of $600. The loan is required to be repaid on an annual basis in six equal installments commencing February 18, 2006; provided that if Mr. Roberts is employed by the Company on the date that an installment is due, that installment payment will be forgiven, and that if his employment is terminated for death, disability, without cause or with good reason (as defined), then the entire loan will be forgiven at the date of termination. If Mr. Roberts' employment terminates for cause or without good reason, then the outstanding amount of the loan will accelerate and be due and payable within 30 days of the date of termination. An aggregate of $600 has been disbursed under the loan agreement through the balance sheet date.

      During March 2003 the Company sold all of its outstanding interest in GMAI-Asia.com to Afinsa for $2,035 which consisted of 8,140,000 shares of GMAI-Asia.com common stock. Such amount is included in the accompanying consolidated statement of operations as gain on sale of investee. At June 30, 2002 the Company maintained 45.2% ownership interest which was reduced to 8.2% during fiscal 2003. The Company's portion of accumulated losses exceeded its investment in GMAI-Asia.com and accordingly the investment was reduced to zero as of June 30, 2001. The proceeds from this sale were used to pay off the outstanding revolving line of credit with Afinsa.

(5) Debt

      The Company on April 17, 2003 entered into a revolving credit agreement with Banco Santander Central Hispano, S.A. with a credit facility of up to $2,500. Borrowings under this facility bear interest at a rate of prime plus ..25%. The agreement has been guaranteed by Afinsa and requires that Auctentia, S.A. maintain at least 43% of all of authorized issued and outstanding shares of voting stock of the Company. The agreement expires on April 12, 2004. The agreement contains other standard agreements and covenants.

      The Company has a revolving credit agreement with Afinsa to provide the Company with a credit facility of up to $2,000. Borrowings under this facility bear interest at an annual rate of 8%. The agreement also provides that any borrowings not repaid in accordance with the terms of the agreement may be converted into GMAI stock at the discretion of Afinsa. All borrowings under this agreement have been repaid. At June 30, 2002 and March 31, 2003, borrowing under this facility totaled $1,400 and $0 respectively.

      The Company has a note payable collateralized by specific coin inventory with an interest rate of 9% with quarterly payments of $500 commencing April 2002 until the note is repaid in June 2003. Total borrowing under this note totaled $1,450 at June 30, 2002 and $675 at March 31, 2003.

      Additionally the Company obtained a secured loan from a privately held capital coin fund which is due December 31, 2003. This loan is collateralized by certain inventories and bears interest at a rate of 10% per annum. Borrowing under this line of credit totaled $4,000 at June 30, 2002 and $4,000 at March 31, 2003.

      There is an advance from a consignor which was, upon settlement, converted to a demand loan bearing an interest rate of 8% per annum in the amount of $140 at June 30, 2002 and March 31,2003. This loan was paid of on April 18, 2003.

      The Company also has a short term advance from a private investor in the amount of $500 bearing an interest rate of 12%. The advance was repaid by April 28, 2003.

      The remaining notes payable consist of capital leases for the purchase of equipment and they carry interest rates ranging from 13% to 21%. Total borrowings under the leases totaled $183 and $156 at June 30, 2002 and March 31, 2003.

(6) Major Customers

      The Company had one major customer that accounted for approximately 14% of total revenue during the nine months ended March 31, 2003 and 5% of accounts receivable at March 31, 2003. Such customer has certain supply and sales agreements with the Company. Major customers are considered to be those that accounted for more than 10% of sales.


(7) Stock-Based Compensation

      The Company accounts for stock option plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income (loss), as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," the effect on net income (loss) and net income (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation is as follows:

                                           Three Months         Nine Months
                                              Ended                Ended
                                             March 31,           March 31,
                                        ------------------   -------------------
                                          2002      2003       2002      2003
                                        ------------------   -------------------

 Net income (loss) - as reported        $  (664)   $ 2,071   $(2,616)   $   764

Deduct:
Total stock-based employee
compensation expense determined
under fair value based method for
all awards, net of related tax
  effects                                   500      1,300     1,550      1,900
                                        -------    -------   -------    -------
Pro forma net income (loss)             $(1,164)   $   771   $(4,166)   $(1,136)
                                        =======    =======   =======    =======

Net income (loss) per share:
Basic and diluted earnings (loss)
  per share - as reported               $ (0.05)   $  0.16   $ (0.21)   $  0.06
Basic and diluted earnings (loss)
per share - proforma                    $ (0.09)   $  0.06   $ (0.34)   $ (0.09)
                                        =======    =======   =======    =======


(8) Stock Option Exchange Offer

      On July 2, 2002, the Company commenced a tender offer to certain eligible employees to exchange outstanding options to purchase shares of the Company's common stock granted under the GMAI 1997 Stock Incentive Plan that had an exercise price of $2.00 or more, for new options to purchase shares of the Company's common stock to be granted under the 1997 Plan on or about February 4, 2003. The offer expired on July 30, 2002. Pursuant to the terms and conditions of the offer, the Company accepted for exchange on July 31, 2002 tendered old options exercisable for a total of 1,380,375 shares of common stock and canceled all such old options. Subject to the terms and conditions of the offer, the Company granted new options to purchase a total of 1,380,375 shares of common stock on February 4, 2003. The exercise price of the new options was $2.00 which was the closing price of the Company's common stock as reported on the NASDAQ National Market on the date of grant.

(9) Earnings (loss) per share

The following table sets forth the computations of basic earnings (loss) per share and diluted earnings (loss) per share:


                                          Three Months           Nine Months
                                             Ended                 Ended
                                            March 31,             March 31,
                                     --------------------   --------------------
                                       2002        2003        2002       2003
                                     --------------------   --------------------
 BASIC EARNINGS (LOSS) PER SHARE:

 Numerator:

 Earnings  (loss) available to
   common stockholders               $   (664)   $  2,071   $ (2,616)   $    764

Denominator:
Weighted average common shares
 outstanding                           12,695      12,704     12,323      12,704

Net earnings  (loss) per share: -
 Basic                                  (0.05)       0.16      (0.21)       0.06
                                     ========    ========   ========    ========

DILUTED EARNINGS (LOSS) PER SHARE:
 Numerator:
 Earnings  (loss) available to
   common stockholders               $   (664)   $  2,071     (2,616)        764

Denominator:
Weighted average common shares
 outstanding                           12,695      12,704     12,323      12,704

Effect of dilutive securities -
 stock options                           --           114       --            54
                                     --------    --------   --------    --------
Weighted average common shares           --
 assuming dilution                     12,695      12,818     12,323      12,758

Net earnings  (loss) per share: -
  Diluted                               (0.05)       0.16      (0.21)       0.06
                                     ========    ========   ========    ========

(10) Supplementary Cash Flow Information

      Following is a summary of supplementary cash flow information:

                                Nine Months Ended
                                    March 31,
                                 (in thousands)

                                                          2002       2003
                                                         ------     ------

Interest paid                                             $603       $663
Income taxes paid                                           16        --

Summary of significant non-cash transactions:

Options issued relating to
Professional services                                      256       $--


(11) Potential Acquisition and Other Transactions - Related Party

      On January 23, 2003, the Company and Auctentia, S.L., a wholly owned subsidiary of Afinsa Bienes Tangibles, S.A., signed a definitive agreement, based on a June 17, 2002 letter of intent, for the acquisition by GMAI of Auctentia Subastas, S.L. of Spain, a majority interest in Corinphila Auktionen AG of Switzerland, and the Kohler group of auction companies of Germany, in exchange for the issuance of 3,729,226 shares of common stock. In addition, on that date the Company entered into two separate agreements to acquire from Auctentia, through the purchase of the entire equity interest of a wholly owned subsidiary, an inventory of stamps valued at approximately $10,150,000 and fine art valued at approximately $1,250,000, in exchange for the issuance of 6,444,318 shares of stock; and also to issue 2,826,456 shares of stock to Auctenta for $5,000,000 in cash.

      The issuance of shares by the Company is subject to shareholder approval, as well as other customary conditions. Shareholders holding approximately 60% of the outstanding shares of the Company have agreed, subject to certain conditions, to vote in favor of these transactions. The closing of each of these transactions, which is not conditioned upon the closing of the others, is expected to occur shortly after all necessary approvals are obtained.

      Currently Auctentia and its affiliates hold approximately 43% of GMAI's outstanding shares. If all three of the above transactions are consummated, Auctentia and its affiliates will own approximately 72% of the Company's stock.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

      This Report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company's expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes", or similar language. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. In evaluating the Company's business, prospective investors should carefully consider the information set forth below, and in the Company's Form 10-K, and in its Proxy Statement, filed with the Securities and Exchange Commission on October 25, 2002 in addition to the other information set forth herein. The Company cautions investors that its business and financial performance are subject to substantial risks and uncertainty.


Results of Operations (Amounts in thousands except as noted or per share information)

General

      The Company operates in one segment consisting of various collectibles, which are summarized in the accompanying table:

                                             For the Nine Months Ended
                                   ---------------------------------------------
                                          March 31,              Percentages
                                   ------------------------   ------------------
                                       2002       2003         2002        2003
                                     -------     ------       -------    -------
 Aggregate Sales                      71,467     84,005         100%        100%
                                     =======     ======      ======      ======
By Source:
    A. Auction                        16,137     15,559          23%         19%
    B. Sales of Inventory             55,330     68,446          77%         81%
                                      ------     ------      ------      ------
                                      71,467     84,005         100%        100%
                                      ======     ======      ======      ======

By Market:
    Philatelics                        7,674     10,929          11%         13%
    Numismatics                       55,791     70,602          78%         84%
    Sports Collectibles                2,743      2,338           4%          3%
    Art                                   36         42           0%          0%
    Other Collectibles                 5,223         94           7%          0%
                                      ------     ------      ------      ------
                                      71,467     84,005         100%        100%
                                      ======     ======      ======      ======

      Aggregate sales consist of the aggregate proceeds realized from the sale of property, which include the Company's commissions when applicable. Property sold by the Company is either consigned to it by the owner of the property, or is owned by the Company directly. Aggregate sales of the Company's inventory are classified as such without regard as to whether the inventory was sold at auction or directly to a customer. Aggregate sales by auction and by private treaty represent the sale of property consigned by third parties.

      The Company's revenues are represented by the sum of (a) the proceeds from the sale of the Company's inventory, and (b) the portion of sale proceeds from auction or private treaty that the Company is entitled to retain after remitting the sellers' share, consisting primarily of commissions paid by sellers and buyers. Generally, the Company earns a commission from the seller of 5% to 15% (although the commission may be slightly lower on high value properties) and a commission of 10% to 15% from the buyers.

      The Company's operating expenses consist of the cost of sales of the Company's inventory and general and administrative expenses and marketing expenses for the nine months ended March 31, 2002 and 2003. General and administrative expenses are incurred to pay employees and to provide support and services to those employees, including the physical facilities and data processing. Marketing expenses are incurred to promote the services of the Company to sellers and buyers of collectibles through advertising and public relations, producing and distributing its auction catalogs and conducting auctions.

Three months ended March 31, 2003
Compared with the three months ended March 31, 2002

      The Company recorded an increase in net revenues of approximately $4,542 (20%) from approximately $22,053 for the three months ended March 31, 2002 to approximately $26,595 for the three months ended March 31, 2003.

      Sales of owned inventory increased during the current period by approximately $4,655 (22%) and commissions earned decreased $113 (10%). The majority of the increase in sales of owned inventory was the result of increased coin sales of $4,169, which included approximately $3,677 of sales to its major customer with the remaining increase reflecting a general increase in the market for collectible coins. This increase was augmented by an increase of sales of stamps of approximately $718 in the quarter ended March 31, 2003. There was a minor decrease in the sale of sports for the quarter ended March 31, 2003 as compared to the quarter ended March 31, 2002.

      Gross profit increased approximately $559 (21%) from approximately $2,650 for the three months ended March 31, 2002 to approximately $3,209 for the three months ended March 31, 2003. Gross profit margins were 12% for the three months ended March 31, 2002 and 2003, respectively.

      The Company's operating expenses increased approximately $54 (2%) during the three months ended March 31, 2003 as compared to the same period in the prior year. Marketing expenses increased approximately $33 (8%), depreciation and amortization decreased approximately $222 (65%), salaries and wages increased approximately $139 (13%) and general and administrative expenses increased approximately $104 (9%). The increase in costs particularly salaries were due to the Company looking to expand the coin and stamp sales into new areas and the increase in overall revenue was reflective of that investment.

      These increased costs, although relatively minor, in combination with the large revenue increase, had the effect of decreasing operating costs as a percentage of operating revenue from 12% during the three months ended March 31, 2002 to 10% for the same period ended March 31, 2003. As compared to aggregate sales, these costs decreased slightly from 11% in March 2002 to 10% in 2003.

      Interest expense (net of interest income) for the three months ended March 31, 2003 increased approximately $5 from approximately $160 to approximately $165.

      The Company's effective tax rates for the three month periods ended March 31, 2002 and 2003 were approximately 0%, respectively. The rate is based on a full valuation allowance provided for all deferred tax attributes. This rate may change during the remainder of 2003 if operating results or acquisition related costs differ significantly from current projections.

      The Company's increase in operating profit of approximately $505 in addition to the gain of $2,035 for the sale of its investment in GMAI -Asia to Afinsa (related party) and offset by an increase in interest expense net of interest income of approximately $5 resulted in a net gain before income taxes of approximately $2,535 for the current three month period as compared to the three months ended March

31, 2002, from a loss of approximately $464 to a profit of approximately $2,071 for the three months ended March 31, 2002 and 2003, respectively.

Nine months ended March 31, 2003
Compared with the nine months ended March 31, 2002

      The Company recorded an increase in net revenues of approximately $13,195 (23%) from approximately $58,169 for the nine months ended March 31, 2002 to approximately $71,364 for the nine months ended March 31, 2003.

      Sales of owned inventory increased during the current period by approximately $13,116 (24%) and commissions earned increased $79 (3%). The entire increase in sales of owned inventory was the result of increased coin sales of $14,811, which included approximately $10,345 of sales to its major customer with the remaining increase reflecting a general increase in the market for collectible coins. There was also an increase of approximately $3,255 in sales of stamps due in large part to stronger stamp sales particularly in the 3rd quarter. There was a reduction in other collectibles of approximately $5,129 from the nine months ended March 31, 2002 versus the nine months ended March 31, 2003 due to the sale of the Comic division in the 2nd quarter of fiscal 2002. There was also a small decrease in the sale of sports memorabilia, which was reflective of the general slow down in that market.

      Gross profit increased approximately $874 (12%) from approximately $7,235 for the nine months ended March 31, 2002 to approximately $8,109 for the nine months ended March 31, 2003. Gross profit margins decreased from 12% to 11% for the nine months ended March 31, 2002 and 2003, respectively.

      The Company's operating expenses decreased approximately $97 (1%) during the nine months ended March 31, 2003 as compared to the same period in the prior year. Marketing expenses increased approximately $64 (6%), depreciation and amortization decreased approximately $681 (65%), salaries and wages increased approximately $240 (7%) and general and administrative expenses increased approximately $280 (8%). The increase in costs particularly salaries was due to the Company looking to expand the coin and stamp sales into new areas.

      These decreased costs, in combination with revenue increases, had the effect of decreasing operating costs as a percentage of operating revenue from 15% during the nine months ended March 31, 2002 to 12% for the same period ended March 31, 2003. As compared to aggregate sales, these costs decreased from 12% for the nine months ended March 31, 2002 to 11% for the nine months ended March 31, 2003.

      Interest expense (net of interest income) for the nine months ended March 31, 2003 increased approximately $76 from approximately $473 to approximately $549.

      The Company's effective tax rates for the nine month period ended March 31, 2002 and 2003 were approximately 0%, respectively. The rate is based on a full valuation allowance provided for all deferred tax attributes. This rate may change during the remainder of 2003 if operating results or acquisition related costs differ significantly from current projections.

      The Company's decrease in operating losses of approximately $971, offset by an increase in interest expense net of interest income of approximately $76 and with an increase of $2,035 for the sale of its investment in GMAI-Asia to Afinsa (a related party) in the nine months ended March 31,2003 as opposed to a $250 expense for GMAI-Asia in the nine months ended March 31,2002, resulted in an increase in profitability before income taxes of approximately $3,180, from a loss of approximately $2,416 to a profit of approximately $764 for the nine months ended March 31, 2002 and 2003, respectively.

 Liquidity and Capital Resources

      At March 31, 2003, the Company's working capital position was approximately $6,893 compared to approximately $6,541 as of June 30, 2002.This net decrease of approximately $169 was primarily due to increases in prepaid expenses of approximately $506, increases in inventory of approximately $1,158, a decrease in demand notes payable of approximately $1,260 and an increase in loans receivable - related party of $600. These gains were offset by an increase in accounts payable of approximately $2,459.

      The Company experienced an increase in cash flow from investing activities for the nine months ended March 31, 2003 of approximately $1,654. This was primarily attributable to the proceeds from the sale of an investee to Afinsa (a related party) of $2,035 with a decrease as a result of a loan to a related party of $600 and the acquisition of property and equipment and other purchased intangibles during the year.

      The Company experienced a decrease in cash flow from financing activities for the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002 of approximately $3,952. This was primarily to a decrease of demand notes payable and loans payable of $1,700 in the nine months ended March 31, 2003 as opposed to a net increase of $306 in the nine months ended March 31, 2002. Additionally there were proceeds from the sale of common shares of $1,950 in the nine months ended March 31, 2002 with $0 proceeds in the nine months ended March 31, 2003.

      The Company's need for liquidity and working capital is expected to increase as a result of any proposed business expansion activities. In addition to the need for such capital, and to enhance the Company's ability to offer cash advances to a larger number of potential consignors of property (which management believes is an important aspect of the marketing of an auction business). In addition, the Company will likely require additional working capital in the future in order to further expand its sports trading card and sports memorabilia auction business as well as to acquire collectibles for sale in the Company's business.

      Management believes that the Company's cash flow from ongoing operations supplemented by the Company's working capital credit facilities will be adequate to fund the Company's working capital requirements for the next 12 months. However, to complete any of the Company's proposed expansion activities or to make any significant acquisitions, the Company may consider exploring financing alternatives including increasing its working capital credit facilities or raising additional debt or equity capital.

      The decision to expand, the desired rate of expansion, and the areas of expansion will be determined by management and the Board of Directors only after careful consideration of all relevant factors. This will include the Company's financial resources and working capital needs, and the necessity of continuing its growth and position in its core business area of stamp auctions.

Risk Factors

      From time to time, information provided by the Company, including but not limited to statements in this report, or other statements made by or on behalf of the Company, may contain "forward-looking" information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve a number of risks and uncertainties. The Company's actual results could differ materially from those discussed in the forward-looking statements. The cautionary statements set forth below identify important factors that could cause actual results to differ materially from those in any forward-looking statements made by or on behalf of the Company:

     o The Company incurred a net loss of $13,177 for the fiscal year ended June 30, 2002. The Company is seeking to reduce operating expenses, optimize profitability and align resources with long-term business growth strategies, as well as to explore new sources of collectibles in an effort to increase margins and revenues from commissions. There can be no assurance, however, that these steps (or any others) will result in a significant improvement in the Company's financial condition, on either a short or long-term basis particularly in light of generally unfavorable economic conditions and changes in the collectibles marketplace.

     o There can be no assurance that the proposed transactions with Auctentia, S.L., as described above, will be consummated. The failure to consummate any of such transactions could have a material adverse effect on the business and operations of the Company.

     o If the revenue of the Company fails to offset operating expenses in the future, the Company may be required to fund future operations through the sale of additional common stock, which could cause the market price of the stock to decline, as well as have a dilutive effect on the value of the common stock currently outstanding.

     o The Company's debt agreements expire at various times during the next twelve months. The Company has previously been able to refinance or renegotiate these agreements in the past. There can be no assurance that the Company will be able to accomplish this in the future.

     o At times there may be a limited supply of collectibles available for sale by the Company, and such supply varies from time to time. While the Company generally has not experienced a lack of collectibles that has prevented it from conducting appropriately sized auctions on an acceptable schedule, no assurance can be given that the Company will be able to obtain consignments of suitable quantities of collectibles in order to conduct auctions of the size, and at the times, the Company may desire in the future. The Company's inability to do so would have a material adverse effect on the Company.

     o The development and success of the Company's business has been and will continue to be dependent substantially upon its President and Chief Executive Officer, Greg Manning. The unavailability of Mr. Manning, for any reason, would have a material adverse effect upon the business; operations and prospects of the Company if a suitable replacement were not engaged.

     o The development and success of Spectrum Numismatics, Inc's business has been and will continue to be dependent substantially upon its President, Greg Roberts. The unavailability of Mr. Roberts, for any reason, would have a material adverse effect upon the business; operations and prospects of the Company if a suitable replacement were not engaged.

     o The business of selling stamps, coins, and other collectibles at auction and in retail sales is highly competitive. The Company competes with a number of auction houses and collectibles companies throughout the United States and the world. While the Company believes that there is no dominant company in the stamp auction or collectibles business in which it operates, there can be no assurances that other companies with greater financial and other resources and name recognition will not enter the market.

     o    The Company may be adversely affected by the loss of a major customer.

     o The Company may be adversely affected by the costs and other effects associated with (i) legal and administrative cases and proceedings;
          (ii) settlements, investigations, claims and changes in those items; and (iii) adoption of new, or changes in, accounting policies and practices and the application of such policies and practices.

     o The Company's operations may be adversely affected by governmental regulation and taxation of the Internet, which is subject to change. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in there being enacted laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities, and jurisdictional issues. These laws could harm our business by increasing the Company's cost of doing business or discouraging use of the Internet.

     o The Company's business will be adversely affected if use of the Internet by consumers, particularly purchasers of collectibles, does not continue to grow. A number of factors may inhibit consumers from using the Internet. These include inadequate network infrastructure, security concerns, inconsistent quality of service and a lack of cost-effective high-speed service. Even if Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, many Web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of the Company's Web sites, could grow more slowly or decline.

     o In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress has passed the Internet Tax Information Act, which placed a moratorium on new state and local taxes on Internet commerce through November 1, 2003. There may, however, be enacted in the future laws that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

     o Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for the Company's services and increase its cost of doing business.

     o The Company holds rights to various Web domain names. Governmental agencies typically regulate domain names. These regulations are subject to change. The Company may not be able to acquire or maintain appropriate domain names in all countries in which it or its affiliates do business. Furthermore, regulations governing domain names may not protect the Company's trademarks and similar proprietary rights. The Company may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or diminish the value of the Company's trademarks and other proprietary rights.

     o The Company cannot accurately forecast revenues of its business. The Company may experience significant fluctuations in its quarterly operating results. Future fluctuations in operating results or revenue shortfalls could adversely affect the success of the Company.

     o The popularity of collectibles could decline. This could affect the market value of inventory the Company currently holds or may hold in the future.

     o The Company's future results of operations could be adversely affected by changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants.



This list should not be considered an exhaustive statement of all potential risks and uncertainties.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

      Market risk represents the risk of loss that may impact the financial position, results of operations or cash flows of the Company due to adverse changes in financial market prices, including interest rate risk, foreign currency exchange rate risk, investment risk, commodity price risk and other relevant market rate or price risks.

      The Company currently has no activities that would expose it to interest rate or foreign currency exchange rate risks.

Investment Risk. The Company maintains investments in equity instruments of public and privately held companies for business and strategic purposes. These investments are included in marketable securities and other long-term assets and are accounted for under the cost method when ownership is less than 20% and the Company does not have the ability to exercise significant influence over operations. For these investments, the Company's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired.

Commodity Price Risk. The Company may, at times, be exposed to commodity price risk on certain inventory products. The Company historically and currently has not experienced any significant commodity price risks.

Item 4. Controls and Procedures

      The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Within 90 days prior to the date of this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer along with the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14.

      Based upon the foregoing, the Company's Chief Executive Officer along with the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to the date the Company completed its evaluation.

            GREG MANNING AUCTIONS, INC.

Part II - OTHER INFORMATION


Item 1. Legal Proceedings

            None

Item 2. Changes in Securities

            None

Item 3. Defaults Upon Senior Securities

            None

Item 4. Submission of Matters to a Vote of Security Holders

            None

Item 5. Other Information.

            None

Item 6. Exhibits and Reports on Form 8-K

            (a) Exhibits

            Exhibit 99.1: Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.

            Exhibit 99.2: Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.


            (b) Reports on Form 8-K

                  Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                                    GREG MANNING AUCTIONS, INC.



Dated:  May 9, 2003
                                    /s/ Greg Manning
                                   -------------------------------------
                                   Greg Manning
                                   Chairman and Chief Executive Officer



                                    /s/ Larry Crawford
..                                   ------------------------------------
                                    Larry Crawford
                                    Chief Financial Officer

                           GREG MANNING AUCTIONS, INC.
                 SARBANES-OXLEY ACT SECTION 302(a) CERTIFICATION

I, Greg Manning, certify that:

     1. I have reviewed this quarterly report on Form 10-Q of Greg Manning Auctions, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:   May 9, 2003

                                    /s/ Greg Manning
                                    -----------------------------------
                                    Greg Manning, President and Chief
                                    Executive Officer

I, Larry Crawford, certify that:

     1. I have reviewed this quarterly report on Form 10-Q of Greg Manning Auctions, Inc.

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          d) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          e) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          f) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          b) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:   May 9, 2003

                                    /s/ Larry Crawford
                                    ----------------------------------------
                                    Larry Crawford, Executive Vice President
                                    and Chief Financial Officer